As filed with the Securities and Exchange Commission on June 28, 2005
                                                     Registration No. 333-123608
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 AMENDMENT NO. 1
                                       to
                                    FORM F-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               AXTEL, S.A. DE C.V.
        AND THE GUARANTORS LISTED ON THE TABLE OF ADDITIONAL REGISTRANTS
             (Exact name of registrant as specified in its charter)



     United Mexican States                               4813                                     Not Applicable
(State or other jurisdiction of              (Primary Standard Industrial                 (I.R.S. Employer Identification
incorporation or organization)                Classification Code Number)                             Number)


                      Blvd. Gustavo Diaz Ordaz 3.33 No. L-1
                              Col. Unidad San Pedro
                          San Pedro Garza Garcia, N.L.
                                Mexico, LP 66215
                               (52)(81) 8114-0000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           __________________________

                              CT Corporation System
                          111 Eighth Avenue, 13th Floor
                            New York, New York 10011
                                 (212) 590-9200
       (Name, address, including Zip Code, and telephone number, including area code, of agent for service)

                                 with copies to:

Roger Andrus, Esq.                               Alberto J. Morales, Esq.
Cahill Gordon & Reindel LLP                      D&A Morales y Asociados, S.C.
80 Pine Street                                   Torre ING Comercial America
New York, NY  10005-1702                         Batallon de San Patricio
U.S.A.                                           No. 111-501, Col. Valle
(212) 701-3000                                   Ote. San Pedro Garza
                                                 Garcia, N.L. 66269
                                                 (52)(81) 8129-9200

        Approximate date of commencement of proposed sale to the public:

   As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________________


                         CALCULATION OF REGISTRATION FEE
================================== ============== ===================== ============================== =====================
                                                  Proposed Maximum
Title of each Class of Securities  Amount to be   Offering Price Per    Proposed Maximum               Amount of
to be Registered                   Registered     Unit                  Aggregate Offering Price (1)   Registration Fee (2)
---------------------------------- -------------- --------------------- ------------------------------ ---------------------
11% Senior Notes due 2013          $75,000,000          100.000%                 $75,000,000           $8,827.50
---------------------------------- -------------- --------------------- ------------------------------ ---------------------
Subsidiary Guarantees              $75,000,000             --                          --                      None (3)
================================== ============== ===================== ============================== =====================


(1) The notes being registered are being offered in exchange for 11% senior notes due 2013 previously sold in transactions exempt from registration under the Securities Act of 1933. The registration fee was computed based on the face value of the 11% senior notes due 2013 solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").

(2)  Calculated pursuant to Rule 457(f)(2) under the Securities Act.

(3) Pursuant to Rule 457(n), no separate fee is payable with respect to the subsidiary guarantees.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.





                                                          Additional Registrants

   Exact name of registrant as       State or other jurisdiction of     Primary Standard Industrial            I.R.S. Employer
     specified in its charter        incorporation or organization      Classification Code Number            Identification No.
     ------------------------        -----------------------------      --------------------------            ------------------

Impulsora e Inmobiliaria                 United Mexican States                     4813                         Not applicable
Regional, S.A. de C.V.*

Instalaciones y Contrataciones,          United Mexican States                     4813                         Not applicable
S.A. de C.V.*

Servicios Axtel, S.A de C.V.*            United Mexican States                     4813                         Not applicable


*The address and telephone number of the principal executive offices of each additional registrant are the same as the address and telephone number of the principal executive offices of Axtel, S.A. de C.V.

Information contained in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jursidiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of the relevant jurisdiction.



                       SUBJECT TO COMPLETION, DATED , 2005
PROSPECTUS
                                [COMPANY'S LOGO]

                               Axtel, S.A. de C.V.

                Offer to exchange our 11% senior notes due 2013,
              which have been registered under the Securities Act,
        for our 11% senior notes due 2013, which have not been registered

Terms of the Exchange Offer:

     o Offer to exchange (the "exchange offer") up to $75,000,000 aggregate principal amount of our new 11% senior notes, which will mature in 2013 (the "exchange notes"), for an equal amount of our old 11% senior notes, which will mature in 2013 (the "2005 notes").

     o The exchange offer expires at 5:00 p.m., New York City time, on , 2005 (the "expiration date") unless extended.

     o You may withdraw your tender of 2005 notes any time before the expiration date.

     o We will accept any and all 2005 notes validly tendered and not withdrawn for exchange before the expiration date.

     o Not subject to any condition, other than that the exchange offer does not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission and certain other customary conditions.

     o    We will not receive any proceeds from the exchange offer.

     o The exchange of notes will not be a taxable exchange for U.S. or Mexican federal income tax purposes.

     o The terms of the exchange notes and the 2005 notes are identical in all material respects, except for certain transfer restrictions relating to the 2005 notes.

     o The exchange notes will be evidence of the same indebtedness as the 2005 notes and will be issued under, and entitled to the benefits of, the same indentures that govern the 2005 notes.

     o We issued $175,000,000 of our 11% senior notes due 2013 on December 16, 2003 (the "2003 notes"). We completed an exchange offer for the 2003 notes on July 13, 2004. The exchange offer described in this prospectus does not relate to the 2003 notes.

The Exchange notes:

     o Interest Payment: semiannually in arrears on June 15 and December 15, beginning on June 15, 2005.

     o Redemption: The exchange notes will be redeemable, in whole or in part, at any time on or after December 15, 2008 at the redemption prices set forth under "Description of the Exchange Notes--Optional Redemption." In addition, prior to December 15, 2006, up to 35% of the notes may be redeemed with the proceeds from certain equity offerings. In the event of a change of control or if we sell certain assets, we will be required to offer to purchase all or part of the notes.

     See "Risk Factors," which begins on page , for a discussion of certain factors that should be considered by holders before tendering their 2005 notes in the exchange offer.

     The information contained in this prospectus is exclusively the responsibility of Axtel and has not been reviewed or authorized by the Comision Nacional Bancaria y de Valores or CNBV of Mexico. The registration with the special section of the Registro Nacional de Valores maintained by the CNBV does not imply a certification of the investment quality of the exchange notes or the solvency of Axtel. The exchange notes are not registered in the securities section of the Registro Nacional de Valores and, therefore, are not subject to public offering or intermediation in Mexico. The acquisition of the exchange notes by any investor of Mexican nationality will be made at the sole responsibility of such investor.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------
                     The date of this prospectus is , 2005.

                              _____________________

                                TABLE OF CONTENTS





                                                  Page                                                     Page
                                                  ----                                                     ----

INDUSTRY AND MARKET DATA...........................ii     SUPERVISION AND REGULATION OF THE MEXICAN
FORWARD-LOOKING STATEMENTS.........................ii       TELECOMMUNICATIONS INDUSTRY .....................53
PRESENTATION OF FINANCIAL INFORMATION.............iii     BUSINESS...........................................57
SERVICE OF PROCESS AND ENFORCEMENT OF                     MANAGEMENT.........................................73
   CIVIL LIABILITIES...............................iv     PRINCIPAL SHAREHOLDERS.............................77
PROSPECTUS SUMMARY..................................1     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.....78
SUMMARY OF THE TERMS OF THE EXCHANGE OFFER..........5     DESCRIPTION OF OTHER INDEBTEDNESS..................80
SUMMARY OF THE TERMS OF THE EXCHANGE NOTES..........8     DESCRIPTION OF THE EXCHANGE NOTES..................81
RISK FACTORS.......................................12     MATERIAL US FEDERAL INCOME TAX CONSEQUENCES.......124
USE OF PROCEEDS....................................25     MATERIAL MEXICAN TAX CONSEQUENCES.................126
THE EXCHANGE OFFER.................................26     PLAN OF DISTRIBUTION..............................129
CAPITALIZATION.....................................36     WHERE YOU CAN FIND MORE INFORMATION...............129
EXCHANGE RATES.....................................37     LEGAL MATTERS.....................................130
SELECTED FINANCIAL DATA............................38     INDEPENDENT AUDITORS..............................130
MANAGEMENT'S DISCUSSION AND ANALYSIS OF                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS........F-1
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS ...40     INDEX TO UNAUDITED CONDENSED CONSOLIDATED
OVERVIEW OF THE MEXICAN TELECOMMUNICATIONS                  FINANCIAL STATEMENTS ...........................F-60
  INDUSTRY ........................................52


                              _____________________


     Unless we indicate differently, when we use the term "notes" in this prospectus, we mean the 2003 notes, the 2005 notes and the exchange notes and the related guarantees.

     YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER TO EXCHANGE 2005 NOTES IN ANY JURISDICTION WHERE THE EXCHANGE OFFER IS NOT PERMITTED, AND WILL NOT ACCEPT SURRENDERS FOR EXCHANGE FROM HOLDERS IN ANY SUCH JURISDICTION. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS OR THE DATE OF SUCH INFORMATION AS SPECIFIED IN THIS PROSPECTUS, IF DIFFERENT.

     Since the 2005 notes have been registered with the special section of the Registro Nacional de Valores maintained by the Comision Nacional Bancaria y de Valores of Mexico, no further registration of the exchange notes with such special section is required. However, once the exchange notes are registered under the Securities Act of 1933, we will inform the Comision Nacional Bancaria y de Valores of Mexico about such registration and the exchange offer being made, for the purpose of updating such registration with the special section of the Registro Nacional de Valores. Registration with the special section of the Registro Nacional de Valores maintained by the Comision Nacional Bancaria y de Valores does not imply a certification of the investment quality of the notes or the solvency of the Company.

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for 2005 notes that it acquired as a result of market-making activities or other trading activities must acknowledge in the letter of transmittal accompanying this prospectus that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the U.S. Securities Act of 1933 (the "Securities Act"). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for 2005 notes where such 2005 notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that starting on the expiration date and ending 180 days after the expiration date, we will make this prospectus available to a broker-dealer for use in connection with any such resale. See "Plan of Distribution." We have agreed to use our reasonable best efforts to keep the exchange offer registration statement (as defined herein) effective, supplemented and amended as required, to ensure that it is available for such resale of exchange notes during such period.

                            INDUSTRY AND MARKET DATA

     We obtained the market and certain other data used in this prospectus from our own research, surveys or studies conducted by third parties and industry or general publications, such as Pyramid Research (an Economist Intelligence unit subsidiary) and other publicly available sources. Industry and general publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data, and we make no representations as to the accuracy of such information. Certain market share data is based on published information available for the Mexican states. There is no comparable data available relating to the particular cities we serve. In presenting market share estimates for the cities, therefore, we have estimated the size of the market on the basis of the published information for the state in which the particular city is located. We believe this method is reasonable, but the results have not been verified by any independent source.

                           FORWARD-LOOKING STATEMENTS

     Many statements under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Regulation" and elsewhere in this prospectus are "forward-looking statements." These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in the prospectus that are not historical facts. When used in this prospectus, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements.

     These forward-looking statements reflect our best assessment at the time and thus involve uncertainty and risk. These forward-looking statements are qualified by reference to the cautionary statements set forth in this prospectus. It is possible that our future financial performance may differ materially from our expectations due to a variety of factors, some of which include, without limitation, the following:

     o    ability to attract subscribers;

     o    expansion of our business to new cities;

     o changes and developments in technology, including our ability to upgrade our networks to remain competitive and our ability to anticipate and react to frequent and significant technological changes;

     o our ability to manage, implement and monitor billing and operational support systems;

     o    an increase in churn, or subscriber cancellations;

     o    the control of us retained by certain of our stockholders;

     o changes in capital availability or cost, including interest rate or foreign currency exchange rate fluctuations;

     o the effects of governmental regulation of the Mexican telecommunications industry;

     o    declining rates for long distance traffic;

     o    fluctuations in labor costs;

     o foreign currency exchange fluctuations relative to the US dollar or the Mexican peso;

     o the general political, economic and competitive conditions in markets and countries where we have operations, including competitive pricing pressures, inflation or deflation and changes in tax rates;

     o    the timing and occurrence of events which are beyond our control; and

     o    other factors described in this prospectus.

     Any forward-looking statements in this prospectus are based on certain assumptions and analysis made by us in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the current circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. You are therefore cautioned not to place undue reliance on such forward-looking statements. While we continually review trends and uncertainties affecting our results of operations and financial condition, we do not intend to update any particular forward-looking statements contained in this document.

                      PRESENTATION OF FINANCIAL INFORMATION

     Our financial statements have been prepared in accordance with Mexican generally accepted accounting principles, which we refer to as "Mexican GAAP," which differ in significant respects from US generally accepted accounting principles, which we refer to as "US GAAP," including the treatment of the capitalization of pre-operating expenses, the capitalization of interest, severance, and deferred income taxes and employees' profit sharing and in the presentation of cash flow information. Note 24 to our audited consolidated financial statements, which are part of this prospectus, contains a reconciliation of our net loss and shareholders' equity to US GAAP as of and for the years ended December 31, 2004, 2003 and 2002. Unaudited information for the three month periods ended March 31, 2005 and 2004 has been included elsewhere in this prospectus.

     Pursuant to Bulletin B-10, "Recognition of the Effects of Inflation on Financial Information," and Bulletin B-12, "Statement of Changes in Financial Position," issued by the Mexican Institute of Public Accountants, our consolidated financial statements are reported in period-end pesos to adjust for the inter-period effects of inflation. The presentation of financial information in period-end, or constant, currency units is intended to eliminate the distorting effect of inflation on the financial statements and to permit comparisons across periods in comparable monetary units.

     Bulletin B-10 requires us to restate nonmonetary assets (other than inventory) using the Mexican national consumer price index. Bulletin B-10 also requires restatement of all financial statements to constant pesos as of the date of the most recent balance sheet presented. Accordingly, all data in the financial statements and in the selected financial data set forth in this prospectus has been restated in constant pesos as of March 31, 2005. References in this prospectus to "real" amounts are to inflation-adjusted pesos and references to "nominal" amounts are to unadjusted historical pesos. As of the three month period ended March 31, 2005 and in the calendar years 2004, 2003 and 2002, the rates of inflation in Mexico, as measured by changes in the Mexican national consumer price index, published by Banco de Mexico, were 0.8%, 5.5%, 4.0% and 5.7%, respectively.

     When reporting under Mexican GAAP and in accordance with Bulletin B-10, we are required to quantify all financial effects of operating and financing the business under inflationary conditions. For presentation purposes, "comprehensive (income) cost of financing" refers to the combined financial effects of:

     o    net interest expense or interest income;

     o    net gains or losses on monetary position; and

     o    net foreign exchange gains or losses.

     The gain or loss on monetary position refers to gains or losses realized from holding net monetary assets or liabilities and reflect the impact of inflation on monetary assets and liabilities. For example, a gain on monetary position results from holding net monetary liabilities in pesos during periods of inflation, as the purchasing power of the peso declines over time.

     Net foreign exchange gains or losses reflect the impact of changes in foreign exchange rates on assets and liabilities denominated in currencies other than pesos. A foreign exchange loss arises if a liability is denominated in a foreign currency which appreciates relative to the peso between the time the liability is incurred and the date it is repaid, as the appreciation of the foreign currency results in an increase in the amount of pesos which must be exchanged to repay the specified amount of the foreign currency liability.

     The US dollar amounts provided in this prospectus are translations from the peso amounts, solely for the convenience of the reader, at the exchange rate reported by the Banco de Mexico on March 31, 2005 as its noon buying rate for pesos. However, where peso denominated data is given "in nominal pesos," the amounts provided are the peso amounts actually paid at the time of the expenditure. On March 31, 2005, the noon buying rate for pesos was Ps. 11.2942 per US dollar. These translations should not be construed as representations that the peso amounts represent such US dollar amounts or could be converted into US dollars at the rate indicated as of any dates mentioned in this prospectus.

     Sums presented in this prospectus may not add due to rounding.

             SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

     We and our subsidiaries are variable capital corporations (sociedades anonimas de capital variable) organized under the laws of Mexico, and are headquartered, managed and operated outside of the United States (principally in Mexico). Most of our directors and all of our officers reside in Mexico. All or a substantial portion of our assets and the assets of most of our directors and all of our officers are located outside of the United States (principally in Mexico). As a result, it may not be possible for the investors or holders of the notes to effect service of process outside of Mexico or within the United States upon us or such persons, or to enforce a judgment obtained in the United States against us or them outside of Mexico or in the United States courts that is based on the civil liability provisions under laws of jurisdictions other than Mexico including the federal and state securities laws or other laws of the United States.

     We have been advised by our special Mexican counsel, D & A Morales y Asociados, S.C., that no treaty is in effect between the United States and Mexico calling for the mutual recognition and enforcement of their respective judgments. The recognition by Mexican courts of a judgment rendered in the United States is usually done under the principle of reciprocity, which means that Mexican courts would reexamine judgments rendered in the United States if such foreign country would reexamine Mexican judgments. Mexican courts may enforce judgments rendered in the United States through a homologation procedure consisting of the review by such Mexican courts of the foreign judgment to ascertain whether certain requirements of due process, reciprocity and public policy have been complied with, without reviewing the merits of the subject matter of the case. A judgment rendered in the United States may or need not be recognized if, among others:

     o the foreign court did not have jurisdiction over the subject matter in a manner that is compatible with or analogous to Mexican laws or the subject matter is within the exclusive jurisdiction of Mexican courts,

     o the judgment was rendered under a system which does not provide procedures compatible with due process requirements,

     o    enforcement of the judgment would be contrary to public policy,

     o the defendant did not receive adequate personal notice in sufficient time to defend itself,

     o    the judgment is not final in the rendering state,

     o    the judgment conflicts with another final judgment, or

     o    there is no reciprocity with the rendering state.

     Furthermore, there is doubt as to the enforceability, in actions originated in Mexico, of liabilities based in whole or in part on the United States federal or state securities laws and as to the enforceability of judgments obtained in the United States in actions based in whole or in part on the civil liability provisions of United States federal or state securities laws.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. It is not complete and may not contain all the information that may be important to you. You should read the entire prospectus, including the financial data and related notes, before making an investment decision. The terms "Axtel," "our company," "our" and "we" used in this prospectus refer to Axtel, S.A. de C.V., the issuer of the notes, and its wholly owned subsidiaries, Servicios Axtel, S.A. de C.V., Impulsora e Inmobiliaria Regional, S.A. de C.V. and Instalaciones y Contrataciones, S.A. de C.V., as a combined entity, except where it is made clear that such terms mean only the parent company. You should pay special attention to the "Risk Factors" section beginning on page 12 of this prospectus to determine whether an investment in the exchange notes is appropriate for you. All financial data have been restated in constant pesos as of March 31, 2005, except as otherwise indicated.

                                   Our Company

     We believe we are a leading telecommunications services provider in Mexico, offering a wide array of services, including local and long distance telephony, data and internet to business and residential customers. We believe that we are one of the largest and fastest growing integrated telecommunications companies in Mexico, with 490,231 lines in service as of March 31, 2005. For the year ended December 31, 2004, we generated revenues and operating income of Ps. 3,889.8 million (US $344.4 million) and Ps. 254.2 million (US$22.5million), respectively. For the three months ended March 31, 2005, we generated revenues and operating income of Ps. 1,118.7 million (US$99.0 million) and Ps. 105.3 million (US$9.3 million), respectively.

     We hold concessions to offer local and long distance telecommunications services throughout Mexico. We provide services using a hybrid wireline and fixed wireless local access network designed to optimize capital expenditures through the deployment of network access equipment based on specific customer requirements. Our current network last-mile access options include fixed wireless access, point-to-point and point-to-multipoint wireless technologies, and copper and metropolitan fiber rings. Since inception we have invested over Ps. 9,740.3 million in the aggregate in our network, which includes 12 digital switches, 275 fixed wireless access sites, 93 point-to-multipoint sites (of which 88 are within fixed wireless access sites) and 467 kilometers of metropolitan fiber optic rings.

     Our strategy is to continue to penetrate our existing markets by offering a comprehensive portfolio of high quality, facilities-based voice, data, internet and value-added communications services and to cost-effectively enter into selective new markets with high growth and revenue opportunity. Our approach is to bundle multiple voice, data and internet services into integrated telecommunications solutions for businesses and high-usage residential customers. For the year ended December 31, 2004, approximately 69% of our revenues were generated from business lines and 31% of our revenues were generated from residential lines. For the three months ended March 31, 2005, approximately 69% of our revenues were generated from business lines and 31% of our revenue were generated from residential lines.

     We were founded in 1994. In June 1996, we were awarded by the Mexican government a concession to install and operate a public telecommunications network for the offering of local and long distance telephony services in Mexico. In 1998 and 1999, we won several spectrum auctions, including for 60 MHz at 10.5 GHz for point-to-multipoint access, for 112 MHz at 15 GHz for point-to-point backhaul access, for 100 MHz at 23 GHz for point-to-point last mile access and for 50 MHz at 3.4 GHz for fixed wireless access, which together allow us to service the entire territory of Mexico. In June 1999, we launched commercial operations in the city of Monterrey. Our network currently reaches twelve of the largest metropolitan areas in Mexico (Mexico City, Monterrey, Guadalajara, Puebla, Toluca, Leon, Queretaro, San Luis Potosi, Aguascalientes, Saltillo, Ciudad Juarez and Tijuana), which represent more than 31% of the total population of Mexico. We estimate that our total lines represent approximately 9% of lines in service of this total addressable market. Due to our concentration of network facilities in business centers and upper income residential areas, we estimate that our current network coverage represents a significant portion of the total Mexican telephony and data telecommunications revenue opportunity.

                     The Mexican Telecommunications Industry

     The Mexican telecommunications market is the second largest in Latin America. According to Pyramid Research (an Economist Intelligence unit subsidiary), revenues from telephony communications services in Mexico, including both fixed and mobile,are expected to grow for the next few years at a compound annual growth rate of 4.7%, from US$19.1 billion in 2004 to US$22.9 billion in 2008. We believe the following factors will continue to drive the growth in the Mexican telecommunications market:

     Stable and Expanding Economy. Mexico is the second largest economy in Latin America in terms of gross domestic product (US$661.1 billion in 2004). According to information made available by Banco de Mexico, Mexico's rate of inflation for 2004 was 5.19%. The economic growth for the same year was forecast by Pyramid Research to be 4.7%. Continued strong oil prices, more effective tax collection and controlled spending have been important factors in meeting government deficit targets.

     Significant Market Growth Potential. Although Mexico has one of the highest gross domestic product per capita in Latin America, it has relatively low teledensity. According to Pyramid Research, at the end of 2004, the fixed-line penetration rate in Mexico was 16.9 telephone lines per 100 inhabitants, compared to 23.0 in Chile, 23.9 in Brazil, 23.2 in Argentina and 18.6 in Colombia. Pyramid Research forecasts that lines in service in Mexico will grow at a compound annual growth rate of 5.13% between 2003 and 2008. Moreover, the Mexican government has announced that it is committed to improving the teledensity rate in Mexico.

     Favorable Regulatory Environment. The Mexican telecommunications market has long been dominated by Telefonos de Mexico, S.A. de C.V. ("Telmex"), the former government-owned telecommunications monopoly. Since the Mexican government completed the privatization of Telmex in 1990, the Mexican telecommunications sector has become increasingly open to competition. The opening of the Mexican telecommunications market has created an opportunity for competitive carriers to capture market share from Telmex. As the owner and operator of a network serving Mexico's largest metropolitan markets, we believe we are well positioned to continue to take advantage of this market opportunity.

                              Competitive Strengths

     Leading Market Position. By being one of the first competitive providers to approach customers with bundled local, long distance voice and data services, we believe that we are able to meet pent-up demand for an alternative service provider, as well as establishing brand awareness and customer relationships prior to market entry by emerging competitors. We have benefited from our first-competitor-to-market advantage by capturing what we estimate to be approximately 9% market share of our total addressable market in the twelve cities where we offer services. In the cities of Monterrey and Guadalajara, the two markets where in 1999 we first launched operations, we estimate that we have achieved approximately 14% market share of our coverage market in both of these cities.

     Comprehensive Voice and Data Service Portfolio. We provide our customers with an integrated bundle of services that includes local and long distance voice services, as well as internet, data and other value-added services. We believe our comprehensive service portfolio enables us to build strong, long-term relationships with customers, thereby reducing churn and increasing our return on our investment in network infrastructure. Furthermore, our digital access, transport and switching network enable us to compete for the current revenue opportunity in voice services, while also enabling us to provide data services as demand for those services grows.

     Flexible, Technologically Advanced, Reliable Digital Network. Our hybrid fixed wireless and wireline local access network structure allows us to enter new markets quickly and cost-effectively. By utilizing the fixed wireless access technology model, we are able to quickly cover a substantial geographic area with minimal initial capital expenditures. We do not incur incremental capital expenditures for last-mile connectivity until the customer subscribes to our service. As of March 31, 2005, our network consisted of 12 digital switches, 275 fixed wireless access sites, 93 point-to-multipoint sites (of which 88 are fixed wireless access sites), and 467 kilometers of metropolitan fiber optic rings in order to service our 490,231 access lines.

     Compelling Financial Profile. We have a diversified revenue base, a favorable average revenue per user, positive free cash flow and strong capitalization.

     o Diversified revenue base. Our wide array of service offerings and our 490,231 lines in service and 307,200 customers provide us with a diverse revenue base.

     o Average Revenue Per User. Our business model targets business and high-usage residential customers. We believe this model allows us to achieve a favorable average revenue per user. For the year ended December 31, 2004, we had an average revenue per user of Ps. 662.6. For the three months ended March 31, 2005, we had an average revenue per user of Ps. 627.9.

     o Positive free cash flow and strong capitalization. Our positive free cash flow, strong capitalization and low leverage put us in a solid financial position to continue to execute our business strategy.

     Experienced Management Team and Strong Equity Partners. Our senior management team has extensive entrepreneurial, financial, marketing and telecommunications expertise. The diverse experience of our senior management team has contributed significantly to our initial success and rapid growth. In addition, we benefit from working with strong local partners and experienced multinational investors such as The Blackstone Group, AIG-GE Capital Latin American Infrastructure Fund and affiliates of Metropolitan Life Insurance Company and The Soros Group. Our local investors include Tomas Milmo Santos, Tomas Milmo Zambrano, Alberto Santos de Hoyos and Lorenzo Zambrano Trevino. These businessmen have extensive financial, operating and senior management experience in large Mexican corporations.

                                    Strategy

     Target Service Sectors with High Profitability Potential. We have divided our target market into the mass market and business market. In the mass market, we focus on high-usage residential, micro and small business customers. Within the business market, we focus on medium and large businesses. We have developed differentiated, targeted telecommunications services plans designed to capture business and retain high-usage residential customers in each market segment. We believe that by focusing on the business and high-usage residential customers within a coverage area we are able to increase the return per dollar invested in our network infrastructure. For the three month period ended March 31, 2005, approximately 69% of our revenues were generated from business lines and 31% from residential lines.

     Bundle Products in an Integrated Offering. We believe that the bundling of voice, data and internet services into communications solutions for our customers enables us to generate higher revenue per customer and more revenue per dollar invested in access infrastructure while also generating customer loyalty. We have focused and will continue to focus on increasing the penetration of bundled products to our customer base. By being a facilities-based telecommunications service provider, we believe we are well positioned to offer our customers the convenience of receiving voice, data and internet services from a single provider.

     Exploit First-Competitor-to-Market Advantage. As Telmex's primary competitor in local fixed telephony services and the first facilities-based telecommunications service provider to enter new markets and offer integrated voice, data and internet services, we will continue to focus on selectively opening new markets where we believe we can capitalize on the market's desire to have an alternative carrier and on serving demand unmet by our competitors.

     Focus on Customer Service and Retention. Since launching operations, we have been focused on achieving customer satisfaction levels that are superior to the incumbent and our other primary competitors. We believe that our service-driven customer care leads to superior customer satisfaction, which enhances profitability and cash flow by increasing customer retention and expanding sales opportunities.

     Continue to Expand Technologically Advanced Network Infrastructure. Since 1999, we have successfully launched operations in twelve cities. We continue to evaluate opportunities in other regions in order to enhance our coverage area. We believe that selectively expanding our network and coverage area will enhance our ability to acquire large business customers with multi-city operations, which we expect to result in higher revenues and margin improvements while minimizing capital expenditures.

                                  Our Investors

     Our major investors are Telinor Telefonia, S. de R.L. de C.V. ("Telinor"), a company formed in 1994 by a group of Monterrey businessmen including Tomas Milmo Santos, Tomas Milmo Zambrano, Lorenzo Zambrano

Trevino and Alberto Santos de Hoyos; LAIF X sprl, an affiliate of AIG-GE Capital Latin American Infrastructure Fund L.P.; and The Blackstone Group, a New York-based investment group. Telinor holds 59.5% of our voting stock and has a 54.3% economic interest in us. LAIF X sprl holds 15.7% of our voting stock and has a 14.3% economic interest in us. The Blackstone Group holds 14.1% of our voting shares and has an 11.9% economic interest in us. Some of our other direct investors include Tapazeca sprl (an affiliate of The Soros Group), New Hampshire Insurance Company (an affiliate of American International Group, or AIG) and Nortel Networks Limited.

                              Corporate Information

     Our corporate offices are located at Blvd. Gustavo Diaz Ordaz km. 3.33 No. L-1, Col. Unidad San Pedro, San Pedro Garza Garcia, N.L., Mexico, CP 66215 (Telephone +52 (81) 8114-0000).

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

     Set forth below is a summary description of the terms of the exchange offer. We refer you to "The Exchange Offer" for a more complete description of the terms of the exchange offer.

Exchange Notes ................................   Up to $75.0 million aggregate
                                                  principal amount of our 11%
                                                  Senior Notes due 2013. The
                                                  terms of the exchange notes
                                                  are identical in all material
                                                  respects to the terms of the
                                                  2005 notes, except that,
                                                  because the offer of the
                                                  exchange notes will have been
                                                  registered under the
                                                  Securities Act, the exchange
                                                  notes will not be subject to
                                                  transfer restrictions,
                                                  registration rights or the
                                                  related provisions for
                                                  increased interest if we
                                                  default under the related
                                                  registration rights agreement.

The Exchange Offer.............................   We are offering to exchange up
                                                  to $75.0 million aggregate
                                                  principal amount of exchange
                                                  notes for a like aggregate
                                                  principal amount of 2005
                                                  notes. 2005 notes may only be
                                                  tendered in multiples of
                                                  $1,000. In connection with the
                                                  private offering of the 2005
                                                  notes on January 13, 2005, we
                                                  entered into a registration
                                                  rights agreement which grants
                                                  holders of the 2005 notes
                                                  certain exchange and
                                                  registration rights. This
                                                  exchange offer is intended to
                                                  satisfy our obligations under
                                                  the registration rights
                                                  agreement. If the exchange
                                                  offer is not completed within
                                                  the time period specified in
                                                  the registration rights
                                                  agreement, we will be required
                                                  to pay additional interest on
                                                  the 2005 notes.

Resale of Exchange Notes.......................   Based on existing
                                                  interpretations by the staff
                                                  of the SEC set forth in
                                                  interpretive letters issued to
                                                  third parties, we believe that
                                                  the exchange notes may be
                                                  offered for resale, resold or
                                                  otherwise transferred by you
                                                  without compliance with the
                                                  registration and prospectus
                                                  delivery requirements of the
                                                  Securities Act, except as set
                                                  forth below, so long as:

                                                  o you are acquiring the
                                                  exchange notes in the ordinary
                                                  course of your business;

                                                  o at the time of the
                                                  consummation of the exchange
                                                  offer, you are not
                                                  participating in, you do not
                                                  intend to participate in and
                                                  you have no arrangement or
                                                  understanding with any person
                                                  to participate in the
                                                  distribution of the 2005 notes
                                                  or exchange notes within the
                                                  meaning of the Securities Act;
                                                  and

                                                  o you are not our "affiliate"
                                                  within the meaning of Rule 405
                                                  under the Securities Act.

                                                  If any of the statements above
                                                  are not true and you transfer
                                                  any exchange notes without
                                                  delivering a prospectus that
                                                  meets the requirements of the
                                                  Securities Act or without an
                                                  exemption from registration of
                                                  your exchange notes from those
                                                  requirements, you may incur
                                                  liability under the Securities
                                                  Act.

                                                  Each broker-dealer that
                                                  receives exchange notes for
                                                  its own account in exchange
                                                  for 2005 notes that were
                                                  acquired by such broker-dealer
                                                  as a result of market-making
                                                  or other trading activities
                                                  may be a statutory underwriter
                                                  and must acknowledge that it
                                                  will deliver a prospectus in
                                                  connection with any resale of
                                                  the exchange notes. See "Plan
                                                  of Distribution."

Consequences of Failure to Exchange 2005
notes for Exchange Notes.......................   If you do not exchange 2005
                                                  notes for exchange notes, you
                                                  will not be able to offer,
                                                  sell or otherwise transfer
                                                  your 2005 notes except:

                                                  o in compliance with the
                                                  registration requirements of
                                                  the Securities Act or any
                                                  other applicable securities
                                                  laws;

                                                  o pursuant to an exemption
                                                  from the securities laws; or

                                                  o in a transaction not subject
                                                  to the securities laws. 2005
                                                  notes that remain outstanding
                                                  after completion of the
                                                  exchange offer will continue
                                                  to bear a legend reflecting
                                                  these restrictions on
                                                  transfer. In addition, upon
                                                  completion of the exchange
                                                  offer, you will not be
                                                  entitled to any rights to have
                                                  the resale of 2005 notes
                                                  registered under the
                                                  Securities Act, and we
                                                  currently do not intend to
                                                  register under the Securities
                                                  Act the resale of any 2005
                                                  notes that remain outstanding
                                                  after the completion of the
                                                  exchange offer.

Expiration Date................................   The exchange offer will expire
                                                  at 5:00 p.m., New York City
                                                  time, on , 2005, unless
                                                  extended. We do not currently
                                                  intend to extend the exchange
                                                  offer.

Interest on the Exchange Notes.................   Interest on the exchange notes
                                                  will accrue at the rate of 11%
                                                  from December 15, 2004, the
                                                  date of the last periodic
                                                  payment of interest on the
                                                  2003 notes. No additional
                                                  interest will be paid on 2005
                                                  notes tendered and accepted
                                                  for exchange.

Conditions to Exchange Offer...................   The exchange offer is subject
                                                  to customary conditions,
                                                  including that:

                                                  o the exchange offer does not
                                                  violate applicable law or any
                                                  applicable interpretations of
                                                  the SEC staff;

                                                  o the 2005 notes are validly
                                                  tendered in accordance with
                                                  the exchange offer;

                                                  o no action or proceeding
                                                  would impair our ability to
                                                  proceed with the exchange
                                                  offer; and

                                                  o any governmental approval
                                                  has been obtained, that we
                                                  believe, in our sole
                                                  discretion, is necessary for
                                                  the consummation of the
                                                  exchange offer as outlined in
                                                  this prospectus.

Procedures for Tendering 2005 notes............   If you wish to accept the
                                                  exchange offer, you must
                                                  complete, sign and date the
                                                  letter of transmittal
                                                  accompanying this prospectus
                                                  and mail or otherwise deliver
                                                  it, together with your 2005
                                                  notes to be exchanged and any
                                                  other required documentation
                                                  to The Bank of New York, the
                                                  exchange agent, at the address
                                                  specified on the cover page of
                                                  the letter of transmittal.
                                                  Alternatively, if your 2005
                                                  notes are held through DTC,
                                                  you can tender your 2005 notes
                                                  through DTC by following the
                                                  procedures for book-entry
                                                  transfer. See "The Exchange
                                                  Offer Book Entry Transfer."
                                                  Questions regarding the tender
                                                  of 2005 notes or the exchange
                                                  offer generally should be
                                                  directed to the exchange agent
                                                  at one of its addresses
                                                  specified in "The Exchange
                                                  Offer--Exchange Agent." See
                                                  "The Exchange
                                                  Offer--Procedures for
                                                  Tendering" and "The Exchange
                                                  Offer--Guaranteed Delivery
                                                  Procedures."

Guaranteed Delivery Procedures.................   If you wish to tender your
                                                  2005 notes and you cannot
                                                  deliver the required documents
                                                  to the exchange agent by the
                                                  expiration date, you may
                                                  tender your 2005 notes
                                                  according to the guaranteed
                                                  delivery procedures described
                                                  under the heading "The
                                                  Exchange Offer--Guaranteed
                                                  Delivery Procedures."

Acceptance of 2005 Notes and Delivery of
Exchange Notes.................................   We will accept for exchange
                                                  all 2005 notes that are
                                                  properly tendered in the
                                                  exchange offer before 5:00
                                                  p.m., New York City time, on
                                                  the expiration date, as long
                                                  as all of the terms and
                                                  conditions of the exchange
                                                  offer are met. We will deliver
                                                  the exchange notes promptly
                                                  following the expiration date.

Withdrawal Rights..............................   You may withdraw the tender of
                                                  your 2005 notes at any time
                                                  before 5:00 p.m., New York
                                                  City time, on the expiration
                                                  date of the exchange offer. To
                                                  withdraw, you must send a
                                                  written notice of withdrawal
                                                  to the exchange agent at one
                                                  of its addresses specified in
                                                  "The Exchange Offer--Exchange
                                                  Agent" before 5:00 p.m., New
                                                  York City time, on the
                                                  expiration date. See "The
                                                  Exchange Offer--Withdrawal of
                                                  Tenders."

Taxation.......................................   We believe that the exchange
                                                  of 2005 notes for exchange
                                                  notes should not be a taxable
                                                  transaction for U.S. federal
                                                  income tax purposes. For a
                                                  discussion of certain other
                                                  U.S. and Mexican federal tax
                                                  considerations relating to the
                                                  exchange of the 2005 notes for
                                                  the exchange notes and the
                                                  purchase, ownership and
                                                  disposition of the exchange
                                                  notes, see "Taxation."

Exchange Agent.................................   The Bank of New York is the
                                                  exchange agent. The address,
                                                  telephone number and facsimile
                                                  number of the exchange agent
                                                  are set forth in "The Exchange
                                                  Offer--Exchange Agent" and on
                                                  the inside back cover of this
                                                  prospectus.

Use of Proceeds................................   We will not receive any
                                                  proceeds from the issuance of
                                                  the exchange notes. We are
                                                  making the exchange offer
                                                  solely to satisfy our
                                                  obligations under the
                                                  registration rights agreement.
                                                  See "Use of Proceeds" for a
                                                  description of our use of the
                                                  net proceeds received in
                                                  connection with the issuance
                                                  of the 2005 notes.

                   SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

Issuer........................................    Axtel, S.A. de C.V.

Exchange Notes Offered........................    US$75,000,000 in aggregate
                                                  principal amount of 11% Senior
                                                  Notes due 2013 which have been
                                                  registered under the
                                                  Securities Act.

Maturity Date.................................    December 15, 2013.

Guarantees....................................    Each of our current
                                                  subsidiaries and certain of
                                                  our future subsidiaries will
                                                  guarantee the notes with
                                                  guarantees that will be
                                                  unsecured. From and after the
                                                  issue date, subject to certain
                                                  exceptions, each subsidiary
                                                  that guarantees any of our
                                                  indebtedness will be required
                                                  to guarantee the notes on the
                                                  same basis.

Interest Payments.............................    Interest will be payable
                                                  semi-annually in arrears on
                                                  June 15 and December 15 of
                                                  each year, commencing June 15,
                                                  2005.

Ranking.......................................    The notes are our senior
                                                  unsecured obligations.
                                                  Accordingly, the notes will
                                                  rank:

                                                  o effectively junior in right
                                                  of payment to all existing and
                                                  future secured indebtedness
                                                  and indebtedness owed to
                                                  statutorily preferred
                                                  creditors;

                                                  o equal in right of payment to
                                                  any of our existing and future
                                                  senior unsecured indebtedness;
                                                  and

                                                  o senior in right of payment
                                                  to any of our existing and
                                                  future subordinated
                                                  indebtedness.

                                                  In addition, the guarantees of
                                                  the notes by our subsidiaries
                                                  will rank equally to all of
                                                  such non-guarantor
                                                  subsidiaries' existing and
                                                  future senior unsecured
                                                  obligations. The notes and the
                                                  guarantees thereof will be
                                                  effectively subordinated to
                                                  all secured indebtedness of
                                                  the guarantors to the extent
                                                  of the assets securing such
                                                  indebtedness. As of March 31,
                                                  2005, we had approximately
                                                  US$278.9 million of
                                                  outstanding indebtedness
                                                  (excluding intercompany
                                                  liabilities and guarantees)
                                                  and the 2005 notes would have
                                                  ranked effectively junior in
                                                  right of payment to
                                                  approximately $4.6 million of
                                                  secured liabilities.

Optional Redemption...........................    We may redeem any of the notes
                                                  at any time on or after
                                                  December 15, 2008, in whole or
                                                  in part, in cash, at the
                                                  redemption prices described in
                                                  this prospectus, plus accrued
                                                  and unpaid interest to the
                                                  date of redemption.

                                                  At any time prior to December
                                                  15, 2006, we may redeem up to
                                                  35% of the aggregate principal
                                                  amount of the notes issued
                                                  under the indenture governing
                                                  the notes with the net
                                                  proceeds of certain equity
                                                  offerings at a redemption
                                                  price equal to 111% of the
                                                  principal amount of the notes
                                                  plus accrued and unpaid
                                                  interest to the date of
                                                  redemption. We may make that
                                                  redemption only if, after the
                                                  redemption, at least 65% of
                                                  the aggregate principal amount
                                                  of
                                                  notes issued under the
                                                  indenture governing the notes
                                                  remains outstanding.

Redemption for Tax Reasons....................    Under certain circumstances,
                                                  we may redeem the notes in
                                                  whole but not in part upon not
                                                  less than 30 and no more than
                                                  60 days' prior notice at a
                                                  price equal to 100% of the
                                                  principal amount thereof,
                                                  together with accrued and
                                                  unpaid interest to the date
                                                  fixed for redemption plus any
                                                  additional amounts. See
                                                  "Description of the Exchange
                                                  Notes--Redemption for Changes
                                                  in Withholding Taxes."

Change of Control.............................    If we experience a Change of
                                                  Control (as defined under
                                                  "Description of the Exchange
                                                  Notes--Repurchase at the
                                                  Option of Holders"), we will
                                                  be required to make an offer
                                                  to repurchase the notes at a
                                                  price equal to 101% of the
                                                  principal amount thereof, plus
                                                  accrued and unpaid interest to
                                                  the date of repurchase.

Certain Covenants.............................    The terms of the notes will
                                                  restrict our ability and the
                                                  ability of our restricted
                                                  subsidiaries to, among other
                                                  things:

                                                  o incur additional
                                                  indebtedness or issue
                                                  preferred stock;

                                                  o pay dividends or make other
                                                  distributions to our
                                                  stockholders;

                                                  o purchase or redeem capital
                                                  stock or subordinated
                                                  indebtedness;

                                                  o make investments;

                                                  o create liens;

                                                  o incur restrictions on the
                                                  ability of our restricted
                                                  subsidiaries to pay dividends
                                                  or make other payments to us;

                                                  o sell assets;

                                                  o consolidate or merge with or
                                                  into other companies or
                                                  transfer all or substantially
                                                  all of our assets; and

                                                  o engage in transactions with
                                                  affiliates.

                                                  These limitations will be
                                                  subject to a number of
                                                  important qualifications and
                                                  exceptions. See "Description
                                                  of the Exchange Notes--Certain
                                                  Covenants."

              Summary Historical Consolidated Financial Information

     The following table provides a summary of our historical consolidated financial data for the fiscal years ended December 31, 2000, 2001, 2002, 2003 and 2004. The summary historical consolidated financial data as of December 31, 2004 and 2003 and for the three years ended December 31, 2004 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary historical consolidated finan-cial data as of December 31, 2002, 2001 and 2000 and for the two years ended December 31, 2001 have been de-rived from our audited consolidated financial statements not included in this prospectus. The summary historical consolidated financial data as of and for each of the three month periods ended March 31, 2004 and March 31, 2005 were derived from our unaudited consolidated financial statements included elsewhere in this prospectus.

     Our financial statements have been prepared in accordance with Mexican GAAP, which differs in signifi-cant respects from U.S. GAAP. For a discussion of the significant differences relating to these financial statements and a reconciliation of net income (loss) and shareholders' equity from Mexican GAAP to U.S. GAAP, see note 24 to our consolidated financial statements included elsewhere in this prospectus.

     The information presented below should be read in conjunction with "Use of Proceeds," "Capitalization," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements included elsewhere in this prospectus.


                                                                                                       Unaudited
                                                                                                  Three Months Ended
                                                         Year Ended December 31,                       March 31,
                                            2000        2001       2002         2003      2004      2004       2005
                                            ----        ----       ----         ----      ----      ----       ----
                                                (Constant Ps. in millions as of March 31, 2005)
Statement of Income Data
Revenues........................           1,118.5       2,383.0   2,605.7     3,101.9    3,889.8    904.7    1,118.7
Cost of sales and operating
  expenses......................          (2,056.1)     (2,984.2) (2,853.0)   (2,982.5)  (3,635.6)  (830.9)  (1,013.4)
                                        -----------    ---------- ---------- ---------- ---------- -------- -----------
Income (loss) from operations...            (937.6)       (601.2)   (247.3)      119.4      254.2     73.8      105.3
Interest expense, net...........            (258.2)       (426.9)   (448.4)     (211.4)    (259.3)   (64.3)     (79.5)
Foreign exchange gain (loss),
  net...........................             (20.1)        105.9    (656.9)     (339.4)      (7.4)    11.2       (7.1)
Monetary position...............             176.3         230.5     298.0        98.6       65.2     17.0       12.1
Other income (expense), net(1)..              14.0         (32.8)    (29.3)    1,821.6       21.2     14.8       (7.3)
Cash severance and other
  special items.................               --          (67.0)    (34.4)      (11.1)       --
                                        -----------    ---------- ---------- ---------- ---------- -------- -----------
Income (loss) before income
  taxes and employee profit.....          (1,025.5)       (791.5) (1,118.3)    1,477.8       73.9     52.5       23.5
Income tax and employee profit
  sharing benefit (expense).....             235.0         170.3     256.8      (524.3)    (151.6)   (19.1)      (9.1)
                                        -----------    ---------- ---------- ---------- ---------- -------- -----------
Net income (loss) from
  continuing operations                     (790.5)       (621.3)   (861.4)      953.5      (77.7)    33.4       14.4
                                        ===========    ========== ========== ========== ========== ======== ===========
Net income (loss)...............            (790.5)       (621.3)   (861.4)      953.5      (77.7)    33.4       14.4
                                        ===========    ========== ========== ========== ========== ======== ===========
Net income (loss) from
  operations per share                        (7.2)         (5.1)     (7.0)        0.4        0.0      0.0        0.0
                                        ===========    ========== ========== ========== ========== ======== ===========

Operating Data:
Depreciation and amortization...             356.4         685.0     861.2       914.3    1,008.6    241.0      262.3
Investment in fixed assets (end
  of period)....................           3,276.3       1,681.7     600.7       488.9    1,554.0    202.8      352.1
Net Cash Flow:                                                                                       102.5       72.2
  Operating activities..........            (659.1)       (322.6)    (12.3)      169.6    1,191.7   (213.8)    (371.9)
  Investing activities..........          (3,375.9)     (1,694.8)   (602.2)     (591.5)  (1,615.2)  (213.8)    (371.9)
  Financing activities..........           4,081.6       2,004.3     819.5     1,150.7      (94.3)   (76.0)     996.9
                                        -----------    ---------- ---------- ---------- ---------- -------- -----------
Total net cash flows............              46.6         (13.1)    205.0       728.8     (517.8)  (187.3)     697.2
Total access lines in service
  (in thousands) (end of period)
  Business......................              72.5         121.0     116.4       132.4      177.6    141.4      191.3
  Residential...................             144.3         169.1     178.7       216.7      275.9    227.8      298.9
                                        -----------    ---------- ---------- ---------- ---------- -------- -----------
  Total.........................             216.8         290.1     295.1       349.1      453.5    369.2      490.2
                                        ===========    ========== ========== ========== ========== ======== ===========



                                                             As of December 31,                      As of March 31,
                                               2000       2001      2002       2003       2004       2004      2005
                                               ----       ----      ----       ----       ----       ----      ----
                                                   (Constant Pesos in millions as of March 31, 2005)
Balance Sheet Data:
Cash and cash equivalents.................       155.5     142.4     347.4    1,076.3      558.5      889.0    1,255.7
Net working capital investment............       (70.2)    144.6     (92.8)      56.9      (57.7)     250.5      158.2
Total assets..............................     7,491.0   8,571.4   8,589.6    8,637.4    8,701.7    8,608.5    9,573.8
Total debt................................     4,424.3   5,212.3   5,882.3    2,304.9    2,210.7    2,231.6    3,149.6
Total liabilities.........................               5,811.1   6,637.7    2,919.0    3,061.3    2,864.8    3,921.4
                                            5,158.5
Total shareholders' equity................     2,332.5   2,760.3   1,951.9    5,718.4    5,640.4    5,743.7    5,652.4
Net assets................................     4,796.3   6,161.7   5,755.9    5,573.7    6,099.7    5,754.2    6,433.4
Capital stock.............................     3,191.1   4,273.8   4,329.0    7,159.2    7,159.2    7,159.2    7,159.2
Shares outstanding in million.............       110.1     122.6     122.6    2,533.7    2,533.7    2,533.7    2,533.7


Data in Accordance with US GAAP(2):

                                                                                                    Unaudited
                                                                                                Three Months Ended
                                                  Year Ended December 31,                           March 31,
                                   2000       2001        2002        2003         2004         2004         2005
                                   ----       ----        ----        ----         ----         ----         ----
                                       (Constant Ps in millions as of March 31, 2005)
Financial Data:
Income (loss) from                (1,067.0)     (606.4)     (131.5)      181.6       257.5          83.7        107.8
  operations................
Income (loss) from
  continuing                      (1,210.3)     (648.6)   (1,004.7)    2,910.9        73.8          64.1         26.9
  operations................
Net income (loss)...........      (1,210.3)     (648.6)   (1,004.7)    2,910.9        73.8          64.1         26.9
Net income (loss) from
  operatings per share......         (11.0)       (5.3)       (8.2)        1.1         0.0           0.0          0.0
Net assets..................       4,797.6     6,187.0     5,801.9     5,600.0     6,123.7       6,838.7      6,458.2
Capital stock...............       3,191.1     4,273.8     4,329.0     5,798.5     5,798.5       5,798.5      5,798.5
Shares outstanding (in               110.1       122.6       122.6     2,533.7     2,533.7       2,533.7      2,533.7
  millions).................
Total assets ...............       6,776.7     7,774.3     7,570.5     8,183.3     8,397.5       8,177.7      9,288.6
Total debt .................       4,424.3     5,212.3     5,882.3     2,304.9     2,210.7       2,231.6      3,149.6
Total shareholders' equity         1,320.5     1,733.0       792.8     5,157.5     5,231.0       5,209.5      5,255.5
  (deficit).................
____________________________



(1) Other income for the year ended December 31, 2003 includes a net gain of 1,974.6 million (US$174.8 million) due to our repurchase of certain debt. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Debt Repurchase."

(2) Reconciled in accordance with Note 24 of our consolidated financial statements.

                                  RISK FACTORS

     You should carefully consider the following risk factors, as well as other information set forth in this prospectus, prior to making an investment in the exchange notes. The risks described below are not the only ones that may affect the notes. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In general, investing in the securities of issuers in emerging-market countries such as Mexico involves risks not typically associated with investing in the securities of US companies. To the extent it relates to the Mexican government or Mexican macroeconomic data, the following information has been extracted from official publications of the Mexican government.

Risks Relating to Our Company

Since we have a limited operating history you will not be able to fully evaluate our historical performance.

     We were founded in 1994. In June 1996, we were awarded by the Mexican government a concession to install and operate a public telecommunications network for the offering of local and long distance telephony services in Mexico. We commenced commercial operations in June 1999 by beginning operations in the city of Monterrey and entered the city of Guadalajara by the end of that same year. We commenced operations in Mexico City at the beginning of 2000 and expanded our services to the cities of Puebla, Toluca and Leon a year later. During 2004 we launched operations in the cities of Queretaro, San Luis Potosi, Aguascalientes, Saltillo, Ciudad Juarez and Tijuana. Because of our limited historical commercial operations, it may be difficult to fully evaluate our past operating performance.

We have a history of substantial losses and expect to incur future losses.

     Since our inception in 1994, we have incurred a cumulative net loss of Ps. 1,765.1 million. Except for 2003, when we restructured our Nortel debt, we have incurred losses in each year since our inception. We incurred a net loss of Ps.
861.4 million during 2002, a net profit of Ps. 953.5 million during 2003 and a net loss of Ps. 77.7 during 2004. We anticipate that we could incur net losses for at least the next several quarters.

We may not have sufficient administrative, operational or financial resources to pursue our growth strategy.

     Our expected growth will place a strain on our administrative, operational and financial resources. The development of our business and the installation and expansion of our network, services and customer base require significant expenditures. Since our inception we have invested in the aggregate approximately Ps. 9,740.3 million in our network and infrastructure. These expenditures, together with operating expenses, will adversely impact our cash flow and profitability. We also anticipate that continued growth will require us to attract and retain qualified personnel who can efficiently manage such growth. If we are unable to meet the challenges that our growth presents, our results of operations and financial condition could be adversely affected.

We depend on certain vendors for the deployment of our network.

     Our ability to achieve our strategic objectives and our overall performance and prospects depends and will depend, in large part, upon the successful, timely and cost-effective acquisition of equipment. From our inception until December 2003, Nortel Networks was our main supplier of fixed wireless access technology. On December 23, 2003, Airspan Communications Limited ("Airspan") acquired Nortel's fixed wireless access business, assuming Nortel's rights and obligations relating to the supply of fixed wireless access products and related services to us. Therefore, we currently depend on Airspan for the production of all of our requirements for fixed wireless access products, which represent most of our current network access infrastructure. We are Airspan's primary customer for these products. If Airspan ceases to produce these products, our network expansion and growth could be slowed and our operating results could be adversely affected. We have a license from Airspan to use their fixed wireless access technology to produce these products in the event Airspan ceases production. However, we may be unable to obtain additional fixed wireless access products on satisfactory terms, if at all. See "Certain Relationships and Related Transactions."

If we do not successfully maintain, upgrade and efficiently operate accounting, billing, customer service and management information systems, we may not be able to maintain and improve our operating efficiencies.

     Sophisticated information and processing systems are vital to our operations and growth and our ability to monitor costs, render monthly invoices for services, process customer orders, provide customer service and achieve operating efficiencies. We have installed the accounting, information and processing systems that we deem necessary to provide services efficiently. However, there can be no assurance that we will be able to successfully operate and upgrade such systems or that they will continue to perform as expected. Any failure in our information and processing systems could impair our ability to collect payment from customers and respond satisfactorily to customer needs.

Our operations are dependent upon our ability to protect our network infrastructure.

     Our operations are dependent upon our ability to protect our network infrastructure against damage from fire, earthquakes, floods, power loss, breaches of security, software defects and similar events and to construct networks that are not vulnerable to the effects of such events. The occurrence of a natural disaster or other unanticipated problem at our facilities or at the sites of our switches could cause interruptions in the services we provide. The failure of a switch would result in the interruption of service to the customers served by that switch until necessary repairs were effected or replacement equipment was installed. Repairing or replacing damaged equipment may be costly. Any damage or failure that causes interruptions in our operations could have a material adverse effect on our business, financial condition and results of operations.

If our significant customer fails to perform under our existing agreements, our business could be adversely impacted.

     We have an agreement with Nextel de Mexico, our largest single customer, which allows Nextel de Mexico to provide telecommunications services to its customers through access to our network. Under this agreement, we are guaranteed certain minimum levels of traffic. For the fiscal year ended December 31, 2004 and the three month period ended March 31, 2005, our sales to Nextel de Mexico accounted for approximately 17% and 16%, respectively, of our net sales. In the event that Nextel de Mexico fails to comply with its obligations under our agreement, or such agreement is not renewed upon its expiration in December 2005, our results of operations and financial condition could be materially and adversely affected.

We depend on key personnel; if they were to leave us, we might have an insufficient number of qualified employees.

     We believe that our ability to implement our business strategy and our future success depends on the continuous employment of our senior management team, in particular our president and chief executive officer, Tomas Milmo Santos. Our senior management team has extensive experience in the industry and is vital in maintaining some of our major customer relationships which may be difficult to replace. The loss of the technical knowledge, management and industry expertise of these key employees could make it difficult for us to execute our business plan effectively and could result in delays in new products being developed, loss of customers and diversion of resources while we seek replacements.

We depend on Telmex for interconnection and we may be forced to pay higher interconnection fees in the future, which could have a material adverse effect on our business and results of operations.

     Telmex exerts significant influence on all aspects of the telecommunications markets in Mexico, including interconnection agreements. We use Telmex's network to terminate the vast majority of our customers' calls. Our interconnection agreement with Telmex expires on December 31, 2005. Its terms and conditions (including the interconnection rates) are automatically extended after the expiration date until the parties mutually agree to extend the agreement or execute a new interconnection agreement. If a new interconnection agreement is entered into with Telmex, its terms and conditions (including interconnection rates) may not permit us to offer services that are both profitable and competitive. In addition, if the SCT (Secretaria de Comunicaciones y Transportes), the Mexican telecommunications regulatory authority (Comision Federal de Telecomunicaciones or COFETEL) ceased to regu-late Telmex's pricing, the resulting competitive climate could have a material adverse effect on our business and results of operations.

A system failure could cause delays or interruptions of service, which could cause us to lose customers.

     To be successful, we will need to continue to provide our customers reliable service over our network. Some of the risks to our network and infrastructure include:

     o    physical damage to access lines;

     o    power surges or outages;

     o    software defects; and

     o    disruptions beyond our control.

     Disruptions may cause interruptions in service or reduced capacity for customers, either of which could cause us to lose customers and incur additional expenses.

Under Mexican law, our concessions could be expropriated or temporarily seized.

     In accordance with the Federal Telecommunications Law, public telecommunications networks are considered part of the public domain. As provided in such law, the holders of concessions to install, operate or develop a public telecommunications network are subject to the terms and conditions imposed by the Federal Telecommunica-tions Law and those included in the concession agreement itself. Among other limitations, the Federal
Telecommu-nications Law provides that:

     o the rights and obligations granted by the concessions to install, operate and develop a public tele-communications network can only be assigned, in whole or in part, with the prior authorization of the SCT;

     o neither our concession, nor the rights granted therein or the assets related thereto, can be assigned, en-cumbered, pledged, mortgaged, or sold to a foreign country or government; and

     o the Mexican government, through the SCT, may expropriate or temporarily seize all assets related to any of our concessions in the event of natural disaster, war, significant public disturbance or threats to internal peace and for other reasons of economic or public order.

     Mexican law provides for compensation in connection with direct losses and damages related to expropria-tion or temporary seizure, except in the case of war. However, there can be no assurance that we will receive com-pensation equivalent to the value of our investment in our concessions and related assets in the event of such action or that such compensation will be received in a timely manner. Mexican law does not prevent us from granting liens to creditors (other than foreign countries or governments) relating to our concessions and their related assets as long as we comply with certain procedural laws; however, in the event that such liens are enforced, any applicable assignee must comply with the requirements that the Federal Telecommunications Law establishes in relation to assignees of concessions, including, among others, the requirement to receive the authorization of the SCT.

We operate in a highly competitive environment, which may negatively affect our operating margins.

     The telecommunications industry in Mexico is becoming more competitive. Over the past two years, prices for local and long distance calls in Mexico declined by approximately 14% and 21% in real terms, respectively. We expect the Mexican telecommunications market to continue to experience rate pressure, primarily as a result of:

     o increased competition and focus by our competitors on increasing market share;

     o recent technological advances that permit substantial increases in the transmission capacity of both new and existing fiber-optic networks, resulting in long distance overcapacity and rate pressure; and

     o the entrance of cable television operators into certain of our markets.

     As the telecommunications industry in Mexico becomes more competitive, we will face significant competition from other operators, primarily on the basis of features, pricing and customer service. Some of these competitors include Telmex, Avantel, Alestra, Maxcom and others, as well as established local cable television operators who may expand their services into certain of our markets, such as long distance voice and data service. As they become licensed, resellers of telephony services will also offer competition in many of our targeted markets.

     Telmex, as the former state-owned telecommunications monopoly and dominant provider of local and other telecommunications services in Mexico, has significantly greater financial and other resources than those available to us. In addition, Telmex's nationwide network and concessions, as well as its established and long-standing customer base, give it a substantial competitive advantage over us. In addition, although not allowed by the Federal Telecommunications Law (Ley Federal de Telecomunicaciones) enacted in 1995, referred to herein as the Mexican Telecommunications Law, and Telmex's concessions, Telmex may subsidize its long distance services with revenues obtained from its local services and as a result may be able to price its services at rates that are not profitable for us. We will face significant competition from Telmex in all the areas where we currently operate.

We depend on revenues from certain highly competitive segments.

     High-volume business customers are one of the most attractive niches in the market. This segment is being addressed by a number of carriers that offer competitive telecommunications services solutions in order to gain these accounts. Losing some of these customers could represent a significant loss of income and lower operating income.

We may need additional financing.

     We may require additional financing in the future to service our indebtedness, including the notes, and fund our operations. We cannot assure you that we will have sufficient resources and that, if needed, any financing will be available in the future or on terms acceptable to us. In addition, our ability to incur additional indebtedness will be restricted by the terms of the notes or other covenants from other financial agreements currently in place or into which we may enter in the future.

The technology we use may be made obsolete by the technology used by our competitors.

     All companies in the global telecommunications industry must adapt to rapid and significant changes in technology. While we have been installing since inception what we believe to be a technologically advanced fixed wireless system, as well as a fiber optic network, point to multipoint, point to point and copper infrastructure, we cannot assure you that these technologies will not be challenged by competition. We have relied heavily on the continued performance of wireless technology. Technological changes or advances in alternative technologies may adversely affect our competitive position, require us to reduce our prices, require substantial new capital expenditures and/or require write-downs of obsolete technology.

If our current churn rate increases, our business could be negatively impacted.

     The cost of acquiring a new customer is much higher than the cost of maintaining an existing customer. Accordingly, customer deactivations, or churn, could have a material negative impact on our operating income, even if we are able to obtain one new customer for each lost customer. Although our average monthly churn rate has decreased to approximately 1.3% during the three month period ended March 31, 2005 from 1.4% and 2.9% in 2004 and 2003, respectively, our churn rate was still higher than that of our main competitors. We believe that our churn rate was mainly due to customer deactivations resulting from non-payment of bills. If we experience a further increase in our churn rate, our ability to achieve revenue growth could be materially impaired. In addition, a decline in general economic conditions could lead to an increase in churn, particularly among our residential customers.

A majority of our voting stock is controlled by one shareholder, the interests of which may not always be the same as the interests of the holders; there is a dispute among certain of our shareholders and us which could affect our ability to make corporate decisions.

     Telinor owns all of our Series A Voting Shares and, as a result, a majority of all of our voting shares. As a result, Telinor has control over many of our corporate decisions and will have the ability to prevent our taking any particular corporate decision, whether or not Telinor's actions are in the best interest of the holders.

     Our other series of voting shares issued and outstanding is Series C Voting Shares. The holders of the Series C Voting Shares are entitled to certain rights. Certain actions cannot be approved at a meeting of shareholders without the vote of a majority of the Series C Voting Shares and certain actions cannot be approved at the Board of Directors level without the vote of at least one director appointed by the holders of Series C Voting Shares. These matters include, among others, issues associated with the fundamental nature of Axtel as a corporation, changes in its indebtedness, changes in its charter or bylaws, the issuance or repurchase of securities, initiation or settlement of material litigation, transactions not in the ordinary course of business and material capital expenditures.

     As a result of a pending dispute among certain of our shareholders and us, if a matter requiring the approval of the majority of the Series C Voting Shares is approved without the affirmative vote of LAIF X sprl (a holder of some of our Series C voting shares), or a matter requiring the approval of one or more Series C Directors is approved without the affirmative vote of at least one director appointed by LAIF X sprl, there may be doubt as to the validity of such approval. LAIF X sprl has voted in favor of the issuance of the notes and no action is required at the Board of Directors level. See "Business--Legal Proceedings--Shareholdings Disputes."

Risks Relating to the Mexican Telecommunications Industry

We operate in a highly regulated industry.

     As a provider of public services, we are subject to extensive regulation. Although the basic regulatory framework governing telecommunications has been in existence since 1995, it may undergo changes from time to time, which may materially and adversely affect our business, operations, financial condition and prospects.

If the Mexican government grants more concessions or amends existing concessions, the value of our concessions could be severely impaired.

     The Mexican government regulates the telecommunications industry. Our concessions are not exclusive and the Mexican government has granted and may grant additional concessions covering the same geographic regions. We cannot assure you that additional concessions to provide services similar to those we provide will not be granted and that the value of our concessions and competition levels will not be adversely affected as a result.

Foreign ownership restrictions may limit our ability to raise equity capital.

     Mexican law provides that no more than 49% of the full voting stock of a Mexican corporation holding a concession to provide telecommunications services other than cellular services may be held by non-Mexicans. Non-Mexicans own 40.5% of our full voting stock. Any future sales of equity securities to non-Mexicans in excess of 49% of full voting stock must involve so-called "neutral" securities with limited or no voting rights or would require a proportional purchase of voting stock by Mexicans. This national ownership requirement may limit our ability to raise capital from non-Mexican investors in the future.

Fraud could increase our expenses.

     The fraudulent use of telecommunications networks could impose a significant cost upon service providers, who must bear the cost of services provided to fraudulent users. We may suffer a loss of revenue as a result of fraudulent use and incur an additional cash cost due to our obligation to reimburse carriers the cost of services provided to fraudulent users. Although technology has been developed to combat this fraudulent use and we have installed it in our network, this technology does not eliminate fraud entirely. In addition, because we rely on other long distance carriers to terminate our calls on their networks, some of which do not have anti-fraud technology in their networks, we may be particularly exposed to this risk in our long distance service.


Risks Relating to Mexico

Economic developments in Mexico affect our business.

     We are a Mexican company with all of our operations in Mexico. The economic environment within Mexico can have a significant impact on our business and financial condition and results of operations and our ability to meet our obligations under the notes.

     Beginning in December 1994 and continuing through 1995, Mexico experienced an economic crisis characterized by a sharp devaluation of the peso, high inflation, foreign currency exchange rate instability, high domestic interest rates, a strong contraction in consumer demand for many products and services, reduced availability of credit, high unemployment and diminished international investor confidence in Mexico. Mexico's gross domestic product, which grew at a real annual rate of 3.5% during 1994, declined by 6.2% in real terms during 1995.

     In response to these developments, beginning in February 1995, the Mexican government implemented a variety of economic programs designed to promote economic recovery, stabilize foreign currency exchange rates and reduce inflation. Economic conditions in Mexico improved moderately in 1996 and 1997. However, a combination of factors led to a slowdown in Mexico's economic growth in 1998. Notably, the decline in the international price of oil resulted in a reduction of federal revenues, approximately one-third of which are derived from petroleum taxes and duties. In addition, the economic crises in Asia and Russia, as well as the financial turmoil in Brazil, Venezuela and elsewhere, produced greater volatility in the international financial markets, which further slowed Mexico's economic growth. In 1998, the inflation rate in Mexico was 18.6%, interest rates on 28-day Certificados de la Tesoreria de la Federacion ("CETES") averaged 24.8% and the peso lost 22.7% of its value (in nominal terms) relative to the US dollar.

     During 1999, conditions improved with inflation in Mexico at 12.3%, interest rates on 28-day CETES averaging 21.4% and the peso appreciating 4.2% in value (in nominal terms) relative to the US dollar. Throughout 2000, the improvement shown in 1999 continued. In 2000 the inflation rate was 9.0%, interest rates on 28-day CETES averaged 15.2% and the peso devalued 1.5% in value (in nominal terms) relative to the US dollar. The Mexican government estimated that Mexico's real gross domestic product grew by 5.0% in 1998, 3.6% in 1999 and 6.6% in 2000.

     Beginning in January 2001, however, and increasing in the fourth quarter of 2001, amid concerns of a global economic slowdown and a recession in the United States, Mexico began to experience an economic slow-down marked by a decline in gross domestic product. In 2001, Mexico's gross domestic product shrank by 0.2% in real terms while the inflation rate was 4.4%, interest rates on 28-day CETES averaged 11.3% and the peso appreci-ated 4.8% in value (in nominal terms) relative to the U.S. dollar. During 2002, as the United States and global eco-nomic slowdown continued, the Mexican real gross domestic product growth rate was 0.7%, the inflation rate was 5.7%, interest rates on 28-day CETES averaged 7.1% and the peso devalued 13.9% (in nominal terms) relative to the U.S. dollar. During the years ended December 31, 2003 and 2004, the inflation rate was 4.0% and 5.2% respec-tively, interest rates on 28-day CETES averaged 6.2% and 6.8%, respectively, and the peso devalued 7.7% and 0.3% respectively (in nominal terms) relative to the U.S. dollar. The gross domestic product for 2004 was 4.4%.

     In the past, inflation has led to high interest rates and devaluation of the peso. Inflation itself, as well as governmental efforts to reduce inflation, has had significant negative effects on the Mexican economy in general and on Mexican companies, including us. Inflation in Mexico decreases the real purchasing power of the population of Mexico, and the Mexican government's efforts to control inflation by tightening the monetary supply have historically resulted in higher financing costs, as real interest rates have increased. Such policies have had and could have an adverse effect on us.

     A global economic slowdown or other future economic developments in or affecting Mexico could impair our business, results of operations, financial condition, prospects and ability to obtain financing.

Political events in Mexico could affect Mexican economic policy and our results of operations.

     The Mexican government has exercised, and continues to exercise, significant influence over the Mexican economy. Mexican governmental actions concerning the economy could have a significant impact on Mexican private sector entities in general, as well as on market conditions.

     Mexican political events may also significantly affect our operations. In the Mexican national elections held on July 2, 2000, Vicente Fox of the Partido Accion Nacional, which we refer to as the "PAN," won the presidency. His victory ended more than 70 years of presidential rule by the Partido Revolucionario Institucional, which we refer to as the "PRI." The PAN did not succeed in securing a majority in either house of the Mexican Congress.

     President Fox assumed office on December 1, 2000. While the transition from the previous administration was smooth, since assuming office, President Fox has encountered strong opposition to some of his proposed reforms from both houses of Mexican Congress, where opposition parties such as the PRI, the Partido de la Revolucion Democratica and/or the Partido Verde Ecologista de Mexico have frequently joined forces to block PAN initiatives. Further, on July 6, 2003, Mexican Congressional elections were held. The elections resulted in a reduction in the number of Congressional seats held by the PAN and an increase in the number of Congressional seats held by the PRI, among others. We expect that these events will intensify the current legislative gridlock in the Mexican Congress, which could lead to a further slowdown in the progress of political and economic reforms in Mexico. This gridlock could have an adverse effect on us, including our business, financial condition, prospects and results of operations.

     Social and political instability in Mexico or other adverse social or political developments in or affecting Mexico could adversely affect us and our ability to obtain financing. It is possible that political uncertainty may adversely affect financial markets.

High interest rates in Mexico could increase our financing costs.

     Mexico historically has had high real and nominal interest rates. The interest rates on 28-day Mexican government treasury securities (CETES) averaged 21.4%, 15.2% and 11.3% for 1999, 2000 and 2001, respectively. Although rates for 2002, 2003 and 2004 have lowered to 7.1%, 6.2% and 6.8%, respectively, we cannot assure you that interest rates will remain at their current rates. Thus, we may be forced to incur Mexican peso-denominated debt in the future at interest rates higher than the current rates.

We may lose money because of peso devaluation.

     While our revenues are almost entirely denominated in pesos, the substantial majority of our obligations, and all of our long-term debt, are denominated in US dollars. The value of the Mexican peso has been subject to significant fluctuations with respect to the US dollar in the past and may be subject to significant fluctuations in the future. During the year ended December 31, 2004, the peso was devalued by 0.2% (in nominal terms). Further declines in the value of the peso relative to the US dollar could adversely affect our ability to meet our US dollar-denominated obligations, including the notes. In addition, any further devaluation of the peso may negatively affect the value of Mexican securities such as the notes.

Our financial statements do not give you the same information as financial statements prepared under United States accounting principles.

     We prepare our financial statements in accordance with Mexican GAAP. These principles differ in significant respects from US GAAP, including the treatment of the capitalization of pre-operating expenses, the amortization of frequency rights, the capitalization of interest, and deferred income taxes and employees' profit sharing, and in the presentation of cash flow information. In particular, all Mexican companies must incorporate the effects of inflation directly in their accounting records and in published financial statements. The effects of inflation accounting under Mexican GAAP are not eliminated in the reconciliation of US GAAP. For this and other reasons, the presentation of Mexican financial statements and reported earnings may differ from that of companies in other coun-tries. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 24 to the audited consolidated financial statements.

Risks Relating to the Exchange Notes

We and our subsidiary guarantors may incur substantially more debt, which could further exacerbate the risks associated with our indebtedness.

     Although the agreements governing our and our subsidiary guarantors' outstanding indebtedness and the indenture governing the notes contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. Also, these restrictions do not prevent us or our subsidiary guarantors from incurring obligations that do not constitute "indebtedness" as defined in the relevant agreement. If new debt is added to the current indebtedness levels, the related risks that we now face could intensify.

Our indebtedness could adversely affect our financial condition and impair our ability to fulfill our obligations under the notes.

     Our ability to meet our debt service requirements, including our obligations with respect to the notes, will depend on our future performance, which is subject to a number of factors, many of which are outside our control. We cannot assure you that we will generate sufficient cash flow from operating activities to meet our debt service and working capital requirements.

     As of March 31, 2005, we had approximately US$278.9 million of outstanding indebtedness.

     Our level of indebtedness may have important negative effects on our future operations, including:

     o impairing our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other general corporate purposes or to repurchase the notes from you upon a change of control;

     o requiring us to dedicate a substantial portion of our cash flow to the payment of principal and interest on our indebtedness, which reduces the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

     o subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates, including our borrowings under our credit facilities;

     o increasing the possibility of an event of default under the financial and operating covenants contained in our debt instruments; and

     o limiting our ability to adjust to rapidly changing market conditions, reducing our ability to withstand competitive pressures and making us more vulnerable to a downturn in general economic conditions or our business than our competitors with less debt.

     If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required to refinance all or a portion of our existing debt, including the notes, or to obtain additional financing. We cannot assure you that any such refinancing would be possible or that any additional financing could be obtained. Our inability to obtain such refinancing or financing may have a material adverse effect on us.

The instruments governing our debt, including the exchange notes offered hereby, contain cross-default provisions that may cause all of the debt issued under such instruments to become immediately due and payable as a result of a default under an unrelated debt instrument.

     The indenture governing the notes contains numerous operating covenants and requires us and our subsidiaries to meet certain financial ratios and tests. Instruments governing our other debt also contain certain affirmative and negative covenants. Our failure to comply with the obligations contained in the indenture or other instruments governing our indebtedness could result in an event of default under the applicable instrument, which could result in the related debt and the debt issued under other instruments becoming immediately due and payable. In such event, we would need to raise funds from alternative sources, which may not be available to us on favorable terms, on a timely basis or at all. Alternatively, such default could require us to sell our assets and otherwise curtail operations in order to pay our creditors.

The notes and the guarantees will be unsecured and effectively subordinated to our secured indebtedness.

     The notes and the obligations of the subsidiary guarantors under their respective guarantees will not be secured by any of our assets. As of March 31, 2005, we had US$4.6 million of secured debt outstanding. The indenture governing the notes will permit the incurrence of additional debt, some of which may be secured debt. Holders of our secured debt will have claims that are effectively senior to your claims as holders of the notes, to the extent of the value of the assets securing the secured debt.

     If we become insolvent or are liquidated, or if payment under any secured debt is accelerated, the lenders thereunder would be entitled to exercise the remedies available to a secured lender. Accordingly, the lender will have priority over any claim for payment under the notes to the extent of the value of the assets that constitute its collateral. If this were to occur, it is possible that there would be no assets remaining from which claims of the holders of the notes could be satisfied. Further, if any assets did remain after payment of these lenders, the remaining assets might be insufficient to satisfy the claims of the holders of the notes and holders of other unsecured debt that is deemed the same class as the notes, and potentially all other general creditors who would participate ratably with holders of the notes.

Restrictive covenants in our debt agreements may restrict the manner in which we can operate our business.

     The indenture governing the notes limits, among other things, our ability and the ability of our restricted subsidiaries to:

     o    borrow money or issue guarantees;

     o    pay dividends, redeem capital stock or make other restricted payments;

     o    create liens to secure indebtedness;

     o    make certain investments;

     o    sell certain assets;

     o    pledge assets;

     o    enter into transactions with our affiliates; and

     o    merge with another entity or sell substantially all of our assets.

     If we fail to comply with these covenants, we would be in default under our credit facility and the indenture, and the principal and accrued interest on the notes and our other outstanding indebtedness may become due and payable. See "Description of Other Indebtedness" and "Description of the Exchange Notes--Certain Covenants."

In addition, our future indebtedness agreements may contain additional affirmative and negative covenants which could be more restrictive than those contained in the indenture.

We may not have the ability to repurchase the notes upon a change of control as required by the indenture.

     Upon the occurrence of a change of control (as defined in the indenture), we will be required to offer to purchase all the notes at 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. Upon such a change of control, we may not have sufficient funds available to repurchase all of the notes tendered pursuant to this requirement. In addition, we may be prohibited by future credit facilities from repurchasing any of the notes unless the lenders thereunder consent to such repurchase. Our failure to repurchase the notes would be a default under the indenture, which would, in turn, be a default under our credit facility and, potentially, other debt. If the payment of any debt were to be accelerated, we may be unable to repay these amounts or make the required repurchase of the notes. See "Description of the Exchange Notes--Change of Control."

We may not be able to make payments in US dollars.

     In the past, the Mexican economy has experienced balance of payments deficits and shortages in foreign exchange reserves. While the Mexican government does not currently restrict the ability of Mexican or foreign persons or entities to convert pesos to foreign currencies, it has done so in the past and could do so again in the future. We cannot assure you that the Mexican government will not implement a restrictive exchange control policy in the future. Any such restrictive exchange control policy could prevent or restrict our access to US dollars to meet our US dollar obligations and could also have a material adverse effect on our business, financial condition and results of operations. We cannot predict the impact of any such measures on the Mexican economy.

No public market exists for the exchange notes. An active trading market may not develop for the exchange notes, which may limit your ability to resell them.

     There is no established trading market for the notes. We do not intend to list the exchange notes on a stock exchange or seek their admission for trading in the National Association of Securities Dealers Automated Quotation System. We cannot assure you that an active trading market for the exchange notes will develop or, if a trading market develops, that it will continue. The lack of an active trading market for the exchange notes would have a material adverse effect on the market price and liquidity of the exchange notes. If a market for the exchange notes develops, the exchange notes may trade at a discount from their initial offering price.

     In addition, you may not be able to sell your exchange notes at a particular time or at a price favorable to you. Future trading prices of the exchange notes will depend on many factors, including:

     o    our operating performance and financial condition;

     o our ability to complete the offer to exchange the 2005 notes for exchange notes or to register the 2005 notes for resale;

     o    the interest of securities dealers in making a market;

     o    the market for similar securities; and

     o    prevailing interest rates.

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in prices. The market for the exchange notes, if any, may be subject to similar disruptions. A disruption may have a negative effect on you as a holder of the exchange notes, regardless of our prospects or performance.

You may not be able to effect service of process on us, our subsidiaries or directors or to enforce in Mexican courts judgments obtained against us in the US.

     We and our subsidiaries are variable capital corporations (sociedades anonimas de capital variable) organized under the laws of Mexico, and are headquartered, managed and operated outside of the United States. Most of our directors and all of our officers reside in Mexico. All or a substantial portion of our assets and the assets of most of our directors and all of our officers are located outside of the United States (principally in Mexico). As a result, it may not be possible for the investors or holders of the notes to effect service of process outside of Mexico or within the United States upon us or such persons, or to enforce a judgment obtained in the United States against us or them outside of Mexico or in the United States courts that is based on the civil liability provisions under laws of jurisdictions other than Mexico including the federal and state securities laws or other laws of the United States.

     We have been advised by our special Mexican counsel, D & A Morales y Asociados, S.C., that no treaty is in effect between the United States and Mexico calling for the mutual recognition and enforcement of their respective judgments. The recognition by Mexican courts of a judgment rendered in the United States is usually done under the principle of reciprocity, which means that Mexican courts would reexamine judgments rendered in the United States if such foreign country would reexamine Mexican judgments. Mexican courts may enforce judgments rendered in the United States through a homologation procedure consisting of the review by such Mexican courts of the foreign judgment to ascertain whether certain requirements of due process, reciprocity and public policy have been complied with, without reviewing the merits of the subject matter of the case. A judgment rendered in the United States may or need not be recognized if, among others:

     o the foreign court did not have jurisdiction over the subject matter in a manner that is compatible with or analogous to Mexican laws or the subject matter is within the exclusive jurisdiction of Mexican courts,

     o the judgment was rendered under a system which does not provide procedures compatible with due process requirements,

     o    enforcement of such judgment would be contrary to public policy,

     o the defendant did not receive adequate personal notice in sufficient time to defend itself,

     o    the judgment is not final in the rendering state,

     o    the judgment conflicts with another final judgment, or

     o    there is no reciprocity with the rendering state.

     Furthermore, there is doubt as to the enforceability, in actions originated in Mexico, of liabilities based in whole or in part on the United States federal or state securities laws and as to the enforceability of judgments obtained in the United States in actions based in whole or in part on the civil liability provisions of United States federal or state securities laws.

Payment of judgments entered against us in Mexico will be in pesos, which may expose you to exchange rate risks.

     If proceedings to enforce our obligations under the notes are brought in Mexico, Mexican law permits us to pay a resulting judgment in pesos. Under the Ley Monetaria de Mexico (the "Mexican Monetary Law"), an obligation payable in Mexico in a currency other than pesos may be satisfied in pesos at the exchange rate in effect on the date the payment is made. This rate is currently determined and published by the Banco de Mexico every business day.

     Under Mexico's Ley de Concursos Mercantiles (the "Mexican Bankruptcy Law"), upon our declaration of insolvency or bankruptcy, or in the event that actions and claims are initiated in the courts of Mexico, our obligations under the notes:

          (i) would be converted into pesos at the exchange rate published by the Banco de Mexico prevailing at the time of such declaration and would subsequently be converted into Unidades de Inversion, which is a unit pegged to the consumer price index determined by Banco de Mexico, and payment would occur at the time claims of our other creditors are satisfied;

          (ii) would be subject to any provisional remedy ("providencia precautoria") which may be issued in such proceedings;

          (iii) would be dependent upon the outcome of the insolvency or bankruptcy proceedings;

          (iv) would not be adjusted to take into account depreciation of the peso against the dollar occurring after such declaration of insolvency or bankruptcy; and

          (v) would be subject to certain statutory preferences including tax, social security and labor claims and secured creditors.

The collection of interest on interest may not be enforceable in Mexico.

     Mexican law does not permit the collection of interest on interest and, therefore, the accrual of default interest on past due ordinary interest accrued in respect of the notes may be unenforceable in Mexico.

It is possible that guarantees may not be enforceable.

     All of our current Subsidiary Guarantors are Mexican corporations. The Guarantees being given by the Subsidiary Guarantors provide a basis for a direct claim against the Subsidiary Guarantors. However, it is possible that the Guarantees may not be enforceable. For those Subsidiary Guarantors located in Mexico, we have been advised by our special Mexican counsel, D & A Morales y Asociados, S.C., that the laws of Mexico do not prevent their respective Guarantees from being valid, binding and enforceable against such Subsidiary Guarantors in accordance with their terms. However, in the event that such a Subsidiary Guarantor is declared bankrupt, the Guarantee may be deemed to have been a fraudulent transfer and declared void if such Subsidiary Guarantor failed to receive fair consideration or reasonably equivalent value in exchange for such Guarantee. In addition, under Mexican Bankruptcy Law (Ley de Concursos Mercantiles), if the Company or any of the Subsidiary Guarantors that are located in Mexico are judicially declared bankrupt, our obligations under the notes and each of such Subsidiary Guarantors' obligations under its Guarantee will be subordinated to secured creditors and certain statutorily preferred creditors, such as those holding labor, tax and social security related claims, which will have preference over any other claims, including claims by any investor in respect of the notes or such Guarantees. Furthermore, we have been advised that under Mexican laws, the validity of each Guarantee is subject to the existence and validity of the obligation being guaranteed. As a consequence thereof, its enforcement is not independent or irrespective of such obligation being guaranteed. Furthermore, under Mexican law, a Subsidiary Guarantor may be released from its obligations under the Guarantee if (i) the holder of the note gives the Company an extension for payment under the notes without the express consent of such Subsidiary Guarantor, or (ii) the Company waives any cause that would otherwise release the Company of its obligations under the notes, including expirations or statute of limitation provisions.

     The obligation of each Subsidiary Guarantor may be subject to review under United States state or federal fraudulent transfer laws. Under such laws, if a court in a lawsuit by an unpaid creditor or representative of creditors of a Subsidiary Guarantor, such as a trustee in a bankruptcy of such Subsidiary Guarantor as debtor in possession, were to find that at the time such obligation was incurred such Subsidiary Guarantor, among other things, (a) did not receive fair consideration or reasonably equivalent value therefor and (b) (i) was insolvent, (ii) was rendered insolvent, (iii) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital or (iv) intended to incur or believed that it would incur debts beyond its ability to pay such debts as they matured, such court could avoid such Subsidiary Guarantor's obligation and direct the return of any payments made thereunder to such Subsidiary Guarantor or to a fund for the benefit of its creditors. Moreover, regardless of the factors identified in the foregoing clauses (i) through (iv), such court could avoid such obligation and direct such repayment if it found that the obligation was incurred with an intent to hinder, delay or defraud such Subsidiary Guarantor's creditors.

     The measure of insolvency for purposes of the preceding paragraphs will vary depending upon the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if it is unable to pay or satisfy its obligations as they become due, the sum of its debts is greater than all of its property (including collection rights) at a fair valuation or the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

     If the Guarantees become unenforceable under the conditions described above, the notes would effectively be subordinated to all liabilities, including trade payables, of the Subsidiary Guarantors. On March 31, 2005, the Subsidiary Guarantors had total balance sheet liabilities of Ps. 76.2 million.

Your failure to tender the 2005 notes in the exchange offer may affect their marketability.

     If 2005 notes are tendered for exchange notes and accepted in the exchange offer, the trading market, if any, for the untendered and tendered but unaccepted 2005 notes will be adversely affected. Your failure to participate in the exchange offer will substantially limit, and may effectively eliminate, opportunities to sell your 2005 notes in the future. We issued the 2005 notes in a private offering exempt from the registration requirements of the Securities Act.

     Accordingly, you may not offer, sell or otherwise transfer your 2005 notes except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from the securities laws, or in a transaction not subject to the securities laws. If you do not exchange your 2005 notes for exchange notes in the exchange offer, or if you do not properly tender your 2005 notes in the exchange offer, your 2005 notes will continue to be subject to these transfer restrictions after the completion of the exchange offer. In addition, after the completion of the exchange offer, you will no longer be able to obligate us to register the 2005 notes under the Securities Act.

                                 USE OF PROCEEDS

     We will not receive any cash proceeds from the exchange offer. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement. In consideration for issuing the exchange notes, we will receive the 2005 notes in an aggregate principal amount equal to the value of the exchange notes. The 2005 notes surrendered in exchange for the exchange notes will be retired and canceled. Accordingly, the issuance of the exchange notes will not result in any change in our indebtedness.

     We received approximately US$79 million in net proceeds from the sale of the 2005 notes, after deducting discounts and offering expenses. We will use the entire amount of net proceeds for general corporate purposes including the continued expansion of our network.

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

     We issued and sold the 2005 notes in a private offering on January 13, 2005. In connection with that issuance and sale, we entered into a registration rights agreement with the initial purchasers of the 2005 notes. In the registration rights agreement, we agreed, among other things, to

     o prepare and file with the SEC, as promptly as practicable, a registration statement relating to the offer to exchange the 2005 notes for the exchange notes (the "exchange offer registration statement"), or, under certain circumstances, a "shelf" registration with respect to the 2005 notes or exchange notes, (the "shelf registration statement");

     o use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 210 days of January 13, 2005 or, in the case of a shelf registration statement, as applicable, to be declared effective within certain specified time periods after a shelf registration is required or requested; and

     o keep the registered exchange offer open for not less than 30 business days (or longer if required by applicable law) after the date that notice of the registered exchange offer is mailed to the holders of the 2005 notes,

     These requirements under the registration rights agreement will be satisfied when we complete the exchange offer. However, if we fail to meet any of these requirements, and under some other circumstances, the interest rate borne by the 2005 notes that are affected by the registration default with respect to the first 90-day period, or portion thereof, will be increased by an additional interest of 0.25% per annum upon the occurrence of each registration default. The amount of additional interest will increase by an additional 0.25% per annum each 90-day period, or portion thereof, while a registration default is continuing until all registration defaults have been cured, provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum. Upon

     o the effectiveness of the registration statement, in the case of a registration default caused by a registration statement that was not declared effective on or prior to the date by which best efforts are to be used to cause such effectiveness; or

     o the effectiveness of the registration statement which had ceased to be effective, in the case of a registration default caused by a registration statement that had been declared effective, but ceased to be effective at any time at which it was required to be effective, the registration default damages (additional interest) shall cease to accrue.

     We have agreed to provide each holder of 2005 notes a copy of the prospectus that forms part of the registration statement. We have also agreed to keep the registered exchange offer open for not less than 30 business days and after the date on which notice of the exchange offer is mailed to holders (or longer if required by applicable law).

     Under the registration rights agreement, our obligations to register the exchange notes will terminate upon the completion of the exchange offer. However, we will be required to file a shelf registration statement for a continuous offering by the holders of the 2005 notes if:

     o a change in law or applicable interpretations of the staff of the SEC do not permit us to effect such an exchange offer; or

     o for any other reason we do not consummate the exchange offer within 240 days of January 13, 2005; or

     o an Initial Purchaser shall notify us following consummation of the exchange offer that 2005 notes held by it are not eligible to be exchanged for exchange notes in the exchange offer; or

     o certain holders are prohibited by law or SEC policy from participating in the exchange offer or may not resell the exchange notes acquired by them in the exchange offer to the public without delivering a prospectus.

     During any 365-day period, upon the occurrence of certain events, we will have the ability to suspend the disposition of 2005 notes pursuant to a registration statement or shelf registration statement for up to 30 days, if we determine in our reasonable judgment and upon written advice of counsel that the continued effectiveness and use of the shelf registration statement would require the disclosure of confidential information or interfere with any financing, acquisition, reorganization or other material transaction involving us.

     We will, in the event of the filing of a shelf registration statement, provide to each holder of 2005 notes that are covered by the shelf registration statement copies of the prospectus included in the shelf registration statement and notify each such holder when the shelf registration statement has become effective. The names of holders of 2005 notes that propose to sell the 2005 notes pursuant to the shelf registration statement will be included, as selling security holders, in such prospectus. We may require such holders to furnish us with information we require to include in the shelf registration statement and we may exclude them from such shelf registration statement if they fail to do so within a reasonable time. Selling holders of 2005 notes that are included in the shelf registration statement will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to the holder (including certain indemnification obligations).

     Once the exchange offer is complete, we will have no further obligation, other than as set forth above, to register any of the 2005 notes not tendered to us in the exchange offer. See "Risk Factors--Factors Relating to the Exchange Notes and the Exchange Offer--Your failure to tender 2005 notes in the exchange offer may affect their marketability."

Effect of the Exchange Offer

     Based on interpretations by the SEC staff, as set forth in no-action letters the SEC issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the exchange notes issued to you in the exchange offer without compliance with the registration and prospectus delivery requirements of the Securities Act, except as set forth below, so long as you are able to make the following representations:

     o you are acquiring the exchange notes in the ordinary course of your business;

     o at the time of the consummation of the registered exchange offer, you are not participating in, you do not intend to participate in and you have no arrangement or understanding with any person to participate in the distribution of the 2005 notes or exchange notes within the meaning of the Securities Act; and

     o you are not our "affiliate" within the meaning of Rule 405 under the Securities Act.

     However, we have not sought a no-action letter with respect to the exchange offer and we cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange offer. If you are not able to make the representations set forth in the immediately preceding paragraph, and any such other representations as may be necessary under applicable SEC rules, regulations and interpretations, you are a "restricted holder." As a restricted holder, you will not be able to participate in the exchange offer, you may not rely on the interpretations of the SEC staff set forth in the no-action letters referred to above and you may sell your 2005 notes only in compliance with the registration and prospectus delivery requirements of the Securities Act or under an exemption from the registration requirements of the Securities Act or in a transaction not subject to the Securities Act.

     In addition, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for securities where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." In the registration rights agreement, we agreed to use our best efforts to keep the exchange offer registration statement effective, supplemented and amended as required, to ensure that it is available for such resales of exchange notes during such period.

     Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of exchange notes.

     To the extent 2005 notes are tendered and accepted in the exchange offer, the principal amount of 2005 notes that will be outstanding will decrease with a resulting decrease in the liquidity in the market for the 2005 notes. 2005 notes that are still outstanding following the completion of the exchange offer will continue to be subject to transfer restrictions.

Terms of the Exchange Offer

     Upon the terms and subject to the conditions of the exchange offer described in this prospectus and in the accompanying letter of transmittal, we will accept for exchange all 2005 notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. We wi1l issue $1000 principal amount of exchange notes in exchange for each $1000 principal amount of 2005 notes accepted in the exchange offer. You may tender some or all of your 2005 notes pursuant to the exchange offer. However, 2005 notes may be tendered only in integral multiples of $1000 principal amount.

     The terms of the exchange notes will be in all material respects identical to those of the 2005 notes, except for the elimination of certain transfer restrictions, registration rights, restrictions on holding notes in certificated form and additional interest provisions. The exchange notes will evidence the same debt as the 2005 notes and will be issued under and be entitled to the benefits of the same indenture under which the 2005 notes were issued. The notes will be treated as a single series of debt securities under the indenture. For a description of the terms of the indenture and the notes, see "Description of the Exchange Notes."

     The exchange offer is not conditioned upon any minimum aggregate principal amount of 2005 notes being tendered for exchange. As of the date of this prospectus, an aggregate of $75.0 million principal amount of 2005 notes is outstanding. This prospectus is being sent to all registered holders of 2005 notes. There will be no fixed record date for determining registered holders of 2005 notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act and the U.S. Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the SEC. Holders of 2005 notes do not have any appraisal or dissenters' rights under applicable law or under the indenture in connection with the exchange offer. 2005 notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture relating to the 2005 notes.

     We will be deemed to have accepted for exchange validly tendered 2005 notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of 2005 notes for the purposes of receiving the exchange notes from us and delivering the exchange notes to the tendering holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any 2005 notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under "--Conditions." All 2005 notes ac-cepted for exchange will be exchanged for exchange notes promptly following the expiration date. If we decide for any reason to delay for any period our acceptance of any 2005 notes for exchange, we will extend the expiration date for the same period.

     If we do not accept for exchange any tendered 2005 notes because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, such unaccepted 2005 notes will be returned, without expense, to the holder tendering them or the appropriate book-entry will be made, in each case, as promptly as practicable after the expiration date.

     We are not making, nor is our board of directors making, any recommendation to you as to whether to tender or refrain from tendering all or any portion of your 2005 notes in the exchange offer. No one has been authorized to make any such recommendation. You must make your own decision whether to tender in the exchange offer and, if you decide to do so, you must also make your own decision as to the aggregate amount of 2005 notes to tender after reading this prospectus and the letter of transmittal and consulting with your advisers, if any, based on your own financial position and requirements.

Expiration Date; Extensions; Amendments

     The term "expiration date" means 5:00 p.m., New York City time, on , 2005, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

     If we determine to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice. We will notify the registered holders of 2005 notes of the extension no later than 5:00 p.m., New York City time, on the business day immediately following the previously scheduled expiration date.

     We reserve the right, in our sole discretion:

     o    to delay accepting for exchange any 2005 notes;

     o to extend the exchange offer or to terminate the exchange offer and to refuse to accept 2005 notes not previously accepted if any of the conditions set forth below under "--Conditions" have not been satisfied by the expiration date; or

     o subject to the terms of the registration rights agreement to amend the terms of the exchange offer in any manner.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of 2005 notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the 2005 notes of the amendment.

     During any extension of the exchange offer, all 2005 notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any 2005 notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or earlier termination of the exchange offer.

Interest on the Exchange Notes and the 2005 notes

     Any 2005 notes not tendered or accepted for exchange will continue to accrue interest at the rate of 11% per annum in accordance with their terms. The exchange notes will accrue interest at the rate of 11% per annum from December 15, 2004, the date of the last periodic payment of interest on the 2003 notes. Interest on the exchange notes and any 2005 notes not tendered or accepted for exchange will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2005.

Procedures For Tendering

     Only a registered holder of 2005 notes may tender those 2005 notes in the exchange offer. To tender in the exchange offer:

     o a holder must complete, sign and date the letter of transmittal, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal, together with the 2005 notes and all other documents required by the letter of transmittal, to the exchange agent at one of the addresses set forth below under "--Exchange Agent," before 5:00 p.m., New York City time, on the expiration date; or

     o the exchange agent must receive, before the expiration date, a timely confirmation of a book-entry transfer of the tendered 2005 notes into the exchange agent's account at The Depository Trust Company, or DTC, or the depositary, and timely receipt by the exchange agent of an agent's message (as defined below under "--Book-Entry Transfer") and any other documents required by the letter of transmittal according to the procedure for book-entry transfer described below; or

     o the holder must comply with the guaranteed delivery procedures described below.

     A tender of 2005 notes by a holder that is not withdrawn prior to the expiration date will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     The method of delivery of 2005 notes, letters of transmittal and all other required documents to the exchange agent, including delivery through DTC, is at the holder's election and risk. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. If delivery is by mail, we recommend that holders use certified or registered mail, properly insured, with return receipt requested. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send letters of transmittal or other required documents to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

     Any beneficial owner whose 2005 notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender those 2005 notes should contact the registered holder promptly and instruct it to tender on the beneficial owner's behalf.

     We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered 2005 notes and withdrawal of tendered 2005 notes, and our determination will be final and binding. We reserve the absolute right to reject any and all 2005 notes not properly tendered or any 2005 notes the acceptance of which would, in the opinion of us or our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular 2005 notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer as to any particular 2005 notes either before or after the expiration date, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of 2005 notes for exchange must be cured within such time as we shall determine. Although we intend to notify holders of any defects or irregularities with respect to tenders of 2005 notes for exchange, neither we nor the exchange agent nor any other person shall be under any duty to give such notification, nor shall any of them incur any liability for failure to give such notification. Tenders of 2005 notes will not be deemed to have been made until all defects or irregularities have been cured or waived. Any 2005 notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders or, in the case of 2005 notes delivered by book-entry transfer within DTC, will be credited to the account maintained within DTC by the participant in DTC which delivered such 2005 notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In addition, we reserve the right in our sole discretion (a) to the extent permitted by applicable law, to purchase or make offers for any 2005 notes that remain outstanding after the expiration date, in privately negotiated transactions or otherwise and (b) as set forth below under "--Conditions," to terminate the exchange offer. The terms of any such purchases or offers could differ from the terms of the exchange offer.

     By signing, or otherwise becoming bound by, the letter of transmittal, each tendering holder of 2005 notes (other than certain specified holders) will represent to us that:

     o it is acquiring the exchange notes in the ordinary course of its business;

     o it is not engaging in and does not intend to engage in a distribution of the exchange notes;

     o it has no arrangements or understandings with any person to participate in the exchange offer for the purpose of distributing the exchange notes within the meaning of the Securities Act; and

     o it is not our "affiliate," within the meaning of Rule 405 under the Securities Act, or, if it is our affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     If the tendering holder is a broker-dealer that will receive exchange notes for its own account in exchange for 2005 notes that were acquired as a result of market-making activities or other trading activities, it may be deemed to be an "underwriter" within the meaning of the Securities Act. Any such holder will be required to acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of these exchange notes. However, by so acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Book-Entry Transfer

     The exchange agent will establish a new account or utilize an existing account with respect to the 2005 notes at DTC promptly after the date of this prospectus. Any financial institution that is a participant in DTC's systems may make book-entry delivery of 2005 notes by causing DTC to transfer these 2005 notes into the exchange agent's account in accordance with DTC's procedures for transfer. Exchange for the 2005 notes so tendered will only be made after timely confirmation of this book-entry transfer of 2005 notes into the exchange agent's account and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment from a participant in DTC tendering 2005 notes that are the subject of the book-entry confirmation stating (1) the aggregate principal amount of 2005 notes that have been tendered by such participant, (2) that such participant has received and agrees to be bound by the terms of the letter of transmittal and (3) that we may enforce such agreement against the participant.

     Although delivery of 2005 notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, properly completed and validly executed, with any required signature guarantees, or an agent's message in lieu of the letter of transmittal, and any other required documents, must be delivered to and received by the exchange agent at one of its addresses listed below under "--Exchange Agent," before 5:00 p.m., New York City time, on the expiration date, or the guaranteed delivery procedure described below must be complied with.

     Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

     All references in this prospectus to deposit or delivery of 2005 notes shall be deemed to also refer to DTC's book-entry delivery method.

Guaranteed Delivery Procedures

     Holders who wish to tender their 2005 notes and (1) whose 2005 notes are not immediately available or (2) who cannot deliver a confirmation of book-entry transfer of 2005 notes into the exchange agent's account at DTC, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date or (3) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

     o    the tender is made through an eligible institution;

     o before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, listing the principal amount of 2005 notes tendered, stating that the tender is being made thereby and guaranteeing that, within three business days after the expiration date, a duly executed letter of transmittal together with a confirmation of book-entry transfer of such 2005 notes into the exchange agent's account at DTC, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by such eligible institution with the exchange agent; and

     o the properly completed and executed letter of transmittal and a confirmation of book-entry transfer of all tendered 2005 notes into the exchange agent's account at DTC and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their 2005 notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

     Except as otherwise provided in this prospectus, tenders of 2005 notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at one of its addresses set forth below under "--Exchange Agent." Any notice of withdrawal must:

     o specify the name of the person who tendered the 2005 notes to be withdrawn;

     o identify the 2005 notes to be withdrawn, including the principal amount of such 2005 notes;

     o if certificates for 2005 notes have been delivered or otherwise identified to the exchange agent, be signed by the holder in the same manner as the original signature on the letter of transmittal by which the 2005 notes were tendered and include any required signature guarantees; and

     o if 2005 notes have been tendered pursuant to the procedure for book-entry transfer described above, specify the name and number of the account at DTC to be credited with the withdrawn 2005 notes and otherwise comply with the procedures of DTC.

     We will determine, in our sole discretion, all questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal, and our determination shall be final and binding on all parties. Any 2005 notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the 2005 notes so withdrawn are validly retendered. Properly withdrawn 2005 notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

     Any 2005 notes that are tendered for exchange through the facilities of DTC but that are not exchanged for any reason will be credited to an account maintained with DTC for the 2005 notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.

Conditions

     Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any 2005 notes, and we may terminate the exchange offer as provided in this prospectus prior to the expiration date, if:

     o the exchange offer, or the making of any exchange by a holder of 2005 notes, would violate applicable law or any applicable interpretation of the SEC staff; or

     o    the 2005 notes are not tendered in accordance with the exchange offer;
          or

     o the tendering holder cannot make the representations set forth in the first paragraph under "--Effect of the Exchange Offer" and any such other representations as may be necessary under applicable SEC rules, regulations and interpretations to render available the use of an appropriate form for registration of the exchange notes under the Securities Act; or

     o any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; or

     o any governmental approval has not been obtained which we believe, in our sole discretion, is necessary for the consummation of the exchange offer as outlined in this prospectus.

     These conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions or may be waived by us, in whole or in part, at any time and from time to time in our discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of the right and each right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     If we determine that any of the conditions are not satisfied, we may:

     o refuse to accept and return to the tendering holder any 2005 notes or credit any tendered 2005 notes to the account maintained within DTC by the participant in DTC which delivered the 2005 notes; or

     o extend the exchange offer and retain all 2005 notes tendered before the expiration date, subject to the rights of holders to withdraw the tenders of 2005 notes (see "--Withdrawal of Tenders" above); or

     o waive the unsatisfied conditions with respect to the exchange offer prior to the expiration date and accept all properly tendered 2005 notes that have not been withdrawn or otherwise amend the terms of the exchange offer in any respect as provided under "-- Expiration Date; Extensions; Amendments."

     In addition, we will not accept for exchange any 2005 notes tendered, and we will not issue exchange notes in exchange for any of the 2005 notes, if at that time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Exchange Agent

     The Bank of New York has been appointed as the exchange agent for the exchange offer. All signed letters of transmittal and other documents required for a valid tender of your 2005 notes should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

             BY HAND DELIVERY, REGISTERED MAIL OR OVERNIGHT CARRIER

                              The Bank of New York
                               101 Barclay Street
                                    Floor 7E
                   Corporate Trust Operations, Reorganization
                            New York, New York 10286
                             Attention: Ms. Kin Lau

                             FACSIMILE TRANSMISSION:
                                  212-298-1915
                              Confirm by Telephone:
                                 (212) 815-3750

            FOR INFORMATION WITH RESPECT TO THE EXCHANGE OFFER, CALL:
                     Giselle Guadalupe of the Exchange Agent
                                at (212) 815-6331

     Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

Fees and Expenses

     We will bear the expenses of soliciting tenders. We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone or in person by our officers and employees.

     We will pay the expenses to be incurred in connection with the exchange offer. These expenses include fees and expenses of the exchange agent and the trustee, accounting and legal fees, printing costs, and related fees and expenses.

Transfer Taxes

     Holders of 2005 notes who tender their 2005 notes for exchange notes will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register exchange notes in the name of, or request that 2005 notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

Accounting Treatment

     We will record the exchange notes in our accounting records at the same carrying values as the 2005 notes on the date of the exchange. Accordingly, we will recognize no gain or loss, for accounting purposes, as a result of the exchange offer. Under Mexican GAAP, the expenses of the exchange offer and the unamortized expenses relating to the issuance of the 2005 notes will be amortized over the term of the exchange notes.

Consequences of Failure to Exchange

     Holders of 2005 notes who do not tender and exchange their 2005 notes for exchange notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of the 2005 notes as set forth in the legend printed thereon as a consequence of the issuance of the 2005 notes pursuant to an exemption from the Securities Act and applicable state securities laws. 2005 notes not exchanged pursuant to the exchange offer will continue to accrue interest at 11% per annum, and the 2005 notes will otherwise remain outstanding in accordance with their terms. Holders of 2005 notes do not have any appraisal or dissenters' rights under applicable law in connection with the exchange offer.

     In general, the 2005 notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Upon completion of the exchange offer, holders of 2005 notes will not be entitled to any rights to have the resale of 2005 notes registered under the Securities Act, and we currently do not intend to register under the Securities Act the resale of any 2005 notes that remain outstanding after completion of the exchange offer.

                                 CAPITALIZATION

     Our consolidated capitalization set forth below was calculated in accordance with Mexican GAAP. This table should be read in conjunction with, and is qualified in its entirety by reference to, the information under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

     The following table sets forth our cash and cash equivalents and our capitalization on a consolidated basis as of March 31, 2005:


                                                                               As of
                                                                        March 31, 2005(1)
                                                             ---------------------------------------------
                                                             (Ps. millions)              (US$ millions)(1)
                                                             --------------              -----------------
Cash and cash equivalents......................                  1,255.7                       111.2
                                                             ==============              =================

Total debt:....................................
     Other debt(2).............................                    326.0                        28.9
     2003 notes................................                  1,976.5                       175.0
     2005 notes................................                    847.1                        75.0
                                                             --------------              -----------------
     Total debt................................                  3,149.6                       278.9
     Total stockholders' equity................                  5,652.4                       500.5
                                                             --------------              -----------------
        Total capitalization...................                  8,802.0                       779.4
                                                             ==============              =================
____________________________



(1) Other than liabilities denominated in US dollars, peso amounts have been translated into US dollars, solely for the convenience of the reader, at the rate of 11.2942 pesos per US dollar, the exchange rate on March 31, 2005.

(2) Other debt includes US$5.5 under a Banorte letter of credit facility, US$3.9 under a Santander Serfin letter of credit facility, US$5.1 million to HP Operations (including Compaq Financial Services), US$3.6 million to Arrendadora Banamex, US$2.6 million with other financial institutions, accrued interest as of March 31, 2005 of US$8.0 million with respect to the notes and US$0.2 million with respect to other debt.

                                 EXCHANGE RATES

     On June 10, 2005, the noon buying rate in the spot market for the purchase of US dollars (in nominal pesos per US dollar) was Ps. 10.87 (1) The following table sets forth, for the periods indicated, the period end, average, high and low noon buying rates, in each case for the purchase of US dollars, all expressed in nominal pesos per US dollar.


                                                                        Noon buying rate(1)
Prior Years                                       Period End        Average            High                Low
-----------                                       ----------        -------            ----                ---
Year ended December 31, 2000.............              9.62            9.46              10.09               9.18
Year ended December 31, 2001.............              9.16            9.34               9.97               8.95
Year ended December 31, 2002.............             10.43            9.66              10.43               9.00
Year ended December 31, 2003.............             11.24           10.79              11.41              10.11
Year ended December 31, 2004.............             11.15           11.20              11.33              11.11
____________________________



(1) Source: Federal Reserve Bank of New York.

     The following table sets forth for the period indicated, the high and low noon buying rates, in each case for the purchase of US dollars, expressed in nominal pesos per US dollar.

                                                       Noon buying rate(1)
Month/Year                                         High                  Low
----------                                         ----                  ---
December 2004...............................      11.33                 11.11
January 2005................................      11.41                 11.17
February 2005...............................      11.21                 11.04
March 2005..................................      11.33                 10.98
April 2005..................................      11.23                 11.04
May 2005....................................      11.03                 10.89
____________________________

(1) Source: Federal Reserve Bank of New York.

     The notes constitute substantially all of our indebtedness. Devaluation of the peso in relation to the US dollar will adversely affect our ability to meet our US dollar-denominated obligations, including the notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Risk Factors--Risks Relating to Mexico--We may lose money because of peso devaluation."

     In the past, the Mexican economy has suffered balance of payment deficits and shortages in foreign exchange reserves. While the Mexican government does not currently restrict the ability of Mexican or foreign persons or entities to convert pesos to US dollars, it has done so in the past and may do so in the future. Any such restrictive exchange control policy could adversely affect our ability to make payments in US dollars, and could also have a material adverse effect on our financial condition and results of operations.

                             SELECTED FINANCIAL DATA

     The following table provides our selected historical consolidated financial data for the fiscal years ended December 31, 2000, 2001, 2002, 2003 and 2004. The selected historical consolidated financial data as of December 31, 2004 and 2003 and for the three years ended December 31, 2004 have been derived from our audited consoli-dated financial statements included elsewhere in this prospectus. The selected historical consolidated financial data as of December 31, 2002, 2001 and 2000 and for the two years ended December 31, 2001 have been derived from our audited consolidated financial statements not included in this prospectus. The selected historical consolidated financial data for each of the three month periods ended March 31, 2004 and March 31, 2005 were derived from our unauditied consolidated financial statements included elsewhere in this prospectus.

     Our financial statements have been prepared in accordance with Mexican GAAP, which differs in signifi-cant respects from U.S. GAAP. For a discussion of the significant differences relating to these financial statements and a reconciliation of net income (loss) and shareholders' equity from Mexican GAAP to U.S. GAAP, see note 24 to our consolidated financial statements included elsewhere in this prospectus.

     The information presented below should be read in conjunction with "Use of Proceeds," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements included elsewhere in this prospectus.


                                                                                                       Unaudited
                                                                                                   Three Months Ended
                                                       Year Ended December 31,                         March 31,
                                         2000        2001        2002         2003       2004       2004       2005
                                         ----        ----        ----         ----       ----       ----       ----
                                                (Constant Ps. in millions as of March 31, 2005)
Statement of Income Data:
Revenues........................         1,118.5     2,383.0     2,605.7    3,101.9      3,889.8     904.7    1,118.7
Cost of sales and operating
  expenses......................        (2,056.1)   (2,984.2)   (2,853.0)   2,982.5     (3,635.6)   (830.9)  (1,013.4)
                                       ----------   ---------   ---------  ---------   ----------  --------  ---------
Income (loss) from operations...          (937.6)     (601.2)     (247.3)     119.4        254.2      73.8      105.3
Interest expense, net...........          (258.2)     (426.9)     (448.4)    (211.4)      (259.3)    (64.3)     (79.5)
Foreign exchange gain (loss),
  net...........................           (20.1)      105.9      (656.9)    (339.4)        (7.4)     11.2       (7.1)
Monetary position...............           176.3       230.5       298.0       98.6         65.2      17.0       12.1
Other income (expense), net(1)..            14.0       (32.8)      (29.3)   1,821.6         21.2      14.8       (7.3)
Cash severance and other
  special items.................             --         (67.0)      (34.4)     (11.1)         --
                                       ----------   ---------   ---------  ---------   ----------  --------  ---------
  Income (loss) before income
  taxes and employee profit.....        (1,025.5)     (791.5)   (1,118.3)   1,477.8         73.9      52.5       23.5
Income tax and employee profit
  sharing benefit (expense).....           235.0       170.3       256.8     (524.3)      (151.6)    (19.1)      (9.1)
                                       ----------   ---------   ---------  ---------   ----------  --------  ---------
Net income (loss) from
  continuing operations.........          (790.5)     (621.3)     (861.4)     953.5        (77.7)     33.4       14.4
                                       ==========   =========   =========  =========   ==========  ========  =========
Net income (loss)...............          (790.5)     (621.3)     (861.4)     953.5        (77.7)     33.4       14.4
                                       ==========   =========   =========  =========   ==========  ========  =========
Net income (loss) from
  operations per share..........            (7.2)       (5.1)       (7.0)       0.4          0.0       0.0        0.0

Net income (loss) per share
  data:
Net income (loss) per share:
  Basic.........................            (7.2)       (5.1)       (7.0)       0.4          0.0       0.0        0.0
Income (loss) from continuing
  operations....................          (790.5)     (621.3)     (861.4)     953.5        (77.7)     33.4       14.4
Income (loss) from continuing
  operations per share..........            (7.2)       (5.1)       (7.0)       0.4          0.0       0.0        0.0
Net assets......................

Operating Data:
Depreciation and amortization...           356.4       685.0       861.2      914.3      1,008.6     241.0      262.3
Investment in fixed assets (end
  of period)....................         3,276.3     1,681.7       600.7      488.9      1,544.0     202.8      352.1
Net Cash Flow:
  Operating activities..........          (659.1)     (322.6)      (12.3)     169.6      1,191.7     102.5       72.2
  Investing activities..........        (3,375.9)   (1,694.8)     (602.2)    (591.5)    (1,615.2)   (213.8)    (371.9)
  Financing activities..........         4,081.6     2,004.3       819.5    1,150.7        (94.3)    (76.0)     996.9
                                       ----------   ---------   ---------  ---------   ----------  --------  ---------
Total net cash flows............            46.6       (13.1)      205.5      728.8       (517.8)   (187.3)     697.2


                                      -38-

                                                                                                       Unaudited
                                                                                                   Three Months Ended
                                                       Year Ended December 31,                         March 31,
                                         2000        2001        2002         2003       2004       2004       2005
                                         ----        ----        ----         ----       ----       ----       ----
                                                (Constant Ps. in millions as of March 31, 2005)

Ratio of earnings to fixed
  charges under Mexican GAAP(2).           N/A         N/A         N/A          5.7x         1.2x      1.6x       1.2x
Ratio of earnings to fixed
  charges under US GAAP(2)......           N/A         N/A         N/A         10.4x         1.2x      1.7x       1.2x
Total access lines in service
  (in thousands) (end of period)
  Business......................            72.5       121.0       116.4      132.4        177.6     141.4      191.3
  Residential...................           144.3       169.1       178.7      216.7        275.9     227.8      298.9
                                       ----------   ---------   ---------  ---------   ----------  --------  ---------
  Total.........................           216.8       290.1       295.1      349.1        453.5     369.2      490.2
                                       ==========   =========   =========  =========   ==========  ========  =========



                                                          As of December 31,                        As of March 31,
                                         2000        2001         2002        2003       2004       2004       2005
                                         ----        ----         ----        ----       ----       ----       ----
                                                  (Constant Ps.  in millions as of March 31, 2005)
Balance Sheet Data:
Cash and cash equivalents..........       155.5        142.4        347.4   1,076.3       558.5      889.0     1,255.7
Net working capital investment.....       (70.2)       144.6        (92.8)     56.9       (57.7)     250.5       158.2
Total assets.......................     7,491.0      8,571.4      8,589.6   8,637.4     8,701.1    8,608.5     9,573.8
Total debt.........................     4,424.3      5,212.3      5,882.3   2,304.9     2,210.7    2,231.6     3,149.6
Total liabilities..................     5,158.5      5,811.1      6,637.7   2,919.0     3,061.3    2,864.8     3,921.4
Total shareholders' equity.........     2,332.5      2,760.3      1,951.9     5,718.4   5,640.4    5,743.7     5,652.4
Net assets.........................     4,796.3      6,161.7      5,755.9   5,573.7     6,099.7    5,754.2     6,433.4
Capital stock......................     3,191.1      4,273.8      4,329.0   7,159.2     7,159.2    7,159.2     7,159.2
Shares outstanding (in millions)....      110.1        122.6        122.6   2,533.7     2,533.7    2,533.7     2,533.7



Data in Accordance with US GAAP(3):
                                                                                                  Three Months Ended
                                                       Year Ended December 31,                         March 31,
                                         2000        2001        2002         2003       2004      2004        2005
                                         ----        ----        ----         ----       ----      ----        ----
                                                 (Constant Ps. in millions as of March 31, 2005)
Financial Data:
Income (loss) from operations....      (1,067.0)     (606.4)      (131.5)       181.6       257.5     83.7      107.8
Income (loss) from continuing
  operations.....................      (1,210.3)     (648.6)    (1,004.7)     2,910.9        73.8     64.1       26.9
Net income (loss)................      (1,210.3)     (648.6)    (1,004.7)     2,910.9        73.8     64.1       26.9
Net income (loss) from
  operatings per share...........         (11.0)       (5.3)        (8.2)         1.1         0.0      0.0        0.0
Net assets.......................       4,797.6     6,187.0      5,801.9      5,600.0     6,123.7  6,838.7    6,458.2
Capital stock....................       3,191.1     4,273.8      4,329.0      5,798.5     5,798.5  5,798.5    5,798.5
Shares outstanding...............         110.1       122.6        122.6    2,533.7       2,533.7  2,533.7    2,533.7
Total assets ....................       6,776.7     7,774.3      7,570.5      8,183.3     8,397.5  8,177.7    9,288.6
Total debt ......................       4,424.3     5,212.3      5,882.3      2,304.9     2,210.7  2,231.6    3,149.6
Total shareholders' equity              1,320.5     1,733.0        792.8      5,157.5     5,231.0  5,209.5    5,255.5
  (deficit)......................
____________________________



(1) Other income for the year ended December 31, 2003 includes a net gain of Ps. 1,974.6 (US$174.8 million) due to our repurchase of certain debt. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Debt Repurchase."

(2) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as our income from operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of debt issuance costs and 33% of lease payments, which represents the amounts considered to be the interest factor. According to Mexican GAAP, earnings in 2000, 2001 and 2002 were insufficient to cover fixed charges by Ps. 669.5 million, Ps. 246.5 million and Ps. 563.0 million, respectively. According to U.S. GAAP, earnings in 2000, 2001 and 2002 were insufficient to cover fixed charges by Ps. 796.5 million, Ps. 98.9 million and Ps. 447.1 million, respectively.

(3) Reconciled in accordance with Note 24 of our consolidated financial statements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our financial statements and the notes thereto included elsewhere in this prospectus. The following discussion includes certain forward-looking statements. For a discussion of important factors, including the continuing development of our business, actions of regulatory authorities and competitors and other factors which could cause actual results to differ materially from the results referred to in the forward-looking statements, see "Risk Factors."

Overview

     We provide bundled local and long distance voice services, as well as data and internet services. Our integrated service offering enables us to maximize the recurring revenue received from each customer, increasing the return achieved on our investment in infrastructure, sales and marketing and distribution. Long distance services, for example, have been a significant source of revenue, but would not be cost-effective to provide as a stand-alone service offering because of the significant downward pricing pressure on long distance services in Mexico. In addition, we believe we have found that customers prefer to purchase their telecommunications services from a single provider and receive a single bill. We believe customer loyalty is increased with the provision of additional services, resulting in a lower customer churn rate.

Key Performance Indicators

     Management evaluates the performance of the Company by tracking the following indicators:

                             2002                           2003                            2004                2005
                 -----------------------------   -----------------------------  ------------------------------  ----
                    Q1      Q2      Q3      Q4      Q1      Q2      Q3     Q4      Q1     Q2      Q3       Q4      Q1
                 -----   -----   -----   -----   -----   -----   -----   -----  -----   -----  ------- ------- -------
Revenues(1)(4)...598.1   651.8   665.6   690.1   706.3   754.5   793.4   847.7  904.7   933.6  1,003.6 1,048.0 1,118.7
Cost of
Revenues and
Operating
Expenses(1)(4)..(502.0) (508.8) (494.8) (486.2) (486.7) (515.2) (518.9) (547.4) (589.9)(615.0) (676.2) (745.9) (751.1)
Access
Lines(2)(4)......290.7   285.7   289.0   295.1   300.2   311.1   332.7   349.1  369.2   388.2   418.0   453.5   490.2
Average
Revenue Per
User (3)(4)......608.9   672.3   685.8   697.6   696.0   723.1   713.0   693.3  676.6   681.2   673.8   638.0   627.9
_________________________________


(1)  Amounts in constant Ps. in millions as of March 31, 2005.

(2)  Amounts in thousands at end of period.

(3)  Amounts in constant Ps. as of March 31, 2005.

(4)  All figures are unaudited.


Revenues

     We derive our revenues from:

     o Local calling services. We generate revenue by enabling our customers to originate and receive an unlimited number of calls within a defined local service area. Customers are charged an initial fee for activating the service, a flat monthly fee for basic service, a per call fee and a per minute usage fee for calls completed on a cellular line ("calling party pays," or CPP, calls).

     o Long distance services. We generate revenues by providing long distance services for our customers' completed calls.

     o Other services. We generate revenues by providing other services to our customers, which include internet, data, interconnection and dedicated private line service, as well as value-added services such as caller ID, call waiting, call forwarding and voicemail.

     The following summarizes our revenues and percentage of revenues from operations from these sources:


                                       Revenues (1)                                    % of Revenues
                       -----------------------------------------------  --------------------------------------------
                                                               Three                                       Three
                                                              Months                                       Months
                                                               Ended                                         Ended
                             Year Ended December 31,         March 31,      Year Ended December 31,        March 31,
   Revenue Source       2001      2002     2003      2004     2005      2001     2002     2003     2004      2005
   --------------       ----      ----     ----      ----     ----      ----     ----     ----     ----      ----
Local calling
services.............  Ps.1,761.0  Ps.1,946.8  Ps.2,317.0   Ps.2,742.2    785.8     73.9%     74.7%    74.7%  70.5%    702.%
Long distance
services.............       318.5       307.9       314.6        384.7    100.9     13.4%     11.8%    10.1%   9.9%     9.0%
Other services.......       303.5       351.0       470.4        763.0    232.0     12.7%     13.5%    15.2%  19.6%    20.7%
                       ----------  ----------  ----------   ----------  -------   -------   -------  ------- ------   ------
Total................  Ps.2,383.0  Ps.2,605.7  Ps.3,101.9   Ps.3,889.8  1,118.7    100.0%    100.0%   100.0% 100.0%   100.0%
                       ==========  ==========  ==========   ==========  =======   =======   =======  ======= ======   ======
_______________________________


(1) Amounts in constant Ps. in millions as of March 31, 2005.


Cost of Revenues and Operating Expenses

     Our costs are categorized as follows:

     o Cost of revenues include expenses related to the termination of our customers' cellular and long distance calls in other carriers' networks, as well as expenses related to billing, payment processing, operator services and our leasing of private circuit links.

     o Operating expenses include costs incurred in connection with general and administrative matters, including compensation and benefits, the costs of leasing land related to our operations and costs associated with sales and marketing and the maintenance of our network.

     o Depreciation and amortization includes depreciation of all communications network and equipment and amortization of preoperating expenses and the cost of spectrum licenses.

      Access Lines

     Our access lines are separated into residential and business categories. We determine the number of our total access lines by adding to the ending balance of access lines from the previous period the gross installed access lines during such period and then subtracting any access lines that were disconnected during such period. By then determining the number of access lines in a particular geographic market, we are able to estimate our share of that market.

      Average Revenue Per User (ARPU)

     Average revenue per user is used as an industry-standard measurement of a telecommunications company's ability to maximize the amount of revenue it derives from each customer in light of the amount of capital expenditures made to attract such customer. This measurement allows us to gauge our return on investment as compared with both our domestic competitors in Mexico as well as other telecommunication services providers abroad.

Debt Repurchase

     During the first quarter of 2003, we implemented a significant restructuring of our debt and equity and entered into agreements to replace our most significant supply contracts. From the commencement of the roll-out of our network, Nortel Networks had been our main supplier of network equipment and our most significant lender. As of December 31, 2002, our total indebtedness to Nortel Networks was US$511.5 million. After extensive negotiations, we agreed with Nortel to repurchase this debt in exchange for (i) non-voting shares of our stock representing 9.9% of our total outstanding shares, (ii) a cash payment of US$125.2 million and (iii) a promissory note in the face amount of US$24.2 million. These debt repurchase transactions resulted in a net gain for financial statement purposes of US$168.9 million recorded in March 2003 and additional shareholder's equity of US$60.0 million. Although there was no negative impact on our cash flow in terms of accrued tax liabilities in connection with these transactions, we did decrease our accumulated Net Operating Losses and tax loss carryforwards due to the financial gain. In December 2003, the promissory note in the amount of US$24.2 million in favor of Nortel was repaid in full with the net proceeds received in connection with the issuance of the 2003 notes.

     As part of the Nortel debt repurchase transaction, we renegotiated our supply arrangements with Nortel, and entered into five agreements: three agreements relating to the provision of fixed wireless access equipment, and two agreements relating to the provision of non-fixed wireless access equipment. Under such agreements, we assumed certain purchase obligations, including: (i) the obligation to purchase not less than 25,000 RSS units (customer premise equipment) in year 2003; 20,000 customer premise equipment units in year 2004; 25,000 customer premise equipment units in year 2005; 30,000 customer premise equipment units in year 2006; and 35,000 customer premise equipment units in year 2007; (ii) the obligation to purchase not less than 20 radio base station units in year 2003; 30 radio base station units in year 2004; and 20 radio base station units in each of years 2005, 2006 and 2007; (iii) the obligation to purchase a minimum amount of US$0.6 million during year 2003 and US$2.1 million during each of the following four years. In addition, as part of these agreements, we are obligated to make yearly payments of US$3.8 million for technical services regarding our fixed wireless access platform. On December 23, 2003, Airspan Communications Limited ("Airspan") acquired Nortel's fixed wireless access business, assuming Nortel's rights and obligations under some of these agreements.

     Bell Canada International Limited, a former shareholder, was also a party to a certain Technical Services Agreement and a Secondment Agreement with us. BCI has embarked upon a Canadian court ordered plan of dissolution. In connection with our on-going capital needs and BCI's plans to dissolve, we agreed to pay BCI US$15.6 million to terminate all the rights and obligations of both parties under the two agreements, including our obligation to pay fees in the future based on our financial performance, and in full settlement of any and all claims that BCI may have against us arising out of or related to the Secondment Agreement and the Technical Services Agreement that we previously entered into. Such US$15.6 million amount was evidenced by a cash payment of US$2.7 million on May 30, 2003 and three non-negotiable promissory notes: (a) US$1.1 million paid on June 30, 2003; (b) US$1.1 million paid on September 20, 2003; and (c) US$1.1 million payable on December 31, 2003. In addition, we issued in favor of BCI another promissory note with a future value of US$9.3 million payable in June 2006. Due to these transactions with BCI, in 2003 we recorded an extraordinary expense of US$10.7 million. In December 2003, all amounts owed to BCI were repaid in full with the net proceeds received in connection with the issuance of the 2003 notes.

     Finally, in connection with the foregoing transactions, on February 28, 2003 we issued a capital call to our existing shareholders for the subscription and payment of shares representing additional capital of US$60.0 million. Certain of our shareholders assigned their subscription rights with respect to such shares to some of their shareholders or members. As a result, the number of our shareholders increased from 3 to 11. However, each of our new shareholders was already an indirect shareholder of ours through their equity interest in the respective holding companies that have owned our stock since our formation. As is required under Mexican law, Mexican shareholders continue to own more than 51% of our voting stock.

Period Over Period Comparisons

Three Months Ended March 31, 2005 Compared with Three Months Ended March 31,
2004

      Revenues from Operations

     Revenues from operations increased to Ps. 1,118.7 million for the three month period ended March 31, 2005 from Ps. 904.7 million for the three month period ended March 31, 2004, an increase of Ps. 214.0 million, or 24%. The number of access lines increased to 490,231 from 369,231, an increase of 33%, and our average revenue per user decreased to Ps. 627.9 from Ps. 676.6. During the year 2004, we expanded our coverage to six new cities as a result of which, combined with new and innovative commercial offers, we were able to increase the number of lines in service, having a favorable impact on 2004 revenues.

     Local services. Local service revenues increased to Ps. 785.8 million for the three month period ended March 31, 2005 from Ps. 628.9 million for the three month period ended March 31, 2004, an increase of Ps. 156.9 million, or 25%. These increases were primarily due to higher monthly rent and cellular consumption driven by specifically targeted offers to capture high consumption customers. Lines in service increased due to geographic expansion.

     Long distance services. Long distance services revenues increased to Ps.
100.9 million for the three month period ended March 31, 2005 from Ps. 89.4 million for the three month period ended March 31, 2004, an increase of Ps. 11.5 million, or 13%. This is a consequence of a higher number of access lines.

     Other services. Revenue from other services increased to Ps. 232.0 million in the three month period ended March 31, 2005 from Ps. 186.5 million during the three month period ended March 31, 2004 , an increase of Ps. 45.5 million, or 24%. The increase was due to a higher termination of calls in our network, increase in international traffic through our international gateway and more subscription to our value added services.

     Cost of Revenues and Operating Expenses

     Cost of Revenues. Cost of revenues from operations increased to Ps. 351.8 million for the three month period ended March 31, 2005 from Ps. 281.4 million in the three month period ended March 31, 2004, an increase of Ps. 70.4 million, or 25%. This increase was due primarily to a Ps. 34.5 million increase in our underlying costs related to calling party pays calls, and Ps. 19.2 increased long distance costs due to additional access lines installed during the year.

     Operating expenses. Operating expenses for the three month period ended March 31, 2005 increased Ps. 90.7 million, to Ps. 399.3 million. During the three month period ended March 31, 2004 this amount was Ps. 308.6 million. This increase was attributable primarily to increases in rents, salaries, maintenance and outsourcing fees, which were in connection with our geographic expansion. The increase in expenses was partially offset by an uncollectible reserve reduction attributable to our more stringent collection policies.

     Depreciation and Amortization. Depreciation and amortization increased to Ps. 262.3 million for the three month period ended March 31, 2005 from Ps. 241.0 million for the three month period ended March 31, 2004, an increase of Ps. 21.3 million, or 9%. This increase in depreciation and amortization reflects the Company's growth and capital expenditures.

Year Ended December 31, 2004 Compared with Year Ended December 31, 2003

      Revenues from Operations

     Revenues from operations increased to Ps. 3,889.8 million for year 2004 from Ps. 3,101.9 million for the year ended 2003, an increase of Ps. 787.9 million, or 25%. The number of access lines increased to 453,519 from 349,144, an increase of 30%, and our average revenue per user decreased to Ps. 666.3 from Ps. 706.1. During the year 2004, we expanded our coverage to six new cities as a result of which, combined with new and innovative commercial offers we were able to increase the number of lines in service, having a favorable impact on the 2004 revenues.

     Local services. Local service revenues increased to Ps. 2,742.2 million for year 2004 from Ps. 2,317.0 million for the year ended 2003, an increase of Ps.
425.2 million, or 18%. These increases were primarily due to higher monthly rent and cellular consumption driven by specifically targeted offers to capture high consumption customers.

     Long distance services. Long distance services revenues increased to Ps.
384.7 million for 2004 from Ps. 314.6 million for 2003, an increase of Ps. 70.1 million, or 22%. This is a consequence of a higher number of access lines.

     Other services. Revenue from other services increased to Ps. 763.0 million in the year 2004 from Ps. 470.4 million during 2003, an increase of Ps. 292.6 million, or 62%. The increase was due to a higher termination of calls in our network, increase in international traffic through our international gateway and more subscription of our value added services.

      Cost of Revenues and Operating Expenses

     Cost of Revenues. Cost of revenues from operations increased to Ps. 1,238.6 million for 2004 from Ps. 858.9 million in 2003, an increase of Ps. 379.6 million, or 44%. This growth was due primarily to a Ps. 225.4 million increase in our underlying costs related to calling party pays calls, and Ps. 149.7 increased long distance costs due to our augment in access lines during the year.

     Operating expenses. Operating expenses for the year 2004 grew Ps. 179.3 million, totaling Ps. 1,388.5 million. During the year 2003 this amount was Ps. 1,209.2 million. This increase was attributable primarily to in-creases in rents, salaries, maintenance and outsourcing fees, which were in connection with our geographical expansion. Also the increase in expenses was partially offset by an uncollectible reserve reduction attributable to our more stringent collection policies.

     Depreciation and Amortization. Depreciation and amortization from continuing operations increased to Ps. 1,008.6 million for 2004 from Ps. 914.3 million for the year 2003, an increase of Ps. 94.3 million, or 10%. This increase in depreciation and amortization reflects the Company's growth and capital expenditures.

Year Ended December 31, 2003 Compared with Year Ended December 31, 2002

     Revenues from Operations

     Revenues from operations increased to Ps. 3,101.9 million for year 2003 from Ps. 2,605.7 million for the year ended 2002, an increase of Ps. 496.2 million, or 19%. The number of access lines increased to 349,144 from 295,141, an increase of 18%, and our average revenue per user increased to Ps. 706.1 from Ps. 666.1. During the year 2003, we launched new and innovative commercial offers, thus allowing us to increase the number of lines in service, which had a favorable impact on the 2003 revenues.

     Local services. Local service revenues increased to Ps. 2,317.0 million for the year ended 2003 from Ps. 1,946.8 million for the year ended 2002, an increase of Ps. 370.2 million, or 19%. These increases were primarily due to higher monthly rent and cellular consumption driven by specifically targeted offers to capture high consumption customers.

     Long distance services. Long distance services revenues increased to Ps.
314.6 million for the year ended 2003 from Ps. 307.9 million for the year ended 2002, an increase of Ps. 6.7 million, or 2%. This is a consequence of a higher number of lines in use during the year.

     Other services. Revenue from other services increased to Ps. 470.4 million in 2003 from Ps. 351.0 million in 2002, an increase of Ps. 119.4 million, or 34%. The increase was due to different factors, including but not limited to the following: higher termination of calls in our network, increase in international traffic through our international gateway and more subscription of our value added services.

     Cost of Revenues and Operating Expenses

     Cost of Revenues. Cost of revenues from operations increased to Ps. 858.9 million for the year ended 2003 from Ps. 650.5 million for the year ended 2002, an increase of Ps. 208.4 million, or 32%. This increase was due primarily to a Ps. 208.2 million increase in our underlying costs related to calling party pays call revenues.

     Operating expenses. Operating expenses decreased to Ps. 1,209.2 million for the year ended 2003 from Ps. 1,341.3 million for the year ended 2002, a decrease of Ps. 132.1 million, or 10%. This decrease was attributable mainly to the improvements made on collections policies/processes which resulted in less provision for doubtful accounts.

     Depreciation and Amortization. Depreciation and amortization from continuing operations increased to Ps. 914.3 million for the year ended 2003 from Ps. 861.2 million for the year ended 2002, an increase of Ps. 53.1 mil-lion, or 6%. This increase in depreciation and amortization goes in line with the Company's growth and investments.

Year Ended December 31, 2002 Compared with Year Ended December 31, 2001

     Revenues from Operations

     Revenues from operations increased to Ps. 2,605.7 million for year 2002 from Ps. 2,383.0 million for the year ended 2001, an increase of Ps. 222.7 million, or 9%. The number of access lines increased to 295,141 from 290,132, an increase of 2%, and our average revenue per user increased to Ps. 666.1 from Ps.
612.6. During the year 2001, we commenced offering our services in three new cities, Puebla, Toluca and Leon, which contributed positively to the increase in revenue and customer base in 2002. We derived our revenues from the following sources:

     Local services. Local service revenues increased to Ps. 1,946.8 million for the year ended 2002 from Ps. 1,761.0 million for the year ended 2001, an increase of Ps. 185.8 million, or 11%. This increase was primarily due to the increase in consumption levels in cellular and measured service on a per line basis as a result of the acquisition of high consumption customers through the development of offers specifically targeted to such customers.

     Long distance services. Long distance services revenues decreased to Ps.
307.9 million for the year ended 2002 from Ps. 318.5 million for the year ended 2001, a decrease of Ps. 10.6 million, or 3%, due to a lower consumption on a per line basis following the introduction of alternative options to complete long distance traffic, like trunking services, voice over IP, among others.

     Other services. Revenue from other services increased to Ps. 351.0 million in 2002 from Ps. 303.5 million in 2001, an increase of Ps. 47.5 million, or 16%.

     Cost of Revenues and Operating Expenses

     Cost of Revenues. Cost of revenues from operations increased to Ps. 650.5 million for the year ended 2002 from Ps. 553.9 million for the year ended 2001, an increase of Ps. 96.6 million, or 17%. This increase was due primarily to a Ps. 135.3 million increase in our underlying costs related to calling party pays call revenues, which was partially offset by a decrease in the cost of investing related to a reduction in gross additions over the prior year.

     Operating expenses. Operating expenses from operations decreased to Ps. 1,341.3 million for the year ended 2002 from Ps. 1,745.3 million for the year ended 2001, a decrease of Ps. 404.0 million, or 23%. This de-crease was attributable primarily to a significant reduction in bad debt expense due to an improved customer profile, as well as a significant rationalization of our workforce.

     Depreciation and Amortization. Depreciation and amortization from continuing operations increased to Ps. 861.2 million for the year ended 2002 from Ps. 685.0 million for the year ended 2001, an increase of Ps. 176.2 million, or 26%. This increase in depreciation and amortization expense reflects the continuing expansion of our asset base.

Liquidity and Capital Resources

     We have relied primarily on vendor financing, private equity contributions, internal cash from operations and the proceeds from the 2003 notes, 2005 notes and bank debt to fund our operations, capital expenditures and working capital requirements. After giving effect to the offerings of the notes and the net proceeds therefrom, we believe that we will be able to meet our debt service obligations and fund our operating requirements in the future with cash flow from operations, although no assurance can be given in this regard. We will continue to focus on investments in fixed assets and working capital management, including the collection of accounts receivable and management of accounts payable. Net cash provided by operating activities was Ps. 1,191.7 million, Ps.
169.6 million and Ps. (12.3) million for the years ended December 31, 2004, 2003 and 2002, respectively and Ps. 72.2 million for the three month period ended March 31, 2005.

     Net cash used in investing activities was Ps. 1,615.2 million, Ps. 591.5 million and Ps. 602.2 million for the years ended December 31, 2004, 2003 and 2002, respectively, and PS. 371.9 for the three month period ended March 31, 2005. These cash flows primarily reflect investments in fixed assets of Ps. 1,544.0 million, Ps. 488.9 million and Ps. 600.1 million for the years ended December 31, 2004, 2003 and 2002, respectively and Ps. 352.1 million for the three month period ended March 31, 2005.

     Net cash provided by (used in) financing activities from continuing operations was Ps. (94.3) million, Ps. 1,150.7 million and Ps. 819.5 million for the years ended December 31, 2004, 2003 and 2002, respectively and Ps. 996.9 million for the three month period ended March 31, 2005.

     Since our inception, we have invested over Ps. 9,740.3 million as we built out our infrastructure. Our total investment in fixed assets was approximately Ps. 1,544.0 million in 2004. We expect to make additional investments in future years as we selectively expand our network into other areas of Mexico in order to exploit market opportunities as well as to maintain our existing network and facilities.

     Market risks

     Our primary foreign currency exposure relates to our U.S. dollar-denominated debt. Most of our debt obligations at March 31, 2005 were denominated in U.S. dollars. Therefore, we are exposed to currency exchange rate risks that could significantly affect our ability to meet obligations. On March 29, 2004, we entered into a swap transaction under which we will pay the swap counterparty approximately Ps. 79 million semiannually and, on the same date, the swap counterparty will pay us approximately US$6.2 million. This transaction will cease in December 2008.

     In certain events we will have to transfer collateral to the swap counterparty to protect it from exposure to us arising from the swap transaction.

     Prior to entering into foreign currency hedging contracts, we evaluate the counterparties' credit ratings. Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed to perform as contracted. We do not currently anticipate non-performance by such counterparties.

     The exchange rate of the peso to the U.S. dollar is a freely floating rate and the peso has experienced significant devaluation in previous years. Any significant decrease in the value of the peso relative to the U.S. dollar in the near term may have a material adverse effect on our results of operations and financial condition, including our ability to repay or repurchase the notes.

     Capitalization of preoperating expenses

     We commenced commercial operations in June 1999. As permitted under Mexican GAAP, during our pre-operating stage we were able to capitalize all of our general and administrative expenses and our net comprehensive cost of financing.

     Beginning in June 1999, we are required to amortize all previously capitalized general and administrative expenses and to depreciate all previously capitalized net comprehensive cost of financing. These capitalized preoperating expenses are amortized on a straight-line basis for a period not exceeding ten years.

     Summary of contractual obligations

     The following table discloses aggregate information about our contractual obligations and the periods in which payments are due.



                                                                         Payments due by period
                                                    -----------------------------------------------------------------
                                                                  Less than 1                            More than 5
                                                       Total          year      1-3 years   3-5 years       years
                                                    ------------  ------------  ---------   ---------    ------------
                                                                           (US $ in millions)
Contractual obligations:
Debt maturing within one year.................      $       16.0       $  16.0        --         --               --
Long-term debt................................             254.6           --    $    4.6        --        $   250.0
Operating leases..............................               8.9           2.9        6.0        --               --
Nortel/Airspan................................              35.0          34.8        0.2        --               --
Total contractual cash obligation.............      $      314.5       $  53.7   $   10.8      $ 0.0       $   250.0
                                                    ============       =======   ========     =======      ==========


US GAAP Reconciliation

     We describe below the principal differences between Mexican GAAP and US GAAP. See Note 24 to the audited consolidated financial statements for reconciliation to US GAAP of shareholders' equity and net loss for the respective periods presented.

     Recognition of the effects of inflation on financial information. Under Mexican GAAP, the effects of inflation are reflected in financial statements. Such a convention has no counterpart under US GAAP. However, although Mexican GAAP includes the effects of inflation in financial statements, the SEC does not require the restatement of financial statements to reconcile the effects of the Mexican GAAP inflation accounting.

     Preoperating expenses. Under Mexican GAAP, all expenses incurred while a company is in the preoperating or development stages are deferred and considered as a component of a company's assets. Such capitalized expenses are amortized on a straight-line basis for a period not exceeding 10 years after the corresponding asset commences operations. According to US GAAP, such preoperating or development expenses are expensed and reported as a deficit to shareholders' equity recorded during the developing stage.

     Deferred income tax and employees statutory profit sharing. Under Mexican GAAP deferred income tax is accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax and employees' statutory profit sharing is recognized only for timing differences arising from the reconciliation of book income to income for profit sharing purposes, on which it may reasonably be estimated that a future liability or benefit will arise and provided there is no indication that the liabilities or benefits will not materialize. Under US GAAP, deferred income tax and employees statutory profit sharing are determined under the asset and liability method recognizing the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards.

     Statement of changes in financial position. In accordance with Mexican GAAP, we present statements of changes in financial position in constant pesos. This presentation identifies the generation and application of resources representing differences between beginning and ending financial statements balances in constant pesos.

     The changes in the consolidated financial statement balances included in our audited consolidated financial statements constitute cash flow activity stated in constant pesos (including monetary losses which are considered as cash losses in the financial statements presented in constant pesos). SFAS No. 95 does not provide guidance with respect to inflation adjusted financial statements. However, US GAAP requires that non-cash financing and investing transactions should be excluded from the statement of cash flows and reported in related disclosures.

     Vacations. Under Mexican GAAP, vacation expenses were recognized when taken, rather than in the period when they are earned by an employee, as is required under US GAAP. Beginning in January of 2003, Mexican GAAP required the recognition of vacation expense when earned.

     Severance. Under Mexican GAAP, severance payments should be recognized in earnings in the period in which they are paid, unless such payments are used by an entity as a substitution for pension benefits, in which case, they should be treated as a pension plan. Under US GAAP, post-employment benefits for former or inactive employees, excluding retirement benefits, are accounted for under the provisions of SFAS No. 112, which requires recognition of certain benefits, including severance, over an employee's service life.

     Capitalization of interest. In accordance with Mexican GAAP, capitalization of interest or, during inflationary periods, comprehensive cost of financing or income incurred in the period of construction and installation of an asset is permitted. The interest to be capitalized is that of the specific financing obtained for the construction of the related asset. Under US GAAP, capitalization of interest is required for certain qualifying assets that require a period of time to get them ready for their intended use. The amount of interest to be capitalized is that portion of the interest cost incurred during the assets' acquisition period that theoretically could have been avoided if expenditures for the assets had not been made, and is not limited to indebtedness attributable to the asset.

Devaluation and Inflation

     On December 20, 1994, the Mexican government responded to exchange rate pressures by increasing the upper limit of the then existing free market peso/US dollar exchange rate band by 15% and, two days later, by eliminating the band to allow the peso to fluctuate freely against the US dollar. This resulted in a major devaluation of the peso relative to the US dollar. While the noon buying rate had been Ps. 3.45 per US$1.00 on December 19, 1994, by December 31, 1994 the noon buying rate had fallen to over Ps. 5.00 per US$1.00, representing a 44.9% devaluation. The peso continued to decline against the US dollar during 1995, closing at a noon buying rate of Ps. 7.74 per US$1.00 on December 31, 1995, which represented a 54.8% devaluation relative to the US dollar for the year.

     The Mexican economy began to recover in 1996 and 1997, as exchange rates stabilized, inflation decreased and real gross domestic product grew by 5.2% and 6.8%, respectively. However, the financial crisis in Asia and Russia, together with the weakness in the price of oil in 1998, which is a significant source of revenue for the Mexican government, contributed to renewed weakness in the peso, which devalued 22.7% relative to the US dollar. In 1999, the peso appreciated 4.2% relative to the US dollar. From 1999-2000, the peso-to-dollar denominated exchange rate remained relatively stable. In 2001, the peso-to-dollar exchange rate showed a slight recovery of 4.8% from Ps. 9.62 on December 31, 2000 to Ps.
9.16 on December 31, 2001. However, in 2002, the peso devaluated 13.9% relative to the US dollar. In 2003, the peso devalued approximately 7.7% relative to the US dollar.

     Peso devaluation has contributed to sharp increases in inflation. Inflation, which had been 7.1% in 1994, increased to 52.0% and 27.7% in 1995 and 1996, respectively. After a reduction to 15.7% in 1997, inflation was 18.6% in 1998. In 1999, 2000 and 2001, the inflation rate decreased to 12.3%, 9.0% and 4.4%, respectively. In 2002, 2003 and 2004, the inflation rate was 5.7%, 4.0% and 5.5%, respectively.

     The general economic conditions in Mexico resulting from a devaluation of the peso and inflation may have a negative impact on our results of operations and financial condition, primarily as a result of:

     o the resulting decrease in the purchasing power of Mexican consumers, which results in a decrease in the demand for telephony services;

     o our inability, due to competitive pressures, to increase our prices in line with inflation; and

     o an increase in the peso-carrying amount of our US dollar-denominated debt, reflecting the additional amounts of pesos required to meet such debt.

     See "Risk Factors--Risks Relating to Mexico--We may lose money because of peso devaluation."

Recent Accounting Pronouncements

     Financial instruments with characteristics of liabilities, equity, or both

     In May 2003, the Mexican Institute of Public Accountants issued Bulletin C-12, "Financial Instruments with Characteristics of Liabilities, Equity, or Both." Bulletin C-12 is effective for fiscal years beginning after December 31, 2003, although earlier application is permitted. Bulletin C-12 combines regulations contained in other bulletins related to the issuance of complex financial instruments and adds regulations necessary for a comprehensive resolution of general problems. Bulletin C-12 also defines the basic differences between liabilities and equity; establishes rules for the classification and valuation of the liability and equity components of combined financial instruments upon initial recognition and establishes rules for the disclosure of combined financial instruments. Under Bulletin C-12 financial instruments should be classified as liabilities or equity at the beginning of the year of adoption and comparative financial information for prior years should not be restated, nor a cumulative-effect-type adjustment recognized in the year of adoption. We estimate that the adoption of the new Bulletin C-12 will not have a material effect on our financial position or results of operations.

     Recent accounting pronouncements under US GAAP

     In December 2004, the FASB issued FASB Statement No. 123 (revised 2004), Share-Based Payment, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. This Statement is a revision to Statement 123 and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. For nonpublic companies, this Statement will require measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock options. Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. This Statement will be effective for the Company as of January 1, 2006.

     In December 2004, the FASB issued FASB Statement No. 153, Exchanges of Non-monetary Assets, which eliminates an exception in APB 29 for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. This Statement will be effective for the Company for non-monetary asset exchanges occurring on or after January 1, 2006.

Critical Accounting Policies

     Our consolidated financial statements included elsewhere in this annual report have been prepared in accordance with Mexican GAAP, which differ in significant respects from respects from US GAAP. See Note 24 to our consolidated financial statements, included elsewhere in this prospectus, for a description of the principal differences between Mexican GAAP and US GAAP as they relate to us.

     We have identified below the accounting policies we have applied under Mexican GAAP that are critical to understanding our overall financial reporting.

     Income taxes

     Under Mexican GAAP, income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit (AT) carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Significant judgment is required to appropriately assess the amounts of tax assets. We record tax assets when we believe there will be enough future taxable income for the realization of such deductible temporary differ-ence. If this determination cannot be made, a valuation allowance is established to reduce the carrying value of the asset.

     Deferred income tax and employees statutory profit sharing is recognized only for timing differences arising from the reconciliation of book income to income for profit sharing purposes, on which it may be reasonably estimated that a future liability or benefit will arise and there is no indication that the liabilities or benefits will not materialize.

     Recognition of the effects of inflation

     Under Mexican GAAP, the financial statements are restated to reflect the loss of purchasing power (inflation) of their functional currency. The inflation effects arising from holding monetary assets and liabilities are reflected in the income statements as monetary position result. Inventories, fixed assets and deferred charges, with the exception and the equity accounts, are restated to account for inflation using the Mexican National Consumer price Index (NCPI) published by Banco de Mexico (central bank). The result is reflected as an increase in the carrying value of each item. Income statement accounts are also restated for inflation into constant Mexican Pesos as of the reporting date.

     Impairment of long-lived assets

     We evaluate periodically the adjusted values of our property, plant, systems and equipment and other non-current assets, to determine whether there is an indication of potential impairment.

     Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net revenues expected to be generated by the asset. If such assets are considered to be impaired, the impairment is measured by the amount by which the carrying amount of the asset exceeds the expected net revenues. Assets to be disposed of are reported at the lower of the carrying amount or realizable value.

     Revenue Recognition

     On December 3, 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). This bulletin summarizes the point of view of the SEC in the recognition of revenues in the financial statements according to US GAAP. The SEC concluded that only when all the following conditions are met is revenue recognition appropriate:

     (a)  there is persuasive evidence of an agreement;
     (b)  the delivery was made or the services rendered;
     (c)  the sales price to the purchaser is fixed or determinable;
     (d)  collection is reasonably assured.

     SAB 101, specifically in Topic 13A, Question 5, discusses the situation of recognizing as revenue certain non-refundable cash items. SAB 101 provides that the seller should not recognize non-refundable charges generated in certain transactions when there is continuous involvement by the vendor.

     One of the examples provided by SAB 101 is activation revenues from telecommunication services. The SAB concludes that unless the charge for the activation service is an exchange for products delivered or services rendered that represent the culmination of a separate revenue-generating process, the deferral method of revenue is appropriate.

     Based on the provisions and interpretations of SAB 101, for purposes of the US GAAP reconciliation, we have deferred the activation revenues over a three-year period starting in the month such charge is originated. This period was determined based on our experience. The net effect of the deferral and amortization is presented in the above US GAAP reconciliation.

     Estimated Useful Lives of Plant, Property and Equipment

     We estimate the useful lives of particular classes of plant, property and equipment in order to determine the amount of depreciation expense to be recorded in each period. Depreciation expense is a significant element of our costs, amounting in 2004 to PS. 903.4 million, or 25% of our operating costs and expenses.

     The estimates are based on historical experience with similar assets, anticipated technological changes and other factors, taking into account the practices of other telecommunications companies. We review estimated useful lives each year to determine whether they should be changed, and at times we have changed them for particular classes of assets. We may shorten the estimated useful life of an asset class in response to technological changes, changes in the market or other developments.

               OVERVIEW OF THE MEXICAN TELECOMMUNICATIONS INDUSTRY

General

     Mexico is a unique telecommunications market in Latin America as it combines a stable macroeconomic environment, a strong currency and relatively low penetration of fixed lines. As a result, Mexico's importance in Latin America's telecommunications market is expected by Pyramid Research to become more pronounced over the next four years.

     Since the Mexican government initiated the liberalization of the Mexican telecommunications sector, which began with the privatization of Telefonos de Mexico, S.A. de C.V., known as Telmex, in 1990, the Mexican telecommunications sector has become increasingly open to competition. Some of the measures implemented by the government in its liberalization process include the introduction of competition in long distance and local telephony services, the auctioning of spectrum and tariff rebalancing. The opening of the Mexican telecommunications market has created an opportunity for competitive carriers to capture market share from Telmex.

Mexican Market Characteristics

     Mexico is the second largest country in Latin America in terms of population, with approximately 105 million people as of December 31, 2004. In addition, with a gross domestic product of US$661.1 billion and gross domestic product per capita of US$6,300 as of December 31, 2004, Mexico is the second largest economy and has one of the highest incomes per capita in Latin America. However, according to Pyramid Research, Mexico has relatively low wireline penetration compared to other countries in Latin America, with 16.9 lines per 100 inhabitants at the end of 2004.

     Mexico's under-penetrated fixed communications market leaves significant room for growth. According to Pyramid Research, Mexico's fixed line penetration is expected to grow from 16.9 lines per 100 inhabitants in 2004 to 19.7 lines per 100 inhabitants in 2008.

Market Size and Projected Growth Trends

     The Mexican communications services market, in terms of revenues, is the second largest in Latin America. Revenues from communications services in Mexico, including both fixed and mobile, are expected by Pyramid Research to grow at a 4.7% compound annual growth rate, from US$19.1 billion in 2004 to US$22.9 billion in 2008.

                  MEXICAN COMMUNICATIONS SERVICES MARKET GROWTH

                                    Revenues

             Chart of revenues from communications services in Mexico

__________________________
Source:  Pyramid Research, 4Q 2004

     The fixed communications sector, which includes basic telephony, such as local and long distance voice services, and data telecommunications services, is an important part of the Mexican telecommunications industry because of its size and the various areas of opportunity. In 2004, revenues from the fixed communications sector were approximately US$11.3 billion, or 59% of the total Mexican telecommunications industry. Driven by pent-up demand and a wider availability of services, revenues from fixed communications services in Mexico are expected to reach US$12.5 billion in 2008, according to Pyramid Research.

     Mobile telephony services is one of the fastest growing segments of the Mexican communications services market. In 2004, revenues from the mobile communications sector were approximately US$7.8 billion, or 41% of the total Mexican communications services industry. According to Pyramid Research, in 2004, there were approximately 37.4 million mobile subscribers in Mexico, giving Mexico the third largest penetration rate in Latin America. Pyramid anticipates that Mexico will continue to experience rapid growth in the number of mobile subscribers growing from approximately 29.4 million subscribers in 2003 to 44.5 million subscribers in 2008, representing a compound annual growth rate of 4.5%.

     Basic telephony services, with US$9.2 billion in revenues in 2004, account for the largest share of revenues in the Mexican communications services market. Furthermore, within basic telephony, local telephony services are, and are expected to continue to be, the predominant source of revenue. According to Pyramid Research, in 2004, revenues from local telephony services in Mexico were US$6.9 billion, accounting for 75% of basic telephony revenues and 36% of total fixed and mobile communications revenues. By 2008, revenues from local telephony services in Mexico are expected to reach US$7.3 billion, accounting for 77% of basic telephony revenues and 32% of total fixed and mobile communications revenues.

                    SUPERVISION AND REGULATION OF THE MEXICAN
                           TELECOMMUNICATIONS INDUSTRY

Current Regulatory Environment

     General

     The telecommunications industry in Mexico is subject to the Federal Telecommunications Law, which was enacted in 1995, and its regulations. In addition, certain rules under the General Means of Communications Law (Ley de Vias Generales de Comunicacion) and the Telecommunications Regulations (Reglamento de Telecomunicaciones) generally remain effective and are referred to as the Old Telecommunications Law.

     Under the Federal Telecommunications Law, the Mexican telecommunications industry is regulated for regulatory, administrative and operational matters by COFETEL. COFETEL was created in 1996 as a separate entity from the SCT to regulate and promote the efficient development of the telecommunications industry in Mexico. COFETEL is responsible for, among other things:

     o enacting regulations and technical standards for the telecommunications industry;

     o ensuring that concession holders fulfill the terms and obligations of their concessions and permits;

     o    suspending operators without concessions;

     o    resolving interconnection controversies between competitors; and

     o    maintaining a registry of applicable rates.

     The SCT retains the authority to grant and revoke all concessions and permits. COFETEL makes recommendations to the SCT on major issues, such as amending existing telecommunications legal framework, allocating spectrum frequencies, granting, transferring, renewing or revoking concessions and applying penalties for conces-sion violations. The SCT has final decision making power on these issues. Once a final decision is made, COFETEL implements the related regulations.

     Concessions and permits

     To provide telephony services in Mexico through a public telecommunications network, a service provider must first obtain a concession from the SCT. Pursuant to the Federal Telecommunications Law, concessions for public telecommunications networks may not exceed a term of 30 years, and concessions for spectrum frequencies may not exceed a term of 20 years. Generally, concessions for public telecommunications networks and spectrum frequencies may be extended for a term equivalent to the term for which the concessions were originally granted as long as the concessionaire is in compliance with ongoing obligations stated therein. Concessions specify, among other things:

     o the type and technical specifications of the network, system or telecommunication services that may be provided;

     o    the allocated spectrum frequencies, if applicable;

     o the geographical region in which the holder of the concession may provide the telecommunication service;

     o    the required capital expenditure program;

     o    the term during which such service may be provided;

     o the payment, where applicable, required to be made to acquire the concession, including, if applicable, the participation of the Mexican government in the revenues of the holder of the concession; and

     o    any other rights and obligations affecting the concession holder.

     In addition to concessions, the SCT may also grant permits for the following:

     o    installing, operating or exploiting transmission-ground stations; and

     o    providing telecommunications services as a reseller.

     There is no legally mandated maximum term for these permits unless specifically stated in the permit. Under the Federal Telecommunications Law, a company needs to register with COFETEL the rates for the telecommunications services that it wishes to provide in order to be able to provide them to the public.

     The Mexican Congress enacted a law, effective January 1, 2002, that expanded the scope of the sales and use tax to include additional services, including services provided by telecommunications service providers such as value-added services, at a rate of 10%. An amendment to this law, effective January 1, 2003, confirmed that our core business (the offering of local and long distance services) is not subject to the tax. Although we believe, based on the advice of our tax and regulatory advisors, that certain other services that are part of our local service offerings are also not subject to such tax, we cannot assure you that the tax authorities may not interpret the law otherwise or impose other taxes from time to time.

     Ownership restrictions. Under the Federal Telecommunications Law and the Mexican Foreign Investment Law (Ley Federal de Inversion Extranjera), basic telephony concessions may be granted only to:

     o    Mexican individuals; and

     o Mexican corporations in which non-Mexicans own 49% or less of the full voting stock and that are not otherwise controlled by non-Mexicans.

     However, in the case of concessions for cellular telecommunications services, foreign investment participation may exceed 49% of the voting stock with the prior approval of the Mexican Foreign Investment Bureau of the Mexican Ministry of Economy (Secretaria de Economia).

     Pursuant to the Foreign Investment Law, the Mexican Ministry of Economy may also authorize the issuance of non-voting or limited-voting stock (also known as "neutral shares") that are not counted for purposes of determining the foreign investment percentage of a Mexican corporation under the Mexican Foreign Investment Law. Any share transfers resulting in a violation of these foreign ownership requirements are invalid under Mexican law.

     Transfer. Concessions are transferable after the first three-year period of the concession if the SCT approves the transfer of the concession title, the assignee agrees to comply with the terms of the concession and such a transfer does not violate the foreign ownership requirements of the Federal Telecommunications Law and the Mexican Foreign Investment Law.

     Termination. A concession or a permit may be terminated pursuant to the Federal Telecommunications Law upon the following events:

     o    expiration of its term;

     o    resignation by the concession holder or the permit holder;

     o revocation prior to the end of its term under certain circumstances, such as:

     o dissolution or bankruptcy of the concession holder or the permitholder;

     o failure to exercise the rights of the concession within 180 days of its granting;

     o failure to provide interconnection services with other holders of telecommunications concessions and permits without just cause;

     o    loss of the concession or permit holder's Mexican nationality;

     o unauthorized assignment, transfer or encumbrance of the concession or permit;

     o    unauthorized interruption of service;

     o taking any action that impairs the rights of other concessionaires or permit holders;

     o failure to comply with the obligations or conditions specified in the concession or permit; and

     o failure to pay the Mexican government its fee for the concession or, where applicable, its participation in the revenues of the holder of the concession.

     The SCT may revoke a concession for violations in any of the circumstances referred to in the first four instances above. Under the last four instances above, the SCT would have to fine the concessionaire at least three times for the same failure before moving to revoke a concession.

     Expropriation

     The Mexican government has the statutory right to permanently expropriate any telecommunications concession and claim any related assets for reasons of public interest. Under Mexican law, the Mexican government is obligated to compensate the owner of such assets in the case of a statutory expropriation. The amount of the compensation is to be determined by appraisers. If the party affected by the expropriation disagrees with the appraisal amount, such party may initiate judicial action against the government. In such a case, the relevant judicial authority will determine the appropriate amount of compensation to be paid. We are not aware of any instance in which the SCT has exercised its expropriation rights in connection with a telecommunications company.

     Temporary seizure

     The Mexican government, through the SCT, may also temporarily seize all assets related to a telecommunications concession or permit in the event of a natural disaster, war, significant public disturbance, threats to internal peace or for economic reasons or for other reasons related to national security. If the Mexican government temporarily seizes such assets, except in the event of war, it must indemnify the concession holder for all losses and damages, including lost revenues. We are not aware of any instance in which the SCT has exercised its temporary seizure powers in connection with a fixed or mobile telecommunications company.

     Rates for telecommunications services

     Before the Federal Telecommunications Law was enacted in June 1995, the SCT's approval was required for setting the rates charged for all basic local, long distance and certain value-added local and long distance telecommunications services. Historically, the SCT permitted rate increases based on the cost of service, the level of competition, the financial situation of the carrier and certain macroeconomic factors. Carriers were not allowed to discount the rates authorized by the SCT, although operators occasionally waived activation fees on a promotional basis. Interconnection rates also required SCT approval. Rates for private dedicated circuit services through microwave networks and private networks through satellites were not regulated before the Federal Telecommunications Law was enacted.

     Under the Federal Telecommunications Law, rates for telecommunications services (including local, cellular and long distance telephony services) are now freely determined by the providers of such services, except that such rates may not be set below a service provider's long-term incremental cost.

     In addition, COFETEL is authorized to impose specific rate, quality and service requirements on those companies determined by the Federal Antitrust Commission (Comision Federal de Competencia) to have substantial market power pursuant to the provisions of Mexico's antitrust statute. All rates for telecommunications services (other than value-added services) must be registered with COFETEL prior to becoming effective. The Federal Telecommunications Law prohibits telecommunications providers from cross-subsidizing among their services and requires that they keep separate accounting for each of their services.

     The Mexican Antitrust Commission has found that Telmex has substantial power in the following five markets: interconnection, local services, domestic long distance services, international long distance services and long distance resale, as defined under Mexico's antitrust statute. Based on this finding, COFETEL issued a resolution in September 2000 regulating Telmex as a dominant carrier and imposing special obligations regarding, among other things, quality of services, tariffs and information disclosure. However, Telmex has obtained an injunction against any potential action by COFETEL for the purpose of implementing such resolution. As a result of this injunction, Telmex is not currently subject to the specific obligations covered by COFETEL's resolution.

                                    BUSINESS

Our Company

     We believe we are a leading telecommunications services provider in Mexico, offering a wide array of services, including local and long distance telephony, data and internet to business and residential customers. We believe that we are one of the largest and fastest growing integrated telecommunications companies in Mexico, with 490,231 lines in service as of March 31, 2005. For the three months ended March 31, 2005, we generated revenues and operating income of Ps. 1,118.7 million (US$99.0 million) and Ps. 105.3 million (US$9.3 million), respectively.

     We hold concessions to offer local and long distance telecommunications services nationwide. We provide services using a hybrid wireline and fixed wireless local access network designed to optimize capital expenditures through the deployment of network access equipment based on specific customer requirements. Our current network last-mile access options include fixed wireless access, point-to-point and point-to-multipoint wireless technologies, as well as copper and metropolitan fiber rings. Since inception we have invested in the aggregate over Ps. 9,740.3 million in our network, which includes 12 digital switches, 275 FWA sites, 93 point-to-multipoint sites (of which 88 are within fixed wireless access sites) and 467 kilometers of metropolitan fiber optic rings.

     Our strategy is to continue to penetrate our existing markets by offering a comprehensive portfolio of high quality, facilities-based voice, data, internet and value-added communications services and to cost-effectively enter into selective new markets with high growth and revenue opportunity. Our approach is to bundle multiple voice, data and internet services into integrated telecommunications solutions for businesses and high-usage residential customers. For the three months ended March 31, 2005, approximately 69% of our revenues were generated from business lines and 31% of our revenues were generated from residential lines.

     We were founded in 1994. In June 1996, we were awarded by the Mexican government a concession to install and operate a public telecommunications network for the offering of local and long distance telephony services in Mexico. In 1998 and 1999, we won several spectrum auctions, including for 60 MHz at 10.5 GHz for point-to-multipoint access, for 112 MHz at 15 GHz for point-to-point backhaul access, for 100 MHz at 23 GHz for point-to-point last mile access and for 50 MHz at 3.4 GHz for fixed wireless access, which together allow us to service the entire territory of Mexico. In June 1999, we launched commercial operations in the city of Monterrey. Our network currently reaches twelve of the largest metropolitan areas in Mexico (Mexico City, Monterrey, Guadalajara, Puebla, Toluca, Leon, Queretaro, San Luis Potosi, Saltillo, Aguascalientes, Cd. Juarez and Tijuana), which represent more than 31% of the total population of Mexico. Due to our concentration of network facilities in business centers and upper income residential areas, we estimate that our current network coverage represents a significant portion of the total Mexican telephony and data telecommunications revenue opportunity.

Competitive Strengths

     Leading Market Position. By being one of the first competitive providers to approach customers with bundled local, long distance voice and data services, we believe that we are able to meet pent-up demand for an alternative service provider, as well as establishing brand awareness and customer relationships prior to market entry by emerging competitors. We have benefited from our first-competitor-to-market advantage by capturing what we estimate to be approximately 9% market share of our total addressable market in the twelve cities where we offer services. In Monterrey and Guadalajara, the first two markets where we launched operations in 1999, we estimate that we have achieved approximately 14% market share of our coverage market in both of these cities.

     Comprehensive Voice and Data Service Portfolio. We provide our customers an integrated bundle of services that includes local and long distance voice services, as well as internet, data and other value-added services. We believe our comprehensive service portfolio enables us to build strong, long-term relationships with customers, thereby reducing churn and increasing our return on our investment in network infrastructure. Furthermore, our digital access, transport and switching network enable us to capture the current revenue opportunity in voice services, while also enabling us to provide data services as demand for those services grows.

     Flexible, Technologically Advanced, Reliable Digital Network. Our hybrid fixed wireless and wireline local access network structure allows us to enter new markets quickly and cost-effectively. As a result, our return on our investment in network infrastructure has increased. By utilizing the fixed wireless access technology model, we are able to quickly cover a substantial geographic area with minimal initial capital expenditures. We do not incur incremental capital expenditures for last-mile connectivity until the customer subscribes to our service. As of March 31, 2005, our network consisted of 12 digital switches, 275 fixed wireless access sites, 93 point-to-multipoint sites (of which 88 are within fixed wireless access sites) and 467 kilometers of metropolitan fiber optic rings in order to service our 490,231 access lines.

     Compelling Financial Profile. We have a diversified revenue base, a favorable average revenue per user and a strong overall financial profile.

     o Diversified revenue base. Our wide array of service offerings and our 490,231 lines in service and 307,200 customers provide us with a diverse revenue base.

     o Average Revenue Per User. Our business model targets business and high-usage residential customers. We believe this model allows us to achieve a favorable average revenue per user. For the three months ended March 31, 2005, we had an average revenue per user of Ps. 627.9.

     o Positive free cash flow and strong capitalization. Our positive free cash flow, strong capitalization and low leverage put us in a solid financial position to continue to execute our business strategy.

     o Efficient network build-out strategy. Fixed wireless access technology gives us the ability to rapidly initiate large geographic coverage areas while minimizing our upfront capital expenditures and reducing our payback period.

     Experienced Management Team and Strong Equity Partners. Our senior management team has extensive entrepreneurial, financial, marketing and telecommunications expertise. The diverse experience of our senior management team has contributed significantly to our initial success and rapid growth. In addition, we benefit from working with strong local partners and experienced multinational investors such as The Blackstone Group, AIG-GE Capital Latin American Infrastructure Fund and affiliates of Metropolitan Life Insurance Company and The Soros Group. Our local investors include Tomas Milmo Santos, Tomas Milmo Zambrano, Alberto Santos de Hoyos and Lorenzo Zambrano Trevino. These businessmen have extensive financial, operating and senior management experience in large Mexican corporations.

Strategy

     The key elements of our business strategy are:

     Target Service Sectors with High Profitability Potential. We have divided our target market into the mass market and business market. In the mass market we focus on high-usage residential, micro and small business customers. Within the business market we focus on medium and large businesses. We have developed differentiated, targeted telecommunications services plans designed to capture business and retain high-usage residential customers in each market segment. We believe that by focusing on the business and high-usage residential customers within a coverage area we are able to increase the return per dollar invested in our network infrastructure. For the three month period ended March 31, 2005, approximately 69% of our revenues were generated from business lines and 31% from residential lines.

     Bundle Products in an Integrated Offering. We believe that the bundling of voice, data and internet services into communications solutions for our customers enables us to generate higher revenue per customer and more revenue per dollar invested in access infrastructure while also generating customer loyalty. We have focused and will continue to focus on increasing the penetration of bundled products to our customer base. By being a facilities-based telecommunications service provider, we believe we are well positioned to offer our customers the convenience of receiving voice, data and internet services from a single provider.

     Exploit First-Competitor-to-Market Advantage. As Telmex's primary competitor in local fixed telephony services and the first facilities-based telecommunications service provider to enter new markets and offer integrated voice, data and internet services, we will continue to focus on selectively opening new markets where we believe we can capitalize on the market's desire to have an alternative carrier and on serving demand unmet by our competitors.

     Focus on Customer Service and Retention. Since launching operations, we have been focused on achieving customer satisfaction levels that are superior to the incumbent and our primary competitors. We believe that our service-driven customer care leads to superior customer satisfaction, which enhances profitability and cash flow by increasing customer retention and expanding sales opportunities.

     Continue to Expand Technologically Advanced Network Infrastructure. Since 1999, we have successfully launched operations in twelve cities. We continue to evaluate opportunities in other regions in order to enhance our coverage area. We believe that selectively expanding our network and coverage area will enhance our ability to acquire large business customers with multi-city operations, which we expect to result in higher revenues and margin improvements while minimizing capital expenditures.

Our Services

     We offer local and long distance telephony services, as well as data and internet services to business and residential customers. We also provide value-added services such as call waiting, call forwarding, three-way-calling, call barring and multi-line hunting (centrex). We also provide internet services in dial-up, dedicated and on-demand fashion. We have integrated access technologies that allow the internet access required by different types of customers, such as dial-up connection, Internet fixed wireless access (an always-on data channel that allows for the continuous use of the voice line while navigating on the internet), and dedicated private lines of all speeds. We have also launched dedicated private lines for both local and domestic long distance telephony markets. For the latter, we use both our own and leased infrastructure.

     The following chart summarizes each component of our revenue sources for the twelve month period ended March 31, 2005:

Revenue Source                           % Revenue                                Description
--------------                           ---------                                -----------

Local services......................           70%        We generate revenue by enabling our customers to originate and receive an unlimited number of calls within a defined
                                                          local service area.  Customers are charged an initial fee
                                                          for activating the service, a flat monthly fee for basic
                                                          service, a per call fee and a per minute usage fee,
                                                          depending on the type of call.

Long distance services..............           9%         We generate revenues by providing long distance services
                                                          for our customers' completed calls.

Other services......................           21%        We generate revenues by providing other services to our
                                                          customers such as internet, data, interconnection and
                                                          dedicated private line service, as well as value-added
                                                          services such as caller ID, call waiting, call forwarding
                                                          and voicemail.

---------------------------------------       100%
Total...............................


     As of March 31, 2005 we offered the following products and services:


                               Voice                                            Data
         ------------------------------------------------    -------------------------------------------
         o        Business and Residential Line              o        Local and Domestic Private Lines
         o        Long Distance                              o        High Speed Private Lines
         o        Digital Trunks                             o        Co-location
         o        Voicemail                                  o        Virtual Private Network -- MPLS
         o        Centrex Line
         o        Customer Premise Equipment                 Internet
         o        Telephone Sets, Key Systems and PBX        o        Dial Up Internet
         o        Call Waiting, Call Forwarding, Caller      o        Dedicated Internet
                  ID, Conference Call
                                                             o        Web Hosting
         o        Directory Assistance                       o        Internet on Demand
         o        Operator Services                          o        Internet FWA
         o        Automatic Dialing                          o        Co-location
         o        Unique Number
         o        Prepaid Services                           Bundles
         o        Collect Calls                              o        Axtel in a Box
         o        Virtual Line                               o        Axtel.NeXt
         o        Toll Free Services


Our Markets

     We launched commercial operations in June 1999 in the city of Monterrey. Our network currently reaches twelve of the largest metropolitan areas in Mexico (Mexico City, Monterrey, Guadalajara, Puebla, Toluca, Leon, Queretaro, San Luis Potosi, Saltillo, Aguascalientes, Cd. Juarez and Tijuana), which represent more than 31% of the total population of Mexico. As of March 31, 2005, we had 490,231 lines. Due to our concentration of network facilities in business centers and upper income residential areas, we estimate that the cities in which we operate represent the majority of the total Mexican telecommunications revenue opportunity.

     Our city roll-out was determined taking into consideration the following criteria:

     o Size of telecommunications opportunity. According to COFETEL, for the year ended December 31, 2004, nearly 63% of the number of net lines added by the 32 states in Mexico were concentrated in only 10 states:
          Mexico City, Jalisco, Nuevo Leon, Veracruz, Baja California, Puebla, Guanajuato, Chihuahua and Tamaulipas. Eight of the twelve cities we currently serve are in these states and five of them are state capitals.

     o Regional economy. According to INEGI (Instituto Nacional de Estadistica Geografia e Informatica), in 2002, 68% of the total gross domestic product in Mexico was generated in the twelve states in which we have a presence.

     o Operational synergies. To become more efficient in launching cities, we decided to open clusters of cities. The cities of Toluca and Puebla are close enough to Mexico City, Leon is close to Guadalajara and Saltillo is close to Monterey to allow for quick systems and operations integration and network buildout.

     Within these cities, studies were conducted using geographical, statistical and self-generated market research data to determine where the opportunity was concentrated. Our network has been built upon this comprehensive data allowing for fast penetration and cost-efficiency.

     Our "first-competitor-to-market" advantage has enabled us to capture what we estimate to be approximately 9% market share of our total addressable market in the twelve cities in which we offer services. In Monter-rey and Guadalajara, the first two markets where we launched services, we estimate that we have achieved market shares of approximately 14% in both cities. In particular, in the business segment, we estimate that in Monterrey and Guadalajara we have achieved a 16.2% and 18.6% market share, respectively. The table below provides our access lines and estimated market share as of March 31, 2005 for each of the cities where we offer services.


                                              Market Share Within Coverage Market
                                                    As of March 31, 2005

                                 Date               Residential                Business                 Total
          City                 Launched         Lines         Share       Lines       Share       Lines       Share
          ----                 --------         -----         -----       -----       -----       -----       -----
Monterrey.............          June 1999        87,605       12.9%       49,700         16.2%   137,305       14.0%
Guadalajara...........      December 1999        48,615       11.7%       34,239         18.6%    82,854       13.8%
Mexico City...........         March 2000       100,215       8.0%        66,573          8.8%   166,788        8.3%
Puebla................       January 2001        17,957       6.7%        10,852         10.2%    28,809        7.7%
Toluca................       January 2001         8,186       6.0%         3,941         10.0%    12,127        6.9%
Leon..................       January 2001        10,099       6.9%         9,279         15.7%    19,378        9.4%
Queretaro.............          July 2004         5,028       4.2%         3,550          7.0%     8,578        5.0%
San Luis Potosi.......          July 2004         5,428       4.1%         3,767          7.2%     9,195        5.0%
Aguascalientes........       October 2004         3,560       3.1%         2,648          6.9%     6,208        4.1%
Saltillo..............       October 2004         2,976       3.0%         2,130          5.7%     5,106        3.8%
Cd. Juarez............      November 2004         3,898       3.6%         1,742          3.0%     5,640        3.4%
Tijuana...............      November 2004         5,377       4.0%         2,866          4.1%     8,243        4.0%
                                              ---------     -------     --------      ---------  -------      ------
     Total 12 Cities                            298,944       8.3%       191,287         10.9%   490,231        9.1%
                                              =========     =======     ========      =========  =======      ======
____________________________



Source:  Market share percentages are Company estimates.

     Our largest single customer is Nextel de Mexico, which provides telecommunications services to its customers through access to our network. We first entered into an agreement with Nextel de Mexico for the provision of our services in April 2001, and such agreement has been extended four times. Pursuant to the most recent agreement with Nextel de Mexico, we are guaranteed certain minimum levels of traffic through December 2005. This arrangement with Nextel de Mexico accounted for approximately 17% and 16% of our net sales for the year ended December 31, 2004 and for the three month period ended March 31, 2005, respectively.

Marketing and Sales

     Our marketing strategy is to position ourselves as the first and best alternative provider of local, long distance and internet and data services in Mexico. We undertake direct mail marketing (both special delivery and bill inserts) as well as telemarketing in order to generate geographically targeted brand awareness and to up-sell new services to existing customers. We also build brand awareness through the use of outdoor advertising on bus stops and billboards, printed media including newspapers and magazines, advertisements on the radio and television and sponsorships of local news programs. Our brand strategy is to convey a modern, attractive image using simple, visual communication and portraying a human profile.

     We complement this marketing campaign with focused sales efforts directed to our target market using a variety of sales channels. Our primary sales methods are:

     o Direct Sales. Account executives seek out a particular business customer and establish an appointment.

     o Door to Door. Salespeople walk through a neighborhood soliciting potential customers.

     o Telemarketing. Salespeople call potential customers from an extensive database developed by us. This same team receives calls from potential customers that have been addressed by our advertising and promotional campaigns.

     o Sales Booths. Salespeople stand at strategically determined areas where potential customers carry out their shopping activities.

     o MAPs (Modulos de Atencion y Pago). Axtel-branded sales and service offices located at strategic locations within our targeted cities.

     o Indirect Channels (Sales Distributors). Selected companies are certified to carry out sales activities in the name of Axtel. These companies target specific niches over which they have influence.

     Sales efficiency is measured by subscriber acquisition cost. Telemarketing has proven to be a highly efficient sales channel due to the quality of our detailed database systems, which screen potential customers based on geographic location, network availability and expressed interest. By effectively pre-selecting customers based on network availability, we are able to maximize telemarketing sales efficiency and decrease the cost of acquisition. The accuracy of our database system also results in highly efficient installations.

     Customer attrition, or churn, occurs primarily from our disconnecting customers for non-payment of bills. Churn also occurs when a customer chooses to switch to a competing service or to terminate service altogether. Churn results in the loss of future revenue from customers whose service is disconnected and limits our ability to recoup costs incurred in acquiring customers, such as switching costs, commissions and costs incurred in connection with independent third-party verification. Our average monthly churn rate has declined to 1.3% during the three month period ended March 31, 2005 from 1.4% and 2.9% for 2004 and 2003, respectively, as a result of management initiatives to improve customer retention as well as the billing and collection process.

Pricing

     In the residential market, in order to attract new subscribers, we frequently offer flexible and attractive initial pricing. Once a customer has chosen our services, we focus on customer satisfaction and offer the customer benefits, rather than lower pricing, in order to maximize our retention rate. For instance, we install and activate second lines for free and allow customers free service trials for value-added services. In the business market, we attract users by providing volume discounts on local calls and provide additional services and discounts to customers who sign long-term contracts. To date, this strategy has allowed us to capture significant market share without eroding the value of the market through excessive price competition.

     We generally seek to maintain our prices at market levels. We offer pricing plans that are simple in order to assure customers of the integrity of the billing process. Our pricing structure rewards consumption by increasing discounts in relation to the amount billed. Our ability to introduce new products such as Axtel.NeXt, a bundled product that provides voice services and always-on internet access, allows us to position ourselves as a value-added provider rather than as a price-cutter.

Our Network

     We provide services using a hybrid local access network, designed to optimize capital expenditures through the deployment of network access equipment based on specific customer requirements. Our current network access options include fixed wireless access, point-to-point and point-to-multipoint, high quality copper and metropolitan fiber. We switch our traffic using DMS equipment that interconnects with Telmex's equipment and that of other local and long distance carriers in each city, as shown below.


                                       Fixed Wireless            Point-To-
                                        Access Sites          Multipoint Sites          Switches        Fiber (Kms)
                                        ------------          ----------------          --------        -----------
Mexico.......................               110                      37                      3                155
Monterrey....................                55                      17                      2                109
Guadalajara..................                49                      12                      2                 89
Puebla.......................                18                       3                      1                 63
Toluca.......................                 8                       3                      1                  8
Leon.........................                10                       4                      1                 14




                                      -62-

                                       Fixed Wireless            Point-To-
                                        Access Sites          Multipoint Sites          Switches        Fiber (Kms)
                                        ------------          ----------------          --------        -----------

Queretaro(1).................                 5                       2                      0                  1
San Luis Potosi(1)...........                 4                       2                      0                  3
Saltillo(1) .................                 3                       3                      0                 15
Aguascalientes(1) ...........                 3                       2                      0                  3
Cd. Juarez...................                 4                       3                      1                  2
Tijuana......................                 6                       5                      1                  3
     Total...................               275                      93                     12                467
_______________________



(1)  Uses Remote Switch.

(2) 88 of the Point-to-Multipoint Sites are within the Fixed Wireless Access Sites.


     In order to deliver superior network reliability, we have acquired advanced network technology and initially contracted network construction on a turn-key basis from proven industry participants. Since March 2002 we have built our network through the use of our own personnel and through certain Mexican third-party contractors. Our wireless network uses customer access equipment (manufactured by Airspan), microwave radios, DMS switching equipment and other equipment supplied by various other vendors, including Nortel Networks and Siemens. Our internet platform uses Cisco's routing platform with Compaq servers and Microsoft software applications. Our fiber networks use Lucent Technology Allwave fiber and Nortel Networks DNX SDH equipment. The combination of these network components enables us to deliver network reliability, which we believe is superior to the incumbent's legacy network.

     Through our current use of fixed wireless access technology, we are able to provide our customers quality voice service and 64 Kbps data speeds. We consider fixed wireless access technology to be ideal for our residential and micro and small business customers. Fixed wireless access technology provides our customers with always-on data connections with speeds up to 96 Kbps by using an Internet Protocol interface and dynamic timeslot assignments, which improves the data rates experienced by customers and also increases our network efficiency.

     Basic voice and data services are delivered over all of our access technologies. Advanced data services and internet access with data rates ranging from 64 Kbps to 2,048 Kbps require deployment of the additional equipment to support the customer's requirements. In general, the capabilities of the access technologies increase directly with the cost of the solution. Our hybrid access capability enables us to:

     o    provide a full range of voice, data and internet services;

     o    rapidly meet demand;

     o    penetrate specific target markets; and

     o scale the infrastructure deployed to market demand and individual customer requirements.

     This network infrastructure allows us to satisfy the requirements of diverse market segments while maintaining a low-cost position relative to our competition.

     Build-out strategy

     Our network is built on a modular basis. Once a region of opportunity has been identified and the decision to expand has been made, we build our network in tandem with our sales efforts within the region. This approach provides greater flexibility and minimizes the time lag between the incurrence of capital expenditures and the generation of service revenues. This model differs significantly from a traditional wireline network covering the same geographic area in which the vast majority of capital expenditures are incurred prior to obtaining customer subscriptions.

     Last-mile connectivity

     The last-mile connectivity portion of our network is comprised of a mix of wireless technologies as well as fiber optics for customers within our metropolitan fiber optics rings. Our access technology is determined by cost-effectiveness analysis, customer applications and availability of service. We use fixed wireless access to serve customers requiring between 1 and 9 lines (plain old telephony service or "POTS") in a single point of service. Point-to-multipoint is used for customers that require between 10 and 30 lines
(POTS) and/or require low-speed (below 2,048 Kbps) dedicated private line accesses. Our point-to-point and fiber optics accesses are used for customers requiring digital trunks or dedicated private line accesses of more than 2Mbps. Hybrid solutions are being used in order to reach more customers by expanding service using copper, digital loop concentrator, and multi-tenant solutions.

     We have contracts with Telefonica Data de Mexico, a subsidiary of Telefonica de Espana, pursuant to which we acquired the right to use capacity in Telefonica's long haul fiber infrastructure, which is located between the northern border of Mexico and Mexico City. Pursuant to such contracts Telefonica Data de Mexico has the right to use a pair of dark fibers in a portion of our metropolitan fiber rings.

     Network backbone

     As of March 31, 2005, our network backbone consisted of 467 kilometers of metropolitan fiber optic rings in the cities where we have presence. Our network is comprised of several technologies, including fixed wireless access, point-to-point, point-to-multipoint, copper and fiber. Six of the twelve cities we currently reach are served by a Nortel DMS-100 digital switch which collect all calls originated and terminated in our network.

     Switching

     We use Nortel's DMS-100 digital switches to route traffic within each city. These switches are capable of handling up to approximately 100,000 lines on a modular basis providing analog lines, E1 digital lines, digital high speed data services, centrex services and operator assisted service. In addition, they can provide private clear-channel digital lines, data transmission and value-added services such as four digit dialing, conference, call back, caller ID, call waiting, hot line and hunt group among others.

     Operational support systems

     Since launching operations, we have implemented and integrated an information technology architecture that is based upon SAP software for enterprise resource planning, CSG Systems International software for billing and an internally created customer relationship management system. These systems enable us to perform on-line sales and service provisioning. We have been able to manage customer requests, generate accurate bills and produce timely financial statements. We have also integrated Siebel's customer relationship management software into the core of our information technology architecture. These systems allow us to respond to customer requests with speed, quality and accuracy.

     We have implemented an advanced network management system, which allows us to detect, diagnose and solve network problems in real time. This system is being expanded to integrate all network components in order to improve fault management and response times.

     In July 2003, we received authorization from the COFETEL to install and operate an international gateway, which allows us to establish interconnection agreements with other countries for incoming and outgoing traffic. Tariffs are applied to this international traffic in accordance with international settlement rates. See "--Interconnection--International settlement."

Our Concessions

     We believe we have purchased sufficient spectrum to fulfill the capacity requirements of our business plan including the offering of broadband services to our customers. On June 17, 1996, we were granted concessions to offer local and long distance telephony services nationwide. We were also awarded, for no fee, a public telecommunications network concession, which has a term of 30 years and, subject to the satisfaction of certain conditions, is renewable for an additional 30-year period.

     In April, June and October of 1998, we were awarded several concessions to use and exploit the following frequency bands:

     o 60 MHz at 10.5 GHz, nationwide divided into 9 regions, for point-to-multipoint access;

     o 112 MHz at 15 GHz, nationwide, for point-to-point access and transport;

     o    100 MHz at 23 GHz, nationwide for point-to-point access and transport;
          and

     o 50 MHz at 3.4 GHz, nationwide divided into 9 regions for local telephony using fixed wireless access technology.

     We paid a license fee of Ps. 569.7 million (in nominal pesos) for these spectrum licenses. Each of the spectrum licenses has a term of 20 years and may be renewed at our option for additional 20-year periods as long as we are in compliance with all of our obligations thereunder and as long as an agreement is reached on the new conditions set forth by the SCT.

     The concession expressly permits us to provide the following services:

     o    basic local telephony;

     o    nationwide long distance telephony;

     o the sale or lease of network capacity for the generation, transmission or reception of signs, signals, writings, images, voice, sounds or other information of any nature;

     o the purchase and lease of network capacity from other carriers, including the lease of digital circuits;

     o    value-added services;

     o    operator services;

     o data, video, audio and video conference services, except for cable or other restricted television, continuous music or digital audio services; and

     o    credit or debit telephone cards.

     We have the required regulatory authority to provide such services to Mexico's entire population. Some of our concessions require us to offer services in certain geographic areas where we are not currently offering services. We have obtained waivers from COFETEL from the obligation to comply with such requirements. We expect to maintain all of our concessions for each such geographic area where we do not presently offer our services. However, in the event that we were to lose our concessions for these areas where we do not presently offer our services, our concessions for the geographic areas where we do presently offer our services would not be adversely affected.

Interconnection

     In accordance with the Federal Telecommunications Law, all holders of concessions for the installation, operation and exploitation of public telecommunications networks are required to provide interconnection services to other holders of public telecommunications network concessions.

     All terms of interconnection (such as point of interconnection and interconnection fees) are negotiated between telecommunications concessionaires under COFETEL's supervision. Should telecommunications concessionaires be unable to agree on the terms of interconnection, including rates charged, after a certain period of negotiation, either concessionaire may request that COFETEL resolve any interconnection term at issue. Telecommunications concessionaires are prohibited from adopting discriminatory practices in the application of rates or any other terms of interconnection.

     In accordance with Mexican Telecommunications Regulations, we have established interconnection agreements as follows:

     Local interconnection

     We entered into an interconnection agreement with Telmex in March of 1999. This agreement included provisions concerning local switched interconnection, local non-switched interconnection, signaling, co-location and local transiting, and provided for an interconnection rate of US$0.00975 per minute. This interconnection agreement expires on December 31, 2005. Its terms and conditions (including the interconnection rate) are automatically extended after the expiration date until the parties mutually agree to extend the agreement or execute a new interconnection agreement subject to the approval of the competent authorities.

     In addition to Axtel-Telmex local interconnection agreements, we have established interconnection agreements with most of the local fixed carriers, such as Telefonos del Noroeste, S.A. de C.V. ("Telnor"), Alestra, S. de R.L. de C.V. ("Alestra"), Operadora Unefon, S.A. de C.V. ("Unefon") and Maxcom Telecomunicaciones, S.A de C.V. ("Maxcom"). The terms and conditions for each agreement are similar to those established with Telmex. Although we have no local interconnection agreement with Avantel Servicios Locales, S.A. de C.V. ("Avantel") or with Megacable Comunicaciones de Mexico, S.A. de C.V. due to particular legal issues between those operators and COFETEL, traffic is exchanged and interconnected between us and those local carriers through transit agreements with Telmex.

     Pursuant to those local interconnection contracts, we have established "bill and keep" agreements. Under the "bill and keep" agreements, if the imbalance between calls originated by a local carrier (Maxcom, Alestra, Telmex, Unefon, Telnor, etc.) and terminated by us and calls originated by us and terminated by such local carrier during a given month does not exceed a predetermined percentage, then no interconnection fees are payable by the net user of interconnection services. If the imbalances are in excess of the predetermined percentage, which is 18% to date, then the net user must pay all interconnection fees related to calls originated by it in that period. The bill and keep agreements contain exceptions regarding internet traffic, long duration calls, traffic generated by call centers, trunking operators and traffic generated by new customers (for a six-month period) so that these exceptions will not affect the calculation of the permitted imbalance percentage currently at 18%. The prices and tariffs charged under these local interconnection agreements are denominated in US dollars and then converted into Mexican pesos based on monthly exchange rates published by Banco de Mexico.

     Mobile interconnection

     We have reciprocal interconnection agreements with all-cellular providers, including Telcel, Unefon, Iusacell and Telefonica Movil (including Cedetel, Norcel, Bajacel, Movitel and Pegaso PCS) within each of the local coverage areas in which we operate. As of December 31, 2004, the interconnection fee with the cellular carriers was Ps.1.90 per minute for wireline to mobile interconnection under the "calling party pays" mode. For mobile to wireline calls, we receive US$0.00975 per minute from the mobile carrier.

     Long distance interconnection

     In our local operation, we have long distance interconnection agreements in place with major long distance carriers such as LADA (Telmex and Telnor Long Distance operation), Iusacell, Alestra, Marcatel and Protel. Other long distance carriers transit traffic through Telmex. As of March 31, 2005, the interconnection fee we received from long distance carriers was US$0.01003 per minute.

     In our long distance operation, we have established agreements with local networks, including Maxcom, Telmex and Telnor. In addition to the interconnection rate described above, we may pay extra charges for our local interconnection with Telmex and Telnor.

     International settlement

     In 1996, COFETEL implemented the "Rules of Proportional Return System" for allocating international long distance calls for each Mexican carrier based upon the carrier's percentage of outbound international calls.

     In August 2004, COFETEL eliminated the "Rules of Proportional Return System." As such, Mexican carriers entitled to operate an international gateway do not have any restriction on the volume of international traffic that they can terminate in Mexico, as long as they comply with the Mexican telecommunications regulations.

     In addition, each carrier is free to negotiate the applicable rates for international calls terminating in Mexico. Prior to its application, rates must be registered in COFETEL.

Customer Service

     A key element of our competitive strategy is to consistently provide reliable, responsive customer service. In order to achieve this goal, we have established a 24/7 customer service center for voice, data and internet services which is staffed by highly trained personnel. We have implemented a comprehensive training, testing and certification program for all staff that directly interacts with customers.

     We provide post-sales service on a nationwide basis through the following four operations:

     o Customer Service provides post-sales customer support, ranging from general information, additions, moves and changes to billing inquires and technical support.

     o Operator Services is 24/7 providing directory assistance, wake-up calls, time of day, emergency calls and placing domestic and international long distance calls.

     o Repair Answer is our customer contact group that addresses and manages all customer trouble reports and provides on-line technical support and analysis.

     o Local Test analyzes and tests all trouble reports that are not resolved on-line by Repair Answer. This team is accountable for routing "in service" and "out of service" trouble reports to Repair Dispatch. Both Repair and Local Test work closely with our network maintenance center in order to monitor and fix network disruptions.

Billing and Collection

     We believe our billing and collection process is an important aspect of our competitive advantage.

     Our billing team receives and validates the call detail record from the network and bills customers on a monthly basis, typically within 14 days from the end of the billing period.

     An ongoing revenue assurance process which consists of reviewing the billing stream, payments and adjustments, as well as fraud detection and control has become part of our regular billing operation. This process has contributed to minimizing fraud and risk.

     To facilitate the reception of payments and to make the payment process convenient for customers, we have developed a number of payment reception channels. Some of these channels are:

     o    convenience stores;

     o    banks;

     o    Axtel MAPs (Axtel's Sales and Payment Points);

     o    website e-billing;

     o    supermarkets; and

     o automatic charges to credit cards, checking and debit accounts (upon customer approval).

     These channels provide easy and fast options for the customer to select the most suitable and convenient alternative for a prompt payment.

     To ensure customers pay on time, we use preventive tactics such as calls to remind customers that have failed to pay promptly on their previous payment due dates and call interception. Additional procedures involve suspension of long distance and cellular outgoing calling, suspension of outbound calling and total suspension of service.

     Past due accounts are turned over to external collections agencies 90 days after due date. Accounts are disconnected 180 days after due date. Prior to disconnection, we conduct a negotiation of the outstanding balance with the customer as part of our retention efforts oriented to provide alternate solutions payment programs. Alternatives include reconnection of the service under a pre-payment scheme with a payment schedule for the outstanding balance.

Competition

     We compete primarily in the local telephony services market on the basis of features, customer service and value. Our direct competitors are wireline and fixed wireless local telephony operators.

     We do not compete directly in the long distance market. Although we provide long distance service, we view such service as a part of our suite of products for our telephony customers. As a result, we currently do not offer our long distance service separately from our local telephony service.

     There may be opportunities for consolidation in the Mexican telecommunications industry. Although it is not the focus of our strategy, we intend to review and evaluate opportunities from time to time and, if an appropriate opportunity arises, we may pursue it through the strategic acquisition of assets or an acquisition of, or combination with, another company.

     Telmex. Our main local telephony competitor is Telmex, the former state-owned telecommunications monopoly. Telmex has significantly greater financial and other resources than we have and serves all of the cities and segments that we serve. In addition, Telmex has an established customer base which represents the vast majority of the wireline local telephony lines in Mexico.

     We interconnect with and use Telmex's network to service our own customers and we are dependent upon Telmex to meet certain telecommunications needs of our customers and to maintain our service standards. In addi-tion, because Telmex is the dominant provider of local telephony services, a significant number of our customers maintain an ongoing relationship with Telmex. Telmex has a presence throughout Mexico and its established and long-standing customer base gives it a substantial competitive advantage. See "Risk Factors--Risks Relating to Our Company--We depend on Telmex for interconnection and we may be forced to pay higher interconnection fees in the future, which could have a material adverse effect on our business and results of operations."

     We believe we are competing effectively against Telmex by providing value to customers through high quality customer service and new innovative commercial offers.

     Avantel. Avantel commenced operations in 1996 by providing only long distance telephony services to residential and business customers. In 2000, Avantel started to offer local service to some of its corporate customers. We believe we are competing effectively against Avantel by developing and offering to corporate customers customized telecommunications service packages, which include attractive pricing, additional product value and applications and access technologies to meet customer needs.

     Alestra. Alestra commenced operations in 1996, providing only long distance telephony services to residential and business customers. Like Avantel, in 2000, Alestra also started to offer local service to some of its corporate customers. We believe we are competing effectively against Alestra by developing and offering to corporate customers customized telecommunications service packages, which include attractive pricing, additional product value and applications and access technologies to meet customer needs.

     Maxcom. Maxcom commenced operations in 1999 targeting initially residential and business customers in the cities of Puebla, Mexico City and more recently in Queretaro. It has deployed a wireline network in these cities and after five years of operations, its customer base has grown to approximately 177,000 lines. We currently compete in Puebla, Queretaro and Mexico City and we believe we compete effectively on the basis of outstanding customer service and price.

Properties

     All of our properties are located in Mexico. Our corporate headquarters are located in Monterrey, Mexico. Our Monterrey office consists of 39,779 square meters. The lease on this property expires in 2015. We also own eight buildings throughout the twelve cities where we operate. These are the facilities in which we have installed our switches and administrative offices. We have over 250 towers on leased land throughout our service areas.

Employees

     For the years ended December 31, 2002, 2003 and 2004, we had 2,125, 2,119 and 2,566 employees, respec-tively. As of March 31, 2005, we have 2,596 employees. All of our employees, except our executive officers and certain other managers, are members of one of two labor unions. We believe we have good relationships with our employees and their respective unions.

Legal Proceedings

     We are currently party to the following material legal proceedings:

     Metronet Dispute

     In October 2002, Metronet, S.A. de C.V. ("Metronet") filed an action against us in the Fourth Civil Court in Monterrey (Mexico). Metronet claims that we wrongfully terminated a letter of intent and is seeking payment for services and direct damages of approximately US$3.8 million, plus other expenses and attorneys' fees. The trial court ruled against us. Then, on appeal, the State Superior Court of Appeals ruled in our favor, releasing us of any liability and responsibility. On November 12, 2004, Metronet requested constitutional review challenging such State Superior Court's decision. On May 27, 2005, the Mexican Federal Court resolved the constitutional review requested by Metronet by ordering the State Superior Court of Appeals to review the case and to issue a resolution.

     Spectrasite Dispute

     In March 2002, Spectrasite Communications Mexico, S. de R.L. de C.V. ("Spectrasite Mexico") filed an action against us in the 30th Civil Court in Mexico City. Spectrasite Mexico is seeking recovery of a deposit in the amount of US$13.0 million that Spectrasite Mexico made with us in connection with a proposed sale-leaseback of towers. We, in turn, countersued Spectrasite Mexico and Spectrasite Communications Inc. for breach of contract in a related action. If the court rules against us, the deposit will have to be reimbursed as will Spectrasite Mexico's legal costs and expenses and any other applicable amounts considered direct damages in accordance with applicable Mexican laws. If the court rules in our favor, we may be able to retain the deposit and/or any other applicable amounts considered as direct damages in accordance with applicable Mexican laws, in addition to receiving payment of our legal costs and expenses. On December 15, 2004, Spectrasite Communications Inc. was duly served. This procedure is in the discovery stage.

     Shareholdings Disputes

     In connection with an increase in our capital, approved on February 28, 2003, Telinor was entitled to subscribe for a certain number of voting shares. The subscription agreement tendered to us by Telinor recited that Telinor had assigned to Blackstone Capital Partners III Merchant Banking Fund L.P., Blackstone Offshore Capital Partners III L.P. and Blackstone Family Investment Partnership III L.P. (collectively, "Blackstone") a portion of its subscription rights and that the voting shares representing that portion were to be subscribed for by Telinor, as a commercial agent for Blackstone, and issued in Telinor's name, for the account of Blackstone. As a result of the subscription, Series A voting shares were issued in Telinor's name. Subsequently, the portion of the voting shares issued in Telinor's name, which Telinor had advised us it was subscribing for the account of Blackstone, was exchanged for Series C voting shares. The record ownership of these Series C voting shares was placed in Blackstone's name. We and Telinor believe these actions were proper because Blackstone, as a non-Mexican investor, cannot hold our Series A voting shares. LAIF X sprl , a holder of Series C voting shares, asserts that it would own a majority of the Series C voting shares absent Blackstone's ownership of Series C voting shares, and disputes the validity of what it characterizes as the issuance of Series C voting shares to Blackstone, based on what LAIF X sprl asserts was an impermissible conversion of Series A voting shares into Series C voting shares. LAIF X sprl also asserts that Blackstone's holding of Series C voting shares is invalid and that our current board of directors was not properly constituted because the directors representing the Series C shareholders, elected with Blackstone's vote, were not properly elected. The subscription agreement submitted to us by LAIF X sprl states that Worldtel Mexico Telecom Limited ("WorldTel") assigned its subscription rights to participate in the capital call to its direct shareholders, among which LAIF IV Ltd. was an assignee. It also states that LAIF IV Ltd. thereafter re-assigned its rights to subscribe its pro-rata share of Axtel shares to LAIF X sprl, which in turn subscribed and paid for some of our shares arising out of the capital call. Prior to such subscription and payment for Axtel shares by LAIF X sprl, Telinor had subscribed and paid in full the entire capital call, subject to WorldTel's exercise of pre-emptive rights. As a consequence of LAIF X sprl's subscription, we refunded to Telinor the amount paid by LAIF X sprl.

     These disputes have evolved as follows:

     LAIF X Mexican Litigation:

     On or about October 24, 2003, LAIF X sprl filed a petition before the civil trial court located in Monterrey (Mexico), seeking preliminary injunctive relief consisting of an order to suspend the effectiveness of the resolutions adopted during the meeting of our shareholders held on October 9, 2003, with respect to the appointment of members of our board of directors by the holders of Series C shares, pending the resolution of the dispute through the dispute resolution process set forth in our bylaws. The civil trial court denied the admission of such petition and ordered its dismissal on November 14, 2003; the State Superior Court of Appeals (Sala Novena Civil) confirmed such dismissal on March 18, 2004. LAIF X sprl requested constitutional review on April 20, 2004, challenging the State Superior Court's decision confirming the dismissal by the civil trial court. The Federal District Court denied such relief and confirmed the dismissal. LAIF X sprl requested review by the Federal Circuit Court of the decision rendered by the Federal District Court. On April 14, 2005, the Federal Circuit Court confirmed the resolution denying the relief sought by LAIF X sprl. This decision is final and allows for no further legal recourse.

     LAIF X Arbitral Proceeding:

     On December 23, 2003, LAIF X sprl filed a Demand for Arbitration before the International Centre for Dispute Resolution of the American Arbitration Association against us, Telinor and Blackstone (collectively "respondents"). In this arbitral proceeding, LAIF X sprl seeks among other relief, (a) a declaration that the allocation of the Series C shares to Blackstone was not made in compliance with our bylaws, (b) an order to nullify the Series C shares allocated to Blackstone, to cancel the corresponding stock certificates and to re-issue instead the same number of Series A shares to Telinor, (c) an order to remove the Series C directors appointed during the Ordinary Shareholders Meeting held on October 9, 2003 and to hold a Special Meeting of the Series C shareholders to elect new Series C directors and (d) damages for an unspecified amount. LAIF X amended its complaint in March 2004, requesting a declaration that LAIF X sprl is a legitimate shareholder of the Company. Each of the respondents filed their answers to LAIF X sprl's Demand for Arbitration and requested, among other things, (a) the dismissal of the arbitration for lack of an arbitrable dispute, (b) alternatively, a stay of the arbitration until resolution of the pending litigation filed by Telinor in Mexico challenging LAIF X sprl status as a shareholder of the Company (more fully described below under the caption Telinor Mexican Litigation) and (c) a denial of LAIF X sprl's request for relief in its entirety and a declaration that our issuance of Series A shares to Telinor, as agent for Blackstone, and the subsequent exchange of those shares for Series C shares, were properly executed in accordance with the resolutions of our Extraordinary Shareholders Meeting dated February 28, 2003, our bylaws and Mexican law. Respondents have also challenged on jurisdictional grounds the Tribunal's right to consider the issue of whether LAIF X is a legitimate shareholder of the Company. The hearing on the merits of this matter was scheduled for early December 2004. However, at the request of LAIF X, the hearing was rescheduled to November 15, 2005 in order to give the parties an opportunity to resolve the matters raised in the arbitration in a consensual manner.

     Telinor Mexican Litigation:

     On or about January 26, 2004, Telinor filed a lawsuit in Monterrey (Mexico) against LAIF IV Ltd., LAIF X sprl and Axtel. In this lawsuit, Telinor is challenging the validity of an assignment of pre-emptive subscription rights by LAIF IV Ltd. in favor of LAIF X sprl, and as a consequence thereof, the validity of the subscription of shares made by LAIF X sprl in us. If Telinor prevails, the re-assignment of pre-emptive subscription rights by LAIF IV Ltd. in favor of LAIF X sprl may be judicially declared invalid, LAIF X sprl's status as a shareholder of Axtel may be revoked, and the shares subscribed by LAIF X sprl may be judicially allocated to Telinor. This action has not yet been served upon defendants. As noted, LAIF X sprl has raised in the arbitration described above the question of its status as a legitimate shareholder of us; therefore, at this stage, we cannot predict how or where this issue will be finally adjudicated.

Environmental, Health and Safety Matters

     We are subject to laws and regulations relating to the protection of the environment and human health and safety, including those governing the management and disposal of hazardous substances and wastes and the cleanup of contamination. As an owner or operator of property and in connection with the current or historical use of hazardous substances at our sites, we could incur costs, including cleanup costs, fines and third-party claims, as a result of violations of or liabilities under environmental or health and safety laws and regulations. We believe, however, that our operations are in substantial compliance with all such laws and regulations.

Enforceability of Civil Liabilities Against Foreign Persons

     We and our subsidiaries are variable capital corporations (sociedades anonimas de capital variable) organized under the laws of Mexico, and are headquartered, managed and operated outside of the United States (principally in Mexico). Most of our directors and all of our officers reside in Mexico. All or a substantial portion of our assets and the assets of most of our directors and all of our officers are located outside of the United States (principally in Mexico). As a result, it may not be possible for the investors or holders of the notes to effect service of process outside of Mexico or within the United States upon us or such persons, or to enforce a judgment obtained in the United States against us or them outside of Mexico or in the United States courts that is based on the civil liability provisions under laws of jurisdictions other than Mexico including the federal and state securities laws or other laws of the United States.

     We have been advised by our special Mexican counsel, D & A Morales y Asociados, S.C., that no treaty is in effect between the United States and Mexico calling for the mutual recognition and enforcement of their respective judgments. The recognition by Mexican courts of a judgment rendered in the United States is usually done under the principle of reciprocity, which means that Mexican courts would reexamine judgments rendered in the United States if such foreign country would reexamine Mexican judgments. Mexican courts may enforce judgments rendered in the United States through a homologation procedure consisting of the review by such Mexican courts of the foreign judgment to ascertain whether certain requirements of due process, reciprocity and public policy have been complied with, without reviewing the merits of the subject matter of the case. A judgment rendered in the United States may or need not be recognized if, among others:

     o the foreign court did not have jurisdiction over the subject matter in a manner that is compatible with or analogous to Mexican laws or the subject matter is within the exclusive jurisdiction of Mexican courts,

     o the judgment was rendered under a system which does not provide procedures compatible with due process requirements,

     o    enforcement of the judgment would be contrary to public policy,

     o the defendant did not receive adequate personal notice in sufficient time to defend itself,

     o    the judgment is not final in the rendering state,

     o    the judgment conflicts with another final judgment, or

     o    there is no reciprocity with the rendering state.

     Furthermore, there is doubt as to the enforceability, in actions originated in Mexico, of liabilities based in whole or in part on the United States federal or state securities laws, and as to the enforceability of judgments obtained in the United States in actions based in whole or in part on the civil liability provisions of United States federal or state securities laws.

                                   MANAGEMENT

     Our Board of Directors is comprised of ten members. Subject to certain provisions of the corporate bylaws, the Series A shareholders have the right to appoint up to six directors, the Series C shareholders have the right to appoint up to four directors and the holders of the majority of Series N shares have the right to appoint one independent Series N director. The directors of each series of shares may be elected at our ordinary general meeting of shareholders or at special meetings of holders of each series of shares. All board members hold their positions indefinitely, unless they resign or are removed by the shareholders. Under the Mexican Companies Law, we are required to have one statutory auditor, who is elected by our shareholders at the ordinary general shareholders meeting. Our statutory auditor is Gerardo Gonzalez Rodriguez and his alternate is Ricardo Gonzalez Villarreal. As statutory auditor, his primary role is to report to our shareholders at the annual ordinary shareholders meeting regarding the accuracy and sufficiency of, and reasonable basis for, the financial information presented to the shareholders by the Board of Directors.

     The following table presents information concerning our current directors and executive officers:


Name                                              Age                              Position
----                                              ---                              --------
Tomas Milmo Santos.......................          40     Chairman, Series A Director and Chief Executive Officer
Patricio Jimenez Barrera.................          39     Chief Financial Officer
Andres Velazquez Romero..................          39     Regional Executive Director
Samuel Lee Belmonte......................          38     Regional Executive Director
Ivan Alonso Hernandez....................          40     Chief Technology Officer
Rafael Garza Blanc.......................          56     Human Resources Vice President
Tomas Milmo Zambrano.....................          69     Series A Director
Alberto Santos de Hoyos..................          63     Series A Director
Lorenzo Zambrano Trevino.................          60     Series A Director
Alberto Garza Santos.....................          40     Series A Director
Hector Medina Aguiar.....................          53     Series A Director
Everett J. Santos(1).....................          64     Series C Director
Bertrand Guillot(1)......................          41     Series C Director
Iain Aitken(1)...........................          50     Series C Director
Lawrence H. Guffey(1)....................          36     Series C Director
Gabriel Montana(1).......................          33     Series C Alternate Director(2)
Patricio D'Apice(1)......................          34     Series C Alternate Director(2)
Benjamin Jenkins(1)......................          33     Series C Alternate Director(2)


_______________________

(1)  See "Business--Legal Proceedings--Shareholdings Disputes."

(2) The role of Alternate Director is to perform the role of the primary Director if the primary Director is not in attendance.


     Set forth below is a brief description of our directors and executive officers:

     Tomas Milmo Santos has held the position of Chief Executive Officer of Axtel since 1994 and Series A Director since October 1997. Mr. Milmo was also appointed Chairman of the Board of Directors in October 2003. Prior to joining Axtel, Mr. Milmo worked at Carbonifera de San Patricio, S.A. de C.V., a medium-sized mining company in Mexico. In 1988 he was named CEO of that same company, holding this post until 1990, when he founded and became CEO of Milmar, S.A. de C.V., a housing development company that developed and sold over 10,000 homes between 1990 and 1993. He is a member of the Board of Directors of Telinor Telefonia, S. de R.L. de C.V., Cemex, S.A. de C.V. and Universidad de Monterrey. Mr. Milmo holds a degree in Business Economics from Stanford University.

     Patricio Jimenez Barrera has held the position of Chief Financial Officer of Axtel since January 1998. Prior to joining Axtel, Mr. Jimenez held a variety of finance-related positions, including an investment banker while at Invermexico Casa de Bolsa, a corporate treasurer while at Grupo Cydsa, S.A. and an investment banker, international treasurer, financing and correspondent banker while at Banca Serfin, S.A. (Mexico's third largest bank). Immediately prior to joining Axtel, Mr. Jimenez was responsible for the International Division at Banca Serfin, S.A. He is a member of the board of Seguros Banorte Generali and Pensiones Banorte Generali. Mr. Jimenez is a CPA and holds a degree from the Instituto Tecnologico y de Estudios Superiores de Monterrey.

     Andres Velazquez Romero has held the position of Regional Executive Director of Axtel since May 2002. Prior to his present position, Mr. Velazquez held the Treasurer and Administrative Director positions at Axtel. Mr. Velazquez has been responsible for treasury, risk management, credit lines, funding structure and foreign exchange for a number of banking institutions. Prior to joining Axtel, he was the COO in charge of the Banca Serfin International Agency in New York. Mr. Velazquez holds a degree in Economics from the ITAM in Mexico City.

     Samuel Lee Belmonte has held the position of Regional Executive Director of Axtel since May 2002. Prior to his present position, Mr. Lee held the Engineering Director position at Axtel. Mr. Lee has 17 years of experience in operations and telecommunications areas. He has been responsible for the technical support of large national companies. Prior to joining Axtel, he was Product Development Director with Iusacell. Mr. Lee holds a B.S. degree in Electronic Systems Engineering and an M.B.A.

     Ivan Alonso Hernandez has held the position of Technology Vice President of Axtel since May 2002. Prior to his present position, Mr. Alonso held the Information Technology and Business Process Director positions at Axtel. Mr. Alonso has over 17 years experience in information technology and telecommunications areas with various companies, including Copamex Services & Real Estate Division. He has also collaborated with financing institutions including Banco del Atlantico & Banpais, with responsibility for the telecommunications group of its Northeast Division. Mr. Alonso holds a B.S. degree in Electronics and Communications Engineering from the Instituto Tecnologico y de Estudios Superiores de Monterrey.

     Rafael Garza Blanc has held the position of Human Resources Vice President of Axtel since July 1997. Prior to his present position, Mr. Garza Blanc has held the Administrative and Human Resources Vice President positions at Axtel. Mr. Garza Blanc has 26 years experience in business. His career with Conductores Monterrey (now Xignux), one of the main copper-wiring producing companies in Latin America, evolved from being a plant engineer to becoming the company CEO. His background includes consulting activities in various firms. Mr. Garza holds a degree in Electrical Engineering and an M.B.A.

     Tomas Milmo Zambrano has been a Series A Director of Axtel since October 1997 and held the position of Chairman of the Board of Directors from October 1997 until 2003. Mr. Milmo Zambrano was founder and Chairman of Grupo Javer S.A. de C.V., one of the largest housing development companies in Mexico, and of Incasa, S.A. de C.V., one of the largest aggregate producers in Mexico. He was also Chairman and CEO of both Carbonifera de San Patricio S.A. de C.V. and Carbon Industrial, S.A. de C.V., medium-sized mining companies in Mexico. He was a Director of Cemex, S.A. de C.V. until 1996.

     Alberto Santos de Hoyos has been a Series A Director of Axtel since October 1997. Mr. Santos is a director of Banco de Mexico (regional), Grupo Cydsa, S.A., Sigma Alimentos and Seguros Comercial America. He has been Senator and Representative of the Mexican Congress; President and Vice-President of the Camara de la Industria de Transformacion de Nuevo Leon; Vice-President of the Mexican Confederacion de Camaras Industriales (CONCAMIN); and President of the Comision de Productos Basicos of CONCAMIN; President of the Camara Nacional de la Industria Azucarera y Alcoholera. Mr. Santos has also been Chairman of the Board, CEO and director of Gamesa. Mr. Santos holds a degree in Business Administration from the Instituto Tecnologico y de Estudios Superiores de Monterrey.

     Lorenzo Zambrano Trevino has been a Series A Director of Axtel since October 1997. Mr. Zambrano is the Chairman of the Board and CEO of Cemex, S.A. de C.V. He is also the Chairman of the Boards of Directors of the Instituto Tecnologico y de Estudios Superiores de Monterrey and the Americas Society. He is a member of the Executive Committee of Grupo Financiero Banamex Accival, S.A. de C.V. and the Salomon Smith Barney International Advisory Board. In addition, he is a member of the Board of Directors of Coca Cola Femsa, S.A. de C.V. and Televisa, S.A. He is also a member of the Advisory Council to the Stanford Graduate School of Business, the

Museo de Arte Contemporaneo and the US-Mexico Commission for Educational and Cultural Exchange. Mr. Zambrano holds a B.S. degree in Mechanical Engineering from the Tecnologico de Monterrey and an M.B.A. from Stanford University.

     Alberto Garza Santos has been a Series A Director of Axtel since October 2003. Mr. Garza is the founder and Chairman of the Board of Promotora del Viento, S.A de C.V., a company dedicated to wind power in Mexico. He is also founder and Chairman of the Board of Promotora Ambiental, S.A. de C.V. (PASA), a leading waste management company in Mexico. Mr. Garza has engineered PASA's growth through multiple acquisitions, local unit start-ups, municipal concessions and the development of world-class landfills, including Mexico's first five privately owned landfills. In 2002, he positioned PASA as PEMEX's waste services provider of choice, winning various large, multiyear contracts. Mr. Garza is also a member of the Board of Maquinaria Diesel (MADISA), Desarrollo Inmobiliario Delta and Gemini. He holds a degree in Business Administration from the Instituto Tecnologico y de Estudios Superiores de Monterrey and a B.A. degree in Political Science from Southern Methodist University.

     Hector Medina Aguiar has been a Series A Director of Axtel since October 2003. Mr. Medina is the Executive Vice-President of Planning and Finance of Cemex, S.A. de C.V. and responsible for worldwide strategic planning and finance. Mr. Medina is a graduate of the Instituto Tecnologico y de Estudios Superior de Monterrey with a degree in Chemical Engineering. He also holds an M.S.C. degree in Management from the University of Bradford Management Center in England and an M.S. degree from the Escuela de Organizacion Industrial in Spain.

     Everett J. Santos has been a Series C Director of Axtel since October 2003 and had previously held the position of Series C Director from October 1997 to December 1998. Mr. Santos is the Chief Executive Officer of the Latin America Group of EMP Global and principal advisor to the AIG-GE Capital Latin American Infrastructure Fund. Mr. Santos is also the Co-Founder and Chairman of the Latin American Venture Capital Association (LAVCA). From 1992 to 1995, Mr. Santos was director of infrastructure investments of the International Finance Corporation
(IFC) of the World Bank Group. While at the World Bank, he was also a director for Latin America and the Caribbean for the IFC. Prior to joining the World Bank Group, Mr. Santos was a capital markets consultant with the US Agency for International Development in Brazil and with the Venezuelan National Securities Commission, and he also has worked with the US Securities and Exchange Commission.

     Bertrand F. Guillot has been a Series C Director of Axtel since October 2003. Mr. Guillot is the director of the Private Equity Latin America Group of AIG Global Investment Corp. He is also co-founder of WestNord, an investment bank boutique specializing in debt and equity raising for projects and mergers and acquisitions. Previously, he was the Director, Media & Telecom Project Finance Head, Senior Vice President and Relationship Management Head of ANZ Investment Bank. He was also the vice-president of the Telecom Unit Head within the Project Finance Group of Citibank N.A. He has been directly involved in private equity and project finance in emerging markets for the past 10 years. Mr. Guillot studied in Paris, London and Madrid. He holds a Baccalaureat in Economics and an International Finance degree from the European Business School.

     Iain Aitken has been a Series C Director of Axtel since October 2003. Mr. Aitken is a Director of Bedminster Capital Management LLC, an advisor to Soros Funds Management LLC, focusing primarily on private equity transactions. Prior to joining Bedminster/Soros in September 2000, Mr. Aitken was engaged in his private consultancy practice, advising clients on restructuring and real estate matters. From 1991 to 1999, Mr. Aitken served as a Senior Vice President of ABN AMRO Bank N.V., one of the world's largest financial institutions, engaged in real estate and corporate debt restructuring. Previously, he served in a number of corporate banking positions in New York with the European American Banking Corporation (EABC), an investment company representing a consortium of European Banks, including ABN. Mr. Aitken was seconded to EABC having served in London with the International Division of Midland Bank PLC, another consortium member. Mr. Aitken is currently a director of Hainan Airlines Co., Limited (China), Batavia Investment Fund Limited, and Philippine Discovery Investment Company Ltd. He holds a B.A. degree in Monetary Economics from the University of Stirling in Scotland.

     Lawrence H. Guffey has been a Series C Director of Axtel since October 2003. Mr. Guffey had served as Series A Director from May 2000 through October 2003. Mr. Guffey is also a Senior Managing Director in the Private Equity group of Blackstone. Mr. Guffey has led Blackstone's efforts in virtually all media and communications-related investments and has day-to-day responsibility for management of Blackstone Communications Advi-sors. Since joining Blackstone in 1991, Mr. Guffey has been involved in the execution of Blackstone's investments in Axtel, Bresnan Communications, Centennial Communications Corp., Crowley Wireless (Salmon PCS), CommNet Cellular, CTI Holdings, Encoda Systems (a LiveWire Media company), iPCS, Iusacell, LiveWire, PaeTec, TWFanch-one, TWFanch-two, Universo Online and US Radio. Before joining Blackstone, Mr. Guffey worked in the Acquisitions Group at Trammell Crow Ventures, the principal investment arm of Trammell Crow Company. He currently serves as a director of Centennial Communications, Encoda Systems, Orcom and FiberNet. Mr. Guffey holds a degree from Rice University.

     Gabriel A. Montana has been a Series C Alternate Director of Axtel since June 2002. Mr. Montana is an Investment Officer with EMP Global, principal adviser to the AIG-GE Capital Latin American Infrastructure Fund (Fund). Since joining in 2000, Mr. Montana has worked in the telecommunications sector, managing Fund's activities and portfolio companies in fixed and mobile telephony, cable and broadband. Previously, Mr. Montana was a senior consultant with KPMG's finance practice, where he worked on profitability, strategic cost management and valuation assignments within different industries in the United States. He has also worked with Toyota and Renault in Latin America. Mr. Montana has a B.S. degree in Mechanical Engineering from Universidad de Los Andes and an M.B.A. from Georgetown University.

     Patricio D'Apice has been a Series C Alternate Director of Axtel since October 2003. Mr. D'Apice is manager of the Private Equity Latin America Group of AIG Global Investment Corp. Mr. D'Apice is also an alternate director of one of the leading Mexican pay TV companies. He has six years of experience in private equity funds in Latin America, with AIG, HSBC Bank, the leading Argentine private bank Banco Galicia, and the Argentine media conglomerate La Nacion. Previously, he had been a Business Officer at the Argentine consulting and merchant banking firm Orlando J. Ferreres & Asociados for four years. He specialized in business plan development, restructuring, mergers and acquisitions and market research for companies like Perez Companc (now Petrobras), Coca Cola, Scania and YPF (now Repsol YPF). Mr. D'Apice is also founding partner of Sobregolf S.A., a software and services company with operations in Argentina and Chile. He was also financial advisor of two telecommunication projects, for the design and financing of their business plans. Mr. D'Apice holds a degree in Economics from the Universidad de Buenos Aires and a Masters degree in Finance from the Universidad del CEMA.

     Benjamin Jenkins has been a Series C Alternate Director of Axtel since October 2003. Mr. Jenkins is a Principal in the Private Equity group of Blackstone. Since joining Blackstone in 1999, Mr. Jenkins has been involved in the execution of Blackstone's investment in Axtel and has evaluated numerous industrial and communications investments. Previously, Mr. Jenkins was an Associate at Saunders Karp & Megrue. Prior to that, Mr. Jenkins worked in the Mergers & Acquisitions Department at Morgan Stanley & Co. Mr. Jenkins holds a B.A. in Economics from Stanford University and an M.B.A. from Harvard Business School.

     Tomas Milmo Zambrano is the father of Tomas Milmo Santos and cousin of Lorenzo Zambrano. Alberto Santos is the uncle of Tomas Milmo Santos and of Alberto Garza Santos.

     For the year ended December 31, 2004, the aggregate compensation, including benefits, we paid to our di-rectors, alternate directors and executive officers for services in all capacities was approximately $2.8 million. In 2004, we and our subsidiaries incurred no costs to provide pension, retirement or similar benefits to our respective officers and directors pursuant to retirement plans or pension plans.

                             PRINCIPAL SHAREHOLDERS

     Mexican law limits foreign ownership of those companies, like ours, owning certain telecommunications concessions to 49% of the voting stock of such companies. The following table sets forth each owner of 5% or more of our voting stock:


                                                                        Number of
                                                       Number of         Series C          Total
                                                    Series A Shares       Shares        Percent of
                                                      Beneficially     Beneficially     Outstanding      Percent of
Shareholders                                             Owned            Owned          Shares(1)     Voting Shares
------------                                             -----            -----          ---------     -------------
                                                         (millions of shares) (%)
Telinor Telefonia, S. de R.L. de
   C.V.(2)(3).................................            1,253.2            21.6            54.3            59.5
LAIF X sprl (affiliate of AIG-GE
   Capital Latin American
   Infrastructure Fund L.P.)(4)(6)............                --             336.0            14.3            15.7
The Blackstone Group(5)(6)....................                --             302.7            11.9            14.1
Tapazeca Sprl (affiliate of The Soros
   Group)(7)..................................                --             122.0             5.0             5.7
All directors and executive officers as a
   group (five persons)(8)....................            1,253.2           324.3            66.2            73.7
_______________________



(1) Nortel Networks Limited owns 250.8 million "N" shares, representing 9.9% of our outstanding shares. The holder of the majority of the Series "N" shares (which is currently Nortel Networks Limited) has the right to elect one independent Series "N" and up to one alternate director.

(2) "A" shares held by Telinor Telefonia, S. de R.L. de C.V. may be deemed to be beneficially owned by Tomas Milmo Santos, Alberto Santos de Hoyos, Tomas Milmo Zambrano and Lorenzo Zambrano Trevino, as each is a director of Telinor.

(3) Also owns 99.8 million "N" shares. The business address of Telinor Telefonia, S. de R.L. de C.V. is Ave. Vasconcelos 210 Ote Piso 12. Colonia Residencial San Agustin, Garza Garcia, N.L. 66280.

(4) Also owns 25.3 million "N" shares. The business address of LAIF X sprl is 13A Avenue de Tervuren 1040 Brussels, Belgium.

(5) Includes 242.1 million "C" shares owned by Blackstone Capital Partners III Merchant Banking Fund L.P., 43.9 million "C" shares owned by Blackstone Offshore Capital Partners III L.P. and 16.7 million "C" shares owned by Blackstone Family Investment Partnership III L.P. The business address of the Blackstone entities is c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154.

(6)  See "Business--Legal Proceedings--Shareholdings Disputes."

(7) Also owns 4.5 million "N" shares. The business address for Tapazeca Sprl is Avenue Louise 331-333 B-1050, Brussels, Belgium.

(8) Includes shares attributable to Telinor because of the directorships of Tomas Milmo Santos, Alberto Santos de Hoyos, Tomas Milmo Zambrano and Lorenzo Zambrano Trevino and includes shares attributable to Blackstone because of the directorship of Lawrence H. Guffey.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shareholders Agreement

     On October 6, 1997, we and our initial shareholders Telinor Telefonia, S. de R.L. de C.V., Bell Canada International (Mexico Telecom) Limited and Worldtel Mexico Telecom Ltd (the "Initial Shareholders") entered into a shareholders agreement (the "Shareholders Agreement"). Soon after, Bell Canada International Inc. also agreed to be bound by the Shareholders Agreement. On March 20, 2003, Nortel Networks Limited agreed to join in the Shareholders Agreement through the execution and delivery of a Joinder Agreement and a supplemental agreement to such Joinder Agreement.

     This Shareholders Agreement includes provisions related to, among others,
(i) the form of the Bylaws to be agreed upon and formalized among the Initial Shareholders, (ii) their initial capital contributions, (iii) the designation of members to our board of directors, (iv) certain restrictions on transfers of shares, (v) pre-emptive rights, (vi) transfers to permitted assignees, (vii) tag-along rights, (viii) rights of first offer and (ix) registration rights with respect to our equity securities.

     As a consequence of the capital call of February 28, 2003, the Initial Shareholders were materially diluted.

     On February 28, 2003, the Extraordinary Meeting of Shareholders of Company resolved that in the event of any inconsistency between the Shareholders Agreement and our current Bylaws, the Bylaws will prevail.

Supply Contracts and Financing Agreement

     In June 1999, we entered into a Finance Agreement with Toronto Dominion (Texas), Inc. as administrative and collateral agent, and Nortel Networks Limited as lender, for the principal amount of US$455.0 million. Such finance agreement was amended and restated on June 18, 2001, with Nortel Networks Limited, as administrative agent, Toronto Dominion, as collateral agent, and Nortel Networks Limited, as lender.

     On March 20, 2003, we entered into a Restructuring Agreement with Nortel Networks Limited and Nortel Networks de Mexico, S.A. de C.V. for the restructuring of the current outstanding liabilities and indebtedness arising from the Amended and Restated Finance Agreement and the Supply and Services Contracts. Such Restructuring Agreement provided for (i) our payment to Nortel Network of US$125.2 million; (ii) our subscription of a promissory note and a facility agreement in the principal amount of US$24.2 million; (iii) the termination and settlement of the Supply and Services Contracts and the granting of mutual releases of all obligations and liabilities under or arising out of such Supply and Services Contracts; and (iv) the restructuring of the Amended and Restated Finance Agreement and the granting of mutual releases of all obligations and liabilities under or arising out of such Finance Agreement. In December 2003, the promissory note in the amount of US$24.2 million in favor of Nortel was repaid in full.

     In March 2003, we also restructured our commercial relationship with Nortel Networks whereby all of the previous supply agreements and service contracts we had with Nortel Networks were canceled and we entered into five new agreements, which are briefly described as follows:

o Purchase and License Agreement among us, Nortel Networks Limited and Nortel Networks de Mexico, S.A. de C.V. regarding the supply of fixed wireless access equipment and certain services related thereto. On December 23, 2003, Airspan Communications Limited ("Airspan") acquired Nortel's fixed wireless access business, assuming Nortel's rights and obligations under this agreement. We are Airspan's primary customer for their fixed wireless access technology. We have a contingent license from Airspan to produce such technology ourselves or through a third party (see below).

o Technical Assistance Support Services Agreement for fixed wireless access equipment, between us and Nortel Networks UK Limited pursuant to which the latter will provide technical support services for our fixed wireless access platform. On December 23, 2003, Airspan acquired Nortel's fixed wireless access business, assuming Nortel's rights and obligations under this agreement.

o Purchase and License Agreement for non-fixed wireless access equipment, among us, Nortel Networks Limited and Nortel Networks de Mexico, S.A. de C.V. regarding the provision of non-fixed wireless access equipment, such as switches and electronic equipment and certain services related thereto.

o Technical Assistance Support Services Agreement for non-fixed wireless access equipment, between us and Nortel Networks de Mexico, S.A. de C.V. pursuant to which Nortel Networks will provide technical assistance support services for our switch and SDH platform and other non-fixed wireless access equipment supplied by Nortel Networks.

o Fixed Wireless Access Technology License Agreement entered into between us and Nortel Networks Limited pursuant to which Nortel Networks granted to us a contingent license to produce and manufacture the fixed wireless access products ourselves or contract a third party to produce such fixed wireless access products.

     On December 23, 2003, Airspan acquired Nortel's fixed wireless access business, assuming Nortel's rights and obligations under the: (i) Purchase and License Agreement for Fixed Wireless Access Equipment, (ii) the Technical Assistance Support Services Agreement for fixed wireless access equipment and
(iii) the Fixed Wireless Access Technology License Agreement. We are Airspan's primary customer for their fixed wireless access technology. On December 28, 2004, we and Airspan entered into a new Purchase and License Agreement for Fixed Wireless Access Equipment. This new agreement replaces the Purchase and License Agreement for Fixed Wireless Access Equipment mentioned in section (i) of this paragraph.

     In July 2004 we and Nortel Networks Limited and Nortel Networks de Mexico, S.A. de C.V., entered into a Purchase and License Agreement for the supply of next generation soft switch equipment and certain related services thereto. For the period beginning January 1, 2002 and through June 28, 2005, we have paid Nortel Networks US$9.8 million for services and equipment they provided to us.

Other Transactions

o In March 1999, we and GE Capital Fleet Services de Mexico, S. de R.L. de C.V. (a subsidiary of one of the investors in one of our shareholders) entered into a lease agreement for the lease of our fleet vehicles. For the period beginning January 1, 2002 and through June 28, 2005, we paid GE Capital approximately US$4.7 million in rental payments under these leases.

o In March and May 2000, we and Gemini, S.A. de C.V. (a company controlled by one of the investors in one of our shareholders) entered into lease agreements for the lease of land and property on which our corporate offices and a switch are located. For the period beginning January 1, 2002 and through June 28, 2005, we paid Gemini approximately US$7.3 million in rental payments under these leases.

o In August 2002, we and Neoris de Mexico, S.A. de C.V. (a consulting firm indirectly controlled by certain shareholders of Telinor) entered into a professional services agreement for the provision of technical assistance to us with respect to a customer care platform. For the period beginning August 1, 2002 and through December 31, 2003, we paid Neoris approximately US$0.2 million in fees for services. No payments have been made to Neoris de Mexico, S.A. de C.V under this agreement since December 31, 2003.

o In April 2002, we and Instalaciones y Desconexiones Especializadas, S.A. de C.V. (a company controlled by the son of Alberto Santos de Hoyos, one of the investors in one of our shareholders) entered into a services agreement for the provision of installation services with regard to customer premise equipment. For the period beginning April 1, 2002 and through June 28, 2005, we paid them approximately US$1.4 million in fees for services.

o The Blackstone Group advised us in connection with the Restructuring Agreement dated as of March 20, 2003 that we entered into with Nortel Networks and Toronto Dominion. For the period beginning March 20, 2003 and through December 31, 2003, we paid the Blackstone Group approximately US$5.6 million in fees under this agreement. No payments have been made to The Blackstone Group under this agreement since December 31, 2003.

                        DESCRIPTION OF OTHER INDEBTEDNESS

     The following is a description of our other indebtedness, after giving effect to this offering and the application of the net proceeds therefrom.

Banorte Short Term Letter Of Credit

     We have issued letters of credit in favor of different suppliers; as of March 31, 2005 we have approximately US$5.5million outstanding.

HP Operations Unsecured Promissory Notes

     We signed promissory notes for an aggregate amount of US$5.1 million in favor of HP Operations Mexico S. de R.L. de C.V. The term of the notes is for 3 years accruing at an interest rate of 7.0%. Principal and interests are payable on a quarterly basis. The outstanding balance is US$4.6 million.

Arrendadora Banamex

     We have entered into a financial leasing agreement with Arrendadora Banamex S.A. de C.V. (Banamex), to finance the acquisition of certain equipment for our network the terms of the lease are up to thirty six months with a monthly payment structure. The aggregate outstanding amount as of March 31, 2005 is approximately US$3.6 million.

11% Senior Notes Due 2013

     On December 16, 2013, we completed the private placement of the 2003 notes, which consisted of US$175.0 million of 11% senior notes due 2013. On July 13, 2004, we completed an exchange offer for the 2003 notes of new 2003 notes with substantially identical terms, except that the new 2003 notes are generally freely tradeable. The notes constitute a single class of debt securities and have the same terms. See "Description of the Exchange Notes."

                        DESCRIPTION OF THE EXCHANGE NOTES

     We issued the 2005 notes and will issue the exchange notes as additional notes under an Indenture (the "Indenture") among itself, the Subsidiary Guarantors and The Bank of New York, as Trustee. The terms of the 2005 notes and any exchange notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

     On December 16, 2003, we completed the private placement of the 2003 notes, which consisted of US$175.0 million of 11% senior notes due 2013. On July 13, 2004, we completed an exchange offer for the 2003 notes of new 2003 notes with substantially identical terms, except that the new 2003 notes are generally freely tradeable.

     The exchange notes offered hereby are part of a single class of securities together with the 2005 notes, the 2003 notes and the new 2003 notes. The terms of the exchange notes are identical in all material respects to the terms of the new 2003 notes and substantially similar to the 2005 notes, except for transfer restrictions and registration rights relating to the 2005 notes.

     Unless the context otherwise requires, for purposes of this section, the "Notes" shall be deemed to refer collectively to the 2003 notes, the new 2003 notes, the 2005 notes and any exchange notes.

     Certain terms used in this description are defined under the subheading "--Certain Definitions." In this description, the word "Company" refers only to AXTEL, S.A. de C.V. and not to any of its subsidiaries.

     The following description is only a summary of the material provisions of the Indenture and the Registration Rights Agreement. We urge you to read the Indenture and the Registration Rights Agreement because they, not this description, define your rights as holders of the Notes. You may request copies of these agreements at our address set forth under the heading "Additional Information."

Brief Description of the Exchange Notes

     The Notes:

     o    are unsecured senior obligations of the Company;

     o are senior in right of payment to any future Subordinated Obligations of the Company;

     o    are guaranteed by each Subsidiary Guarantor; and

     o are subject to registration with the SEC pursuant to the Registration Rights Agreement.

Principal, Maturity and Interest

     The Company issued the 2005 Notes and will issue the exchange notes initially with a maximum aggregate principal amount of US$75.0 million. The Company will issue the Notes in denominations of $1,000 and any integral multiple of $1,000. The Notes will mature on December 15, 2013. Subject to our compliance with the covenant described under the subheading "--Certain Covenants--Limitation on Indebtedness," we are entitled to, without the consent of the holders, issue more Notes under the Indenture on the same terms and conditions and with the same CUSIP numbers as the Notes being offered hereby in an unlimited aggregate principal amount (the "Additional Notes"). The 2005 Notes and the exchange notes constitute an issuance of Additional Notes under the Indenture. The Notes and all subsequent Additional Notes, if any, provided that such Additional Notes are treated as fungible with the Notes for US Federal income tax purposes, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of the Exchange Notes," references to the Notes include any Additional Notes actually issued.

     Interest on the 2005 Notes and the exchange notes will accrue at the rate of 11% per annum and will be payable semiannually in arrears on June 15 and December 15, commencing on June 15, 2005. We will make each interest payment to the holders of record of the Notes on the immediately preceding June 1 and December 1. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

     Interest on the 2005 Notes and the exchange notes will accrue from December 15, 2004, the last interest payment date in respect of the 2003 notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Additional interest may accrue on the 2005 notes in certain circumstances pursuant to the Registration Rights Agreement.

Optional Redemption

     Except as set forth below, we will not be entitled to redeem the Notes at our option prior to December 15, 2008.

     On and after December 15, 2008, we will be entitled at our option to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 15 of the years set forth below:

     Period                                            Redemption Price
     ------                                            ----------------
     2008.................................                 105.500%
     2009.................................                 103.667%
     2010.................................                 101.833%
     2011 and thereafter..................                 100.000%

     Prior to December 15, 2006, we may at our option on one or more occasions redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued prior to the redemption date at a redemption price (expressed as a percentage of principal amount) of 111%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that

     (1) at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and

     (2) each such redemption occurs within 75 days after the date of the related Equity Offering.

Selection and Notice of Redemption

     If we are redeeming less than all the Notes at any time, the Trustee will select Notes on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

     We will redeem Notes of $1,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

     If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

     We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions "--Change of Control" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock." We may at any time and from time to time purchase Notes in the open market or otherwise.

Additional Amounts

     We and the Subsidiary Guarantors are required to make all our payments under or with respect to the Notes free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter "Taxes") imposed or levied by any jurisdiction in which the payor is organized or incorporated or resident for tax purposes or any jurisdiction from or through which any such payment is made (each, a "Relevant Taxing Jurisdiction"), unless we are required to withhold or deduct Taxes by law.

     If we or any Subsidiary Guarantor are so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, we will be required to pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by you (including Additional Amounts) after such withholding or deduction will not be less than the amount you would have received if such Taxes had not been withheld or deducted. However, no additional amounts will be paid for or on account of:

     (1)  Taxes that would not have been imposed but for the fact that:

          (A) the Holder of Notes has or had a present or former connection (or imputed connection) with the Relevant Taxing Jurisdiction (including, without limitation, being resident, domiciled or a national of, or engaging in business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by merely owning, or receiving payment under, the Notes;

          (B) the Holder of Notes presented the Notes more than 30 days after the payment in question first became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent the Holder would have been entitled to the Additional Amounts if it had presented the Notes for payment during that 30-day period;

     (2) estate, inheritance, gift, sales, excise, transfer, personal property or similar Taxes;

     (3) Taxes payable otherwise than by withholding or deduction from payments of, or in respect of, principal of, or any premium or interest on, the Notes;

     (4) Taxes imposed or withheld because the Holder failed to comply with our reasonable request:

          (A) to provide information concerning the nationality, residence, identity or address of the Holder; or

          (B) to make any declaration or similar claim or satisfy any information or reporting requirement, required by law, regulation, or other practice of the Relevant Taxing Jurisdiction as a precondition to any exemption from all or part of any Taxes, but only to the extent the Holder is legally entitled to such exemption; or

     (5)  any combination of these Tax matters above.

Furthermore, no Additional Amounts will be paid with respect to any payment under the Notes to any Holder who is a fiduciary or partnership or any person other than the sole beneficial owner of the payment, to the extent the payment would, under the laws of the Relevant Taxing Jurisdiction, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the Additional Amounts had it been the Holder of the Notes.

     Upon request, we will provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

     Whenever in the Indenture there is mentioned, in any context:

     (1)  the payment of principal;

     (2)  purchase prices in connection with a purchase of Notes;

     (3)  interest; or

     (4)  any other amount payable on or with respect to any of the Notes,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

     We will pay any present or future stamp, documentary or other similar excise taxes, governmental charges or levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Indenture or any other document or instrument related to them (including, without limitation, any such taxes that are referred to as "court" or "property" taxes) excluding such taxes, charges or levies imposed by any jurisdiction outside of the United Mexican States and the jurisdiction of incorporation of any Subsidiary Guarantor, the jurisdiction of incorporation of any successor of the Company or any jurisdiction in which a paying agent of the Company, a successor or a subsidiary Guarantor (as the case may be) is located, and we will agree to indemnify the Holders for any such taxes paid by such Holders.

     The obligations described under this heading will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Company or any Subsidiary Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

     For a discussion of Mexican withholding taxes applicable to payments under or with respect to the Notes, see "Material US Federal Income Tax
Considerations" and "Material Mexican Tax Consequences."

Redemption for Changes in Withholding Taxes

     We may redeem the Notes in whole, but not in part, upon giving not less than 30 nor more than 60 days' prior notice mailed by first class mail to each holder's registered address, at 100% of their principal amount, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and including Additional Amounts payable in respect of such payment, if (i) we certify to the Trustee immediately prior to the giving of such notice that as a result of any change in or amendment to the laws, regulations, general rules or treaties of any Relevant Taxing Jurisdiction, or any change in the application or official interpretation of such laws, regulations, general rules or treaties, which change or amendment becomes effective after the Issue Date, we have become or will become obligated to pay Additional Amounts with respect to the Notes in excess of the Additional Amounts that would be payable were payments of interest or discounts deemed to be interest on the Notes subject to a 10% withholding tax ("Excessive Additional Amounts") and (ii) such obligations cannot be avoided by our taking reasonable measures available to it; provided, however, that (a) no such notice of redemption will be given earlier than 60 days prior to the earliest date on which we would be obligated to pay such Excessive Additional Amounts and (b) at the time such notice is given, our obligation to pay such Additional Amounts (including any Excessive Additional Amounts) remains in effect. Prior to giving of any notice of redemption described in this paragraph, we will deliver to the Trustee an Officers'

Certificate stating that we are entitled to effect such redemption in accordance with the terms set forth in the Indenture and setting forth in reasonable detail a statement of the facts relating thereto (together with a written Opinion of Counsel to the effect that we have become obligated to pay such Excessive Additional Amounts as a result of a change or amendment described above and that we cannot avoid payment of such Excessive Additional Amounts by taking reasonable measures available to us and that all governmental approvals necessary for us to effect such redemption have been obtained and are in full force and effect or specifying any such necessary approvals that as of the date of such opinion have not been obtained)

Guaranties

     Each of the Subsidiary Guarantors jointly and severally guarantees, on a senior unsecured basis, our obligations under the Notes. The Subsidiary Guarantors include certain of our Subsidiaries existing on the Issue Date and will include any of our future Restricted Subsidiaries that Incur Indebtedness. The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty will be limited as necessary to prevent that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Risks Relating to the Exchange Notes--It is possible that Guarantees may not be enforceable."

     Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

     If a Subsidiary Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guaranty could be reduced to zero. See "Risk Factors--It is possible that Guarantees may not be enforceable."

     Pursuant to the Indenture, (A) a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "--Certain Covenants--Merger and Consolidation" and (B) the Capital Stock of a Subsidiary Guarantor may be sold or otherwise disposed of to another Person to the extent described below under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock"; provided, however, that in the case of the consolidation, merger or transfer of all or substantially all the assets of such Subsidiary Guarantor, if such other Person is not the Company or a Subsidiary Guarantor, such Subsidiary Guarantor's obligations under its Subsidiary Guaranty must be expressly assumed by such other Person, except that such assumption will not be required in the case of:

     (1) the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary; or

     (2) the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

in each case other than to the Company or an Affiliate of the Company and as permitted by the Indenture. Upon any sale or disposition described in clause (1) or (2) above, the obligor on the related Subsidiary Guaranty will be released from its obligations thereunder.

     The Subsidiary Guaranty of a Subsidiary Guarantor also will be released:

     (1) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary;

     (2) at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guaranty Agreement pursuant to the covenant described under "--Certain Covenants--Future Guarantors"; or

     (3) if we exercise our legal defeasance option or our covenant defeasance option as described under "--Defeasance."

Ranking

Senior Indebtedness versus Notes

     The indebtedness evidenced by the Notes and the Subsidiary Guaranties is unsecured and ranks pari passu in right of payment to the Senior Indebtedness of the Company and the Subsidiary Guarantors, as the case may be. The Notes are guaranteed by the Subsidiary Guarantors.

     As of March 31, 2005:

     (1) the Company's Senior Indebtedness was approximately US$278.9 million, including US$4.6 million of secured indebtedness; and

     (2)  the Subsidiary Guarantors had no indebtedness.

     The Notes are unsecured obligations of the Company. Secured debt and other secured obligations of the Company are effectively senior to the Notes to the extent of the value of the assets securing such debt or other obligations.

Liabilities of Subsidiaries versus Notes

     A substantial portion of our operations is conducted through our subsidiaries. Any right we have to receive the assets of any such subsidiary upon such subsidiary's liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in the distribution of the proceeds of those assets) effectively will be subordinated by operation of law to the claims of such subsidiary's creditors (including trade creditors) and holders of its preferred stock, except to the extent that such subsidiaries guarantee our obligations under the Notes, and except to the extent that we are recognized as a creditor or preferred stockholder of such subsidiary, in which case our claims would still be subordinate to any indebtedness or preferred stock of such subsidiary senior in right of payment to that held by us.

     As of the Issue Date, all our continuing existing subsidiaries will be Subsidiary Guarantors. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "--Certain Covenants--Limitation on Indebtedness."

Book-Entry, Delivery And Form

     The 2005 notes have been, and the exchange notes will be represented by a single, permanent Global Security (which may be subdivided) in definitive, fully registered form without interest coupons (each a "Global Security") in minimum denominations of $1000 and integral multiples in excess thereof. Each Global Security will be deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC for credit to the respective accounts of the purchaser at DTC.

     Except in the limited circumstances described below under "--Certificated Notes," owners of beneficial interest in the Global Security will not be entitled to receive physical delivery of Certificated Notes. The notes are not issuable in bearer form. The Global Security may be transferred, in whole or in part, only to another nominee of DTC.

     The Global Security. Ownership of beneficial interests in the Global Security will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

     So long as DTC, or its nominee, is the registered owner or holder of the Global Security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the Global Security for all purposes under the Indenture and the notes. No beneficial owner of an interest in the Global Security will be able to transfer that interest except in accordance with the applicable procedures of DTC, in addition to those provided for under the Indenture and, if applicable, those of Euroclear and Clearstream Banking.

     Payments of the principal of, premium, if any, and interest on, the Global Security will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither us, the notes trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount at maturity of the Global Security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream Banking will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     We expect that DTC will take any action permitted to be taken by a Holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Security is credited and only in respect of such portion of the aggregate principal amount at maturity of notes as to which such participant or participants have given such direction. However, if there is an Event of Default under the notes, DTC will exchange the Global Security for notes.

     We understand that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A under the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC, Euroclear and Clearstream Banking are expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Security among participants of DTC, Euroclear and Clearstream Banking, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the notes trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Security and a successor depositary is not appointed by us within 90 days, we will issue Certificated Notes in exchange for the Global

Security. Holders of an interest in the Global Security may receive Certificated Notes in accordance with DTC's rules and procedures in addition to those provided for under the Indenture.

Change of Control

     Upon the occurrence of any of the following events (each, a "Change of Control"), each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

     (1) prior to the first public offering of common stock of the Company, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) and clause
          (2) below, (x) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time and (y) such person shall not be deemed to have "beneficial ownership" of any shares solely as a result of a voting or similar agreement entered into in connection with a merger agreement or asset sale agreement), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for purposes of this clause (1) such "person" (the "specified person") shall be deemed to beneficially own any Voting Stock of the Company held by any other Person (the "parent entity") so long as such "specified person" beneficially owns (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

     (2) after the first public offering of common stock of the Company, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause
          (2), such other person shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, if such other person is the beneficial owner (as defined in clause (1)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in this clause (2)), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

     (3) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose appointment or nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose appointment, election or nomination for election was approved by the Permitted Holders or by directors previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

     (4) the adoption of a plan relating to the liquidation or dissolution of the Company; provided, however, that this clause (4) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction; or

     (5) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than a transaction in which holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the transferee Person or surviving Person in such merger or consolidation transaction immediately after such transaction.

     Within 30 days following any Change of Control, we will mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

     (1) that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

     (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

     (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

     (4) the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

     We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

     The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchaser. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under "--Certain Covenants--Limitation on Indebtedness," "--Limitation on Liens" and "--Limitation on Sale/Leaseback Transactions." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

     Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase their Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

     The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Company to make an offer to repurchase the Notes as described above.

     The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Certain Covenants

     The Indenture contains covenants including, among others, the following:

     Limitation on Indebtedness

     (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis the Consolidated Leverage Ratio would be less than 4.0 to 1.

     (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following
Indebtedness:

     (1) Indebtedness owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such obligor with respect to its Subsidiary Guaranty;

     (2)  the Exchange Notes;

     (3) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1) or (2) of this covenant);

     (4) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (2) or (3) or this clause;

     (5) edging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to the Indenture;

     (6) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

     (7) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of its Incurrence;

     (8) Purchase Money Obligations and Capital Lease Obligations, in an aggregate principal amount at any time outstanding not exceeding an amount equal to 5% of Consolidated Total Assets at any time outstanding;

     (9) Indebtedness consisting of the Subsidiary Guaranty of a Subsidiary Guarantor and any Guarantee by a Subsidiary Guarantor of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (1), (2), (3) or pursuant to clause (4) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (2) or (3); and

     (10) Indebtedness of the Company or of any of its Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (9) above or paragraph (a)) does not exceed $15 million.

     (c)Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Notes or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.

     (d) For purposes of determining compliance with this covenant:

     (1) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses; and

     (2) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

     (e) For purposes of determining compliance with any US dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the US Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to US dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in US dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the US Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such US Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the US Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

     Limitation on Restricted Payments

     (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

     (1) a Default shall have occurred and be continuing (or would result therefrom);

     (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness"; or

     (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

          (A) 50% of the Adjusted Consolidated Net Income accrued during the period (treated as one accounting period) from October 1, 2003 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Adjusted Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

          (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; plus

          (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

          (D) an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

     (b) The preceding provisions will not prohibit:

          (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

          (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of such Person which is permitted to be Incurred pursuant to the covenant described under "--Limitation on Indebtedness"; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

          (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

          (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions (excluding amounts representing cancellation of Indebtedness) shall not exceed $2 million in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

          (5) payments of dividends on Disqualified Stock issued pursuant to the covenant described under "--Limitation on Indebtedness"; provided, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

          (6) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (7) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

          (8) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by the In-denture) has made a Change of Control Offer with respect to the Notes as a result of such Change of Control and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer; provided further, however, that such repurchase and other acquisitions shall be included in the calculation of the amount of Restricted Payments;

          (9) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under clause (3) of paragraph
               (b) of the covenant described under "--Limitation on Indebtedness"; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; or

          (10) Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (10), does not exceed $10 million; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such dividends shall be included in the calculation of the amount of Restricted Payments.

     Limitation on Restrictions on Distributions from Restricted Subsidiaries

     The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company,
(b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

          (1)  with respect to clauses (a), (b) and (c),

               (A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

               (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

               (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements; and

               (D) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

          (2)  with respect to clause (c) only,

               (A) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and

               (B) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages.

     Limitation on Sales of Assets and Subsidiary Stock

     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

     (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

     (2) except in the case of a Permitted Asset Swap, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

     (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

          (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem, purchase, defease or otherwise acquire Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

          (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

          (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes (and to holders of other Senior Indebtedness of the Company designated by the Company) to purchase Notes (and such other Senior Indebtedness of the Company) pursuant to and subject to the conditions contained in the Indenture;

provided, however, that in connection with any prepayment, repayment, purchase, redemption, defeasance or other acquisition of Indebtedness pursuant to clause
(A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, redeemed, defeased or otherwise acquired.

     Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $5 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

     For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

     (1) the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

     (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, to the extent of cash received in that conversion.

     (b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Indebtedness of the Company) pursuant to clause
(a)(3)(C) above, the Company will purchase Notes tendered pursuant to an offer by the Company for the Notes (and such other Senior Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Notes (and other Senior Indebtedness of the Company) pursuant to this covenant if the Net Available Cash available therefor is less than $2 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

     Limitation on Affiliate Transactions

     (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

     (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

     (2) if such Affiliate Transaction involves an amount in excess of $1 million, the terms of the Affiliate Transaction are set forth in writing and two Officers of the Company have certified that the criteria set forth in clause (1) are satisfied in an Officers' Certificate;

     (3) if such Affiliate Transaction involves an amount in excess of $5 million, a majority of the directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; provided, however, that a director will not be deemed disinterested with respect to transactions between the Company or a Restricted Subsidiary on the one hand and an immediate family member of such director or an entity affiliated with such immediate family member on the other; and

     (4) if such Affiliate Transaction involves an amount in excess of $10 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

     (b) The provisions of the preceding paragraph (a) will not prohibit:

     (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to (but only to the extent included in the calculation of the amount of Restricted Payments made pursuant to paragraph (a)(3) of) the covenant described under "--Limitation on Restricted Payments";

     (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

     (3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $2 million in the aggregate outstanding at any one time;

     (4) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

     (5) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

     (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company; and

     (7) transactions entered into in the ordinary course of business, consistent with past practices, on terms that are substantially similar to those that could be obtained at the time of such transactions in arm's-length dealings with a Person who is not an Affiliate.

     Limitation on Line of Business

     The Company will not, and will not permit any Restricted Subsidiary, to engage in any business other than a Related Business.

     Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries

     The Company

     (1) will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary), and

     (2) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly Owned Subsidiary), unless

          (A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary; or

          (B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would be permitted to be made under the covenant described under "--Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition.

     For purposes of this covenant, the creation of a Lien on any Capital Stock of a Restricted Subsidiary to secure Indebtedness of the Company or any of its Restricted Subsidiaries will not be deemed to be a violation of this covenant; provided, however, that any sale or other disposition by the secured party of such Capital Stock following foreclosure of its Lien will be subject to this covenant.

     Limitation on Liens

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

     Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

     Limitation on Sale/Leaseback Transactions

     The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

     (1) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "--Limitation on Indebtedness" and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to the covenant described under "--Limitation on Liens";

     (2) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors) of such property; and

     (3) the Company applies the proceeds of such transaction in compliance with the covenant described under "--Limitation on Sale of Assets and Subsidiary Stock."

     Merger and Consolidation

     The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

     (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United Mexican States or the laws of any political subdivision thereof, the laws of the United States of America, any State thereof or the District of Columbia, or the European Union or any of its member nations and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the predecessor Company under the Notes and the Indenture;

     (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

     (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness";

     (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;

     (5) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for US Federal income tax purposes as a result of such transaction and will be subject to US Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred; and

     (6) the Company shall have delivered an Opinion of Counsel in the United Mexican States to the effect that the holders of the Notes will not recognize income, gain or loss for income tax purposes of such jurisdiction as a result of such transaction and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

     For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

     The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

     (1) except in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia or the United Mexican States, and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

     (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

     (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

     Future Guarantors

     The Company will cause each Restricted Subsidiary that Incurs any Indebtedness to, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture.

     SEC Reports

     The Company will furnish to the Noteholders and the Trustee and make available to securities analysts and prospective investors upon request: (i) within 120 days from the end of each fiscal year, an annual report on Form 20-F containing the information required to be contained therein for such fiscal year and (ii) within 45 days after the end of each of the first three fiscal quarters in each fiscal year, quarterly reports on Form 6-K containing all the information that would be required to be contained in a filing with the SEC on Form 10-Q if the Company were required to file such Form, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations." All reports required by this paragraph will be prepared in all material respects in accordance with all the rules and regulations applicable to the relevant Form, which for purposes of filings on Form 6-K will require including all the information required to be included in such Form 6-K by the preceding sentence. In addition, whether or not the Company is subject to the periodic reporting requirements of the Exchange Act, the Company will file a copy of each of the reports with the SEC for public availability within the time periods specified above (unless the SEC will not accept such a filing). The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in this paragraph on its website within the time periods specified above.

     At any time that any of the Company's Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

     In addition, the Company will furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Defaults

     Each of the following is an Event of Default:

     (1) a default in the payment of interest on the Notes when due, continued for 30 days;

     (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

     (3) the failure by the Company to comply with its obligations under "--Certain Covenants--Merger and Consolidation" above;

     (4) the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under "Change of Control" (other than a failure to purchase Notes) or under "--Certain Covenants" under "--Limitation on Indebtedness," "--Limitation on Restricted Payments," "--Limitation on Restrictions on Distributions from Restricted Subsidiaries," "--Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase Notes), "--Limitation on Affiliate Transactions," "--Limitation on Line of Business," "--Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries" or "--Limitation on Liens," "--Limitation on Sale/Leaseback Transactions," "--Future Guarantors" or "--SEC Reports";

     (5) the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture;

     (6) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million (the "cross acceleration provision");

     (7) certain events of bankruptcy, insolvency or reorganization of the Company, a Subsidiary Guarantor or any Significant Subsidiary (the "bankruptcy provisions");

     (8) any judgment or decree for the payment of money in excess of $10 million is entered against the Company, a Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed (the "judgment default provision"); or

     (9) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

However, a default under clauses (4) and (5) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

     (1) such holder has previously given the Trustee notice that an Event of Default is continuing;

     (2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

     (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

     (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

     (5) holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

     If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

Amendments and Waivers

     Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

     (1)  reduce the amount of Notes whose holders must consent to an amendment;

     (2) reduce the rate of or extend the time for payment of interest on any Note;

     (3)  reduce the principal of or change the Stated Maturity of any Note;

     (4) change the provisions applicable to the redemption of any Note as described under "--Optional Redemption" or "--Redemption for Changes in Withholding Taxes" above;

     (5)  make any Note payable in money other than that stated in the Note;

     (6) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

     (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

     (8) make any change in the ranking or priority of any Note that would adversely affect the Noteholders;

     (9) make any change in, or release other than in accordance with the Indenture, any Subsidiary Guaranty that would adversely affect the Noteholders; or

     (10) make any change in the provisions of the Indenture described under "--Additional Amounts" that adversely affects the rights of any Noteholder or amend the terms of the Notes or the Indenture in any way that would result in the loss of an exemption from any of the Taxes described thereunder.

     Notwithstanding the preceding, without the consent of any holder of the Notes, the Company, the Subsidiary Guarantors and Trustee may amend the
Indenture:

     (1)  to cure any ambiguity, omission, defect or inconsistency;

     (2) to provide for the assumption by a successor corporation of the obligations of the Company, or any Subsidiary Guarantor under the Indenture;

     (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

     (4) to add Guarantees with respect to the Notes, including any Subsidiary Guaranties, or to secure the Notes;

     (5) to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or a Subsidiary Guarantor;

     (6) to make any change that does not adversely affect the rights of any holder of the Notes;

     (7) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

     (8) to make any amendment to the provisions of the Indenture relating to the form, authentication, transfer and legending of Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially affect the rights of Holders to transfer Notes.

     The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, we are required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

Transfer

     The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Defeasance

     At any time, we may terminate all our obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

     In addition, at any time we may terminate our obligations under "--Change of Control" and under the covenants described under "--Certain Covenants" (other than the covenant described under "--Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiary Guarantors and Significant Subsidiaries and the judgment default provision described under "--Defaults" above and the limitations contained in clause (3) of the first paragraph under "--Certain Covenants--Merger and Consolidation" above ("covenant defeasance").

     We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries and Subsidiary Guarantors) or (8) under "--Defaults" above or because of the failure of the Company to comply with clause (3) of the first paragraph under "--Certain Covenants--Merger and Consolidation" above. If we exercise our legal defeasance option or our covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guaranty.

     In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or US Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of (1) an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for US Federal income tax purposes as a result of such deposit and defeasance and will be subject to US Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable US Federal income tax law) and (2) an Opinion of Counsel in the United Mexican States to the effect that holders of the Notes will not recognize income, gain or loss for income tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to income tax of such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Concerning the Trustee

     The Bank of New York is to be the Trustee under the Indenture. We have appointed The Bank of New York as Registrar and Paying Agent with regard to the Notes. In addition, The Bank of New York will act as Exchange Agent in connection with the Exchange Offer contemplated hereby.

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company or any Subsidiary Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

     The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

     No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and re-lease are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the US Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

     The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Enforceability of Judgments

     Since all of our operating assets and the operating assets of our subsidiaries are situated outside the United States, any judgment obtained in the United States against us or our subsidiaries, including judgments with respect to the payment of principal, interest, redemption price and any purchase price with respect to the Notes, may not be collectible within the United States. A judgment obtained in a competent State or Federal court sitting in the Borough of Manhattan, City of New York, United States of America arising out of or in relation to the obligations of the Company under the Notes would be enforceable in Mexico against us or our subsidiaries, provided that all federal and state procedural requirements under Mexican law (as the applicable case may be), including laws concerning statute of limitations and expirations, are satisfied; and further provided that:

     (1) such judgment is obtained in compliance with legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of the Notes;

     (2) such judgment is strictly for the payment of a certain sum of money, based on an in personam (as opposed to an in rem) action;

     (3) service of process was made personally on the defendant or a duly authorized process agent;

     (4) such judgment does not contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico or generally accepted principles of international law;

     (5) the applicable procedure under the laws of Mexico with respect to the enforcement of foreign judgments (including issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) is complied with;

     (6)  such judgment is final in the jurisdiction where obtained; and

     (7) the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction.

Consent to Jurisdiction and Service

     The Company, each Subsidiary Guarantor and the Trustee consent that any legal action, suit or proceeding arising out of or relating to the Notes may be instituted in the United States District Court of the Southern District of New York and the courts of the State of New York sitting in New York, Borough of Manhattan, and will submit to and accept the jurisdiction of any such court.

     The Company and each Subsidiary Guarantor has irrevocably appointed CT Corporation System, domiciled at 1633 Broadway, New York, New York 10019 as its agent for service of process for actions relating to the Notes, the Registration Rights Agreement or the Indenture brought under Federal or state securities laws brought in the

United States District Court of the Southern District of New York and the courts of the State of New York sitting in New York, Borough of Manhattan.

Certain Definitions

     "Additional Assets" means:

     (1)  any property, plant, equipment or licenses used in a Related Business;

     (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

     (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

     "Adjusted Capital Expenditures" means

     (1) for any period ending on or before September 30, 2005, the product obtained by multiplying (A) Eight Quarter Average Capital Expenditures by (B) the Number of Test Quarters; or

     (2) for any period ending on or after October 1, 2005, capital expenditures made by the Company and its Restricted Subsidiaries for such period.

     "Adjusted Consolidated Net Income" for any period means Consolidated Net Income

     (1) plus, to the extent deducted in calculating such Consolidated Net Income, depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period) for such period; and

     (2)  less Adjusted Capital Expenditures for such period.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "--Certain Covenants--Limitation on Restricted Payments," "--Certain Covenants--Limitation on Affiliate Transactions" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

     (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

     (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

     (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary

(other than, in the case of clauses (1), (2) and (3) above,

          (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary;

          (B) for purposes of the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, (i) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by the covenant described under "--Certain Covenants--Limitation on Restricted Payments" and (ii) a disposition of all or substantially all the assets of the Company in accordance with the covenant described under "--Certain Covenants--Merger and Consolidation";

          (C) a disposition of assets with a fair market value of less than $500,000;

          (D)  a disposition of cash or Temporary Cash Investments; and

          (E) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien)).

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

     "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

     (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

     (2)  the sum of all such payments.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under "--Certain Covenants--Limitations on Liens," a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

     "Capital Stock" of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries.

     "Consolidated Leverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination to (b) EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such date of determination (the "Reference Period"); provided, however, that:

     (1) if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of such Indebtedness shall be calculated after giving effect on a pro forma basis to such Indebtedness;

     (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of such fiscal quarter or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (other than, in each case, Indebtedness Incurred under any revolving credit agreement), the aggregate amount of Indebtedness shall be calculated on a pro forma basis and EBITDA shall be calculated as if the Company or such Restricted Subsidiary had not earned the interest income, if any, actually earned during the Reference Period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

     (3) if since the beginning of the Reference Period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for the Reference Period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for the Reference Period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for the Reference Period;

     (4) if since the beginning of the Reference Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets which constitutes all or substantially all of an operating unit of a business, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of the Reference Period; and

     (5) if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Reference Period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during the Reference Period, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of the Reference Period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

     If any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

     "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

     (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

          (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

          (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

     (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

     (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

          (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

          (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

     (4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

     (5) any net, after-tax, extraordinary or non-recurring gains or losses or income or expenses; and

     (6)  the cumulative effect of a change in accounting principles;

in each case, for such period. Notwithstanding the foregoing, for the purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

     "Consolidated Secured Leverage Ratio" means, as of any date of determination, the ratio of (1) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries that is secured by Liens as of such date of determination to (2) EBITDA for the period of (i) the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of determination or (ii) if quarterly information is available for the immediately preceding fiscal quarter and such financial information is included in the reports filed or delivered pursuant to the covenant described under "Certain Covenants--SEC Reports," the most recent four consecutive fiscal quarters, with such pro forma and other adjustments to each of Indebtedness and EBITDA as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of Consolidated Leverage Ratio.

     "Consolidated Total Assets" means, as of any date of determinations, the total assets shown on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

     "Currency Agreement" means in any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

     (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

     (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

     (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

     (4) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" and "--Certain Covenants--Change of Control"; and

     (5) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

     "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

     (1) all expense for income tax or asset tax of the Company and its consolidated Restricted Subsidiaries;

     (2)  Consolidated Interest Expense;

     (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period); and

     (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Eight Quarter Average Capital Expenditures" means, at any date of determination, the quotient obtained by dividing (A) the sum of capital expenditures made by the Company and its Restricted Subsidiaries for the eight fiscal quarters preceding such date through and including the end of the most recent fiscal quarter ending at least 45 days prior to the date of determination by (B) eight.

     "Equity Offering" means any sale of Capital Stock (other than Disqualified Stock).

     "Exchange Act" means the US Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means the debt securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the 2005 notes, in compliance with the terms of the Registration Rights Agreement.

     "GAAP" means generally accepted accounting principles in Mexico as in effect on the Issue Date.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

     (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Notes on the terms provided for in the Indenture.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with "--Certain Covenants--Limitation on Indebtedness":

     (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

     (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

     (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

     (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

     (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

     (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

     (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

     (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Capital Stock of such Person or any Subsidiary of such Person or that are determined by the value of such Capital Stock, the principal amount of such Capital Stock to be determined in accordance with the Indenture;

     (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

     (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

     (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

     "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

     For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments":

     (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means December 16, 2003.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the United Mexican States.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

     "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

     (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

     (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

     (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

     (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

     (5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Number of Test Quarters" means, at any date of determination, the number of completed fiscal quarters after September 30, 2003 ending at least 45 days prior to the date of determination; provided, however, that such Number of Test Quarters shall be at least one.

     "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, any Vice President, the Chief Financial Officer or the Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Asset Swap" means the disposition by the Company or its Restricted Subsidiaries of Telecommunication Assets to another Person or Persons in exchange for which the Company and the Restricted Subsidiaries receive Telecommunications Assets having, in the reasonable judgment of the disinterested members of the Board of Directors, a fair market value substantially equivalent to or greater than the fair market value of the Telecommunications Assets so disposed; provided, however, that no such disposition or series of related dispositions shall constitute Permitted Asset Swaps to the extent that the aggregate fair market value of the Telecommunications Assets so disposed, when combined with the fair market value of all other Telecommunications Assets disposed of in one or more Permitted Asset Swaps (x) in the twelve calendar months preceding such disposition exceeds US $15 million or (y) since the Issue Date exceeds US $60 million; provided further, however, that if the book value of the Telecommunications Assets to be disposed in a Permitted Asset Swap (or in a series of related Permitted Asset Swaps) exceeds US $7.5 million, such disposition shall not constitute a Permitted Asset Swap unless an Independent Qualified Party shall have determined in writing that the fair market value of the Telecommunications Assets to be received by the Company and its Restricted Subsidiaries is substantially equivalent to or greater than the fair market value of the Telecommunications Assets to be disposed.

     "Permitted Holders" means each of the direct shareholders of record of the Company as of the Issue Date (as identified in the indenture), and any Affiliate thereof and the shareholders of Telinor Telefonia, S. de R.L. de C.V.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

     (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

     (2) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

     (3)  cash and Temporary Cash Investments;

     (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

     (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

     (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

     (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for (A) an Asset Disposition as permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" or (B) a disposition of assets not constituting an Asset Disposition;

     (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

     (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

     (11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under the covenant described under "--Certain Covenants--Limitation on Indebtedness";

     (12) any Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), in each case, pursuant to the terms of such Investment as in effect on the Issue Date; and

     (13) Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (13) outstanding on the date such Investment is made, do not exceed $10 million.

     "Permitted Liens" means, with respect to any Person:

     (1) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

     (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

     (3) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

     (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

     (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

     (6) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

     (7)  Liens existing on the Issue Date;

     (8) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

     (9) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

     (10) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

     (11) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

     (12) Liens securing directly or indirectly obligations in respect of term loans or revolving loans or other Indebtedness (including principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts relating thereto) permitted to be Incurred under the Indenture; provided, however, that, at the time of Incurrence of the Indebtedness so secured and after giving effect thereto, the Consolidated Secured Leverage Ratio would be no greater than 2 to 1;

     (13) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (7), (8), (9) and (14) below; provided, however, that:

          (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

          (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (7), (8), (9) or
               (14) at the time the original Lien became a Permitted Lien and
               (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and

     (14) Liens securing Purchase Money Obligations or Capital Lease Obligations Incurred in compliance with the covenant described under "--Certain Covenants--Limitation on Indebtedness."

Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clause (6), (8), (9) or (14) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under "--Certain Covenants--Limitation on Sale of Assets and Subsidiary Stock." For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Pesos" means the legal currency of the United Mexican States.

     "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "Purchase Money Obligations" means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the Capital Stock of any Person owning such property or assets, or otherwise.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

     (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

     (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

     (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

     (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced;

provided, further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Registration Rights Agreement" means the Registration Rights Agreement dated January 13, 2005, among the Company, the Subsidiary Guarantors and Credit Suisse First Boston LLC.

     "Related Business" means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business.

     "Restricted Payment" with respect to any Person means:

     (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

     (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

     (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (A) from the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition); or

     (4) the making of any Investment (other than a Permitted Investment) in any Person.

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

     "SEC" means the US Securities and Exchange Commission.

     "Securities Act" means the US Securities Act of 1933, as amended.

     "Senior Indebtedness" means with respect to any Person:

     (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

     (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate in right of payment to the Notes or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

     (1)  any obligation of such Person to the Company or any Subsidiary;

     (2) any liability for any national, state, local or other taxes owed or owing by such Person;

     (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

     (4) any Indebtedness or other Obligation (and any accrued or unpaid interest in respect thereof) of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

     (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

     "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

     (1)  such Person;

     (2)  such Person and one or more Subsidiaries of such Person; or

     (3)  one or more Subsidiaries of such Person.

     "Subsidiary Guarantor" means Instalaciones y Contrataciones, S.A. de C.V., Servicios Axtel, S.A. de C.V. and Impulsora e Inmobiliaria Regional, S.A. de C.V. and each other Subsidiary of the Company that executes the Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of the Indenture, in each case unless and until such Subsidiary is released from its obligation under its Subsidiary Guaranty pursuant to the terms of the Indebtedness.

     "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

     "Telecommunications Assets" means any property, including licenses and applications, bids and agreements to acquire licenses, or other authority to provide telecommunications services, used or intended for use primarily in connection with a Related Business.

     "Temporary Cash Investments" means any of the following:

     (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

     (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

     (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to Standard and Poor's;

     (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's or "A" by Moody's;

     (6) "Certificados de la Tesoreria de la Federacion (Cetes), Bonos de Desarrollo del Gobierno Federal (Bondes) or Bonos Ajustables del Gobierno Federal (Ajustabonos)," in each case, issued by the government of the United Mexican States;

     (7) any other instruments issued or guaranteed by the government of the United Mexican States and denominated and payable in pesos;

     (8) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (7) above; or

     (9) demand deposits, certificates of deposit, time deposits and bankers' acceptances maturing not more than 180 days (or 365 days in the case of clause (A)(I) or (B)(I)) after the acquisition thereof (A) denominated in pesos and issued by (I) any of the five top-rated banks (as evaluated by any internationally recognized rating agency) organized under the laws of the United Mexican States or any other state thereof, or (II) any such bank which at the date of acquisition is a lender to or has made available a line of credit to (in each case in an amount equal to or greater than the amount of the proposed acquisition), the Company or any of its Restricted Subsidiaries; (B) in any jurisdiction other than the United Mexican States where the Company or any of its Restricted Subsidiaries conducts business and (I) issued by one of the three largest banks doing business in such jurisdiction, or (II) any such bank in such jurisdiction which at the date of acquisition is a lender to or has made available a line of credit to (in each case in an amount equal to or greater than the amount of the proposed acquisition), the Company or any of its Restricted Subsidiaries; (C) issued by any bank which at the date of acquisition is a lender to or has made available a line of credit to the Company or any of its Restricted Subsidiaries and which is not under intervention, receivership or any similar arrangement at the time of acquisition; provided that the aggregate amount of all such demand deposits, certificates of deposit, time deposits and bankers' acceptances acquired in accordance with this clause (C) does not exceed $50 million at any one time; or (D) issued by any bank which at the date of acquisition has an outstanding loan to the Company or any of its Restricted Subsidiaries in an aggregate principal amount at least equal to the aggregate principal amount of such demand deposit, certificate of deposit, time deposit or banker's acceptance.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 USC.
Section 77aaa-77bbbb) as in effect on the Issue Date.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Trustee" means The Bank of New York until a successor replaces it and, thereafter, means the successor.

     "Unrestricted Subsidiary" means:

     (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

     (2)  any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "--Certain Covenants--Limitation on Restricted Payments."

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Indebtedness" and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "US Dollar Equivalent" means with respect to any monetary amount in a currency other than US dollars, at any time for determination thereof, the amount of US dollars obtained by converting such foreign currency involved in such computation into US dollars at the spot rate for the purchase of US dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

     Except as described under "--Certain Covenants--Limitation on Indebtedness," whenever it is necessary to determine whether the Company has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than US dollars, such amount will be treated as the US Dollar Equivalent determined as of the date such amount is initially determined in such currency.

     "US Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned, directly or indirectly, by the Company or one or more other Wholly Owned Subsidiaries.

                   MATERIAL US FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the principal US federal income tax consequences associated with the exchange of 2005 notes for exchange notes and the beneficial ownership and disposition of the exchange notes by US holders (as defined below). This summary is based on the US Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or different interpretations. This summary only addresses tax considerations for holders of the notes that hold the notes as "capital assets" (generally, property held for investment). Moreover, this summary does not address all of the tax consequences that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under US federal income tax laws (such as non US holders (as defined below), banks, insurance companies, tax-exempt entities, retirement plans, dealers in securities, brokers, expatriates, partnerships, other pass-through entities or investors in such entities, persons who hold their notes as part of a straddle, hedge, conversion transaction or other integrated investment, persons whose functional currency is not the US dollar, persons subject to the alternative minimum tax or persons deemed to sell the notes under the constructive sale provisions of the Code), all of whom may be subject to tax rules that differ significantly from those summarized below. The discussion below does not address US federal estate and gift tax considerations or the effect of any US state or local tax law.

     THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. HOLDERS OF NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS FOR THEM RELATING TO THE EXCHANGE OF THE 2005 NOTES FOR EXCHANGE NOTES AND THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICABILITY OF US FEDERAL, STATE OR LOCAL TAX LAWS OR NON-US TAX LAWS, ANY CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION OR REGULATIONS.

     For purposes of this summary, a "US holder" is a beneficial holder of a note that is, for US federal income tax purposes:

     o    an individual who is a citizen or resident of the United States;

     o a corporation or other entity treated as a corporation created or organized in or under the laws of the United States, or any political subdivision thereof;

     o an estate the income of which is subject to US federal income tax regardless of the source thereof; or

     o a trust (1) if a court within the United States is able to exercise primary supervision over its administration and one or more US persons have the authority to control all of its substantial decisions, or (2) that validly elects to be treated as a United States person for US federal income tax purposes.

     If a partnership is a beneficial owner of a note, the treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

     The term "non-US holder" means a beneficial owner of notes that is for U.S. federal income tax purposes, a nonresident alien individual or a corporation, trust or estate that is not a US holder.

Exchange of Notes

     The exchange of 2005 notes for exchange notes pursuant to this exchange offer will not constitute a taxable event for U.S. federal income tax purposes. Consequently, no gain or loss will be recognized by a holder of the 2005 notes upon receipt of an exchange note. A holder's adjusted tax basis of the exchange note will be the same as the adjusted tax basis of the 2005 note exchanged therefor. A holder's holding period of the exchange note will include the holding period of the 2005 note exchanged therefor.

Payment of Interest

     Subject to the discussion below regarding pre-issuance accrued interest, a US holder must include in the US holder's gross income all payments of stated interest in respect of the exchange notes, and additional amounts, if any, on account of Mexican withholding taxes, at the time accrued or paid, in accordance with the US holder's usual method of tax accounting for US federal income tax purposes. Interest on the exchange notes generally will be treated as foreign source income for US federal income tax purposes.

     A US holder's stated interest income will not be reduced by the Mexican taxes withheld. Therefore, a US holder generally will be required to include more interest in the US holder's gross income than the US holder actually receives in cash interest. A US holder may, subject to some limitations, be eligible to claim either a US federal income tax deduction or a credit for Mexican taxes withheld from stated interest paid on exchange notes. The rules relating to foreign tax credits are extremely complex and US holders should consult with their own tax advisors regarding the availability of a foreign tax credit and the application of the foreign tax credit limitations to their particular situations.

Market Discount

     Under the market discount rules of the Code, a US holder who purchased a 2005 note at a market discount will be treated as if such US holder purchased the corresponding exchange note at a market discount, and thus, will generally be required to treat any gain recognized on the sale, exchange, retirement or other taxable disposition of the exchange note as ordinary income to the extent of the accrued market discount during the US holder's holding period that has not been previously included in income. Market discount is generally defined as the amount by which a US holder's purchase price for a 2005 note is less than the 2005 note's stated redemption price at maturity (generally, the exchange note's principal amount) of the exchange note on the date of purchase, subject to a statutory de minimis exception. In general, market discount accrues on a ratable basis over the remaining term of the exchange note unless a US holder makes an irrevocable election to accrue market discount on a constant yield to maturity basis.

     A US holder who is deemed to have acquired an exchange note at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness deemed to have been incurred or continued to purchase or carry such exchange note until the US holder disposes of the exchange note in a taxable transaction. A US holder who has elected under applicable Code provision to include market discount in income annually as such discount accrues will not, however, be required to treat any gain recognized as ordinary income or to defer any deductions for interest expense under these rules. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (the "IRS").

Amortizable Bond Premium

     In general, if a US Holder purchased a 2005 note for an amount (excluding any amount attributable to pre-issuance accrued interest described below) in excess of its stated principal amount, such excess will constitute bond premium, which, to the extent not previously amortized, will carry over to the exchange note. You generally may elect to amortize the premium over the term of the exchange note (including the term of the 2005 notes exchanged therefor) on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the exchange note. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the Internal Revenue Service. You should consult your own tax advisor before making this election.

Pre-Issuance Accrued Interest

     A portion of the purchase price of the 2005 notes (and therefore the exchange notes) is attributable to the amount of interest accrued prior to the date the 2005 notes were issued. We intend to take the position that, on the first interest payment date, a portion of the interest received (in an amount equal to such pre-issuance accrued interest) is not income and is not taxable interest to US Holders. Pre-issuance accrued interest will reduce the basis of the exchange notes owned by a US Holder.

Sale, Exchange, Retirement or Other Dispositions

     A US holder generally will recognize gain or loss for US federal income tax purposes upon the sale, exchange, retirement or other disposition of the exchange notes in an amount equal to the difference between the amount realized and the US holder's adjusted tax basis in the exchange notes. For this purpose, the amount realized does not include any amount attributable to accrued interest on the exchange notes (which will be taxable as ordinary income as described above) other than pre-issuance accrued interest. A US holder's tax basis in the exchange notes generally will equal the cost of the 2005 notes to such holder increased by any market discount that a US holder has elected to include currently in income and reduced by any previously amortized bond premium.

     Subject to the discussion of market discount above, the gain or loss upon the sale, exchange, retirement or other disposition of the exchange notes generally will be capital gain or loss. If, at the time of such disposition, the exchange notes have been held for more than one year, the gain or loss will be a long-term capital gain or loss. Under current law, long-term capital gains recognized by an individual or other non-corporate US holder are generally subject to a reduced US federal income tax rate. Capital losses are subject to limits on deductibility. Any gain or loss recognized by a US holder generally will be treated as from sources within the United States for US federal income tax purposes. Therefore, if any such gain is subject to Mexican tax, a US holder may not be able to credit the Mexican tax paid against its US federal income tax liability.

Backup Withholding and Information Reporting

     US backup withholding (at a current rate of 28%) may apply to some payments to a US holder of interest on the exchange notes and/or proceeds from the sale (including a redemption) or retirement of the exchange notes if the US holder fails to furnish to the paying agent the US holder's taxpayer identification number, that is, the US holder's social security number or employer identification number, or fails to otherwise comply with the applicable requirements of the backup withholding rules. Some US holders, including corporations, are not subject to backup withholding. In addition, such payments of interest on the exchange notes and/or proceeds from the sale (including a redemption) or retirement of the exchange notes will generally be subject to information reporting requirements.

     Any amounts withheld under the backup withholding rules from a payment to a US holder with respect to the exchange notes will be allowed as a refund or credit against such US holder's US federal income tax liability; provided, however, that the US holder timely furnishes the required information to the US Internal Revenue Service.

                        MATERIAL MEXICAN TAX CONSEQUENCES

     The following is a general summary of the principal Mexican federal income tax consequences of the acquisition, ownership and disposition of the notes by holders that are not residents of Mexico for Mexican federal tax purposes and that do not have a permanent establishment in Mexico (a "foreign holder"), in the case of Mexican federal income tax consequences. This summary is based on the Mexican federal income tax law ("Ley del Impuesto sobre la Renta") and regulations as in effect on the date of this prospectus, all of which are subject to change, possibly with retroactive effect, or different interpretations. This summary does not address all of the tax consequences that may be applicable to specific holders of the notes and does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase, own or dispose of the notes.

     Potential investors are urged to consult with their own tax advisor regarding the particular consequences to them of an investment (including the purchase, ownership or disposition) in the notes under the federal laws of Mexico or any other jurisdiction in which they may be subject to tax.

     For purposes of Mexican taxation, an individual or corporation that does not satisfy the requirements to be considered a resident of Mexico for tax purposes, specified below, is deemed a non-resident of Mexico for tax purposes. An individual is a resident of Mexico if he/she established his/her home in Mexico. When the individuals in question also have a home in another country, they will be deemed residents in Mexico if their center of vital interests is located in Mexican territory and, among other cases, when: i) more than 50% of the aggregate income realized by said individuals in the calendar year is from a Mexican source of wealth or ii) the principal centre of their professional activities is located in Mexico. The individuals with Mexican nationality who are State officials or employees thereof, even when their center of vital interests is located abroad, are deemed to be Mexican residents. A legal entity is a resident of Mexico if it has been incorporated pursuant to Mexican law or if it maintains the principal administration of its business or the effective location of its management in Mexico. A Mexican citizen is presumed to be resident of Mexico unless such person can demonstrate otherwise. If a legal entity or an individual is deemed to have a permanent establishment in Mexico for Mexican tax purposes, all income attributable to that permanent establishment will be subject to Mexican taxes, in accordance with applicable tax laws.

     The summary description of the Mexican federal income tax laws set forth below is based on the laws in force as of the date of this prospectus and is subject to any changes in applicable Mexican tax laws. The governments of the United States and Mexico ratified an income tax treaty and protocol which came into effect on January 1, 1994 (the US-Mexico Tax Treaty). The United States and Mexico have also entered into an agreement that covers the exchange of information with respect to tax matters.

     Mexico has also entered into and is negotiating tax treaties for the avoidance of double taxation with several other countries.

     Each prospective holder of a note should consult such holder's tax advisors with respect to the tax treatment applicable to that holder.

     This summary of some Mexican income tax considerations deals only with holders of notes that are foreign holders.

Payment of Interest

     Pursuant to Article 195, Section II, paragraph (a) of the Mexican Income Tax Law, payments of interest to foreign holders will be subject to Mexican withholding tax at a rate of 4.9%, if, as expected, the following requirements are met:

     o The notes are registered with the Special Section of the National Securities Registry (Registro Nacional de Valores e Intermediarios -
          RNV); and the information requirements established in the general rules issued by the Tax Administration Service (Servicio de Administration Tributaria - SAT) for those purposes are duly complied; and

     o The notes are placed outside of Mexico through banks or brokerage houses in a country with which Mexico has in force a treaty for avoidance of double taxation (which currently includes the United States of America).

     If any of the above-mentioned requirements is not met, the Mexican withholding tax will be 10.0%.

     Neither the 4.9% rate nor the 10.0% rate will apply and, therefore, higher withholding tax rates will apply if the effective beneficiaries, directly or indirectly, individually or jointly with related parties, receive more than 5.0% of the interest paid on the notes and (1) own directly or indirectly, individually or jointly with related parties, more than 10.0% of our voting stock or (2) are entities 20.0% or more of whose stock is owned directly or indirectly, individually or jointly, by parties related to us. In this case, the Mexican withholding tax rate will be 30% in 2005. In 2006 and 2007 the applicable rate will be 29% and 28%, respectively.

     As of the date of this prospectus, the US-Mexico Tax Treaty is not expected to have any material effect on the Mexican tax consequences described herein, because, as described above, under Mexico's income tax law, we will be entitled to withhold taxes in connection with interest payments under the notes at a 4.9% rate.

     Payments of interest on the notes to non-Mexican pension and retirement funds will be exempt from Mexican withholding tax provided that:

     o Such fund is duly incorporated pursuant to the laws of its country of residence and is the effective beneficiary of the interest payment;

     o    Such income is exempt from taxes in its country of residence; and,

     o Such fund is registered in the Registry of Foreign Banks, Financial Entities, Pension and Retirement Funds and Investment Funds, in accordance with certain rules for these purposes.

     We have agreed, subject to certain exceptions, to pay additional amounts in respect of the above-mentioned Mexican withholding taxes. See "Description of the Exchange Notes--Additional Amounts."

Payment of Principal

     Under Mexican Income Tax Law, principal paid to a foreign holder of the notes by us is not subject to Mexican withholding tax.

Taxation of Capital Gains

     Capital gains resulting from the sale or other disposition of our notes by a foreign holder will not be subject to Mexican income or withholding taxes in Mexico.

     However, the Mexican Income Tax Law imposes a tax upon the sale at discount of a note by a Mexican resident or by a non-resident to a purchaser that is also a non-resident, if the non-resident seller has a permanent establishment in Mexico. In such case, the tax should be withheld by the seller, considering as interest the difference between the sales price over the sum of the face value and the accrued interest, by applying the corresponding withholding tax rates mentioned above; otherwise, no Mexican taxation nor withholding taxes would apply.

     Additionally, the Mexican Income Tax Law, as amended on January 1, 2005, will treat the capital gains derived as a consequence of the sale of the Notes to a Mexican resident or to a non-resident with a permanent establishment in Mexico as interest income. With respect to the non-resident holder of the Notes, the tax will be imposed on the sale proceeds less the actual amount received by the original debtor of the Note, applying the income tax withholding rates applicable to the beneficial owner of the capital gains.

Other Mexican Taxes

     There are no Mexican estate, inheritance, succession or gift taxes generally applicable to the acquisition, ownership or disposition of the notes by foreign holders. There are no Mexican stamp, issuer registration or similar taxes or duties payable by foreign holders of the notes.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until , 2005, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

     The exchange notes will constitute a new issue of securities with no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek approval for quotation through any automated quotation system. The initial purchasers informed us that, following the completion of the initial distribution of the 2005 notes, they intended to make a market in the 2005 notes. However, any such market making may be discontinued at any time. Accordingly, we cannot guarantee the development or liquidity of any trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may cease to continue at any time. in addition, if a market for the exchange notes develops, the market prices of the exchange notes may be volatile. Factors such as fluctuations in our earnings and cash flow, the difference between our actual results and results expected by investors and analysts and Mexican and U.S. currency and economic developments could cause the market prices of the exchange notes to fluctuate substantially.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports and other information with the SEC. You may read and, for a fee, copy any document that we file with the SEC at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these documents may also be obtained at prescribed rates from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You may also obtain the documents that we file electronically from the SEC's website at http://www.sec.gov, which contains reports and other information regarding registrants that file electronically with the SEC. Our reports and other information that we have filed, or may in the future file, with the SEC are not incorporated in and do not constitute part of this prospectus.

     While any notes remain outstanding, we will make available, upon request, to any beneficial owner and any prospective purchaser of notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which we are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934. Any such request should be directed to Axtel, S.A. de C.V., Attention Rafael Salinas, Blvd. Gustavo Diaz Ordaz km. 3.33 No. L-1, Col. Unidad San Pedro, San Pedro Garza Garcia, N.L. Mexico, CP 66215.

                                  LEGAL MATTERS

     Cahill Gordon & Reindel LLP will pass upon certain United States legal matters for us in connection with the exchange notes offered hereby. D & A Morales y Asociados, S.C., Monterrey, Mexico, will pass upon certain Mexican legal matters for us in connection with the exchange notes offered hereby.

                              INDEPENDENT AUDITORS

     The consolidated financial statements of Axtel, S.A. de C.V. as of December 31, 2004 and 2003, and for the three years ended December 31, 2004, appearing in this prospectus have been audited by KPMG Cardenas Dosal S.C., independent auditors, as stated in their report appearing or incorporated by reference herein.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited Consolidated Financial Statements

Independent Auditors' Report............................................... F-1
Consolidated Balance Sheets as of December 31, 2004 and 2003............... F-2
Consolidated Statements of Operations for the fiscal years
  ended December 31, 2004, 2003 and 2002 .................................. F-3
Consolidated Statements of Changes in Financial Position
  for the fiscal years ended December 31, 2004, 2003 and 2002 ............. F-4
Consolidated Statements of Changes in Stockholders' Equity
  for the fiscal years ended December 31, 2004, 2003, 2002 and 2001 ....... F-5
Notes to the Consolidated Financial Statements............................. F-6

         INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Financial Statements

Unaudited Condensed Consolidated Balance Sheets as of
  March 31, 2005 and March 31, 2004........................................ F-60
Unaudited Condensed Consolidated Statements of
  Operations for the Three Months Ended
  March 31, 2005 and 2004.................................................. F-61
Unaudited Condensed Consolidated Statements of
  Changes in Financial Position for the Three Months
  Ended March 31, 2005 and 2004 ........................................... F-62
Unaudited Condensed Consolidated Statement of Changes
  in Stockholders' Equity as of  March 31, 2005............................ F-63
Notes to Unaudited Condensed Consolidated Financial
  Statements............................................................... F-64

                        Report of Independent Registered
                             Public Accounting Firm


The Board of Directors and Stockholders
Axtel, S.A. de C.V.:

We have audited the accompanying consolidated balance sheets of Axtel, S.A. de C.V. and subsidiaries (the Company) as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders' equity, and changes in financial position for each of the years in the three-year period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and auditing standards generally accepted in Mexico. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Axtel, S.A. de C.V. and its subsidiaries as of December 31, 2004 and 2003, and the consolidated results of their operations, the changes in their stockholders' equity and the changes in their financial position for each of the years in the three-year period ended December 31, 2004, in conformity with accounting principles generally accepted in Mexico.

Accounting principles generally accepted in Mexico vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of accounting principles in the United States of America would have affected the results of operations for each of the years in the three-year period ended December 31, 2004, and the stockholders' equity as of December 31, 2004 and 2003 to the extent summarized in note 24 to the consolidated financial statements.


                                        KPMG Cardenas Dosal, S.C.



                                        Rafael Gomez Eng

Monterrey, N,L., Mexico
February 25, 2005, except for notes
   2(a) and 22(b) which are as of June 16, 2005

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                           Consolidated Balance Sheets
       (Thousands pesos of constant purchasing power as of March 31, 2005)


                                                                                                   December 31
                                                                                       -----------------------------------
                   Assets                                                                    2004               2003
                                                                                       -----------------  ----------------

        Current assets:
           Cash and cash equivalents (including $4,778 of restricted cash as of
              December 31, 2003)                                                      $        558,494         1,076,270
           Accounts receivable, net (note 5)                                                   511,334           426,966
           Refundable taxes and other accounts receivable                                       83,100            20,646
           Prepaid expenses (note 7)                                                           132,849           195,376
           Inventories (note 8)                                                                 58,680            22,899
           Derivative financial instruments (notes 3 and 6)                                   -                      595
                                                                                       -----------------  ----------------

                   Total current assets                                                      1,344,457         1,742,752

        Long-term accounts receivable                                                           19,915            21,235
        Property, systems and equipment, net (notes 9 and 13)                                6,157,397         5,516,808
        Telephone concession rights, net of accumulated amortization of $260,562
           and $209,168 in 2004 and 2003, respectively                                         708,757           760,151
        Pre-operating expenses, net (note 10)                                                  204,118           212,633
        Deferred income taxes (note 16)                                                        124,999           267,731
        Other assets, net (note 11)                                                            142,061           116,077
                                                                                       -----------------  ----------------

                   Total assets                                                       $      8,701,704         8,637,387
                                                                                       =================  ================

                   Liabilities and Stockholders' Equity

        Current liabilities:
           Accounts payable and accrued liabilities                                   $        600,470           329,574
           Accrued interest                                                                     10,959            71,167
           Taxes payable                                                                        41,049            73,577
           Short-term debt (note 12)                                                           109,227            25,500
           Current maturities of long-term debt (note 13)                                       49,352            57,808
           Other accounts payable (note 14)                                                    202,140           206,457
           Derivative financial instruments (notes 3 and 6)                                        942          -
                                                                                       -----------------  ----------------

                   Total current liabilities                                                 1,014,139           764,083

        Long-term debt, excluding current maturities (note 13)                               2,041,173         2,150,457
        Other long-term accounts payable                                                         3,569             2,308
        Seniority premiums (note 15)                                                             2,412             2,125
                                                                                       -----------------  ----------------

                   Total liabilities                                                         3,061,293         2,918,973
                                                                                       -----------------  ----------------

        Stockholders' equity (note 17):
            Common stock                                                                     7,159,184         7,159,184
            Additional paid-in capital                                                         141,654           141,654
            Deficit                                                                         (1,779,508)       (1,701,806)
            Cumulative deferred income tax effect                                              119,382           119,382
            Change in the fair value of derivative instruments (note 6)                           (301)         -
                                                                                       -----------------  ----------------

                    Total stockholders' equity                                               5,640,411         5,718,414

        Commitments and contingencies (note 21)
        Subsequent events (note 22)


                                                                                       -----------------  ----------------

                   Total liabilities and stockholders' equity                         $      8,701,704         8,637,387
                                                                                       =================  ================

       The accompanying notes are an integral part of the consolidated financial statements.


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                      Consolidated Statements of Operations
       (Thousands pesos of constant purchasing power as of March 31, 2005)



                                                                                           Years ended December 31,
                                                                             -----------------------------------------------------
                                                                                   2004              2003               2002
                                                                             -----------------------------------------------------
      Rental, installation, service and other revenues                           3,889,819          3,101,942         2,605,652
          (note 18)                                                         $
                                                                             ----------------  -----------------  ----------------

      Operating costs and expenses:
         Cost of sales and services                                             (1,238,577)          (858,942)         (650,466)
         Selling and administrative expenses                                    (1,388,480)        (1,209,221)       (1,341,330)
         Depreciation and amortization                                          (1,008,556)          (914,347)         (861,191)
                                                                             ----------------  -----------------  ----------------

                                                                                (3,635,613)        (2,982,510)       (2,852,987)
                                                                             ----------------  -----------------  ----------------

                 Operating income (loss)                                           254,206             119,432         (247,335)
                                                                             ----------------  -----------------  ----------------

      Comprehensive financing result:
         Interest expense                                                         (276,102)          (231,946)         (459,169)
         Interest income                                                            16,767             20,568            10,812
         Foreign exchange loss, net                                                 (7,375)          (339,404)         (656,856)
         Monetary position gain                                                     65,230             98,608           298,043
                                                                             ----------------  -----------------  ----------------

                  Comprehensive financing result, net                             (201,480)          (452,174)         (807,170)
                                                                             ----------------  -----------------  ----------------

      Other income (expenses), net (notes 13 and 20)                                21,158          1,821,584           (29,313)
                                                                             ----------------  -----------------  ----------------

      Special item (note 19)                                                       -                  (11,068)          (34,447)
                                                                             ----------------  -----------------  ----------------

                  Income (loss) before income taxes and tax on
                   assets                                                           73,884          1,477,774        (1,118,265)
                                                                             ----------------  -----------------  ----------------

      Deferred income tax (note 16)                                               (151,586)          (524,284)          256,821
                                                                             ----------------  -----------------  ----------------

                Net (loss) income                                           $      (77,702)           953,490          (861,444)
                                                                             ================  =================  ================




       The accompanying notes are an integral part of the consolidated financial statements.


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
            Consolidated Statements of Changes in Financial Position
       (Thousands pesos of constant purchasing power as of March 31, 2005)


                                                                                           Years ended December 31,
                                                                            -------------------------------------------------------
                                                                                  2004               2003                2002
                                                                            --------------------------------------------------------
Operating activities:
     Net (loss) income                                                     $       (77,702)            953,490            (861,444)
     Add charges (deduct credits) to operations not requiring
        (providing) resources:
           Depreciation                                                            903,363             820,835             769,002
           Amortization                                                            105,193              93,512              92,189
           Accrual for seniority premiums                                              732                 724                 245
           Deferred income tax and employee statutory
             profit sharing                                                        151,586             524,284            (256,821)
           Gain on extinguishment of debt                                          -                (1,974,589)          -
                                                                            -----------------  -----------------  ------------------

             Resources provided by (used in) operations                          1,083,172             418,256            (256,829)

     Net financing from (investment in) operations                                 108,524            (248,616)            244,562
                                                                            -----------------  -----------------  ------------------

             Resources provided by (used in) operating activities                1,191,696             169,640             (12,267)
                                                                            -----------------  -----------------  ------------------

Financing activities:
    Increase in common stock                                                       -                 2,830,205              55,186
    Additional paid-in capital                                                     -                   (15,740)             (2,171)
    (Payments) proceeds from loans, net                                            (94,221)         (1,602,750)            669,960
    Deferred financing costs                                                       -                   (19,605)             28,708
    Other accounts payable                                                             (31)            (41,414)             67,826
                                                                            -----------------  -----------------  ------------------

             Resources (used in) provided by financing activities                  (94,252)          1,150,696             819,509
                                                                            -----------------  -----------------   -----------------

Investing activities:
     Acquisition and construction of property, systems
        and equipment, net                                                      (1,543,952)           (488,875)           (600,694)
     Pre-operating expenses                                                        (29,089)           -                   -
     Other assets                                                                  (42,179)           (102,612)             (1,506)
                                                                            -----------------  -----------------   -----------------

             Resources used in investing activities                             (1,615,220)           (591,487)           (602,200)
                                                                            -----------------  -----------------   -----------------

             (Decrease) increase in cash and cash equivalents                     (517,776)            728,849             205,042

Cash and cash equivalents at beginning of year                                   1,076,270             347,421             142,379
                                                                            -----------------  -----------------   -----------------

Cash and cash equivalents at end of year                                   $       558,494           1,076,270             347,421
                                                                            =================  =================   =================

The accompanying notes are an integral part of the consolidated financial statements.


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
           Consolidated Statements of Changes in Stockholders' Equity
       (Thousands pesos of constant purchasing power as of March 31, 2005)





                                                                                                Change in the
                                             Additional                        Cumulative       fair value of           Total
                              Common          paid-in                       deferred income       derivative        stockholders'
                               stock          capital         Deficit          tax effect        instruments           equity
                            --------------   -----------   --------------  ------------------ ------------------  -----------------

Balances as of
  December 31, 2001         $  4,273,793        159,565    (1,792,414)            119,382          -                  2,760,326

Common stock contribution
  (note 17a)                      55,186         (2,171)     -                  -                  -                     53,015

Comprehensive loss                                           (861,444)          -                  -                   (861,444)
                            --------------   -----------   --------------  ------------------ ------------------  -----------------

Balances as of
  December 31, 2002            4,328,979        157,394    (2,653,858)            119,382                             1,951,897

Common stock contribution
  (note 17a)                   2,830,205        (15,740)     -                  -                  -                  2,814,465

Cumulative effect of
  vacations accrual             -             -                (1,438)          -                   -                    (1,438)

Comprehensive income            -             -               953,490           -                   -                   953,490
                            --------------   -----------   --------------  ------------------ ------------------  -----------------

Balances as of
  December 31, 2003            7,159,184        141,654    (1,701,806)            119,382          -                  5,718,414

Comprehensive income
  (notes 3 and 6)               -             -               (77,702)          -                      (301)            (78,003)
                            --------------   -----------   --------------  ------------------ ------------------  -----------------

Balances as of
  December 31, 2004         $  7,159,184        141,654    (1,779,508)            119,382              (301)          5,640,411
                            ==============   ===========   ==============  ================== ==================  =================


The accompanying notes are an integral part of the consolidated financial statements.


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003
       (Thousands pesos of constant purchasing power as of March 31, 2005)


(1)  Organization and description of business

     Axtel, S. A. de C. V. and subsidiaries (the Company or AXTEL) is a Mexican corporation engaged in operating and/or exploiting a public telecommunication network to provide voice, sound, data, text, and image conducting services, and local, national, and international long-distance calls. To provide these services and carry out the Company's activity, a concession is required (see note 21e). In June 1996, the Company obtained a concession from the Mexican Federal Government to install, operate and exploit public telecommunication networks for an initial period of thirty years.

     The Company's capital structure has Mexican majority share ownership, with 59.5% of shares with voting rights owned by Telinor Telefonia, S. de R.L. de C.V. The remaining 40.5% is distributed among other entities.

     AXTEL offers different access technologies, including fixed wireless access, point-to-point, point-to-multipoint, fiber optic radio links and copper technology, depending on the communication needs of the clients.

     The Company has been granted the following licenses over the spectrum of frequencies necessary to provide the services:

     o 60MHz for Point-to-Multi-Point in the 10.5GHz band to cover each one of the nine regions of the Mexican territory. The acquisition of these twenty-year concessions, with an extension option, represented an investment of $145,362 for the Company.

     o 112MHz for Point-to-Point in the 15GHz band and a 100MHz in the 23GHz band with countrywide coverage. The acquisition of these twenty-year concessions, with an extension option, represented an investment of $73,310 for the Company.

     o 50MHz in the 3.4GHz. The licenses obtained allow coverage in the nine regions of the country, and the investment was $750,647 for a period of twenty years with an extension option.

     The Company has commercial services in Monterrey, Mexico City, Guadalajara, Puebla, Toluca, Leon, Tijuana, Cd. Juarez, Saltillo, Aguascalientes, Queretaro and San Luis Potosi.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)



(2)  Summary of significant accounting policies

     The accounting policies and practices followed by the Company in the preparation of the consolidated financial statements are described below:

     (a)  Financial statement presentation

          The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Mexico (Mexican GAAP), which include the recognition of the effects of inflation on the financial information, and are expressed in Mexican pesos of constant purchasing power as of March 31, 2005 based on the National Consumer Price Index (NCPI) published by Banco de Mexico.

          The following national consumer price indexes (NCPI) were used to recognize the effects of inflation:

                                                             Inflation
                                             NCPI                %
                                        --------------     --------------

     March       2005                      414.687              0.74
     December 2004                         411.648              5.47
     December 2003                         390.299              3.99
     December 2002                         375.324              5.70
     December 2001                         355.084              5.00

     For purposes of disclosure in the notes to the financial statements, references to pesos or "$", are to Mexican pesos; likewise, references to dollars, are to dollars of the United States of America.

     (b)  Principles of consolidation

          The consolidated financial statements include the assets, liabilities, equity and results of operations of the subsidiaries listed below. The balances and transactions between companies have been eliminated in the preparation of the consolidated financial statements.

                                                          % ownership
                                                       ------------------

Instalaciones y Contrataciones, S. A. de C. V.              99.998%
Impulsora e Inmobiliaria Regional, S. A. de C. V.           99.998%
Servicios Axtel, S. A. de C. V.                             99.998%

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


     (c)  Cash equivalents

          Cash equivalents are expressed at the lower of acquisition cost plus accrued interest as of the most recent balance sheet date or net estimated realizable value. Interest and foreign currency exchange fluctuation are included in the statements of operations as part of the comprehensive financing result.

     (d)  Inventories

          Inventories are carried at the lower of restated cost and net realizable value. The restated cost is determined by application of the NCPI factor to current costs.

     (e)  Property, systems and equipment

          Property, systems and equipment are recorded at acquisition cost and restated by NCPI factors.

          Comprehensive financing results incurred up to June 1999 during construction or installation periods was capitalized as part of the cost of the assets that were incurred during the pre-operating stage. Since that date, comprehensive financing results have been recognized as part of the results of year in which they are incurred.

          Depreciation of property, systems and equipment is calculated using the straight-line method, based on useful lives estimated by management. Useful lives are described in note 9.

          Leasehold improvements are amortized over the shorter of the useful life of the improvement and the term of the lease.

          Maintenance and minor-repair expenses are expensed as incurred.

     (f)  Telephone concession rights

          Telephone concession rights are restated by NCPI factors and amortized under the straight-line method over a period of 20 years (the initial term of the concession).

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


     (g)  Pre-operating expenses

          Pre-operating expenses include administrative services, technological advice and comprehensive financing results incurred through June 1999 and also the expenses incurred during 2000 and 2004 in opening offices in other cities throughout the country. The Company started providing business services beginning in 2001. These expenses were capitalized, and restated by NCPI factors and are amortized under the straight-line method over a period of 10 years (see note 10).

     (h)  Other assets

          Other assets mainly include costs from Telmex/Telnor infrastructure special projects, guarantee deposits, and notes issuance costs (see note 11).

     (i)  Seniority premiums

          The accumulated seniority premium benefits to which employees are entitled by law are recognized in the results of each period at the current value of the obligation, based on actuarial calculations prepared by independent experts.

          Other benefits to which employees may be entitled, principally severance benefits, are recognized as an expense in the year in which they are paid (see note 23b).

     (j)  Derivative financial instruments

          To reduce the risks resulting from foreign exchange rate fluctuations of the peso with respect to the dollar, the Company enters into a Cross Currency Swap agreement (CCS) that meet the characteristics of derivative financial instruments. The CCS involve the exchange of cash flows originated by the exchange of interest rates and currencies fluctuations. Net amounts paid or received are reflected as adjustments to interest expense.

          Changes in the fair value of hedging derivative financial instruments are recognized within the comprehensive result account in stockholders' equity, before being offset to assets or liabilities whose risks will be hedged and/or offset. The non-effective portions (portions not hedging or that stop hedging the designated risks) are recognized in results of the period (see notes 3 and 6).

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


     (k) Income tax (IT) tax on assets (TA) and employee's statutory profit sharing (ESPS)

          IT is accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

          Deferred ESPS is recognized for timing differences arising from the reconciliation of book income to income for profit sharing purposes with respect to which it may reasonably be estimated that a future liability or benefit will arise and there is no indication that the liabilities or benefits will not materialize.

     (l)  Inflation adjustment of common stock, other contributions and deficit

          This adjustment is determined by multiplying stockholder contributions and deficit by NCPI factors, which measure accumulated inflation from the dates contributions were made and losses arising through the most recent year end. The resulting amounts represent the constant value of stockholders' equity.

     (m)  Comprehensive income (loss)

          The comprehensive income (loss) represents the net income or loss for the year plus the effect of those items reflected directly in stockholders' equity, other than capital contributions, reductions and distributions.

     (n)  Cumulative deferred income tax effect

          The Company adopted Bulletin D-4, "Accounting for income tax, tax on assets and employee statutory profit sharing" effective January 1, 2000, which required the adoption of the asset and liability method for determining deferred income taxes. The cumulative effect represents the cumulative previously unrecognized deferred taxes as of the date of adoption.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


     (o)  Comprehensive financing result (CFR)

          The CFR includes interest, currency exchange differences and the monetary effect, less the amounts capitalized, as part of fixed assets and preoperating expenses.

          Foreign currency transactions are recorded at the rate of exchange prevailing on the date of execution or settlement. Foreign currency assets and liabilities are translated at the exchange rate in force at the balance sheet date. Exchange differences arising from assets and liabilities denominated in foreign currencies are recognized in the results of operations.

          Monetary position gains and losses are determined by multiplying the difference between monetary assets and liabilities at the beginning of each month, including the deferred taxes, by inflation factors through year-end. The aggregate of these results represents the monetary gain or loss for the year arising from inflation, which is recognized in the CFR.

     (p)  Revenue recognition

          The Company's revenues are recognized when earned, as follows:

          o Telephone service - Based on monthly service fees, measured usage charges based on the number of calls made and other service charges to customers.

          o    Activation - At the time the equipment is installed.

          o Equipment - At the time of sale and the customer takes ownership and assumes risk of loss.

     (q)  Business and risk concentration

          The Company rendered services to one client that represents approximately 17%, 18% and 16% of total net revenues during 2004, 2003 and 2002, respectively. This client's accounts receivable balances as of December 31, 2004 and 2003 represent approximately 1% of total accounts receivable in both years. The Company provides an allowance for doubtful accounts based on management's analyses and estimations. The allowance expense is included as selling and administrative expenses in the consolidated statement of operations.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


     (r)  Contingencies

          Liabilities for loss contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. When a reasonable estimation can not be made, qualitative disclosure is provided in the notes to the consolidated financial statements. Contingent revenues, earnings or assets are not recognized until their realization is virtually assured.

     (s) Impairment of property, systems and equipment and other non-current assets

          The Company evaluates periodically the adjusted values of its property, systems and equipment and other non-current assets to determine whether there is an indication of potential impairment. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net revenues expected to be generated by the asset. If such assets are considered to be impaired, the impairment is measured by the amount by which the carrying amount of the asset exceeds the expected net revenues. Assets to be disposed of are reported at the lower of the carrying amount or realizable value.

     (t)  Use of estimates

          The preparation of financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the carrying amount of property, plant and equipment valuation allowances for receivables, inventories and deferred income tax assets; valuation of financial instruments; and assets and obligations related to employee benefits. Actual results could differ from these estimates and assumptions.

(3)  Accounting changes

     Derivative financial instruments

     The Mexican Institute of Public Accountant (IMCP) issued Bulletin C-10 "Derivative financial instruments and hedging operations", effective January 1, 2005, with an early adoption encouragement. One of the main provision of this new standard is the classification of hedging through derivative financial instruments according to the exposure to be hedged, in three accounting models: on fair values, on cash flows and on net investments of subsidiaries located abroad. This Bulletin C-10 requires that all derivative instruments be recorded on the balance sheet at their respective fair value.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


     For all hedging relationships the Company formally documents the hedging relationship and its risk-management objective and strategy for undertaking the hedge, the hedging instrument, the item, the nature of the risk being hedged, how the hedging instrument's effectiveness in offsetting the hedged risk will be assessed, and a description of the method of measuring ineffectiveness. This process includes linking all derivatives that are designated as fair-value or cash-flow hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. The Company does also formally assesses when appropriate, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a fair-value hedge, along with the loss or gain on the hedged asset or liability or unrecognized firm commitment of the hedged item that is attributable to the hedged risk, are recorded in earnings. Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash-flow hedge are recorded in other comprehensive income to the extent that the derivative is effective as a hedge, until earnings are affected by the variability in cash flows of the designated hedged item. The ineffective portion of the change in fair value of a derivative instrument that qualifies as cash-flow hedge is reported in earnings.

     The Company discontinues hedge accounting prospectively when it is determined that the derivative is no longer effective in offsetting changes cash flows of the hedged item, the derivative expires or is sold, terminated, or exercised, the derivative is designated as a hedging instrument, because it is unlikely that a forecasted transaction will occur, a hedged firm commitment no longer meets the definition of a firm commitment, or management determines that designation of the derivative as a hedging instrument is no longer appropriate. When hedge accounting is discontinued because it is probable that a forecasted transaction will not occur, the Company continues to carry the derivative on the balance sheet at its fair value with subsequent changes in fair value included in earnings, and gains and losses that were accumulated in other comprehensive income are recognized immediately in earnings. In all other situations in which hedge accounting is discontinued, the Company continues to carry the derivative at its fair value on the balance sheet and recognizes any subsequent changes in its fair value in earnings.

     The Company decided on the early adoption of Bulletin C-10 for 2004. As a result of this early adoption, the Company recognized a loss from effective hedging amounts for cross currency swaps derivative financial instruments as a decrease to stockholders' equity accounts, for $301, which corresponds to the unrealized loss on these derivative financial instruments (see note
     6).

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


(4)  Foreign currency exposure

     Monetary assets and liabilities denominated in dollars as of December 31, 2004 and 2003 are as follows:


                                                               (Thousands of dollars)
                                                        ------------------------------------

                                                              2004               2003
                                                              ----               ----

Current assets                                                  62,351              85,048
Current liabilities                                           (73,384)            (36,146)
Long-term liabilities                                        (180,121)           (180,266)
                                                        ----------------   -----------------


          Foreign currency liability position, net           (191,154)           (131,364)
                                                        ================   =================


     The U.S. dollar exchange rates as of December 31, 2004 and 2003 were $11.2648 and $11.2360 respectively. As of February 25, 2004, the exchange rate was $11.0807.

     As of December 31, 2004, the Company had foreign exchange derivative instruments (see note 6).

     As of December 31, 2004 and 2003, the Company had the following non-monetary assets of foreign origin, the replacement cost of which may only be determined in dollars:


                                          (Thousands of dollars)
                                    ----------------------------------

                                         2004               2003
                                         ----               ----

Inventories                                   2,798              1,029
Systems and equipment, gross                732,181            663,225
                                    ---------------    ---------------

                                            734,979            664,254
                                    ===============    ===============


     Following is a summary for the years ended December 31, 2004, 2003 and 2002, of transactions carried out with foreign entities, excluding imports and exports of systems and equipment:


                                                                                (Thousands of dollars)

                                                                   ------------------------------------------------

                                                                       2004              2003             2002
                                                                       ----              ----             ----

Interest expense                                                         21,429            14,926           38,475
Commissions                                                                 471            11,174            1,978
Administrative and technical advisory services                            1,004               243            3,325
                                                                   -------------     -------------   --------------

                                                                         22,904            26,343           43,778
                                                                   =============     =============   ==============

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


(5)  Accounts receivable

     Accounts receivable consist of the following:


                                                                                     2004               2003
                                                                                     ----               ----

Trade                                                                         $         612,293           497,853

Less allowance for doubtful accounts                                                    100,959            70,887
                                                                                ---------------    ---------------

          Accounts receivable, net                                            $         511,334           426,966
                                                                                ===============    ===============


     The activity in the allowance for doubtful accounts for the years ended December 31, 2004, 2003 and 2002 was as follows:


                                                                      2004               2003             2002
                                                                      ----               ----             ----

Balances at beginning of year                                  $        66,719            232,316            73,461
Bad debt expense                                                        33,500             57,658           158,855
Write-offs                                                              -                (223,255)          -
                                                                  -------------     --------------   ---------------

Balances at end of year not adjusted for inflation                     100,219             66,719           232,316

Effects of inflation                                                       740              4,168            24,364
                                                                  -------------     --------------   ---------------

Balances at year end at constant pesos                         $       100,959             70,887           256,680
                                                                  =============     ==============   ===============

(6)  Hedging

     On March 29, 2004, the Company entered into a derivative Cross Currency Swaps (CCS) transactions denominated "Coupon Swap" agreements to hedge 65% of their US dollar foreign exchange exposure resulting from the issuance of the U.S. $175 million 11% senior notes which mature in 2013. Under the CCS transactions, Axtel will receive semiannual payments calculated based on the aggregate notional amount of U.S.$ 113.75 million at an annual U.S. rate of 11%, and the Company will make semiannual payments calculated based on the aggregate of $1,270,019 (nominal value) at annual Mexican rate of 12.30%. The CCS will expire in December 2008. During the life of the contracts, the cash flows originated by the exchange of interest rates under the CCS match in interest payment dates and conditions those of the underlying debt. The Company does not enter into derivative instruments for any purpose other than cash-flow-hedging purposes. That is, the Company does not speculate using derivative instruments.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


     By using derivative financial instruments to hedge exposures to changes in currency exchange rates fluctuations, the Company exposes itself to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes the Company, which creates credit risk for the Company. When the fair value of a derivative contract is negative, the Company owes the counterparty and, therefore, it does not possess credit risk. The Company minimizes the credit risk in derivative instruments by entering into transactions with high-quality foreign financial counterparties

     The CCS information is as follows:


     (Amounts in charts are expressed in millions, except exchange rates which are expressed in pesos)

                                           Currencies                             Interest Rates
                                 -------------------------------    ----------------------------------------
                                                    Notional
                                                     amount
                                  Notional          (nominal            Axtel       Axtel         Estimated
      Maturity date                amount            value)            receives      pays        fair value
-------------------------------- --------------- ---------------    ------------- ----------   -------------

   December 15, 2008             U.S.$ 113.75        $ 1,270           11.00%       12.30%      U.S.$(0.1)


     For the year ended December 31, 2004, the change in net unrealized losses "mark to market" for derivatives designated as cash flow hedges was US $(0.1) million. No hedge ineffectiveness on cash flow hedges was recognized during 2004.

     As of December 31, 2003, the Company had an European-Style-type option contract, (option) which established a floor and a ceiling exchange rate between the peso and the U.S. dollar at specified dates on specified notional amounts. In the first quarter of 2004 this derivative instruments was settled and thus the Company recognized a loss of $555 from this transaction. As of December 31, 2003, the position of the option was as follows:


                                                  Notional                Notional                Changes in the fair
                Inception and              amount/exchange rate -    amount/exchange rate -       value recorded within
               expiration dates                     floor                    ceiling              the CFR earnings item
       ---------------------------------   ------------------------  ------------------------    -------------------------

           Sept 23, 2003/March 17,
                     2004                       $ 55.4/11.08              $ 56.5/11.30                    $ 0.6


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)

     The estimated fair values of derivative instruments used for the exchange of interest rates and/or currencies fluctuate over time and will be determined by future interest rates and currency prices. These values should be viewed in relation to the fair values of the underlying transactions and as part of the overall Company's exposure to fluctuations in interest rates and foreign exchange rates.

(7)  Prepaid expenses

     Prepaid expenses consist of the following:


                                                                                     2004               2003
                                                                                     ----               ----

Airspan Communications Limited                                                 $      93,511              -
Nortel Networks de Mexico                                                              3,493                 3,286
Nortel Networks Limited                                                                2,128               167,937
Maxcom Telecomunicaciones                                                                292                 8,821
Other                                                                                 33,425                15,332
                                                                                ---------------    ---------------
          Total prepaid expenses                                               $     132,849               195,376
                                                                                ===============    ===============


     In accordance with the debt-restructuring agreement (See note 13b) all new purchases from Nortel should be either secured through the issuance of a letter of credit or prepaid.

     The payment terms for Airspan requires a 50% downpayment with the remaining balance payable upon shipments of goods (see note 21i).

(8)  Inventories

     Inventories consist of the following:


                                                                                      2004               2003
                                                                                      ----               ----

Telephones and caller identification devices                                    $      17,432               4,351
Installation material                                                                   7,678               4,421
Tools                                                                                   2,959               1,394
Network spare parts                                                                    16,474               8,312
Other                                                                                  14,137               4,421
                                                                                 ---------------    --------------
             Total inventories                                                  $      58,680              22,899
                                                                                 ===============    ==============

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


(9)  Property, systems and equipment

     Property, systems and equipment are analyzed as follows:


                                                                                                            Useful
                                                                      2004              2003                Lives
                                                                      ----              ----                -----

       Land                                                     $      38,301             38,089
       Building                                                       124,874            123,835           25 years
       Computer and electronic equipment                            1,057,421            900,364           3 years
       Transportation equipment                                        19,060             15,341           4 years
       Furniture and fixtures                                         100,500             93,970           10 years
       Network equipment                                            6,710,503          6,127,338        6 to 28 years
       Leasehold improvements                                         152,187            140,093
       Construction in progress                                     1,193,890            439,208
                                                                 --------------    --------------
                                                                    9,396,736          7,878,238
       Less accumulated depreciation                                3,239,339          2,361,430
                                                                 --------------    --------------
               Property, systems and equipment, net            $    6,157,397          5,516,808
                                                                 ==============    ==============


     As of December 31, 2004 the Company has capitalized CFR as a component of the acquisition cost of property, systems and equipment aggregating $2,307.

(10) Pre-operating expenses, net

     The capitalized pre-operating expenses incurred up to June 1999 and expenses incurred during 2000 and 2004 in opening operations in new cities are as follows:


                                                          2004              2003

 Salaries                                           $         198,161          187,001
 Legal and financial advisory                                 106,800          106,800
 Operating expenses                                            76,042           58,113
 Depreciation                                                   9,281            9,281
 Comprehensive financing result                               (23,422)         (23,422)
 Service and other revenues                                   (13,239)         (13,239)
 Other                                                         36,911           36,911
                                                      -----------------  ---------------
                                                              390,534          361,445
         Less accumulated amortization                        186,416          148,812
                                                      -----------------  ---------------
           Pre-operating expenses, net              $         204,118          212,633
                                                      =================  ===============


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


(11) Other assets

     Other assets consist of the following:


                                                                                        2004              2003
                                                                                        ----              ----

  Notes issuance costs                                                           $         71,199            63,589
  Telmex / Telnor infrastructure costs                                                     56,319            35,578
  Guarantee deposits                                                                       19,011            15,015
  Other                                                                                    12,600             2,767
                                                                                  ----------------  ----------------

                                                                                          159,129           116,949
   Less accumulated amortization                                                           17,068               872
                                                                                  ----------------  ----------------

           Other assets, net                                                     $        142,061           116,077
                                                                                  ================  ================


     Notes issuance costs

     Notes issuance costs mainly consists of legal and audit fees, documentation, advising, printing, rating agencies, registration fees and out of pocket expenses incurred in relation to the issuance of notes payable and are amortized over the life of the related debt.

     Telmex / Telnor infrastructure costs

     As part of the opening of the telecommunications market in Mexico, new telecommunications companies must have interconnection with Telefonos de Mexico (Telmex) and Telefonos del Noroeste (Telnor). These two companies made agreements with the new entrants by which they must compensate the investment in infrastructure that Telmex / Telnor were forced to make in order to provide interconnection for the new entrants.

     In the case of Axtel, the agreement signed with Telmex / Telnor indicated, that the Company is obligated to make such compensation as follows which ever comes first:

     a) December 31, 2003 or 2004 depending the invested infrastructure or b) Certain amount minutes of calls terminated by Telmex / Telnor.

     After one of these events is met, the Company is not longer obligated to make further compensations in this regard. These costs will be amortized under the straight line method over a period of fifteen years.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)

(12) Short-term debt

     Short-term debt as of December 31, 2004 and 2003 and their main characteristics are as follows:


                                                                                                    2004               2003
                                                                                                    ----               ----
      Revolving  line of credit with SR Telecom Canada Inc.  denominated in U.S.  dollars.
      The  payments are made 50% net 30 days and 50% net 360 days.  The  interest  rate is
      LIBOR plus 6.25 percent points applicable only to the 360-day portion
                                                                                            $        -                   4,432

      Revolving  line of credit with Banco  Mercantil del Norte,  S.A.  (Banorte) used for
      letters of credit, denominated in U.S. dollars up to 360 days                                    85,436           14,979

      Revolving  lines of credit with  different  institutions  used for letters of credit
      denominated in U.S. dollars up to 360 days                                                       23,791            6,089
                                                                                               --------------     --------------

               Total short-term notes payable                                               $         109,227           25,500
                                                                                               ==============     ==============


(13) Long-term debt

     Long-term debt as of December 31, 2004 and 2003 and its main characteristics is as follows:


                                                                                                   2004               2003
                                                                                                   ----               ----
      U.S. $175,000,000 in aggregate principal amount of 11% Senior Notes due
      2013. Interest is payable semi-annually in arrears on June 15, and
      December 15 of each
      year which began on June 15, 2004.                                                   $       1,985,893         2,089,165

      Hewlett Packard de Mexico, S. de R. L. de C.V. denominated in U.S. dollars,  payable in 36 monthly  installments  with a six- month grace  period  maturing in 2005.  The
      interest rate was 9.8%. This debt was pre-paid in full during 2004.                           -                    4,743

      Promissory  Notes  with  Hewlett  Packard  Operations  Mexico,  S. de  R.L.  de C.V.
      denominated  in U.S.  dollars,  payable in 12  quarterly  installments  maturing  in
      December 2007. The interest rate is 7.0%                                                        53,937            22,917

      Line of credit with Siemens  Financial  Services Inc.  denominated in U.S.  dollars.
      The payments were made in six  semiannual  installments  through 2005.  The interest rate was LIBOR plus 5.5 percentage points.  Interest was payable semiannually.  This
      debt was pre-paid in full during 2004                                                         -                   54,744

      Other long-term financing with several credit institutions with interest rates fluctuating between 6% and 9% for those denominated in dollars and
      TIIE (Mexican
      average interbank rate) plus six percentage points for those denominated in pesos               50,695            36,696
                                                                                              --------------     ---------------

               Total long-term debt                                                                2,090,525         2,208,265

                  Less current maturities                                                             49,352            57,808
                                                                                              --------------     ---------------

               Long-term debt, excluding current maturities                                $       2,041,173         2,150,457
                                                                                              ==============     ===============

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


      Annual installments of long-term debt are as follows:

            Year                               Amount
            ----                               ------

           2006                       $            35,053
           2007                                    20,226
           2008                                  -
           2009 and thereafter                  1,985,894
                                           ----------------
                                              $ 2,041,173
                                           ================

     The following are the most important changes in the Company long-term debt during 2004 and 2003:

a) On March 18, 2003, the Company obtained a loan for U.S.$ 75 million dollars from Banco Mercantil del Norte, S.A. (Banorte) at a variable Libor interest rate to 90 days plus certain basis points, payable quarterly. The loan payments were set in four equal consecutive quarterly installments of U.S.$
     4.5 million and one last installment of U.S.$ 57 million, beginning 24 months after the credit disposition date, which was March 20, 2003. On December 17, 2003 this loan was paid in full (see note 13d).

b) On March 20, 2003, the Company entered into a debt-restructuring agreement with Nortel Networks Limited and Nortel Networks de Mexico (Nortel), which resulted as follows: payment in cash of U.S.$ 125.2 million dollars, issuance by the Company of a promissory note for U.S.$ 24.2 million dollars and the capitalization of debt of U.S.$ 178.5 million dollars in exchange for 250,836,980 Series "N" shares of common stock (see note 17). As a result of this transaction, Axtel recognized a gain on extinguishment of debt of approximately $1,975,000 pesos (see note 20). The promissory note for U.S$ 24.2 million dollars was paid in December 2003 (see note 13d). After this transaction and in accordance with the debt restructuring agreement, all new purchases from Nortel should be either secured through the issuance of a letter of credit or prepaid (see note 7).

c) On May 2003 the Company entered in an agreement with Bell Canada International (BCI) to terminate all of the rights and obligations of both parties under the technical services agreement and a second agreement dated as of October 6, 1997, including Axtel's obligations to pay fees in the future based on the Company's financial performance and in full settlement of any and all claims that BCI may have against Axtel arising out of or related to the above mentioned agreements. The termination agreement was for U.S.$ 15.6 million, which was included in other income (expense) line item; originally payable as follows: U.S.$ 2.7 million at closing of the agreement, U.S.$ 1.1 million in June 2003, U.S.$ 1.1 million in September 2003, U.S.$ 1.1 million in December 2003 and U.S.$ 9.3 million, maturing thirty seven (37) months after closing payable without interest and in a single installment. On December 17, 2003 this debt was paid in full (see note 13d).

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


d) On December 16, 2003, the Company completed an offering of senior unsecured notes, for a value of U.S. $175 million maturing on December 15, 2013. Interest on the Notes are payable semiannually at a annual rate of 11%, beginning on June 15, 2004.

     The indenture of the notes contain certain affirmative and negative covenants, as of December 31, 2004, the Company was in compliance with all covenants.

     With the proceeds of the offering the Company prepaid in full the Banorte facility, the Nortel promissory note and the BCI Indebtedness.

     Each of the Company's consolidated subsidiaries, Instalaciones y Contrataciones, S.A. de C.V. (Instalaciones), Impulsora e Inmobiliaria Regional, S.A. de C.V. (Impulsora) and Servicios Axtel, S.A. de C.V. (Servicios), are guaranteeing the notes with unconditional guaranties that are unsecured.

     Some of the debt agreements that remain outstanding establish certain covenants, the most important of which refer to limitations on dividend payments and comprehensive insurance on pledged assets, among others. As of December 31, 2004, the Company was in compliance in all its covenants and obligations.

(14) Other Accounts Payable

     As of December 31, 2004 and 2003 the other accounts payable consist of the following:

                                                2004                     2003
                                                ----                     ----

Guarantee deposits (note 21a)           $        147,523               155,195
Interest payable (note 21a)                       32,163                25,783
Other                                             22,454                25,479
                                         ----------------      ----------------

                                        $       202,140                206,457
                                         ================      ================

(15) Seniority premiums

     The cost of the obligations and other elements of seniority premiums mentioned in note 2(i) have been determined based on independent actuarial calculations as of December 31, 2004 and 2003.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


     The components of the net periodic cost for the years ended December 31, 2004, 2003 and 2002 are the following:


                                                                                              2004         2003          2002
                                                                                              ----         ----          ----
               Net periodic cost
                  Labor cost                                                             $      616           612           186
                  Financial cost                                                                 79            65            43
                  Amortization of transition obligation                                           1             1             1
                  Variances in assumptions and experience adjustments                             9            17             0
                  Inflationary effect                                                            27            29            15
                                                                                           ----------    ---------    ----------

                                 Net periodic cost                                       $      732           724           245
                                                                                           ==========    =========    ==========

     The actuarial present value of plan benefit obligations is as follows:

                                                                                           2004           2003
                                                                                           ----           ----

    Present benefit obligation                                                        $       2,413         2,193
                                                                                        -----------    -----------
    Present value of benefits attributable to future salary increases                                         135
                                                                                                184
                                                                                        -----------    -----------
    Projected benefit obligation (PBO)                                                        2,597         2,328
    Items pending amortization:
       Variances in assumptions and experience adjustments                                     (375)         (433)
       Transition liability                                                                      (7)           (8)
       Minimum additional liability                                                             197           238
                                                                                        -----------    -----------
          Net projected liability recognized on the consolidated balance                                    2,125
              sheets                                                                  $       2,412
                                                                                        ===========    ===========

     The most significant assumptions used in the determination of the net periodic cost of plan are the following:

                                                                                            2004           2003
                                                                                            ----           ----

Discount rate                                                                                  4.00%          4.00%
                                                                                        ============    ===========
Rate of increase in future salary levels                                                       1.00%          1.00%
                                                                                        ============    ===========
Estimated inflation for the period                                                             4.00%          4.00%
                                                                                        ============    ===========
Amortization period of the transition liability                                           17 years        11 years
                                                                                        ============    ===========


     During 2004 the amortization period of the transition liability was increase for additional six years as the variable of probability for payments of pension (when personnel reach 65 years old) was incorporated in the new actuarial calculations. The effect of this change was not material.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


(16) Income tax (IT), tax on assets (TA), employee statutory profit sharing
     (ESPS) and tax loss carryforwards

     The parent company and its subsidiaries file their tax returns on a stand-alone basis, and the consolidated financial statements show the aggregate of the amounts determined by each company.

     In accordance with the current tax legislation, companies must pay either the IT or TA, whichever is greater. Both taxes recognize the effects of inflation, in a manner different from MexGAAP.

     The TA law establishes a 1.8% tax on assets adjusted for inflation in the case of inventory, property, systems and equipment and deducted from certain liabilities. TA levied in excess of IT for the year can be recovered in the succeeding ten years, updated for inflation, provided that in any of such years IT exceeds TA.

     In December 2004, the Mexican Congress approved changes to the Income Tax Law, previously on January 1, 2002 a new Income Tax Law had been enacted, this law provided for a 1% annual reduction in the income tax rate beginning in 2003, so that the income tax rate would have been 32% in 2005, nevertheless the main change included in December 2004 and its impact on the Company's financial statements was related to a reduction in the income tax rates from previously approved tax rate of 32% in 2005 to a new tax rate of 30%. Also, for years 2006 and 2007 the tax rates will decrease to 29% and 28%, respectively. Consequently, the deferred income taxes, were calculated assuming a 30% tax rate for current assets and current liabilities; 29% and 28%, for assets and liabilities whose tax effects will be reversed after 2005. The effect of the reduction in the deferred income tax assets calculation for 2004 was $51,300.

     The tax (expense) benefit attributable to the income (loss) before IT differed from the amount computed by applying the tax rate of 33% in 2004, 34% in 2003 and 35% in 2002 to pretax income (loss), as a result of the items mentioned below:


                                                                           2004                2003              2002
                                                                           ----                ----              ----

    Computed "expected" income tax
      (expense) benefit                                              $      (24,382)          (502,443)           391,393
    Increase (decrease) resulting from:
           Effects of inflation, net                                        (16,277)             4,023            (27,636)
           Change in valuation allowance                                     (7,338)            (9,162)            (1,145)
           Adjustments to deferred tax assets and liabilities for
            enacted changes in tax rates                                    (51,300)           (20,527)            16,577
           Amendment to 2003 income tax return                              (30,306)            -                 -
           Non-deductible expenses                                          (13,852)            (1,700)           (43,842)
           Other                                                             (8,131)             5,525            (78,526)
                                                                       --------------     --------------    ---------------
              Deferred income tax (expense) benefit                  $     (151,586)          (524,284)           256,821
                                                                       ==============     ==============    ===============


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


     In June 2004 the Company filed before the Mexican tax authority its Statutory Tax Report and also filed an amended Income Tax Return for the year ended December 31, 2003. In that filing, the net tax operating loss carryforwards were decreased by approximately $90,600 as a result of certain expenses originally reported as deductible expenses and in the amended return reported as non-deductible expenses. As a consequence, the tax assets associated with these carryforwards were reduced resulting in an increase in the deferred tax expense for 2004 of approximately $30,306. This decrease and the enacted changes in tax rates are the main factors as to why the effective rate for the year ended December 31, 2004 is approximately 200% as compare to the 34.2% effective rate for the same period in 2003. Other factors contributing to the large effective tax rate mainly include non-deductible expenses and certain inflationary effects.

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 2004 and 2003 are presented below:


                                                                                        2004              2003
                                                                                        ----              ----
 Deferred tax assets:
          Net operating loss carryforwards                                     $        518,811            530,710
          Accounts receivable                                                            28,268            184,265
          Accrued liabilities                                                             4,069             23,574
          Tax on assets                                                                  17,431              9,134
          Accrued vacations                                                               2,037              2,609
                                                                                   --------------    --------------

                Total gross deferred tax assets                                         570,616            750,292

        Less valuation allowance                                                         19,081             11,743
                                                                                   --------------    --------------

               Net deferred tax assets                                                  551,535            738,549
                                                                                   --------------    --------------

 Deferred tax liabilities:
          Property, systems and equipment                                               179,339            229,384
          Telephone concession rights                                                   166,387            162,588
          Pre-operating expenses                                                         58,152             69,095
          Other assets                                                                    5,054              1,965
          Inventories                                                                    17,604              7,786
                                                                                   --------------    --------------

                Total deferred tax liabilities                                          426,536            470,818
                                                                                   --------------    --------------

                Deferred tax assets, net                                       $        124,999            267,731
                                                                                   ==============    ==============


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


     The Company assesses realizability of deferred tax assets based on the existence of taxable temporary differences expected to reverse in the same periods as the realization of deductible temporary differences or in later periods in which the tax loss carryforwards can be applied and when, in the opinion of management, there will be enough future taxable income for the realization of such deductible temporary differences. However, the amounts of realizable deferred tax assets could be reduced if the taxable income is lower. As of December 31, 2004 and 2003, a deferred tax asset valuation allowance was established for tax loss carryforwards from the subsidiaries and TA from the Company. No deferred tax asset valuation allowance was established for AXTEL tax loss carryforwards, since, in the opinion of Company management, there is a high probability that there will be enough future taxable income to realize the net deferred tax assets.

     According to the IT law, the tax loss of a year, restated by inflation, may be carried to the succeeding ten years. The tax losses have no effect on ESPS. As of December 31, 2004, the tax loss carryforwards expire as follows:


             Year          Inflation-adjusted tax      Recoverable TA
                             loss carryforwards
----------------------     -----------------------    --------------------

           2009          $                  597                    -
           2010                       1,183,654                    -
           2011                         225,024                    -
           2012                         443,096                    -
           2013                             525                   8,658
           2014                         -                         8,773
                           -----------------------    --------------------
                         $            1,852,896                  17,431
                           =======================    ====================

     Effective January 1, 2002, Axtel transferred all of its personnel to a subsidiary Company, which eliminated any deferred ESPS liability.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


(17) Stockholders' equity

     The main characteristics of stockholders' equity are described below:

(a)  Common stock structure

     The main characteristics and issuances of common stock for 2004, 2003 and 2002 are described below:


                                                                                                        Additional
                                                                                                         paid-in
                                                 Amount            Amount               Amount           capital
                                               (thousand          (nominal            (constant         (constant
             Date                               dollars)           pesos)               pesos)            pesos)
             ----                               --------           ------               ------            ------

          February 28, 2002                        5,000        $       47,690            55,186        (2,171)
                                            ------------------------------------------------------------------------

          Total 2002                               5,000        $       47,690            55,186        (2,171)
                                            ------------------------------------------------------------------------

          February 28, 2003                       35,336        $      389,854           425,731        (8,420)
          October 7, 2003                        203,164             2,202,544         2,404,474        (7,320)
                                            ------------------------------------------------------------------------

          Total 2003                             238,500        $    2,592,398         2,830,205       (15,740)
                                            ========================================================================


     At the General Stockholders' Meeting, held on February 28, 2003 the stockholders approved the following:

1. Cancellation of the stockholders' outstanding contribution of U.S.$10 million dollars according to the resolutions of the General Stockholders' Meeting held on March 30, 2001, releasing the Company's stockholders from their obligation to make this contribution to capital. Consequently, a U.S.$10 million-dollar decrease was approved of the variable portion of common stock of the Company.

2. Additional contribution to the variable portion of common stock for an amount equivalent in Mexican pesos of U.S.$60 million dollars payable in cash. Consequently, it was approved to issue 2,156,184,303 shares, which was distributed as follows: 1,041,437,018 Series "A" shares Variable; 549,355,873 Series "B" shares Variable; 451,232,470 Series "C" shares Variable and 114,158,942 Series "N" shares, all of them with no par value. In addition the Shareholder's Meeting also resolved that all Series "B" shares were to be exchanged for either Series "A" shares, in the case of investors of Mexican nationality, or Series "C" shares, in the case of investors of non-Mexican nationality.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


3. Additional contribution to the variable portion of common stock of the Company for up to the amount equivalent in Mexican pesos of U.S.$200 million dollars through the capitalization of liabilities payable to Nortel (See note 13). Consequently, it was approved to issue 250,836,980 registered shares, with no par value and no right to vote. All the shares were Series "N" shares of the Company's common stock in favor of Nortel, that when issued, will represent 9.9% of the total number of shares issued and paid of the Company's common stock.

     In addition, on March 20, 2003 the Company entered in a subscription agreement with Nortel Networks Limited (Nortel), where Nortel agreed to subscribe for 250,836,980 nominative, non par value and non-voting Series "N" Shares for a total subscription price of $2,108,993 (U.S.$178.5 million dollars). Such subscription price shall be considered to be satisfied by means of the debt capitalization as contemplated in the Restructuring Agreement (see note 13). Upon subscription of the shares, such shares represent 9.9% of the total issued and outstanding shares of the common stock of the Corporation.

     Also, during 2003 the Company entered in a subscription agreements with LAIF X Sprl, Tapazeca Sprl and New Hampshire Insurance Company whereby these entities agreed to subscribe and pay for 115,068,613 Series "B" shares, and 426,843,722 Series "C" shares all of which are nominative, non par value and voting shares, and 36,181,412 Series "N" shares which are nominative, non par value and non-voting for a total subscription price of US$16 million.

     In the Extraordinary Shareholders Meeting held on September 8, 2004 the shareholders approved a proposal to increase the variable portion of the capital stock of the Company in the amount in Mexican pesos equal to $3,089 through the issuance of 124,957,212 non-voting Series "N" shares which will represent 4.7% of the total issued capital stock of the Company. These series "N" stocks have not been issued.

     The Company common stock consists of 1,253,233,984 Series "A" shares, 888,152,627 Series "C" shares and 392,320,255 series "N" shares. Series "A" and "C" shares have the right to vote, and series "N" shares have no par value and no voting rights. Series "A" is restricted to Mexican individuals or corporations.

(b)  Stockholders' equity restrictions

     Stockholder contributions, restated as provided in the tax law, totaling of $7,223,506 may be refunded to stockholders tax-free.

     No dividends may be paid while the Company has a deficit. Some of the debt agreements mentioned in note 13 establish limitations on dividend payment.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


(18) Rental, installation, service and other revenues

      Revenues consist of the following:


                                                                                2004             2003             2002
                                                                                ----             ----             ----

      Local calling services                                           $         2,742,172       2,317,021        1,946,829
      Long distance services                                                       384,673         314,560          307,873
      Other services                                                               762,974         470,361          350,950
                                                                           ---------------  ---------------  ---------------

                                                                       $         3,889,819       3,101,942        2,605,652
                                                                           ===============  ===============  ===============

(19) Special item

     In order to improve productivity and comply with the strategic plans, the Company restructured some of its operating areas during the years ended December 31, 2003 and 2002. The costs of restructuring, comprising compensation and benefits to personnel, were $11,068 and $34,447, respectively, and are presented as a special item in the statements of operations for the years ended December 31, 2003 and 2002.

(20) Other income (expenses), net

     Other income (expenses) consist of the following:


                                                             2004                2003                 2002
                                                             ----                ----                 ----

       Gain on extinguishment                       $          -                1,974,589              -

       Nortel prepayment                                       -                   32,535              -

       Nortel withholding cancellation                         -                   31,638              -

       Banorte prepayment                                      -                  (84,052)             -

       BCI termination agreement                               -                 (127,726)             -

       Other                                                     21,158            (5,400)             (29,313)
                                                       -----------------    ---------------    ------------------

              Other income (expenses), net          $            21,158         1,821,584              (29,313)
                                                       =================    ===============    ==================


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


(21) Commitments and contingencies

     As of December 31, 2004, there are the following commitments and contingencies:

(a) On January 24, 2001 a contract was signed with Spectra Site Communications Mexico, S. de R.L. de C.V. (Spectra Site) expiring on January 24, 2004, to provide the Company with services to locate, construct, set up and sell sites within the Mexican territory. As part of the operation, the Company agreed to build 650 sites, subject to approval and acceptance by Spectra Site and, in turn, sell or lease them under an operating lease plan.

     On January 24, 2001, the Company received 13 million dollars from Spectra Site to secure the acquisition of the 650 sites at 20,000 dollars per site. These funds are not subject to restriction per the contract for use and destination. However, the contract provides for the payment of interest at a Prime rate in favor of Spectra Site on the amount corresponding to the number of sites that as of June 24, 2004 had not been sold or leased in accordance with the terms of the contract. The Company has recognized a liability to cover such interest for $32,163, presenting it as other accounts payable in the balance sheet as of December 31, 2004.

     During 2002, Spectra Site Communications filed an Ordinary Mercantile Trial against the Company before the Thirtieth Civil Court of Mexico City, demanding the refund of the guarantee deposit mentioned above, plus interest and trial-related expenses. The Company countersued Spectra Site for unilateral rescission of the contract. As of December 31, 2004, the trial is at a stage where evidence is being shown, and thus it not possible to determine whether there is a contingency for the Company.

(b) On October 2002, Metronet, S.A. de C.V. ("Metronet") filed an action against the Company in the Fourth Civil Court in Monterrey (Mexico). Metronet claims that the Company wrongfully terminated a letter of intent and is seeking payment for services and direct damages of approximately U.S.$3.8 million, plus other expenses and attorneys' fees. The trial court ruled against the Company in first instance. The Company appealed such judgment before the Appeal Court and the Appeal Court on October 22, 2004 ruled in favor of the Company, discharging Axtel of any liability, damages or payment in favor of Metronet. Metronet has a last resource before the Mexican Federal Courts to change the Appeal Court judgment.

(c) The Company is involved in a number of lawsuits and claims arising in the normal course of business. It is expected that the final outcome of these matters will not have significant adverse effects on the Company's financial position and results of operations.

(d) In compliance with commitments made in the acquisition of concession rights, the Company has granted surety bonds to the Federal Treasury and to the Ministry of Communication and Transportation of $31,970 and to other service providers for $48,759.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


(e) The concessions granted by the Ministry of Communications and Transportation (SCT), mentioned in note 1, establish certain obligations of the Company, including, but not limited to: (i) filing annual reports with the SCT, including identifying main shareholders of the Company, (ii) reporting any increase in common stock, (iii) providing continuous services with certain technical specifications, (iv) filing monthly reports about disruptions, (v) filing the services' tariff, and (vi) providing a bond.

(f) The Company leases some equipment and facilities under operating leases. Some of these leases have renewal clauses. Lease expense for 2004, 2003 and 2002 was $289,684, $207,225 and $223,817, respectively.

     The annual payments under these leases as of December 31, 2004 are as follows:


                                                            Contracts in:
                                      --------------------------------------------------------------
                                                              Dollars                  UDIS
                                           Pesos            (thousands)         (Investment units)
                                      ----------------    ---------------   ------------------------

      2005                           $        59,724              6,716                 54,833
      2006                                    45,464              5,551                 54,833
      2007                                    39,468              4,588                 54,833
      2008                                    33,722              2,819                 54,833
      2009                                    28,039              2,727                 45,694
      Thereafter                             107,692             11,461                -
                                      ----------------    ---------------         --------------
                                     $       314,109             33,862                265,026
                                      ================    ===============         ==============


(g) As of December 31, 2004, the Company has placed purchase orders which are pending delivery from suppliers for approximately $771,401.

(h) On April 20, 2004 Axtel and Airspan entered into Amendment Agreement No. 2 to the Purchase and License Agreement of Fixed Wireless Access Equipment and the Technical Assistance Support Services Agreement, both dated March 20, 2004, by virtue of which the parties agreed to: (i) reduce the prices of (a) the Fixed Wireless Access Equipment (RSS customer premise equipment and the radio base station equipment) and (b) the Technical and Support Services for years 2004 and 2005; (ii) eliminate Axtel's obligation to provide a payment guarantee and modify its payments terms under such Agreements, (iii) improve the delivery times of the equipments; (iv) create a single unit of RSS (customer premise equipment) which will be sold at a lower price in comparison of the current RSS customer premise equipment; and (v) cancel Axtel's purchase commitments of years 2005, 2006 and 2007 established under sold Agreements and to replace such commitments with two new commitments, one for U.S.$ 55.0 million to purchase Fixed Wireless Access Equipment commencing April 20, 2004 and ending on December 31st, 2005 and the second commitment for the amount of U.S.$ 10.0 million to purchase any Airspan product, commencing January 1st, 2006 and ending on May 1st, 2006.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


(i) On December 2004, the Company entered into a Purchase and License Agreement for FWA Equipment, by virtue of which the Company acquires the commitment of purchasing equipment manufactured by Airspan for the amount of U.S. $38.7 millions, from December 2004 through December 2006.

     As of December 31, 2004 the Company has placed purchase orders for the amount of U.S. $28.7 millions.

(j) On July 20, 2004 Axtel, Nortel Networks Limited and Nortel Networks de Mexico, S.A. de C.V., entered into a Purchase and License Agreement for the supply of next generation soft switch equipment and related services (the "NGN PLA"). This NGN PLA contains standard commercial and legal terms. In this NGN PLA, Axtel has a purchase commitment to acquire from Nortel Networks the equipment and the software licenses required to have 100,000 lines in services by the end of the five (5) year term of such agreement.

(k)  Those arising from labor obligations mentioned in note 2(i).

(22) Subsequent events

     (a) During January 2005, the Company re-opened its bond issuance program, issuing U.S. $75,000,000 under the current indenture. This issuance matures on December 2013. The bonds were issued at a price of 106.75% over face value having a yield to maturity of 9.84%.

     (b) On June 3, 2005, the Company entered into a derivative Cross Currency Swaps (CCS) transactions to hedge the remaining portion of their US dollar foreign exchange exposure resulting from their US $250 millions senior notes, which matures in 2013. (See notes 6 and 22(a)). Under the transactions, Axtel will receive semiannual payments calculated based on the aggregate notional amount of US $136.25 million at an annual rate of 11%, and the Company will make semiannual payments calculated based on the aggregate of MX $1,480.36 million at an annual rate of 12.26%. The CCS will expire in December 2008.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)

(23) New accounting pronouncements

     a)   Business combinations

          In March, 2004, the Mexican Institute of Public Accountants issued the new Bulletin B-7 Business Combinations, which is mandatory beginning on January 1, 2005, although it allows his early application. The Bulletin B-7 provides for certain rules to the accounting treatment of business acquisitions and investments in associate entities. The most relevant aspects included in the Bulletin B-7 among others are: the adoption of the purchase method as a unique rule of valuation. In consequence, the use of the International Accounting Standard IAS-22, Business Combinations was eliminated; modification of the accounting treatment of the goodwill, eliminating his amortization and establishing certain rules of impairment; it provides for specific rules in the acquisition of the minority interest, transferences of assets or exchange of stocks among entities under common control, and the accounting treatment of the intangible assets recognized in a business combinations.

          The Company estimates that the adoption of this Bulletin will not have any important impact in its financial position or operation results.


     b)   Labor obligations.

          The new Bulletin D-3, issued in January 2004, substitutes and supersedes former Bulletin D-3, published in January 1993 and revised in 1998. The provisions of this Bulletin are effective immediately, except for those relating to payments upon termination of labor relationships, which are effective January 1, 2005.

          This Bulletin adds the issue of post-retirement benefit payments, to supersede Circular 50, "Interest Rates to be Used for Valuing Labor Obligations and Supplementary Application of Accounting Principles, Relating to Labor Obligations." Also, this Bulletin eliminates the issue of unforseen payments, and replaces it with the one relating to "Payments Upon Termination of the Labor Relationship," defining them as those payable to workers upon termination of the labor relationship before retirement age. These payments are of two types: (i) for restructuring reasons, for which the provisions of Bulletin C-9, "Liabilities, Accruals, Contingent Assets and Liabilities, and Commitments," should be applied, and (ii) for reasons other than restructuring, which valuation and disclosure requirements are the same as those for pension and seniority premium payments, permitting that, upon adoption of the Bulletin, the transition asset or liability be immediately recognized in the results of operations, or else, that it be amortized over the average remaining service life of employees.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


(24) Differences between Mexican and United States accounting principles

     The consolidated financial statements of the Company are prepared according to accounting principles generally accepted in Mexico (Mexican GAAP), which differ in certain significant respects from those applicable in the United States of America (U.S. GAAP).

     The consolidated financial statements under Mexican GAAP include the effects of inflation provided for by Bulletin B-10, whereas the financial statements prepared under US GAAP are presented on a historical cost basis. The following reconciliation does not eliminate the inflation adjustments for Mexican GAAP, since they represent an integral measurement of the effects of the changes in the price levels in the Mexican economy and, as such, are considered a more meaningful presentation than the financial reports based on historic costs for book purposes for Mexico and the United States of America.

     The main differences between Mexican GAAP and U.S. GAAP and their effect on consolidated net (loss) income and stockholders' equity as of December 31, 2004, 2003 and 2002 is presented below, with an explanation of the adjustments.


                                                                                       Year ended December 31,
                                                                        -------------------------------------------------------
                                                                             2004               2003                2002
                                                                        -------------------------------------------------------

       Net (loss) income reported under Mexican GAAP ..............  $         (77,702)            953,490            (861,444)
                                                                        ---------------    ----------------    ----------------

       Approximated US GAAP adjustments
       1. Deferred income taxes (see 24a)..........................            142,732             515,150            (256,821)
       2. Amortization of start-up cost (see 24c)..................             37,604              37,599              38,007
       3. Start-up costs of the year (see 24c).....................            (29,089)           -                   -
       4. Allowance for post retirement benefits (see 24d).........              7,769                 199              11,734
       5. Revenue recognition (see 24b)............................             (6,132)             30,718              64,840
       6. Deferred financing cost amortization (see 24f)...........            -                    14,116              (2,342)
       7. Accrued vacations (see 24d)..............................            -                  -                      1,297
       8. Capitalized interest (see 24e)...........................             (1,364)             (1,050)           -
         9. Gain on the forgiveness of debt (see 24g)..............            -                 1,360,700            -
                                                                        ---------------    ----------------    ----------------
       Total approximate US GAAP adjustments.......................            151,520           1,957,432            (143,285)
                                                                        ---------------    ----------------    ----------------
       Approximate net income (loss) under US GAAP.................  $          73,818           2,910,922          (1,004,729)
                                                                        ===============    ================    ================


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)




                                                                              Year ended December 31,
                                                                         -----------------------------------
                                                                              2004               2003
                                                                         -----------------------------------

       Total stockholders' equity reported under Mexican GAAP......  $       5,640,411           5,718,414
                                                                         ---------------    ----------------

       Approximate US GAAP adjustments
       1. Deferred income taxes (see 24a)..........................           (124,999)           (267,731)
       2. Start up costs (see 24c).................................           (204,118)           (212,633)
       3. Revenue recognition (see 24b)............................            (84,085)            (77,953)
       4. Allowance for post retirement benefits (see 24d).........            (21,114)            (28,883)
       5. Capitalized interest (see 24e)...........................             24,936              26,300
                                                                         ---------------    ----------------
       Total approximate US GAAP adjustments.......................           (409,380)           (560,900)
                                                                         ---------------    ----------------
       Total approximate stockholders' equity under US GAAP........  $       5,231,031           5,157,514
                                                                         ===============    ================


     The term "SFAS" as used in this document refers to Statement of Financial Accounting Standards.

     (a) Deferred income taxes (IT) and employee's statutory profit sharing ("ESPS")

          For Mexican GAAP Deferred IT are accounted for under the asset and liability method. All of the Company's pretax income (loss) and reported income tax (expense) benefit is derived from domestic operations.

          For Mexican GAAP Deferred ESPS is recognized only for timing differences arising from the reconciliation of book income (loss) to income (loss) for ESPS purposes, which can be reasonably presumed to result in a future liability or benefit, with indication that the liabilities or benefits will materialize.

          For U.S. GAAP purposes, the Company accounts for IT and ESPS under SFAS 109 "Accounting for Income Taxes," which uses the asset and liability method to account for deferred tax assets and liabilities. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences of "temporary differences," by applying the enacted statutory tax rates applicable to future years to the differences between the book amounts of the financial statements and the tax bases of existing assets and liabilities and the tax loss carryforwards. The amount of deferred income taxes charged or credited to the operations in each period, for U.S. GAAP purposes, is based on the difference between the beginning and ending balances of the deferred tax assets and liabilities for each period, expressed in nominal pesos. The deferred tax effect of a change in the tax rate is recognized in the results of operations of the period in which the change is enacted.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)

          The tax (expense) benefit attributable to the income (loss) before IT differed from the amount computed by applying the tax rate of 33% in 2004, 34% in 2003 and 35% in 2002 to pretax loss, as a result of the items mentioned below:

                                                                                   2004                2003              2002
                                                                                   ----                ----              ----

                     Computed "expected" income tax
                       (expense) benefit                                     $      (24,360)           (992,820)          351,656
                     Increase (decrease) resulting from:
                          Effects of inflation, net                                 (16,277)              4,023           (27,636)
                          Change in valuation allowance                             139,905             532,316          (200,710)
                          Gain on the forgiveness of debt                            -                  462,638           -
                          Adjustments to deferred tax assets and
                             liabilities for enacted changes in tax rates           (51,300)            (20,527)           16,577
                          Amendment to 2003 Income Tax Return (see note 16)
                                                                                    (30,306)           --                 -
                          Non-deductible expenses                                   (13,852)             (1,700)          (43,842)
                          Other                                                      (3,810)             16,070           (96,045)
                                                                               --------------     --------------    ---------------

                           Deferred income tax (expense) benefit             $       -                  -                 -
                                                                               ==============     ==============    ===============

          The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities as of December 31, 2004 and 2003 for U.S. GAAP are presented below:


                                                                                              2004                2003
                                                                                              ----                ----

          Deferred tax assets:
          Net operating loss carryforwards.......................................... $          518,811            530,710
          Accounts receivable.......................................................             28,268            184,265
          Deferred revenues.........................................................             23,545             26,503
          Seniority premium and allowance for
             post retirement benefits...............................................              6,586              9,242
          Accrued vacations.........................................................              2,037              2,609
          Accrued liabilities.......................................................              4,069             23,574
          Tax on assets.............................................................             17,431              9,134
                                                                                         ----------------     --------------

                  Total gross deferred tax assets...................................            600,747            786,037

          Less valuation allowance..................................................           (229,188)         (377,865)
                                                                                         ----------------     --------------

                  Net deferred tax assets...........................................            371,559            408,172
                                                                                         ----------------     --------------



                                      F-36


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


          Deferred tax liabilities:
          Property, systems and equipment ..........................................            187,568            237,799
          Telephone concession rights...............................................            166,387            162,587
          Inventories...............................................................             17,604              7,786
                                                                                         ----------------     --------------

                  Total deferred tax liabilities....................................            371,559            408,172
                                                                                         ----------------     --------------

          Net deferred tax liabilities under US GAAP                                           -                   -
          Less net deferred tax assets recognized
               under Mexican GAAP...................................................            124,999            267,731
                                                                                         ----------------     --------------

          US GAAP adjustment to stockholders' equity................................ $          124,999            267,731
                                                                                         ================     ==============



          In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Since the Company had not generated taxable income prior 2002 a deferred tax asset valuation allowance of $229,188, $ 377,865 and $910,183 as of December 31, 2004, 2003 and 2002, respectively, was recorded for U.S. GAAP. This represents a (decrease) and increase in the valuation allowance of $(148,677), $(532,316) and $207,527 for the years ended December 31, 2004, 2003 and 2002, respectively.

     (b)  Revenue recognition

          On December 3, 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). This bulletin summarizes the point of view of the SEC in the recognition of revenues in the financial statements according to U.S. GAAP. The SEC concluded that only when all the following conditions are met is revenue recognition appropriate:

          a) there is persuasive evidence of an agreement;
          b) the delivery was made or the services rendered;
          c) the sales price to the purchaser is fixed or determinable; and
          d) collection is reasonable assured.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


          SAB 101, specifically in Topic 13A, Question 5, discusses the situation of recognizing as revenue certain non-refundable cash items. SAB 101 provides that the seller should not recognize non-refundable charges generated in certain transactions when there is continuous involvement by the vendor.

          One of the examples provided by SAB 101 is activation revenues from telecommunication services. The SAB concludes that unless the charge for the activation service is an exchange for products delivered or services rendered that represent the culmination of a separate revenue-generating process, the deferral method of revenue is appropriate.

          Based on the provisions and interpretations of SAB 101, for purposes of the U.S. GAAP reconciliation, the Company has deferred the activation revenues over a three-year period starting in the month such charge is originated. This period was determined based on Company experience. The net effect of the deferral and amortization is presented in the above U.S. GAAP reconciliation.

     (c)  Start-up costs

          In April 1998, the AICPA issued Statement of Position 98-5, "Report of Start-up Costs" (SOP 98-5), which requires start-up costs, including organization costs, to be expensed as incurred. SOP 98-5 is effective, except for certain investment companies, for fiscal years beginning after December 15, 1998. Under Mexican GAAP, this costs were recognized when incurred as a deferred asset and amortized over a period of 10 years. The Company has reversed the amortization of $37,604, $37,599 and $38,007 in 2004, 2003 and 2002, as shown in the
          U.S. GAAP reconciliation, and has reduced stockholders' equity by $204,118 and $212,633 to write off the unamortized balance at each year end. For US GAAP purposes during 2004 the Company reversed $29,089 of capitalized amortization costs.

     (d)  Other employee benefits

          Vacation

          For the years ended December 31, 2002 and before, under Mexican GAAP the vacation expense was recognized when taken rather than during the period the employees earn it. In order to comply with SFAS 43, the Company recorded an increase in net income of $1,297 for the year ended December 31, 2002. Starting on January 2003, Mexican GAAP requires the recognition of vacation expense when earned.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


          Severance

          Under Mexican GAAP (Bulletin D-3), severance payments should be recognized in earnings in the period in which they are paid, unless such payments are used by an entity as a substitution of pension benefits, in which case, they should be considered as a pension plan. Under U.S. GAAP, post-employment benefits for former or inactive employees, excluding retirement benefits, are accounted for under the provisions of SFAS 112, which requires recognition of certain benefits, including severance, over an employee's service life. For the years ended December 31, 2004, 2003 and 2002 the Company recorded an increase in net income of $7,769, $199 and $11,734, respectively, and recognized an accrual amounting to $21,114 and $28,883 as of December 31, 2004 and 2003, respectively.

     (e)  Capitalized interest

          Under Mexican GAAP, the Company capitalizes interest on property, systems and equipment under construction. The amount of financing cost to be capitalized is comprehensively measured in order to include properly the effects of inflation. Therefore, the amount capitalized includes: (i) the interest cost of the debt incurred, plus (ii) any foreign currency fluctuations that result from the related debt, and less (iii) the monetary position result recognized on the related debt. Under U.S. GAAP, only interest is considered an additional cost of constructed assets to be capitalized and depreciated over the lives of the related assets.

          The U.S. GAAP reconciliation removes the foreign currency gain or loss and the monetary position result capitalized for Mexican GAAP derived from borrowings denominated in foreign currency.

     (f)  Deferred financing cost amortization

          Under Mexican GAAP, the Company amortizes deferred financing cost under the straight-line method over the life of the related debt. For U.S. GAAP, this cost is amortized on the interest method over the life of the related debt.

     (g)  Gain on extinguishment

          As disclosed in note 14 to the financial statements, on March 20, 2003, the Company entered into a debt-restructuring agreement with Nortel Networks Limited and Nortel Networks de Mexico (Nortel). The Company paid Nortel $125.2 million dollars in cash, issued a new note for $24.2 million dollar and capitalized 178.5 million dollars in exchange for 250,836,980 Series "N" shares of common stock to settled all the debt outstanding with Nortel as of the date of the transaction.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


          For US GAAP, and as required by SFAS 15 "Accounting for Debtors and Creditors for Troubled Debt Restructurings", the equity provided by the Company to Nortel was recorded at the fair market value resulting in a net gain on extinguishment of the debt of approximately $3,335,289.

     (h)  Supplemental cash flow information under U.S. GAAP

          Under Mexican GAAP, statements of changes in financial position identify the sources and uses of resources based on the differences between beginning and ending consolidated financial statement balances in constant pesos. Monetary position results and unrealized foreign exchange results are treated as cash items in the determination of resources provided by operations. Under U.S. GAAP (SFAS 95), statements of cash flows present only cash items and exclude non-cash items. SFAS 95 does not provide guidance with respect to inflation-adjusted financial statements. The differences between Mexican GAAP and U.S. GAAP in the amounts reported are mainly due to:
          (i) elimination of inflationary effects of monetary assets and liabilities from financing and investing activities against the corresponding monetary position result in operating activities, (ii) elimination of foreign exchange results from financing and investing activities against the corresponding unrealized foreign exchange result included in operating activities, and (iii) the recognition in operating, financing and investing activities of the U.S. GAAP adjustments.


          The following table summarizes the cash flow items as required under SFAS 95 provided by operating, financing and investing activities, giving effect to the U.S. GAAP adjustments, excluding the effects of inflation required by Bulletin B-10. The following information is presented in thousands of pesos on a historical peso basis and is not presented in pesos of constant purchasing power:



                                                                                      Years Ended December 31,
                                                                           ------------------------------------------------
                                                                                2004             2003           2002
                                                                           ---------------- -------------------------------
           Net cash provided by (used in) operating activities...........      1,118,390         (11,160)        668,419
           Net cash provided by (used in) financing activities...........       (193,983)      1,038,913        (210,035)
           Net cash used in investing activities.........................     (1,382,981)       (329,221)       (265,855)
                                                                           ---------------- -------------------------------


          Net cash flows from operating activities reflect cash payments for interest and income taxes as follows:



                                                                                      Years Ended December31,
                                                                           ----------------------------------------------
                                                                                2004             2003          2002
                                                                           ---------------- -----------------------------
           Interest paid.................................................       278,528          463,711        103,958
           Income taxes paid.............................................         8,789            8,597        -
                                                                           ---------------- -----------------------------

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


          During the years ended December 31, 2004, 2003 and 2002, the Company acquired property, systems and equipment through notes payable financing amounting to approximately $203,810, $119,655 and $243,523, respectively.

     (i)  Condensed financial information under U.S. GAAP

          The following table presents consolidated condensed statements of operations for the years ended December 31, 2004, 2003 and 2002, prepared under US GAAP, and includes all differences described in this note as well as certain other reclassifications required for purposes of US GAAP:


                                                                                     Years Ended December 31,
                                                                           ----------------------------------------------
           Statements of operations                                             2004           2003           2002
                                                                           ----------------------------------------------
           Revenues......................................................     3,879,645       3,128,492       2,670,491
           Operating income (loss).......................................       257,453         181,614        (131,457)
           Comprehensive financing result................................      (195,940)       (432,773)       (809,512)
           Other income (expenses), net..................................        21,159       3,171,215         (63,760)
           Tax on assets.................................................        (8,854)         (9,134)        -
                                                                           ----------------------------------------------
           Consolidated net income (loss)................................        73,818       2,910,922      (1,004,729)
                                                                           ==============================================


           The following table presents consolidated condensed balance sheets at December 31, 2004 and 2003, prepared under US GAAP, including all differences and reclassifications as compared to Mexican GAAP described in this note 24:


                                                                                       At December 31,
                                                                            --------------------------------------
           Balance sheets                                                         2004                2003
                                                                            -----------------   ------------------
           Current assets..............................................           1,344,457            1,742,752
           Property, systems and equipment.............................           6,182,333            5,543,108
           Deferred charges............................................             870,733              897,463
                                                                            -----------------   ------------------
                  Total assets.........................................           8,397,523            8,183,323
                                                                            -----------------   ------------------
           Current liabilities                                                    1,014,139              764,085
           Long-term debt..............................................           2,041,173            2,150,456
           Other non-current liabilities...............................             111,180              111,268
                                                                            -----------------   ------------------
                  Total liabilities....................................           3,166,492            3,025,809
                                                                            -----------------   ------------------
                  Stockholders' equity.................................           5,231,031            5,157,514
                                                                            -----------------   ------------------
                  Total liabilities and stockholders' equity...........           8,397,523            8,183,323
                                                                            -----------------   ------------------


     (j)  Fair value of financial instruments

          The carrying amount of cash, trade accounts receivable, other accounts receivable, trade accounts payable, other accounts payable and accrued expenses and short-term debt, approximates fair value because of the short-term maturity of these financial assets and liabilities.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


          The carrying value of the Company's long-term debt and the related fair value based on quoted market prices for the same or similar instruments or on current rates offered to the Company for debt of the same remaining maturities (or determined by discounting future cash flows using borrowing rates currently available to the Company) at December 31, 2003 is summarized as follows:

                                                             Estimated fair
                                    Carrying amount              value
                                -----------------------------------------------
           Long-term debt....            175,000                  67,250
                                -----------------------------------------------

     (k)  Segment information

          The Company believes that it operates in one business segment. Management does review the business as consisting of two revenues information streams (Mass market and Business Market), however it is not possible to attribute direct or indirect costs to the individual streams other than selling expenses. Additionally management believes that the two revenue streams are so similar that they can be expected to have essentially the same economic characteristics.

     (l)  Recently Issued Accounting Standards

          In December 2004, the FASB issued FASB Statement No. 123 (revised
          2004), Share-Based Payment, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. This Statement is a revision to Statement 123 and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. For nonpublic companies, this Statement will require measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock options. Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. This Statement will be effective for the Company as of January 1, 2006.

          In December 2004, the FASB issued FASB Statement No. 153, Exchanges of Nonmonetary Assets, which eliminates an exception in APB 29 for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. This Statement will be effective for the Company for nonmonetary asset exchanges occurring on or after January 1, 2006.

          The Company estimates that the adoption of the above bulletins will not have a material effect on its financial position or results of operations.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


     (m)  Guaranteed debt

          On December 16, 2003, the Company completed an offering of senior unsecured notes, for a value of U.S.$175 million maturing on December 15, 2013. Interest on the notes are payable semiannually at annual rate of 11%, beginning on June 15, 2004.

          Each of the Company's consolidated subsidiaries, Instalaciones y Contrataciones, S.A. de C.V. (Instalaciones), Impulsora e Inmobiliaria Regional, S.A. de C.V. (Impulsora) and Servicios Axtel, S.A. de C.V. (Servicios), are guaranteeing the notes with unconditional guaranties that are unsecured. Each of the subsidiary guarantors is 99.99% owned by Axtel, S.A. de C.V. All guarantees are full and unconditional and are joint and several.

          Axtel is eligible, under Adopting Release (nos. 33-7878 and 34-43124) and a no-action request letter, for presenting the condensed consolidating financial information of Impulsora, Instalaciones and Servicios in this note in accordance with Rule 3-10 (f) of Regulation S-X. Each of Impulsora, Instalaciones and Servicios have total capital stock outstanding of 50,000 common shares. Axtel directly owns all but one share of each of Impulsora, Instalaciones and Servicios. The ownership of the remaining share by someone other than Axtel is a requirement of Mexican law.

          For the purpose of the accompanying condensed consolidating balance sheets, income statements and changes in financial position under Mexican GAAP, the first column "Axtel" corresponds to the parent company issuer. The second column, "Combined Guarantors", represents the combined amounts of Instalaciones, Impulsora and Servicios, after adjustments and eliminations relating to their combination. The third column, "Adjustments and Eliminations", includes all amounts resulting from the consolidation of Axtel, and the guarantors. The fourth column, "Axtel Consolidated", represents the Company's consolidated amounts as reported in the audited consolidated financial statements. Additionally, all amounts presented under the line item "Investments in subsidiaries" for both the balance sheet and the income statement are accounted for by the equity method.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


          The condensed consolidating financial information is as follows:


     Condensed consolidating balance sheets:
                                                                                                     Adjustments
                                                                                    Combined             and             Axtel
     As of December 31, 2004                                       Axtel           Guarantors       Eliminations     Consolidated
     ------------------------------------------------------    ---------------------------------------------------------------------

     Current assets                                         $      1,359,829              111,548        (126,920)       1,344,457
     Property, systems and equipment, net                          6,149,228                9,486          (1,317)       6,157,397
     Deferred charges                                              1,031,995                5,880           -            1,037,875
     Investment in subsidiaries                                       24,385              -               (24,385)           -
     Other-non current assets                                        157,976                3,999           -              161,975
                                                               ---------------  ------------------ ---------------- ----------------

         Total assets                                       $      8,723,413              130,913        (152,622)       8,701,704
                                                               ---------------  ------------------ ---------------- ----------------

     Current liabilities                                    $      1,038,260              102,799        (126,920)       1,014,139
     Long-term debt                                                2,041,173              -                 -            2,041,173
     Other non-current liabilities                                     3,569                2,412           -                5,981
                                                               ---------------  ------------------ ---------------- ----------------

         Total liabilities                                         3,083,002              105,211        (126,920)       3,061,293
                                                               ---------------  ------------------ ---------------- ----------------

     Total stockholders equity                                     5,640,411               25,702         (25,702)       5,640,411
                                                               ---------------  ------------------ ---------------- ----------------

     Total liabilities and stockholders equity              $      8,723,413              130,913        (152,622)       8,701,704
                                                               ---------------  ------------------ ---------------- ----------------

     As of December 31, 2003
     ------------------------------------------------------

     Current assets                                         $      1,740,089               99,165          (96,502)      1,742,752
     Property, systems and equipment, net                          5,508,204               10,453           (1,849)      5,516,808
     Deferred charges                                              1,233,888                6,627            -           1,240,515
     Investment in subsidiaries                                       22,163              -                (22,163)          -
     Other non-current assets                                        137,137                  175            -             137,312
                                                               ---------------  ------------------ ----------------- ---------------

         Total assets                                       $      8,641,481              116,420         (120,514)      8,637,387
                                                               ---------------  ------------------ ----------------- ---------------

     Current liabilities                                    $        770,302               90,283          (96,502)        764,083
     Long-term debt                                                2,150,457              -                  -           2,150,457
     Other non-current liabilities                                     2,308                2,125            -               4,433
                                                               ---------------  ------------------ ----------------- ---------------

         Total liabilities                                         2,923,067               92,408          (96,502)      2,918,973
                                                               ---------------  ------------------ ----------------- ---------------

     Total stockholders equity                                     5,718,414               24,012          (24,012)      5,718,414
                                                               ---------------  ------------------ ----------------- ---------------

     Total liabilities and stockholders equity              $      8,641,481              116,420         (120,514)      8,637,387
                                                               ---------------  ------------------ ----------------- ---------------

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)



     Condensed consolidating income statements:

                                                                                       Adjustments
                                                                      Combined             and                Axtel
     For the year ended December 31, 2004            Axtel           Guarantors       Eliminations        Consolidated
     ----------------------------------------  ------------------ ----------------- ------------------  ------------------

     Rental, installation, service and
        other revenues                       $       3,889,819            927,701          (927,701)         3,889,819
     Cost of sales and services                     (1,238,577)            -                  -             (1,238,577)
     Selling and administrative expenses            (1,380,048)          (936,133)          927,701        (1,388,480)
     Depreciation and amortization                  (1,007,645)              (911)             -            (1,008,556)
     Operating income                                  263,549             (9,343)             -               254,206
     Comprehensive financing result, net              (200,601)            (2,138)            1,259           (201,480)
     Other income (expenses), net                       20,681              1,736            (1,259)            21,158
     Income tax                                       (150,757)              (829)             -              (151,586)
     Investment in subsidiaries                        (10,574)             -                10,574             -
                                               ------------------ ----------------- ------------------  ------------------
     Net (loss) income                       $         (77,702)           (10,574)           10,574            (77,702)
                                               ------------------ ----------------- ------------------  ------------------

     For the year ended December 31, 2003
     ----------------------------------------

     Rental, installation, service and
        other revenues                       $       3,101,875            815,113          (815,046)         3,101,942
     Cost of sales and services                       (858,942)            -                  -               (858,942)
     Selling and administrative expenses            (1,217,849)          (806,418)          815,046         (1,209,221)
     Depreciation and amortization                    (913,923)              (424)            -               (914,347)
     Operating (loss) income                           111,161              8,271             -                119,432
     Comprehensive financing result, net              (451,515)            (1,939)            1,280          (452,174)
     Other expenses, net                             1,820,305             (8,509)           (1,280)         1,810,516
     Income tax                                       (522,814)            (1,470)            -               (524,284)
     Investment in subsidiaries                         (3,647)             -                 3,647             -
                                               ------------------ ----------------- ------------------  ------------------
     Net income (loss)                       $         953,490             (3,647)            3,647            953,490
                                               ------------------ ----------------- ------------------  ------------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)



                                                                                       Adjustments
                                                                      Combined             and                Axtel
     For the year ended December 31, 2002            Axtel           Guarantors       Eliminations        Consolidated
     ----------------------------------------  ------------------ ----------------- ------------------  ------------------

     Rental, installation, service and
        other revenues                       $        2,605,652           862,070           (862,070)         2,605,652
     Cost of sales and services                        (650.466)         -                    -                (650,466)
     Selling and administrative expenses             (1,349,030)         (854,370)           862,070         (1,341,330)
     Depreciation and amortization                     (860,230)             (961)            -                (861,191)
     Operating (loss) income                           (254,074)            6,739                              (247,335)
     Comprehensive financing result, net               (807,160)           (1,560)             1,550           (807,170)
     Other expenses, net                                (27,002)          (35,208)            (1,550)           (63,760)
     Income tax                                         248,611             8,210             -                 256,821
     Investment in subsidiaries                         (21,819)            -                 21,819             -
                                               ------------------ ----------------- ------------------  ------------------
     Net (loss) income                       $         (861,444)          (21,819)            21,819           (861,444)
                                               ------------------ ----------------- ------------------  ------------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


     Condensed consolidating statements of changes in financial position:


                                                                                                 Adjustments
                                                                                  Combined           and             Axtel
     For the year ended December 31, 2004                           Axtel        Guarantors     Eliminations      Consolidated
     ---------------------------------------------------------- --------------  -------------- ---------------- -----------------

     Operating activities:
        Net (loss) income                                     $    (77,702)          (10,574)          10,574         (77,702)
        Non-cash items                                            1,168,974            2,474          (10,574)       1,160,874
                                                                --------------  -------------- ---------------- -----------------
              Resources provided by (used in) operations          1,091,272           (8,100)           -            1,083,172
        Net (investment in) financing from operations               107,380            1,375             (231)         108,524
                                                                --------------  -------------- ---------------- -----------------
              Resources provided by (used in) operations, net     1,198,652           (6,725)            (231)       1,191,696
                                                                --------------  -------------- ---------------- -----------------

     Financing activities:
        Increase in common stock                                     -                12,794          (12,794)        -
        Additional paid-in capital                                   -                  -               -             -
        Loans payments, net                                         (94,221)            (231)             231         (94,221)
        Others                                                          (31)            -               -                 (31)
                                                                --------------  -------------- ---------------- -----------------
              Resources provided by financing activities            (94,252)          12,563          (12,563)        (94,252)
                                                                --------------  -------------- ---------------- -----------------

     Investing activities:
        Acquisition and construction of property, systems and
          equipment, net                                         (1,543,476)            (476)           -          (1,543,952)
        Investment in subsidiaries                                  (12,794)            -              12,794         -
        Other assets                                                (67,444)          (3,824)           -             (71,268)
                                                                --------------  -------------- ---------------- -----------------
              Resources used in investing activities             (1,623,714)          (4,300)          12,794      (1,615,220)
                                                                --------------  -------------- ---------------- -----------------

     Increase (decrease) in cash and equivalents                   (519,314)           1,538            -            (517,776)
     Cash and equivalents at the beginning of the year            1,075,783              487            -            1,076,270
                                                                --------------  -------------- ---------------- -----------------
     Cash and equivalents at the end of the year              $     556,469            2,025            -              558,494
                                                                --------------  -------------- ---------------- -----------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)


                                                                                                 Adjustments
                                                                                  Combined           and             Axtel
     For the year ended December 31, 2003                           Axtel        Guarantors     Eliminations      Consolidated
     ---------------------------------------------------------- --------------  -------------- ---------------- -----------------

     Operating activities:
        Net (loss) income                                     $      953,490          (3,647)           3,647           953,490
        Non-cash items                                              (534,204)          2,617           (3,647)         (535,234)
                                                                --------------  -------------- ---------------- -----------------
            Resources used in operations                             419,286          (1,030)           -               418,256
         Net financing from (investment in) operations              (246,353)             16           (2,279)         (248,616)
                                                                --------------  -------------- ---------------- -----------------
            Resources provided by (used in) operations, net          172,933          (1,014)          (2,279)          169,640
                                                                --------------  -------------- ---------------- -----------------

     Financing activities:
        Increase in common stock                                   2,830,205           2,407           (2,407)        2,830,205
        Additional paid-in capital                                   (15,740)           -               -               (15,740)
        Proceeds from (loans payments), net                       (1,602,750)         (2,279)           2,279        (1,602,750)
        Others                                                       (61,019)           -               -               (61,019)
                                                                --------------  -------------- ---------------- -----------------
            Resources provided by financing activities             1,150,696             128             (128)        1,150,696

     Investing activities:
        Acquisition and construction of property, systems and
          equipment, net                                            (488,875)           -               -              (488,875)
        Investment in subsidiaries                                    (2,407)           -               2,407          -
        Other assets                                                (102,437)           (175)           -              (102,612)
                                                                --------------  -------------- ---------------- -----------------
            Resources used in investing activities                  (593,719)           (175)           2,407          (591,487)
                                                                --------------  -------------- ---------------- -----------------

     Increase in cash and equivalents                                729,910          (1,061)           -               728,849
     Cash and equivalents at the beginning of the year               345,873           1,548            -               347,421
                                                                --------------  -------------- ---------------- -----------------
     Cash and equivalents at the end of the year              $    1,075,783             487            -             1,076,270
                                                                --------------  -------------- ---------------- -----------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)



                                                                                                 Adjustments
                                                                                  Combined           and             Axtel
     For the year ended December 31, 2002                           Axtel        Guarantors     Eliminations      Consolidated
     ---------------------------------------------------------- --------------  -------------- ---------------- -----------------

     Operating activities:
        Net (loss) income                                     $    (861,444)         (21,819)          21,819          (861,444)
        Non-cash items                                              633,436           (7,002)         (21,819)          604,615
                                                                --------------  -------------- ---------------- -----------------
              Resources used in operations                         (228,008)         (28,821)           -              (256,829)
          Net investment in operations                              260,620          (14,673)          (1,385)          244,562
                                                                --------------  -------------- ---------------- -----------------
              Resources used in operations, net                      32,612          (43,494)          (1,385)          (12,267)
                                                                --------------  -------------- ---------------- -----------------

     Financing activities:
        Increase in common stock                                     55,186           46,052          (46,052)           55,186
        Additional paid-in capital                                   (2,171)            -               -                (2,171)
        Proceeds from (loans payments), net                         669,960           (1,385)           1,385           669,960
        Others                                                       96,534             -               -                96,534
                                                                --------------  -------------- ---------------- -----------------
              Resources provided by financing activities            819,509           44,667          (44,667)          819,509
                                                                --------------  -------------- ---------------- -----------------

     Investing activities:
        Acquisition and construction of property, systems and
          equipment, net                                           (600,694)            -               -              (600,694)
        Investment in subsidiaries                                  (46,052)            -              46,052             -
        Other assets                                                 (1,544)              38            -                (1,506)
                                                                --------------  -------------- ---------------- -----------------
              Resources used in investing activities               (648,290)              38           46,052          (602,200)
                                                                --------------  -------------- ---------------- -----------------

     Decrease in cash and equivalents                               203,831            1,211            -               205,042
     Cash and equivalents at the beginning of the year              142,042              337            -               142,379
                                                                --------------  -------------- ---------------- -----------------
     Cash and equivalents at the end of the year              $     345,873            1,548            -               347,421
                                                                --------------  -------------- ---------------- -----------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)

     The tables below present combined balance sheets as of December 31, 2004 and 2003, and income statements and statements of changes in financial position for each of the three-year periods ended December 31, 2004 for the Guarantors. Such information presents in separate columns each individual Guarantor, consolidation adjustments and eliminations, and the combined guarantors. All significant related parties balances and transactions between the Guarantors have been eliminated in the "Combined Guarantors" column.

     The amounts presented in the column "Combined Guarantors" are readily comparable with the information of the Guarantors included in the condensed consolidated financial information.

     Guarantors' Combined Balance Sheets:


     As of December 31, 2004
     ------------------------------------
                                                                                            Adjustments
                                                                             Servicios          and           Combined
                   Assets                    Icosa        Inmobiliaria         Axtel       Eliminations      Guarantors
                                          ------------ ------------------- --------------  -------------- -----------------

     Cash and cash equivalents          $         593                12          1,420            -                2,025
     Related parties receivables                7,397            -              88,752              (4)           96,145
     Refundable taxes and other
        accounts receivable                     1,336             1,202         10,840           -                13,378
                                          ------------ ------------------- --------------  -------------- -----------------

         Total current assets                   9,326             1,214        101,012              (4)          111,548
                                          ------------ ------------------- --------------  -------------- -----------------

     Property, systems and equipment,
     net                                       -                  9,486         -                -                 9,486
     Deferred income taxes                          9            -               6,105            (234)            5,880
     Other                                        809            -               3,190           -                 3,999
                                          ------------ ------------------- --------------  -------------- -----------------

         Total non current assets                 818             9,486          9,295            (234)           19,365
                                          ------------ ------------------- --------------  -------------- -----------------

     Total assets                       $      10,144            10,700        110,307            (238)          130,913
                                          ------------ ------------------- --------------  -------------- -----------------

     Liabilities and Stockholders Equity

     Account payable and accrued
        liabilities                     $        163             -              18,314           -                18,477
     Taxes payable                             4,759             -              51,101           -                55,860

     Related parties payables                      4              8,655         -                   (4)            8,655
     Other accounts payable                    1,075             -              18,732           -                19,807
                                          ------------ ------------------- --------------  -------------- -----------------

         Total current liabilities             6,001              8,655         88,147              (4)          102,799
                                          ------------ ------------------- --------------  -------------- -----------------

     Deferred income taxes                      -                   234         -                 (234)            -
     Others                                      405             -               2,007           -                 2,412
                                          ------------ ------------------- --------------  -------------- -----------------

         Total liabilities                     6,406              8,889         90,154            (238)          105,211
                                          ------------ ------------------- --------------  -------------- -----------------

     Stockholders' equity                      4,931              1,400         29,945           -                36,276
     Net (loss) income                        (1,193)               411         (9,792)          -               (10,574)
                                          ------------ ------------------- --------------  -------------- -----------------

     Total stockholders equity                 3,738              1,811         20,153           -                25,702
                                          ------------ ------------------- --------------  -------------- -----------------

     Total liabilities and stockholders
     equity                             $     10,144             10,700        110,307            (238)          130,913
                                          ------------ ------------------- --------------  -------------- -----------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)



     As of December 31, 2003
     ------------------------------------
                                                                                           Adjustments
                                                                             Servicios         and           Combined
                   Assets                    Icosa        Inmobiliaria         Axtel       Eliminations     Guarantors
                                          ------------ ------------------- -------------- --------------- ----------------

     Cash and cash equivalents          $        171                 16            300            -                 487

     Accounts receivable                          35             -                 102            -                 137
     Related parties receivables               5,644             -              81,165             (611)         86,198
     Refundable taxes and other
       accounts receivable                     1,043              1,415          9,885            -              12,343
                                          ------------ ------------------- -------------- --------------- ----------------

         Total current assets                  6,893              1,431         91,452             (611)         99,165
                                          ------------ ------------------- -------------- --------------- ----------------

     Property, systems and equipment,
     net                                        -                10,453           -               -              10,453
     Deferred income taxes                         3             -               7,080             (456)          6,627

     Other                                       175             -                -               -                 175
                                          ------------ ------------------- -------------- --------------- ----------------

         Total non current assets                178             10,453          7,080             (456)         17,255
                                          ------------ ------------------- -------------- --------------- ----------------

     Total assets                       $      7,071             11,884         98,532           (1,067)        116,420
                                          ------------ ------------------- -------------- --------------- ----------------

     Liabilities and stockholders'
     equity

     Account payable and accrued
     liabilities                        $        172             -               8,977            -               9,149
     Taxes payable                             2,917             -              50,658            -              53,575
     Related parties payables                   -                 9,496          -                 (611)          8,885
     Other accounts payable                      469             -              18,205            -              18,674
                                          ------------ ------------------- -------------- --------------- ----------------

         Total current liabilities             3,558              9,496         77,840             (611)         90,283
                                          ------------ ------------------- -------------- --------------- ----------------

     Deferred income taxes                      -                   456         -                  (456)          -
     Others                                      294             -               1,831            -               2,125
                                          ------------ ------------------- -------------- --------------- ----------------

         Total liabilities                     3,852              9,952         79,671           (1,067)         92,408
                                          ------------ ------------------- -------------- --------------- ----------------

     Stockholders' equity                      3,999              1,582         22,078           -               27,659

     Net (loss) income                          (780)               350         (3,217)          -               (3,647)
                                          ------------ ------------------- -------------- --------------- ----------------

     Total stockholders equity                 3,219              1,932         18,861            -              24,012
                                          ------------ ------------------- -------------- --------------- ----------------

     Total liabilities and stockholders
        equity                          $      7,071             11,884         98,532           (1,067)        116,420
                                          ------------ ------------------- -------------- --------------- ----------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)



     Guarantors' Combined Income Statements:

                                                                                                Adjustments
                                                                                Servicios           and         Combined
     For the year ended December 31, 2004      Icosa        Inmobiliaria          Axtel        Eliminations    Guarantors
     -------------------------------------- ------------  ------------------ ----------------- -------------- --------------

     Rental and service revenues          $    79,898               1,990            845,813          -            927,701

     Administrative expenses                  (80,746)               (505)          (855,386)          504        (936,133)

     Depreciation and amortization               -                   (435)              (476)       -                 (911)

          Operating (loss) income                (848)              1,050            (10,049)          504          (9,343)
                                            ------------  ------------------ ----------------- -------------- --------------

     Comprehensive financing result, net         (274)               (862)            (1,002)         -             (2,138)
                                            ------------  ------------------ ----------------- -------------- --------------

     Other income (expenses), net                   6            -                     2,234          (504)          1,736
                                            ------------  ------------------ ----------------- -------------- --------------

        (Loss) income before income taxes and
          employee statutory profit
          sharing                              (1,116)                188             (8,817)         -             (9,745)
                                            ------------  ------------------ ----------------- -------------- --------------

          Total income (tax) and employee
             statutory profit sharing
            benefit                               (77)                223               (975)         -               (829)
                                            ------------  ------------------ ----------------- -------------- --------------

              Net (loss) income           $    (1,193)                411             (9,792)         -            (10,574)
                                            ------------  ------------------ ----------------- -------------- --------------


     For the year ended December 31, 2003
     --------------------------------------

     Rental and service revenues          $    47,410               2,082            765,621           -           815,113

     Administrative expenses                  (47,803)               (531)          (758,615)          531        (806,418)

     Depreciation and amortization               -                   (424)         -                   -              (424)

          Operating income (loss)                (393)              1,127              7,006           531           8,271
                                            ------------  ------------------ ----------------- -------------- --------------

     Comprehensive financing result, net         (147)               (904)              (888)         -             (1,939)
                                            ------------  ------------------ ----------------- -------------- --------------

     Other expenses, net                           26                   6             (8,010)         (531)         (8,509)
                                            ------------  ------------------ ----------------- -------------- --------------

        (Loss) income before income taxes and
           employee statutory profit
           sharing                               (514)                229             (1,892)         -             (2,177)
                                            ------------  ------------------ ----------------- -------------- --------------

          Total income tax and employee
            statutory profit sharing             (266)                121             (1,325)         -             (1,470)
                                            ------------  ------------------ ----------------- -------------- --------------

              Net (loss) income           $      (780)                350             (3,217)         -             (3,647)
                                            ------------  ------------------ ----------------- -------------- --------------

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)





                                                                                                Adjustments
                                                                                Servicios           and         Combined
     For the year ended December 31, 2002     Icosa         Inmobiliaria          Axtel        Eliminations    Guarantors
     -------------------------------------- ------------  ------------------ ----------------- -------------- --------------

     Rental and service revenues          $    38,322               2,180            821,568         -            862,070

     Administrative expenses                  (37,735)               (552)          (816,635)          552       (854,370)

     Depreciation and amortization               (484)               (477)          -               -                (961)

           Operating income                       103               1,151              4,933           552          6,739
                                            ------------  ------------------ ----------------- -------------- --------------

     Comprehensive financing result, net         (203)               (909)              (448)        -             (1,560)
                                            ------------  ------------------ ----------------- -------------- --------------

     Other expenses, net                       (1,771)            -                  (32,885)         (552)       (35,208)
                                            ------------  ------------------ ----------------- -------------- --------------

         Loss before income taxes and
          employee statutory profit
          sharing                              (1,871)                242            (28,400)        -            (30,029)
                                            ------------  ------------------ ----------------- -------------- --------------

            Total income tax and employee
              statutory  profit sharing           358                 187              7,665         -              8,210
                                            ------------  ------------------ ----------------- -------------- --------------

             Net (loss) income            $    (1,513)                429            (20,735)        -            (21,819)
                                            ------------  ------------------ ----------------- -------------- --------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)



     Guarantors' Combined Statements of Changes in Financial Position:



                                                                                                Adjustments
                                                                                Servicios           and         Combined
     For the year ended December 31, 2004      Icosa        Inmobiliaria          Axtel        Eliminations    Guarantors
     -------------------------------------- ------------  ------------------ ----------------- -------------- --------------

     Operating activities:
        Net (loss) income                 $    (1,193)               411             (9,792)         -             (10,574)
        Non-cash items                            216                213              2,045          -               2,474
                                            ------------  ------------------ ----------------- -------------- --------------

            Resources (used in) provided
              by operations                      (977)               624             (7,747)         -             (8,100)

            Net (investment in) financing
              from operations                     320               (397)             1,452          -               1,375
                                            ------------  ------------------ ----------------- -------------- --------------

            Resources (used in) provided
              by operations, net                 (657)               227             (6,295)         -              (6,725)
                                            ------------  ------------------ ----------------- -------------- --------------

     Financing activities:
        Increase in common stock                1,713           -                    11,081          -              12,794
        Loans payment, net                      -                   (231)           -                -                (231)
                                            ------------  ------------------ ----------------- -------------- --------------

     Resources provided by (used in)
        financing activities                    1,713               (231)            11,081          -              12,563
                                            ------------  ------------------ ----------------- -------------- --------------

     Investing activities:
        Property. System and Equipment,
        net                                      -                 -                   (476)         -                (476)
        Other assets                             (634)             -                 (3,190)         -              (3,824)
                                            ------------  ------------------ ----------------- -------------- --------------

            Resources used in investing
              activities                         (634)             -                 (3,666)         -              (4,300)
                                            ------------  ------------------ ----------------- -------------- --------------

     Increase (decrease) in cash and
        equivalents                               422                 (4)             1,120          -               1,538

     Cash and equivalents at the
        beginning of the year                     171                 16                300          -                 487
                                            ------------  ------------------ ----------------- -------------- --------------

     Cash and equivalents at the end of
        the year                          $       593                 12              1,420          -               2,025
                                            ------------  ------------------ ----------------- -------------- --------------


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)





                                                                                                Adjustments
                                                                                Servicios           and         Combined
     For the year ended December 31, 2003      Icosa        Inmobiliaria          Axtel        Eliminations    Guarantors
     -------------------------------------- ------------  ------------------ ----------------- -------------- --------------

     Operating activities:
        Net income (loss)                 $       (780)               350            (3,217)         -             (3,647)
        Non-cash items                             372                303             1,942          -              2,617
                                            ------------  ------------------ ----------------- -------------- --------------

          Resources (used in) provided by
            operations                            (408)               653            (1,275)         -             (1,030)

           (Investment in) financing from
             operations, net                      (195)                46               165          -                 16
                                            ------------  ------------------ ----------------- -------------- --------------

          Resources (used in) provided by
            operations, net                       (603)               699            (1,110)         -             (1,014)
                                            ------------  ------------------ ----------------- -------------- --------------

     Financing activities:
        Increase in common stock                   866              1,541            -                -              2,407
        Loans payments, net                     -                  (2,279)           -                -             (2,279)
                                            ------------  ------------------ ----------------- -------------- --------------

          Resources provided by (used in)
            financing activities                   866               (738)           -                -                128
                                            ------------  ------------------ ----------------- -------------- --------------

     Investing activities:
        Other assets                              (175)             -                -                -               (175)
                                            ------------  ------------------ ----------------- -------------- --------------

          Resources used in investing
            activities                            (175)             -                -                -               (175)
                                            ------------  ------------------ ----------------- -------------- --------------

     (Decrease) increase in cash and
        equivalents                                 88                (39)            (1,110)         -             (1,061)

     Cash and equivalents at the
        beginning of the year                       83                 55              1,410          -              1,548
                                            ------------  ------------------ ----------------- -------------- --------------

     Cash and equivalents at the end of
        the year                          $        171                 16               300          -                 487
                                            ------------  ------------------ ----------------- -------------- --------------



                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousands pesos of constant purchasing power as of March 31, 2005)





                                                                                                Adjustments
                                                                                Servicios           and         Combined
     For the year ended December 31, 2002      Icosa        Inmobiliaria          Axtel        Eliminations    Guarantors
     -------------------------------------- ------------  ------------------ ----------------- -------------- --------------

     Operating activities:
        Net (loss) income                 $     (1,513)               429           (20,735)         -            (21,819)
        Non-cash items                             180                290            (7,472)         -             (7,002)
                                            ------------  ------------------ ----------------- -------------- --------------

          Resources (used in) provided by
            operations                          (1,333)               719           (28,207)         -            (28,821)

          Investment in operations, net           (700)               663           (14,636)         -            (14,673)
                                            ------------  ------------------ ----------------- -------------- --------------

          Resources (used in) provided by
            operations, net                     (2,033)             1,382           (42,843)         -            (43,494)
                                            ------------  ------------------ ----------------- -------------- --------------

     Financing activities:
        Increase in common stock                 1,857               -               44,195          -             46,052
        Loans payment                           -                  (1,385)           -              -              (1,385)
                                            ------------  ------------------ ----------------- -------------- --------------

          Resources provided by (used in)
            financing activities                 1,857             (1,385)           44,195          -             44,667
                                            ------------  ------------------ ----------------- -------------- --------------

     Investing activities:
        Other assets                                38               -                -              -                 38
                                            ------------  ------------------ ----------------- -------------- --------------

          Resources used in investing
            activities                              38               -                -              -                 38
                                            ------------  ------------------ ----------------- -------------- --------------

     (Decrease) increase in cash and
        equivalents                               (138)                (3)            1,352          -              1,211

     Cash and equivalents at the
        beginning of the year                      221                 58                58          -                337
                                            ------------  ------------------ ----------------- -------------- --------------

     Cash and equivalents at the end of
        the year                          $         83                 55             1,410          -              1,548
                                            ------------  ------------------ ----------------- -------------- --------------

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousand pesos of constant purchasing power as of March 31, 2005)


     Guarantors - U.S. GAAP reconciliation of net income and stockholders' equity:

     As discussed at the beginning of this note 24, the following reconciliation to U.S. GAAP does not eliminate the inflation adjustments for Mexican GAAP, since they represent an integral measurement of the effects of the changes in the price levels in the Mexican economy and, as such, are considered a more meaningful presentation than the financial reports based on historic costs for book purposes for Mexico and the United States.

     The main differences between Mexican GAAP and US GAAP and their effect on consolidated net loss and stockholders' equity as of December 31, 2004, 2003 and 2002 is presented below, with an explanation of the adjustments.


                                                                                      Year ended December 31,
                                                                        -----------------------------------------------------
                                                                             2004               2003               2002
                                                                        ---------------    ----------------    --------------

       Net loss reported under Mexican GAAP .......................  $       (10,574)              (3,647)          (21,819)
                                                                        ---------------    ----------------    --------------

       Approximated US GAAP adjustments
       1. Deferred income taxes (A)................................              746                1,392            (8,210)
       2. Amortization of start-up cost (B)........................           -                  -                      484
       3. Allowance for post retirement benefits (C)...............            7,769                  199           (27,103)
       4. Accrued vacations (C)....................................           -                  -                   (2,178)
                                                                        ---------------    ----------------    --------------
       Total approximate US GAAP adjustments.......................            8,515                1,591           (37,007)
                                                                        ---------------    ----------------    --------------
       Approximate net loss under US GAAP..........................  $        (2,059)              (2,056)          (58,826)
                                                                        ===============    ================    ==============

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousand pesos of constant purchasing power as of March 31, 2005)





                                                                              Year ended December 31,
                                                                         -----------------------------------
                                                                              2004               2003
                                                                         ---------------    ----------------

       Total stockholders' equity reported under Mexican GAAP......  $         25,702               24,012
                                                                         ---------------    ----------------

       Approximate US GAAP adjustments
       1. Deferred income taxes (A)................................             (5,880)             (6,627)
       2. Preoperating result......................................               -                -
       3. Allowance for post retirement benefits (C)...............             (21,114)           (28,883)
                                                                         ---------------    ----------------
       Total approximate US GAAP adjustments.......................             (26,994)           (35,510)
                                                                         ---------------    ----------------
       Total approximate stockholders' equity under US GAAP........  $           (1,292)           (11,498)
                                                                         ===============    ================



     Guarantors-Notes to the U.S. GAAP reconciliation

     A.   Deferred income taxes

          Deferred income taxes adjustment in the stockholders' equity reconciliation to U.S. GAAP, at December 31, 2004 and 2003, represented decreases of $ 5,880 and $ 6,627, respectively.

     B.   Start-up costs

          In April 1998, the AICPA issued Statement of Position 98-5, "Reporting on the Costs of Start-up Costs" (SOP 98-5), which requires start-up costs, including organization costs, to be expensed as incurred. SOP 98-5 is effective, except for certain investment companies, for fiscal years beginning after December 15, 1998. Under Mexican GAAP, this type of costs were recognized when incurred as a deferred asset and amortized over a period of 10 years. The Company has reversed the amortization of $ 484 in 2002, as shown in the US GAAP reconciliation.

     C.   Other employee benefits

          Vacation-For years ended December 31, 2002 and before, under Mexican GAAP the vacation expense was recognized when taken rather than during the period the employees earn it. In order to comply with SFAS 43, for the year ended December 31, 2002, the Company recorded a decrease in net income of $ 2,178. Starting on January 2003, Mexican GAAP requires the recognition of vacation expense when earn.

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
       (Thousand pesos of constant purchasing power as of March 31, 2005)



          Severance-Under Mexican GAAP (Bulletin D-3), severance payments should be recognized in earnings in the period in which they are paid, unless such payments are used by an entity as a substitution of pension benefits, in which case, they should be considered as a pension plan. Under U.S. GAAP, post-employment benefits for former or inactive employees, excluding retirement benefits, are accounted for under the provisions of SFAS 112, which requires recognition of certain benefits, including severance, over an employee's service life. For the years ended December 31, 2004, 2003 and 2002 the Company recorded an increase or (decrease) in net income of $7,769, $199 and $ (27,103), respectively, and recognized an accrual amounting to $21,114 and $28,883 as of December 31, 2004 and 2003, respectively.

                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                      Condensed Consolidated Balance Sheets

                      March 31, 2005 and December 31, 2004

       (Thousand pesos of constant purchasing power as of March 31, 2005)


                                                                                          (Unaudited)
                                                                                       -----------------
                                                                                           March 31,        December 31,
                                                                                       -----------------  ----------------
                   Assets                                                                    2005               2004
                                                                                       -----------------  ----------------

        Current assets:
           Cash and cash equivalents (includes $1,168,292 and $534,017 from           $     1,255,702           558,494
              temporary investments in 2005 and 2004, respectively)
           Accounts receivable, (net of allowance for doubtfull accounts of
           $115,669 and $100,959 in 2005 and 2004, respectively)                              558,882           511,334
           Refundable taxes and other accounts receivable                                     125,324            83,100
           Prepaid expenses (note 5)                                                          116,578           132,849
           Inventories                                                                         59,983            58,680
                                                                                       -----------------  ----------------

                   Total current assets                                                     2,116,469         1,344,457

        Long-term accounts receivable                                                          19,534            19,914
        Property, systems and equipment, net (note 6)                                       6,275,192         6,157,397
        Telephone concession rights, net of accumulated amortization of $273,426
           and $260,562 in 2005 and 2004, respectively                                        695,893           708,757
        Pre-operating expenses, net                                                           194,029           204,119
        Deferred income taxes (note 11)                                                       115,891           124,999
        Other assets (note 7)                                                                 156,786           142,061
                                                                                       -----------------  ----------------

                   Total assets                                                       $     9,573,794         8,701,704
                                                                                       =================  ================

                   Liabilities and Stockholders' Equity

        Current liabilities:
           Accounts payable and accrued liabilities                                   $       467,601           600,470
           Accrued interest                                                                    93,352            10,959
           Taxes payable                                                                       23,752            41,049
           Short-term debt (note 8)                                                           129,026           109,227
           Current maturities of long-term debt (note 9)                                       51,604            49,352
           Other accounts payable (note 10)                                                   211,171           202,140
           Derivative financial instruments (note 4)                                            7,047               942
                                                                                       -----------------  ----------------

                   Total current liabilities                                                  983,553         1,014,139

        Long-term debt, excluding current maturities (note 9)                               2,875,641         2,041,173
        Premium on bond issuance (note 9)                                                      56,066               -
        Other long-term accounts payable                                                        3,870             3,569
        Seniority premiums                                                                      2,235             2,412
                                                                                       -----------------  ----------------

                   Total liabilities                                                        3,921,365         3,061,293
                                                                                       -----------------  ----------------

        Stockholders' equity (note 12):
            Common stock                                                                    7,159,184         7,159,184
            Additional paid-in capital                                                        141,654           141,654
            Deficit                                                                        (1,765,088)       (1,779,508)
            Cumulative deferred income tax effect                                             119,382           119,382
            Change in the fair value of derivative instruments (note 4)                        (2,703)             (301)
                                                                                       -----------------  ----------------

                    Total stockholders' equity                                              5,652,429         5,640,411

        Commitments and contingencies (note 13)
                                                                                       -----------------  ----------------

                   Total liabilities and stockholders' equity                         $     9,573,794         8,701,704
                                                                                       =================  ================

 The accompanying notes are an integral part of the consolidated financial statements.


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

                 Condensed Consolidated Statements of Operations

       (Thousand pesos of constant purchasing power as of March 31, 2005)


                                                                                         Three months ended
                                                                              ----------------------------------------
                                                                                             March 31,
                                                                              ----------------------------------------
                                                                                            (Unaudited)
                                                                                      2005                 2004
                                                                              ---------------------  -----------------
    Rental, installation, service and other revenues                         $         1,118,679           904,699
                                                                              ---------------------  -----------------

    Operating costs and expenses:
       Cost of sales and services                                                       (351,813)         (281,373)
       Selling and administrative expenses                                              (399,290)         (308,555)
       Depreciation and amortization                                                    (262,325)         (240,977)
                                                                              ---------------------  -----------------

                                                                                      (1,013,428)         (830,905)
                                                                              ---------------------  -----------------

               Operating income                                                          105,251            73,794
                                                                              ---------------------  -----------------

    Comprehensive financing result:
       Interest expense                                                                  (96,410)          (69,680)
       Interest income                                                                    16,887             5,375
       Foreign exchange (loss) gain, net                                                 (7,072)            11,236
       Monetary position gain                                                             12,122            17,018
                                                                              ---------------------  -----------------

                Comprehensive financing result, net                                      (74,473)          (36,051)
                                                                              ---------------------  -----------------

    Other (expense) income, net                                                           (7,250)           14,803
                                                                              ---------------------  -----------------

                Income before income taxes                                                23,528            52,546
                                                                              ---------------------  -----------------

    Deferred income tax (note 11)                                                         (9,108)          (19,106)
                                                                              ---------------------  -----------------

              Net income                                                     $            14,420            33,440
                                                                              =====================  =================





 The accompanying notes are an integral part of the consolidated financial statements.


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

       Condensed Consolidated Statements of Changes in Financial Position

       (Thousand pesos of constant purchasing power as of March 31, 2005)


                                                                                                 Three months ended
                                                                                        -------------------------------------
                                                                                                      March 31,
                                                                                        -------------------------------------
                                                                                                     (Unaudited)
                                                                                               2005               2004
                                                                                        -------------------------------------
Operating activities:
     Net income                                                                        $        14,420              33,440
     Add charges (deduct credits) to operations not requiring
        (providing) resources:
           Depreciation                                                                        234,321             215,876
           Amortization                                                                         28,004              25,101
           Deferred income tax                                                                   9,108              19,106
                                                                                        ------------------ ------------------

              Resources provided by the operations                                             285,853             293,523

     Net investment in operations                                                             (213,640)           (191,000)
                                                                                        ------------------ ------------------

              Resources provided by operating activities                                        72,213             102,523
                                                                                        ------------------ ------------------

Financing activities:
    Proceeds from (payments of) loans and interest, net                                        938,912             (73,290)
    Premium on bond issuance                                                                    56,066                -
    Other accounts payable                                                                       1,909              (2,740)
                                                                                        ------------------ ------------------

              Resources provided by (used in) financing activities                             996,887             (76,030)
                                                                                        ------------------ ------------------

Investing activities:
     Acquisition and construction of property, systems
        and equipment, net                                                                    (352,116)           (202,826)
     Pre-operating results                                                                        -                   (826)
     Other assets                                                                              (19,776)            (10,136)
                                                                                        ------------------ ------------------

              Resources used in investing activities                                          (371,892)           (213,788)
                                                                                        ------------------ ------------------

              Increase (decrease) in cash and cash equivalents                                 697,208            (187,295)

Cash and cash equivalents at beginning of period                                               558,494           1,076,270
                                                                                        ------------------ ------------------

Cash and cash equivalents at end of period                                             $     1,255,702             888,975
                                                                                        ================== ==================


The accompanying notes are an integral part of the consolidated financial statements.


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

       Condensed Consolidated Statement of Changes in Stockholders' Equity

       (Thousand pesos of constant purchasing power as of March 31, 2005)


                                                                                                        Change in
                                                                                       Cumulative       the fair       Total
                                                       Additional                       deferred        value of       stock
                                     Common              paid-in                         income         derivative     holders'
                                      stock              capital        Deficit        tax effect      instruments     equity
                                   --------------   ----------------- --------------  --------------  -------------  -----------

      Balances as of
        December 31, 2004        $     7,159,184             141,654    (1,779,508)        119,382           (301)     5,640,411

      Comprehensive income               -                 -                14,420       -                 (2,402)        12,018
                                   --------------   ----------------- --------------  --------------  -------------  -----------

      Balances as of
        March 30, 2005
        (Unaudited)              $     7,159,184             141,654    (1,765,088)        119,382         (2,703)     5,652,429
                                   ==============   ================= ==============  ==============  =============  ===========



 The accompanying notes are an integral part of the consolidated financial statements.


                     AXTEL, S. A. DE C. V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

                             March 31, 2005 and 2004

       (Thousand pesos of constant purchasing power as of March 31, 2005)


(1)  Organization and description of business

     Axtel, S. A. de C. V. and subsidiaries (the Company or AXTEL) is a Mexican corporation engaged in operating and/or exploiting a public telecommunication network to provide voice, sound, data, text, and image conducting services, and local, national, and international long-distance calls. To provide these services and carry out the Company's activity, a concession is required (see note 13f). In June 1996, the Company obtained a concession from the Mexican Federal Government to install, operate and exploit public telecommunication networks for an initial period of thirty years.

     The Company's capital structure has a Mexican majority share ownership with 59.5% of shares with voting rights owned by Telinor Telefonia, S. de R.L. de C.V., the remaining 40.5% is distributed among other entities.

     AXTEL offers different access technologies, including fixed wireless telephones, point-to-point, point-to-multipoint, a fiber optic radio links and copper technology, depending on the communication needs of the clients.

     The Company has been granted the following licenses over the spectrum of frequencies necessary to provide the services:

     o 60MHz for Point-to-Multi-Point in the 10.5GHz band to cover each one of the nine regions of the Mexican territory. The acquisition of these twenty-year concessions, with an extension option, represented an investment of $145,362 for the Company.

     o 112MHz for Point-to-Point in the 15GHz band and a 100MHz in the 23GHz band with countrywide coverage. The acquisition of these twenty-year concessions, with an extension option, represented an investment of $73,310 for the Company.

     o 50MHz in the 3.4GHz. The licenses obtained allow coverage in the nine regions of the country, and the investment was $750,647 for a period of twenty years with an extension option.

     The Company has commercial services in Monterrey, Mexico City, Guadalajara, Puebla, Toluca, Leon, Tijuana, Cd. Juarez, Saltillo, Aguascalientes, Queretaro and San Luis Potosi.

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)


(2)  Financial statement presentation

     The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Mexico (MexGAAP), which include the recognition of the effects of inflation on the financial information, and are expressed in Mexican pesos of constant purchasing power as of March 31, 2005, based on the National Consumer Price Index (NCPI) published by Banco de Mexico.

     The following national consumer price indexes (NCPI) were used to recognize the effects of inflation:

                                                              Inflation
                                             NCPI                %
                                        --------------     --------------

     March 31, 2005                        414.687              0.74
     December 31, 2004                     411.648              5.47
     March 31, 2004                        396.544              1.60

     The accompanying financial statements should be read in conjunction with Axtel's Annual Audited Financial Statements for the year ended December 31, 2004, as certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in Mexico have been condensed or omitted. The Company's condensed consolidated interim financial statements are unaudited, but in the opinion of management, reflect all necessary adjustments for a fair presentation, which are of a normal recurring nature. Operations results for the three months ended March 31, 2005 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2005.

     When reference is made to pesos or "$", it means Mexican pesos; when reference is made to dollars or U.S.$, it means currency of the United States of America. Except where otherwise is indicated or specific references are made to "U.S. dollar millions", the amounts in these notes are stated in thousand of constant Mexican pesos as of the balance sheet date.

     The consolidated financial statements include the assets, liabilities, equity and results on operations of the subsidiaries listed below. The balances and transactions between companies have been eliminated in the preparation of the consolidated financial statements.

                                                               % ownership
                                                               -----------

     Instalaciones y Contrataciones, S. A. de C. V.                99.998%
     Impulsora e Inmobiliaria Regional, S. A. de C. V.             99.998%
     Servicios Axtel, S. A. de C. V.                               99.998%

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)


(3)  Accounting changes

     a)   Business combinations

          In March, 2004, the Mexican Institute of Public Accountants issued the new Bulletin B-7 Business Combinations, which is mandatory beginning on January 1, 2005, although it allows early application. The Bulletin B-7 provides for certain rules to the accounting treatment of business acquisitions and investments in associated entities. The most relevant aspects included in Bulletin B-7 among others are: the adoption of the purchase method as a unique rule of accounting. In consequence, the use of the International Accounting Standard IAS-22, Business Combinations was eliminated; the accounting treatment of goodwill, eliminating his amortization and establishing certain rules of impairment; and specific rules in the acquisition of the minority interest, transferences of assets or exchange of stocks among entities under common control, and the accounting treatment of intangible assets recognized in a business combinations were established.

          The initial adoption of this Bulletin had no material effects neither on the financial position nor on the result of operations of the Company.


     b)   Labor obligations.

          The new Bulletin D-3, issued in January 2004, substitutes and supersedes former Bulletin D-3, published in January 1993 and revised in 1998. The provisions of this Bulletin were effective immediately, except for those relating to payments upon termination of labor relationships, which are effective January 1, 2005.

          This Bulletin adds the issue of post-retirement benefit payments, to supersede Circular 50, "Interest Rates to be Used for Valuing Labor Obligations and Supplementary Application of Accounting Principles, Relating to Labor Obligations." Also, this Bulletin eliminates the issue of unforseen payments, and replaces it with the one relating to "Payments Upon Termination of the Labor Relationship," defining them as those payable to workers upon termination of the labor relationship before retirement age. These payments are of two types: (i) for restructuring reasons, for which the provisions of Bulletin C-9, "Liabilities, Accruals, Contingent Assets and Liabilities, and Commitments," should be applied, and (ii) for reasons other than restructuring, which valuation and disclosure requirements are the same as those for pension and seniority premium payments, permitting that, upon adoption of the Bulletin, the transition asset or liability be immediately recognized in the results of operations or that it be amortized over the average remaining service life of employees.

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)


(4)  Hedging

     On March 29, 2004, the Company entered into derivative Cross Currency Swaps
     (CCS) transaction, denominated "Coupon Swap" agreement to hedge a portion of its U.S. dollar foreign exchange exposure resulting from the issuance of the U.S. $250 million 11% senior notes which mature in 2013. Under the CCS transactions, Axtel will receive semiannual payments calculated based on the aggregate notional amount of U.S.$ 113.75 million at an annual U.S. rate of 11%, and the Company will make semiannual payments calculated based on the aggregate of $1,270,019 (nominal value) at annual Mexican rate of 12.30%. The CCS will expire in December 2008. During the life of the contracts, the cash flows originated by the exchange of interest rates under the CCS match in interest payment dates and conditions those of the underlying debt. The Company does not enter into derivative instruments for any purpose other than cash-flow-hedging purposes. That is, the Company does not speculate using derivative instruments.

     By using derivative financial instruments to hedge exposures to changes in currency exchange rates fluctuations, the Company exposes itself to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes the Company, which creates credit risk for the Company. When the fair value of a derivative contract is negative, the Company owes the counterparty and, therefore, it does not possess credit risk. The Company minimizes the credit risk in derivative instruments by entering into transactions with high-quality foreign financial counterparties.

     The CCS information is as follows:


     (Amounts in charts are expressed in millions, except exchange rates which are expressed in pesos)

                                           Currencies                             Interest Rates
                                 -------------------------------    -----------------------------------------

                                                    Notional
                                                     amount
                                 Notional           (nominal           Axtel       Axtel        Estimated
   Maturity date                 amount              value)          receives       pays        fair value
-------------------------------------------------------------------------------------------------------------

   December 15, 2008             U.S.$ 113.75        $ 1,270           11.00%       12.30%      U.S.$(0.6)


     For the three-month period ended March 31, 2005, the change in net unrealized losses "mark to market" for derivatives designated as cash flow hedges was U.S. $(0.6) million. No hedge ineffectiveness on cash flow hedges was recognized during 2005.

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)


     The estimated fair values of derivative instruments used for the exchange of interest rates and/or currencies fluctuate over time and will be determined by future interest rates and currency prices. These values should be viewed in relation to the fair values of the underlying transactions and as part of the overall Company's exposure to fluctuations in interest rates and foreign exchange rates.

(5)  Prepaid expenses

     Prepaid expenses consist of the following:

                                           (Unaudited)
                                         -----------------
                                            March 31,          December 31,
                                         -----------------  -------------------
                                              2005                 2004

   Airspan Communications Limited       $        30,105               93,511
   Nortel Networks de Mexico                      4,859                3,493
   Nortel Networks Limited                       43,132                2,128
   Maxcom Telecomunicaciones                      1,004                  292
   Other                                         37,478               33,425
                                         -----------------  -------------------

             Total prepaid expenses     $       116,578              132,849
                                         =================  ===================


(6)  Property, systems and equipment

     Property, systems and equipment are analyzed as follows:


                                                                       (Unaudited)
                                                                  ---------------------
                                                                        March 31,           December 31,
                                                                  ---------------------  -------------------
                                                                          2005                  2004              Useful lives

       Land                                                      $             38,527                38,301
       Building                                                               125,132               124,874         25 years
       Computer and electronic equipment                                    1,065,693             1,057,421         3 years
       Transportation equipment                                                23,779                19,060         4 years
       Furniture and fixtures                                                 100,952               100,500        10 years
       Network equipment                                                    6,873,411             6,710,503      6 to 28 years
       Leasehold improvements                                                 157,293               152,187
       Construction in progress                                             1,355,493             1,193,890
                                                                  ---------------------  -------------------

                                                                            9,740,280            9,396,736

       Less accumulated depreciation                                        3,465,088            3,239,339
                                                                  ---------------------  -------------------

               Property, systems and equipment, net            $            6,275,192            6,157,397
                                                                  =====================  ===================

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)



     As of March 31, 2005 the Company has capitalized CFR as a component of the acquisition cost of property, systems and equipment aggregating $2,307.

(7)  Other assets

     Other assets consist of the following:


                                                        (Unaudited)
                                                   ---------------------
                                                         March 31,               December 31
                                                   ---------------------     -------------------
                                                           2005                     2004

      Notes issuance costs                       $            86,915                     71,199
      Telmex / Telnor infrastructure costs                    56,319                     56,319
      Guarantee deposits                                      20,357                     19,011
      Other                                                   12,701                     12,600
                                                  ---------------------      -------------------

                                                             176,292                    159,129
      Less accumulated amortization                           19,506                     17,068
                                                  ---------------------      -------------------

           Other assets, net                     $           156,786                    142,061
                                                  =====================      ===================

(8)  Short-term debt

     Short term debt and its main characteristics are as follows:


                                                                                            (Unaudited)
                                                                                        -------------------
                                                                                             March 31,             December 31,
                                                                                        -------------------     ------------------
                                                                                               2005                   2004

     Revolving line of credit with Banco Mercantil del Norte, S.A.  (Banorte) used
     for letters of credit, denominated in U.S. dollars up to 360 days.             $                62,623              85,436

     Revolving line of credit with Banco Santander  Serfin,  S.A. used for letters
     of credit, denominated in U.S. dollars up to 180 days.                                          44,255               -

     Revolving  lines of credit with  different  institutions  used for letters of
     credit denominated in U.S. dollars up to 360 days.                                              22,148              23,791
                                                                                        -------------------     -----------------

              Total short-term notes payable                                        $               129,026             109,227
                                                                                        ===================     =================

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)



(9)  Long-term debt

     Long-term debt and its main characteristics are as follows:


                                                                                    (Unaudited)
                                                                                 ------------------
                                                                                     March 31,           December 31,
                                                                                 ------------------   -------------------
                                                                                       2005                 2004
     U.S. $250,000,000 in aggregate principal amount of 11% Senior Notes due
     2013. Interest is payable semi-annually in arrears on June 15, and
     December 15 of each year which began on June 15, 2004.                   $         2,823,550              1,985,893

     Promissory Notes with Hewlett Packard  Operations Mexico, S. de R.L. de
     C.V. denominated in U.S. dollars,  payable in 12 quarterly installments
     maturing in December 2007. The interest rate is 7.0%.                                 51,601                 53,937

     Other long-term financing with several credit institutions with interest rates fluctuating between 6% and 9% for those denominated in dollars and
     TIIE (Mexican average interbank rate) plus six percentage
     points for those denominated in pesos.                                                52,094                 50,695
                                                                                 ------------------   -------------------

               Total long-term debt                                                      2,927,245            2,090,525

                    Less current maturities                                                 51,604               49,352
                                                                                 ------------------   -------------------

               Long-term debt, excluding current maturities                  $           2,875,641            2,041,173
                                                                                 ==================   ===================

     Annual installments of long-term debt are as follows:

                      Year                               Amount

                     March 2007                         $    33,659
                     March 2008                              15,841
                     March 2009                               2,386
                     Thereafter                           2,823,755
                                                     ----------------
                                                        $ 2,875,641
                                                     ================

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)



     The following are the most important changes in long-term debt during the three-month period ended March 2005 and the year ended December 31, 2004:

     o During January 2005, the Company re-opened its bond issuance program, issuing U.S. $75 million under the current indenture. This issuance matures on December 2013. The bonds were issued at a price of 106.75% over face value having a yield to maturity of 9.84%.

     o Each of the Company's consolidated subsidiaries, Instalaciones y Contrataciones, S.A. de C.V. (Instalaciones), Impulsora e Inmobiliaria Regional, S.A. de C.V. (Impulsora) and Servicios Axtel, S.A. de C.V. (Servicios), are guaranteeing the notes with unconditional guaranties that are unsecured.

     o Some of the debt agreements that remain outstanding establish certain covenants, the most important of which refer to limitations on dividend payments and comprehensive insurance on pledged assets, among others. As of March 31, 2005, the Company was in compliance in all its covenants and obligations.

(10) Other accounts payable

     As of March 31, 2005 and December 31, 2004, the other accounts payable consist of the following:



                                                             (Unaudited)
                                                        ---------------------
                                                              March 31,             December 31,
                                                        ---------------------   --------------------
                                                                2005                    2004

       Guarantee deposits (note 13a)                   $           146,825                  147,523
       Interest payable (note 13a)                                  34,469                   32,163
       Other                                                        29,877                   22,454
                                                        ---------------------   --------------------

                 Total other accounts payable          $           211,171                  202,140
                                                        =====================   ====================


(11) Income tax (IT), tax on assets (TA), employee statutory profit sharing
     (ESPS) and tax loss carryforwards

     The parent company and its subsidiaries file their tax returns on a stand-alone basis, and the consolidated financial statements show the aggregate of the amounts determined by each company.

     In accordance with the current tax legislation, companies must pay either the IT or TA, whichever is greater. Both taxes recognize the effects of inflation, in a manner different from MexGAAP.

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)


     The TA law establishes a 1.8% tax on assets adjusted for inflation in the case of inventory, property, systems and equipment and deducted from certain liabilities. TA levied in excess of IT for the year can be recovered in the succeeding ten years, updated for inflation, provided that in any of such years IT exceeds TA.

     In December 2004, the Mexican Congress approved changes to the Income Tax Law, previously on January 1, 2002 a new Income Tax Law had been enacted, this law provided for a 1% annual reduction in the income tax rate beginning in 2003, so that the income tax rate would have been 32% in 2005, nevertheless the main change included in December 2004 and its impact on the Company's financial statements was related to a reduction in the income tax rates from previously approved tax rate of 32% in 2005 to a new tax rate of 30%. Also, for years 2006 and 2007 the tax rates will decrease to 29% and 28%, respectively. Consequently, the deferred income taxes, were calculated assuming a 30% tax rate for current assets and current liabilities; 29% and 28%, for assets and liabilities whose tax effects will be reversed after 2005. The effect of the reduction in the deferred income tax assets calculation for 2004 was $51,300.

     For the three months ended March 31, 2005 and 2004 (unaudited), deferred IT amounted to an expense of $9,108 and $19,106, respectively.

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 2004 are presented below:

                                                              December 31,
                                                          --------------------
                                                                  2004
 Deferred tax assets:
          Net operating loss carryforwards            $               518,811
          Accounts receivable                                          28,268
          Accrued liabilities                                           4,069
          Tax on assets                                                17,431
          Accrued vacations                                             2,037
                                                          --------------------

                Total gross deferred tax assets                       570,616

        Less valuation allowance                                       19,081
                                                          --------------------

               Net deferred tax assets                                551,535
                                                          --------------------

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)



 Deferred tax liabilities:
          Property, systems and equipment                            179,339
          Telephone concession rights                                166,387
          Pre-operating expenses                                      58,152
          Other assets                                                 5,054
          Inventories                                                 17,604
                                                          -------------------

                Total deferred tax liabilities                       426,536
                                                          -------------------

                Deferred tax assets, net                  $          124,999
                                                          ===================

     The Company assesses realizability of deferred tax assets based on the existence of taxable temporary differences expected to reverse in the same periods as the realization of deductible temporary differences or in later periods in which the tax loss carryforwards can be applied and when, in the opinion of management, there will be enough future taxable income for the realization of such deductible temporary differences. However, the amounts of realizable deferred tax assets could be reduced if the taxable income is lower. As of March 31, 2005 and December 31, 2004, a deferred tax asset valuation allowance was established for tax loss carryforwards from the subsidiaries and TA from the Company. No deferred tax asset valuation allowance was established for AXTEL tax loss carryforwards, since, in the opinion of Company management, it is probable that there will be enough future taxable income to realize the net deferred tax assets.

     According to the IT law, the tax loss of a year, restated by inflation, may be carried to the succeeding ten years. The tax losses have no effect on ESPS. As of December 31, 2004, the tax loss carryforwards expired as follows:


          Year                  Inflation-adjusted tax      Recoverable TA
                                  loss carryforwards
---------------------------     -----------------------    --------------------

        2009                  $                    597                  -
        2010                                 1,183,654                  -
        2011                                   225,024                  -
        2012                                   443,096                  -
        2013                                       525                   8,658
        2014                                    -                        8,773
                                -----------------------    --------------------
                              $              1,852,896                  17,431
                                =======================    ====================

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)


(12) Stockholders' equity

     The main characteristics of stockholders' equity are described below:

     (a)  Common stock structures

          In the Extraordinary Shareholders Meeting held on September 8, 2004 the shareholders approved a proposal to increase the variable portion of the capital stock of the Company in the amount in Mexican pesos equal to $3,089 through the issuance of 124,957,212 non-voting Series "N" shares which will represent 4.7% of the total issued capital stock of the Company. These series "N" stocks have not been issued.

          The Company common stock consists of 1,253,233,984 Series "A" shares, 888,152,627 Series "C" shares and 392,320,255 Series "N" shares. Series "A" and Series "C" shares have the right to vote, and Series "N" shares have no par value and no voting rights. Series "A" is restricted to Mexican individuals or corporations.

     (b)  Stockholders' equity restrictions

          Stockholder contributions, restated as provided for in tax law, totaling of $7,226,904 may be refunded to stockholders tax-free.

          No dividends may be paid while the Company has a deficit. Some of the debt agreements mentioned in note 9 establish limitations on dividend payment.

(13) Commitments and contingencies

     As of March 31, 2005, the Company has the following commitments and contingencies:

     (a) On January 24, 2001 a contract was signed with Spectra Site Communications Mexico, S. de R.L. de C.V. (Spectra Site) expiring on January 24, 2004, to provide the Company with services to locate, construct, set up and sell sites within the Mexican territory. As part of the operation, the Company agreed to build 650 sites, subject to approval and acceptance by Spectra Site and, in turn, sell or lease them under an operating lease plan.

          On January 24, 2001, the Company received 13 million dollars from Spectra Site to secure the acquisition of the 650 sites at 20,000 dollars per site. These funds are not subject to restriction per the contract for use and destination. However, the contract provides for the payment of interest at a Prime rate in favor of Spectra Site on the amount corresponding to the number of sites that as of June 24, 2004 had not been sold or leased in accordance with the terms of the contract. The Company has recognized a liability to cover such interest for $34,469, presenting it as other accounts payable in the balance sheet as of March 31, 2005.

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)


          During 2002, Spectra Site Communications filed an Ordinary Mercantile Trial against the Company before the Thirtieth Civil Court of Mexico City, demanding the refund of the guarantee deposit mentioned above, plus interest and trial-related expenses. The Company countersued Spectra Site for unilateral rescission of the contract. As of March 31, 2005, the trial is at a stage where evidence is being shown.

     (b) On October 2002, Metronet, S.A. de C.V. ("Metronet") filed an action against the Company in the Fourth Civil Court in Monterrey (Mexico). Metronet claims that the Company wrongfully terminated a letter of intent and is seeking payment for services and direct damages of approximately U.S.$3.8 million, plus other expenses and attorneys' fees. The trial court ruled against the Company in first instance. The Company appealed such judgment before the Appeal Court and the Appeal Court on October 22, 2004 ruled in favor of the Company, discharging Axtel of any liability, damages or payment in favor of Metronet. Metronet has a last resource before the Mexican Federal Courts to change the Appeal Court judgment.

     (c) On December 23, 2003, LAIF X filed a demand for arbitration against the Company, Telinor, Blackstone Capital Partners Merchant Banking Fund, L.P., Blackstone Offshore Capital Partners III, L.P. and Blackstone Family Investment Partnership III, L.P. (collectively the Blackstone Entities") disputing the validity of the transfer of Series "A" shares held by Telinor to the Blackstone Entities, and the conversion of the series "A" shares into series "C" shares in connection with such transfer. LAIF X claims that such transfer and conversion were not authorized by the Company's bylaws or shareholder resolution, and that the Blackstone Entities' purposed ownership of the Company's shares is therefore invalid. LAIF X also challenges the composition of the Company's Board of Directors. In addition to the declaratory relief, LAIF X's demand for Arbitration seeks unspecified damages and cost from the Company, Telinor and the Blackstone Entities.

     (d) The Company is involved in a number of lawsuits and claims arising in the normal course of business. It is expected that the final outcome of these matters will not have significant adverse effects on the Company's financial position and results of operations.

     (e) In compliance with commitments made in the acquisition of concession rights, the Company has granted surety bonds to the Federal Treasury and to the Ministry of Communication and Transportation of $32,101 and to other service providers for $49,602.

     (f) The concessions granted by the Ministry of Communications and Transportation (SCT), mentioned in note 1, establish certain obligations of the Company, including, but not limited to: (i) filing annual reports with the SCT, including identifying main shareholders of the Company, (ii) reporting any increase in common stock, (iii) providing continuous services with certain technical specifications,
          (iv) filing monthly reports about disruptions, (v) filing the services' tariff, and (vi) providing a bond.

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)


     (g) The Company leases some equipment and facilities under operating leases. Some of these leases have renewal clauses. Lease expense for three-month periods ended March 31, 2005 and 2004 was $89,434 and $61,338, respectively.

     The annual payments under these leases as of March 31, 2005 are as follows:


                                                                  Contracts in:
                                        -----------------------------------------------------------------
                                             Pesos            U.S. Dollars               UDIS
                                                              (thousands)         (Investment units)
                                        ----------------    ---------------   ---------------------------

                   2005                $        51,753              5,415                 41,125
                   2006                         53,935              6,435                 54,833
                   2007                         47,612              5,471                 54,833
                   2008                         41,625              3,299                 54,833
                   2009                         35,815              2,741                 45,694
                   Thereafter                  149,660             11,471                -
                                        ----------------    ---------------         --------------
                                       $       380,400             34,832                251,318
                                        ================    ===============         ==============


     (h) As of March 31, 2005, the Company has placed purchase orders which are pending delivery from suppliers for approximately $741,514.

     (i) On April 20, 2004 Axtel and Airspan entered into Amendment Agreement No. 2 to the Purchase and License Agreement of Fixed Wireless Access Equipment and the Technical Assistance Support Services Agreement, both dated March 20, 2004, by virtue of which the parties agreed to:
          (i) reduce the prices of (a) the Fixed Wireless Access Equipment (RSS customer premise equipment and the radio base station equipment) and
          (b) the Technical and Support Services for years 2004 and 2005; (ii) eliminate Axtel's obligation to provide a payment guarantee and modify its payments terms under such Agreements, (iii) improve the delivery times of the equipments; (iv) create a single unit of RSS (customer premise equipment) which will be sold at a lower price in comparison of the current RSS customer premise equipment; and (v) cancel Axtel's purchase commitments of years 2005, 2006 and 2007 established under sold Agreements and to replace such commitments with two new commitments, one for U.S.$ 55.0 million to purchase Fixed Wireless Access Equipment commencing April 20, 2004 and ending on December 31st, 2005 and the second commitment for the amount of U.S.$ 10.0 million to purchase any Airspan product, commencing January 1st, 2006 and ending on May 1st, 2006.

     (j) On December 2004, the Company entered into a Purchase and License Agreement for FWA Equipment, by virtue of which the Company is commited to purchase equipment manufactured by Airspan for U.S. $38.7 millions, from December 2004 through December 2006.

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)


     As of March 31, 2005 the Company has placed purchase orders for U.S. $35.4 millions.

     (k) On July 20, 2004 Axtel, Nortel Networks Limited and Nortel Networks de Mexico, S.A. de C.V., entered into a Purchase and License Agreement for the supply of next generation soft switch equipment and related services (the "NGN PLA"). This NGN PLA contains standard commercial and legal terms. In this NGN PLA, Axtel has a purchase commitment to acquire from Nortel Networks the equipment and the software licenses required to have 100,000 lines in services by the end of the five (5) year term of such agreement.

(14) Differences between Mexican and United States accounting principles

     The consolidated financial statements of the Company are prepared according to accounting principles generally accepted in Mexico (Mexican GAAP), which differ in certain significant respects from those applicable in the United States (U.S. GAAP).

     The consolidated financial statements under Mexican GAAP include the effects of inflation provided for by Bulletin B-10, whereas the financial statements prepared under U.S. GAAP are presented on a historical cost basis. The following reconciliation does not eliminate the inflation adjustments for Mexican GAAP, since they represent an integral measurement of the effects of the changes in the price levels in the Mexican inflationary economy and, as such, are considered a more meaningful presentation than the financial reports based on historic costs for book purposes for Mexico and the United States.

     The main differences between Mexican GAAP and U.S. GAAP and their effect on consolidated net income for the three-month periods ended March 31, 2005 and 2004, and on stockholders' equity as of March 31, 2005 and December 31, 2004 are presented below, with an explanation of the adjustments.


                                                                                    (Unaudited)
                                                                                Three months ended
                                                                         ----------------------------------
                                                                                     March 31,
                                                                         ----------------------------------
                                                                             2005                2004
                                                                         ------------- ----- --------------

       Net income reported under Mexican GAAP ......................  $       14,420               33,440
                                                                         -------------       --------------

       Approximated U.S. GAAP adjustments
       1. Deferred income taxes (see 14a)...........................           9,108               19,106
       2. Amortization of  start-up cost (see 14c)..................          10,090                9,394
       3. Start-up costs of the period  (see 14c)...................             -                   (826)
       4. Revenue recognition (see 14b).............................          (6,726)               2,994
       5. Allowance for post retirement benefits (see 14d)..........             155                  455
       6. Capitalized interest (see 14e)............................            (183)                (414)
                                                                         -------------       --------------
       Total approximate U.S. GAAP adjustments......................          12,444               30,709
                                                                         -------------       --------------
                                                                              26,864               64,149
       Approximate net income under U.S. GAAP.......................  $
                                                                         =============       ==============

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)



                                                                                    (Unaudited)           December 31,
                                                                                     March 31,
                                                                                   --------------- ---- -----------------
                                                                                        2005                 2004
                                                                                   --------------- ---- ---------------

       Total stockholders' equity reported under Mexican GAAP................  $       5,652,429             5,640,411
                                                                                   ---------------      ---------------

       Approximate U.S. GAAP adjustments
       1. Deferred income taxes (see 14a)....................................           (115,891)            (124,999)
       2. Start-up costs (see 14c)..........................................c           (194,029)            (204,119)
       3. Revenue recognition (see 14b)......................................            (90,811)             (84,085)
       4. Allowance for post retirement benefits (see 14d)...................            (20,959)             (21,114)
       5. Capitalized interest (see 14e).....................................             24,753                24,936
                                                                                   ---------------      ---------------
       Total approximate U.S. GAAP adjustments...............................           (396,937)            (409,381)
                                                                                   ---------------      ---------------
       Total approximate stockholders' equity under U.S. GAAP................  $       5,255,492             5,231,030
                                                                                   ===============      ===============


     The term "SFAS" as used in this document refers to Statement of Financial Accounting Standards.

     (a) Deferred income taxes (IT) and employee's statutory profit sharing ("ESPS")

          For Mexican GAAP Deferred IT are accounted for under the asset and liability method. All of the Company's pretax income and reported income tax expense is derived from domestic operations.

          For Mexican GAAP Deferred ESPS is recognized only for timing differences arising from the reconciliation of book income to income for ESPS purposes, which can be reasonably presumed to result in a future liability or benefit, with indication that the liabilities or benefits will materialize.

          For U.S. GAAP purposes, the Company accounts for IT and ESPS under SFAS 109 "Accounting for Income Taxes," which uses the asset and liability method to account for deferred tax assets and liabilities. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences of "temporary differences," by applying the enacted statutory tax rates applicable to future years to the differences between the book amounts of the financial statements and the tax bases of existing assets and liabilities and the tax loss carryforwards. The amount of deferred income taxes charged or credited to the operations in each period, for U.S. GAAP purposes, is based on the difference between the beginning and ending balances of the deferred tax assets and liabilities for each period, expressed in nominal pesos. The deferred tax effect of a change in the tax rate is recognized in the results of operations of the period in which the change is enacted.

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)



          The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities as of December 31, 2004 for U.S. GAAP are presented below:

                                                             December 31,
                                                                 2004
                                                          -------------------
 Deferred tax assets:
 Net operating loss carryforwards..................... $             518,811
 Accounts receivable..................................                28,268
 Deferred revenues....................................                23,545
 Seniority premium and allowance for
    post retirement benefits..........................                 6,586
 Accrued vacations....................................                 2,037
 Accrued liabilities..................................                 4,069
 Tax on assets........................................                17,431
                                                          -------------------

         Total gross deferred tax assets..............               600,747

 Less valuation allowance.............................             (229,188)
                                                          -------------------

         Net deferred tax assets......................               371,559
                                                          -------------------


 Deferred tax liabilities:
 Property, systems and equipment .....................              187,568
 Telephone concession rights..........................              166,387
 Inventories..........................................               17,604
                                                          -----------------

         Total deferred tax liabilities...............              371,559
                                                          -----------------

 Net deferred tax liabilities under U.S. GAAP                        -
 Less net deferred tax assets recognized
      under Mexican GAAP..............................              124,999
                                                          -----------------

 U.S. GAAP adjustment to stockholders' equity......... $            124,999
                                                          =================

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)


          In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Since the Company had not generated taxable income prior 2002 a deferred tax asset valuation allowance of $229,188 as of December 31, 2004 was recorded for U.S. GAAP. This represents a decrease in the valuation allowance of $148,678 for the year ended December 31, 2004.

     (b)  Revenue recognition

          On December 3, 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). This bulletin summarizes the point of view of the SEC in the recognition of revenues in the financial statements according to U.S. GAAP. The SEC concluded that only when all the following conditions are met is revenue recognition appropriate:

          a)   there is persuasive evidence of an agreement;

          b)   the delivery was made or the services rendered;

          c)   the sales price to the purchaser is fixed or determinable; and

          d)   collection is reasonable assured.

          Based on the provisions and interpretations of SAB 101, for purposes of the U.S. GAAP reconciliation, the Company has deferred the activation revenues over a three-year period starting in the month such charge is originated. This period was determined based on Company experience. The net effect of the deferral and amortization is presented in the above U.S. GAAP reconciliation.

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)


     (c)  Start-up costs

          In April 1998, the AICPA issued Statement of Position 98-5, "Report of Start-up Costs" (SOP 98-5), which requires start-up costs, including organization costs, to be expensed as incurred. SOP 98-5 is effective, except for certain investment companies, for fiscal years beginning after December 15, 1998. Under Mexican GAAP, this costs were recognized when incurred as a deferred asset and amortized over a period of 10 years. The Company has reversed the amortization of $10,090 and $9,394 for the three months period ended March 31, 2005 and 2004 as shown in the U.S. GAAP reconciliation, and has reduced stockholders' equity by $194,029 and $204,119 to write off the unamortized balance at March 31, 2005 and December 31, 2004. For U.S. GAAP purposes during the three months period ended March 31, 2004 the Company reversed $826 of capitalized amortization costs.

     (d)  Other employee benefits

          Severance

          For the year ended December 31, 2004 and prior under Mexican GAAP (Bulletin D-3), severance payments should be recognized in earnings in the period in which they are paid, unless such payments are used by an entity as a substitution of pension benefits, in which case, they should be considered as a pension plan. Under U.S. GAAP, post-employment benefits for former or inactive employees, excluding retirement benefits, are accounted for under the provisions of SFAS 112, which requires recognition of certain benefits, including severance, over an employee's service life. The Company recognized an accrual amounting to $20,959 and $21,114 as of March 30, 2005 and December 31, 2004, respectively. As of March 31, 2005, the Company has not recognized this liability under Mexican GAAP.

     (e)  Capitalized interest

          Under Mexican GAAP, the Company capitalizes interest on property, systems and equipment under construction. The amount of financing cost to be capitalized is comprehensively measured in order to include properly the effects of inflation. Therefore, the amount capitalized includes: (i) the interest cost of the debt incurred, plus (ii) any foreign currency fluctuations that result from the related debt, and less (iii) the monetary position result recognized on the related debt. Under U.S. GAAP, only interest is considered an additional cost of constructed assets to be capitalized and depreciated over the lives of the related assets.

          The U.S. GAAP reconciliation removes the foreign currency gain or loss and the monetary position result capitalized for Mexican GAAP, derived from borrowings denominated in foreign currency.

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)



     (f)  Guaranteed debt

          On December 16, 2003, the Company completed an offering of senior unsecured notes, for a value of U.S.$ 175 million maturing on December 15, 2013. Interest on the notes are payable semiannually at annual rate of 11%, beginning on June 15, 2004.

          During January 2005, the Company issued U.S. $75 million under the current indenture. This issuance matures on December 2013. The bonds were issued at a price of 106.75% over face value having a yield to maturity of 9.84%.

          Each of the Company's consolidated subsidiaries, Instalaciones y Contrataciones, S.A. de C.V. (Instalaciones), Impulsora e Inmobiliaria Regional, S.A. de C.V. (Impulsora) and Servicios Axtel, S.A. de C.V. (Servicios), are guaranteeing the notes with unconditional guaranties that are unsecured. Each of the subsidiary guarantors is 99.99% owned by Axtel, S.A. de C.V. All guarantees are full and unconditional and are joint and several.

          Axtel is eligible, under Adopting Release (nos. 33-7878 and 34-43124) and a no-action request letter, for presenting the condensed consolidating financial information of Impulsora, Instalaciones and Servicios in this note in accordance with Rule 3-10 (f) of Regulation S-X. Each of Impulsora, Instalaciones and Servicios have total capital stock outstanding of 50,000 common shares. Axtel directly owns all but one share of each of Impulsora, Instalaciones and Servicios. The ownership of the remaining share by someone other than Axtel is a requirement of Mexican law.

          For the purpose of the accompanying condensed consolidating balance sheets, income statements and changes in financial position under Mexican GAAP, the first column, "Axtel" corresponds to the parent company issuer. The second column, "Combined Guarantors", represents the combined amounts of Instalaciones, Impulsora and Servicios, after adjustments and eliminations relating to their combination. The third column, "Adjustments and Eliminations", includes all amounts resulting from the consolidation of Axtel, and the guarantors. The fourth column, "Axtel Consolidated", represents the Company's consolidated amounts as reported in the consolidated financial statements. Additionally, all amounts presented under the line item "Investments in subsidiaries" for both the balance sheet and the income statement are accounted for by the equity method.

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)



     The condensed consolidating financial information is as follows:

     Condensed consolidating balance sheets:


                                                                                              Adjustments
     (Unaudited)                                                             Combined             and             Axtel
     As of March 31, 2005                                   Axtel           Guarantors       Eliminations      Consolidated
     -----------------------------------------------    ----------------------------------------------------------------------

     Current assets                                  $       2,121,370              89,667         (94,568)         2,116,469
     Property, systems and equipment, net                    6,267,129               9,312          (1,249)         6,275,192
     Deferred charges                                        1,000,641               5,172           -              1,005,813
     Investment in subsidiaries                                 21,750             -               (21,750)            -
     Other non-current assets                                  170,570               5,750           -                176,320
                                                        ---------------  ------------------ ---------------- -----------------

         Total assets                                $       9,581,460             109,901        (117,567)         9,573,794
                                                        ---------------  ------------------ ---------------- -----------------

     Current liabilities                             $         993,454              84,667         (94,568)           983,553
     Long-term debt                                          2,875,641             -                 -              2,875,641
     Other non-current liabilities                              59,936               2,235           -                 62,171
                                                        ---------------  ------------------ ---------------- -----------------

         Total liabilities                                   3,929,031              86,902         (94,568)         3,921,365
                                                        ---------------  ------------------ ---------------- -----------------

     Total stockholders equity                               5,652,429              22,999         (22,999)         5,652,429
                                                        ---------------  ------------------ ---------------- -----------------

     Total liabilities and stockholders equity       $       9,581,460             109,901        (117,567)         9,573,794
                                                        ---------------  ------------------ ---------------- -----------------

                                                                                              Adjustments
                                                                             Combined             and              Axtel
     As of December 31, 2004                                Axtel           Guarantors        Eliminations     Consolidated
     -----------------------------------------------    ---------------  ------------------ ----------------- ----------------

     Current assets                                  $       1,359,829             111,548         (126,920)        1,344,457
     Property, systems and equipment, net                    6,149,228               9,486           (1,317)        6,157,397
     Deferred charges                                        1,031,995               5,880            -             1,037,875
     Investment in subsidiaries                                 24,385             -                (24,385)           -
     Other non-current assets                                  157,976               3,999            -               161,975
                                                        ---------------  ------------------ ----------------- ----------------

         Total assets                                $       8,723,413             130,913         (152,622)        8,701,704
                                                        ---------------  ------------------ ----------------- ----------------

     Current liabilities                             $       1,038,260             102,799         (126,920)        1,014,139
     Long-term debt                                          2,041,173             -                  -             2,041,173
     Other non-current liabilities                               3,569               2,412            -                 5,981
                                                        ---------------  ------------------ ----------------- ----------------

         Total liabilities                                   3,083,002             105,211         (126,920)        3,061,293
                                                        ---------------  ------------------ ----------------- ----------------

     Total stockholders equity                               5,640,411              25,702          (25,702)        5,640,411
                                                        ---------------  ------------------ ----------------- ----------------

     Total liabilities and stockholders equity       $       8,723,413             130,913         (152,622)        8,701,704
                                                        ---------------  ------------------ ----------------- ----------------

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)



     Condensed consolidating income statements:



                                                                                                Adjustments
     (Unaudited)                                                              Combined              and               Axtel
     For the three-month period ended March 31, 2005          Axtel          Guarantors        Eliminations        Consolidated
     -------------------------------------------------  ------------------ ----------------  ------------------ -------------------

     Rental, installation, service and other revenues $        1,118,679        225,232              (225,232)         1,118,679
     Costs of sales and services                                (351,813)        -                     -               (351,813)
     Selling and administrative expenses                        (397,883)       (226,639)             225,232          (399,290)
     Depreciation and amortization                              (262,208)           (117)              -               (262,325)
     Operating income (loss)                                     106,775          (1,524)              -                 105,251
     Comprehensive financing result, net                         (74,334)           (470)                 331           (74,473)
     Other (expenses) income, net                                 (6,986)            67                  (331)           (7,250)
     Income tax                                                   (8,399)           (709)              -                 (9,108)
     Investment in subsidiaries                                   (2,636)           -                   2,636             -
                                                        ------------------ ----------------  ------------------ -------------------
     Net income (loss)                                $           14,420          (2,636)               2,636             14,420
                                                        ------------------ ----------------  ------------------ -------------------

                                                                                                Adjustments
     (Unaudited)                                                              Combined              and               Axtel
     For the three-month period ended March 31, 2004          Axtel          Guarantors        Eliminations        Consolidated
     -------------------------------------------------  ------------------ ----------------  ------------------ -------------------

     Rental, installation, service and other revenues $          904,699          214,506            (214,506)           904,699
     Costs of sales and services                                (281,373)        -                     -               (281,373)
     Selling and administrative expenses                        (309,036)        (214,025)            214,506          (308,555)
     Depreciation and amortization                              (240,866)            (111)             -               (240,977)
     Operating  income                                            73,424               370             -                  73,794
     Comprehensive financing result, net                         (35,824)            (514)                287           (36,051)
     Other income (expenses), net                                 14,493              597                (287)            14,803
     Income tax                                                  (18,357)            (749)             -                 (19,106)
     Investment in subsidiaries                                     (296)           -                     296            -
                                                        ------------------ ----------------  ------------------ -------------------
     Net income (loss)                                $           33,440             (296)                296             33,440
                                                        ------------------ ----------------  ------------------ -------------------


                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)


     Condensed consolidating statements of changes in financial position:



                                                                                                 Adjustments
     (Unaudited)                                                                  Combined           and             Axtel
     For the three-month period ended March 31, 2005                Axtel        Guarantors     Eliminations      Consolidated
     ---------------------------------------------------------- --------------  -------------- ---------------- -----------------

     Operating activities:
        Net income (loss)                                     $       14,420          (2,636)           2,636            14,420
        Non-cash items                                               273,243             826           (2,636)          271,433
                                                                --------------  -------------- ---------------- -----------------
              Resources provided by (used in) operations             287,663          (1,810)           -               285,853
        Net (investment in) financing from operations               (217,072)          3,645             (213)         (213,640)
                                                                --------------  -------------- ---------------- -----------------
              Resources provided by operations, net                   70,591           1,835             (213)           72,213
                                                                --------------  -------------- ---------------- -----------------

     Financing activities:
        Proceeds from (loans payments), net                          938,912            (213)             213           938,912
        Others                                                        57,975            -               -                57,975
                                                                --------------  -------------- ---------------- -----------------
              Resources provided by (used in) financing              996,887            (213)             213           996,887
              activities
                                                                --------------  -------------- ---------------- -----------------

     Investing activities:
        Acquisition and construction of property, systems and
          equipment, net                                            (352,104)            (12)           -              (352,116)
        Other assets                                                 (18,027)         (1,749)           -               (19,776)
                                                                --------------  -------------- ---------------- -----------------
              Resources used in investing activities                (370,131)         (1,761)                          (371,892)
                                                                --------------  -------------- ---------------- -----------------

     Increase (decrease) in cash and equivalents                     697,347           (139)            -               697,208
     Cash and equivalents at the beginning of the period             556,469           2,025            -               558,494
                                                                --------------  -------------- ---------------- -----------------
     Cash and equivalents at the end of the period            $    1,253,816           1,886            -             1,255,702
                                                                --------------  -------------- ---------------- -----------------


                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)




                                                                                                 Adjustments
     (Unaudited)                                                                  Combined           and             Axtel
     For the three-month period ended March 31, 2004                Axtel        Guarantors     Eliminations      Consolidated
     ---------------------------------------------------------- --------------  -------------- ---------------- -----------------

     Operating activities:
        Net income (loss)                                     $       33,440            (296)             296            33,440
        Non-cash items                                               259,519             860             (296)          260,083
                                                                --------------  -------------- ---------------- -----------------
            Resources provided by operations                         292,959             564            -               293,523
         Net (investment in) financing from operations              (191,103)            459             (356)         (191,000)
                                                                --------------  -------------- ---------------- -----------------
            Resources provided by operations, net                    101,856           1,023             (356)          102,523
                                                                --------------  -------------- ---------------- -----------------

     Financing activities:
        Loans payments, net                                          (73,290)           (356)             356           (73,290)
        Others                                                        (2,740)           -               -                (2,740)
                                                                --------------  -------------- ---------------- -----------------
            Resources used in financing activities                   (76,030)           (356)             356           (76,030)
                                                                --------------  -------------- ---------------- -----------------

     Investing activities:
        Acquisition and construction of property, systems and
          equipment, net                                            (202,814)            (12)           -              (202,826)
        Other assets                                                 (10,965)              3            -               (10,962)
                                                                --------------  -------------- ---------------- -----------------
            Resources used in investing activities                  (213,779)             (9)           -              (213,788)
                                                                --------------  -------------- ---------------- -----------------

     Increase in cash and equivalents                               (187,953)            658            -              (187,295)
     Cash and equivalents at the beginning of the period           1,075,788             482            -             1,076,270
                                                                --------------  -------------- ---------------- -----------------
     Cash and equivalents at the end of the period            $      887,835           1,140            -               888,975
                                                                --------------  -------------- ---------------- -----------------


                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)


     The tables below present combined balance sheets as of March 31, 2005 and December 31, 2004, income statements for each of the three-month periods ended March 31, 2005 and March 31, 2004, and statements of changes in financial position for each of the three-month periods ended March 31, 2005 and March 31, 2004 for the Guarantors. Such information presents in separate columns each individual Guarantor, combination adjustments and eliminations, and the combined guarantors. All significant related parties balances and transactions between the Guarantors have been eliminated in the "Combined Guarantors" column.

     The amounts presented in the column "Combined Guarantors" are readily comparable with the information of the Guarantors included in the condensed consolidating financial information.

     Guarantors' Combined Balance Sheets:


     (Unaudited)
     As of  March 31, 2005                                                                  Adjustments
     ------------------------------------                                    Servicios          and          Combined
                   Assets                    Icosa        Inmobiliaria         Axtel       Eliminations     Guarantors
                                          ------------ ------------------- --------------  -------------- ----------------

     Cash and cash equivalents          $      1,007                  12            867         -                  1,886
     Accounts receivable                         540           -                     99         -                    639
     Related parties receivables               5,356           -                 61,911            (11)           67,256
     Refundable taxes and other
        accounts receivable                    1,062               1,194         17,630         -                 19,886
                                          ------------ ------------------- --------------  -------------- ----------------

         Total current assets                  7,965               1,206         80,507            (11)           89,667
                                          ------------ ------------------- --------------  -------------- ----------------

     Property, systems and equipment,
     net                                      -                    9,312        -               -                  9,312
     Deferred income taxes                        18           -                  5,389           (235)            5,172
     Other                                     1,138           -                  4,612         -                  5,750
                                          ------------ ------------------- --------------  -------------- ----------------

         Total non current assets              1,156               9,312         10,001           (235)           20,234
                                          ------------ ------------------- --------------  -------------- ----------------

     Total assets                       $      9,121              10,518         90,508           (246)          109,901
                                          ------------ ------------------- --------------  -------------- ----------------
     Liabilities and Stockholders Equity

     Account payable and accrued
        liabilities                     $        215           -                 10,970         -                 11,185
     Taxes payable                             3,767           -                 33,782         -                 37,549
     Related parties payables                 -                    8,443             11            (11)            8,443
     Other accounts payable                    1,109           -                 26,381         -                 27,490
                                          ------------ ------------------- --------------  -------------- ----------------

         Total current liabilities             5,091               8,443         71,144            (11)           84,667
                                          ------------ ------------------- --------------  -------------- ----------------

     Deferred income tax                      -                      235        -                 (235)         -
     Others                                      341           -                  1,894         -                  2,235
                                          ------------ ------------------- --------------  -------------- ----------------

         Total liabilities                     5,432               8,678         73,038           (246)           86,902
                                          ------------ ------------------- --------------  -------------- ----------------

     Stockholders' equity                      3,738               1,743         20,154         -                 25,635
     Net (loss) income                           (49)                 97         (2,684)        -                 (2,636)
                                          ------------ ------------------- --------------  -------------- ----------------

     Total stockholders equity                 3,689               1,840         17,470         -                 22,999
                                          ------------ ------------------- --------------  -------------- ----------------

     Total liabilities and stockholders
     equity                             $      9,121              10,518         90,508           (246)          109,901
                                          ------------ ------------------- --------------  -------------- ----------------


                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)



     As of December 31, 2004
     ------------------------------------
                                                                                           Adjustments
                                                                             Servicios         and           Combined
                   Assets                    Icosa        Inmobiliaria         Axtel       Eliminations     Guarantors
                                          ------------ ------------------- -------------- --------------- ----------------

     Cash and cash equivalents          $        593                  12          1,420         -                  2,025
     Related parties receivables               7,397           -                 88,752             (4)           96,145
     Refundable taxes and other
       accounts receivable                     1,336               1,202         10,840         -                 13,378
                                          ------------ ------------------- -------------- --------------- ----------------

         Total current assets                  9,326               1,214        101,012             (4)          111,548
                                          ------------ ------------------- -------------- --------------- ----------------

     Property, systems and equipment,
     net                                      -                    9,486        -               -                  9,486
     Deferred income taxes                         9           -                  6,105           (234)            5,880
     Other                                       809           -                  3,190         -                  3,999
                                          ------------ ------------------- -------------- --------------- ----------------

         Total non current assets                818               9,486          9,295           (234)           19,365
                                          ------------ ------------------- -------------- --------------- ----------------

     Total assets                       $     10,144              10,700        110,307           (238)          130,913
                                          ------------ ------------------- -------------- --------------- ----------------

     Liabilities and stockholders'
     equity

                           Account payable and accrued
     liabilities                        $        163           -                 18,314         -                 18,477
     Taxes payable                             4,759           -                 51,101         -                 55,860
     Related parties payables                      4               8,655        -                   (4)            8,655
     Other accounts payable                    1,075           -                 18,732         -                 19,807
                                          ------------ ------------------- -------------- --------------- ----------------

         Total current liabilities             6,001               8,655         88,147             (4)          102,799
                                          ------------ ------------------- -------------- --------------- ----------------

     Deferred income tax                      -                      234        -                 (234)         -
     Others                                      405           -                  2,007         -                  2,412
                                          ------------ ------------------- -------------- --------------- ----------------

         Total liabilities                     6,406               8,889         90,154           (238)          105,211
                                          ------------ ------------------- -------------- --------------- ----------------

     Stockholders' equity                      4,931               1,400         29,945         -                 36,276
     Net (loss) income                        (1,193)                411         (9,792)        -                (10,574)
                                          ------------ ------------------- -------------- --------------- ----------------

     Total stockholders equity                 3,738               1,811         20,153         -                 25,702
                                          ------------ ------------------- -------------- --------------- ----------------

     Total liabilities and stockholders
        equity                          $     10,144              10,700        110,307           (238)          130,913
                                          ------------ ------------------- -------------- --------------- ----------------


                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)


     Guarantors' Combined Income Statements:


                                                                                                       Adjustments
     (Unaudited)                                                                        Servicios          and          Combined
     For the three-months period ended March 31, 2005      Icosa      Inmobiliaria        Axtel       Eliminations     Guarantors
     -------------------------------------------------- ------------ ---------------- --------------- --------------  --------------

     Rental and service revenues                      $    23,548              482         201,202           -            225,232

     Administrative expenses                               (23,548)         -              (203,091)         -            (226,639)
     Depreciation and amortization                           -                 (105)            (12)         -                (117)
                                                        ------------ ---------------- --------------- --------------  --------------

          Operating  income (loss)                           -                 377           (1,901)         -              (1,524)
                                                        ------------ ---------------- --------------- --------------  --------------

     Comprehensive financing result, net                       (61)            (278)           (131)         -                (470)
                                                        ------------ ---------------- --------------- --------------  --------------

     Other income, net                                          3            -                  64           -                 67
                                                        ------------ ---------------- --------------- --------------  --------------

        (Loss) income before income taxes and
          employee statutory profit sharing                    (58)             99           (1,968)         -              (1,927)
                                                        ------------ ---------------- --------------- --------------  --------------

          Total income tax and employee
             statutory profit sharing benefit                   9                (2)           (716)         -                (709)
                                                        ------------ ---------------- --------------- --------------  --------------

              Net (loss) income                       $        (49)             97           (2,684)         -              (2,636)
                                                        ------------ ---------------- --------------- --------------  --------------

                                                                                                       Adjustments
     (Unaudited)                                                                        Servicios          and          Combined
     For the three-months period ended March 31, 2004      Icosa      Inmobiliaria        Axtel       Eliminations     Guarantors
     -------------------------------------------------- ------------ ---------------- --------------- --------------  --------------

     Rental and service revenues                      $     13,423              505        200,578         -               214,506

     Administrative expenses                               (13,423)         -              (200,602)       -              (214,025)
     Depreciation and amortization                          -                  (111)        -              -                  (111)
                                                        ------------ ---------------- --------------- --------------  --------------

          Operating income (loss)                           -                   394             (24)       -                   370
                                                        ------------ ---------------- --------------- --------------  --------------

     Comprehensive financing result, net                       (68)            (162)           (284)       -                  (514)
                                                        ------------ ---------------- --------------- --------------  --------------

     Other income, net                                           7         -                   590         -                   597
                                                        ------------ ---------------- --------------- --------------  --------------

        (Loss) income before income taxes and
           employee statutory profit sharing                   (61)             232            282         -                   453
                                                        ------------ ---------------- --------------- --------------  --------------

          Total income tax and employee
            statutory profit sharing                             3               60           (812)        -                  (749)
                                                        ------------ ---------------- --------------- --------------  --------------

              Net (loss) income                       $        (58)             292           (530)        -                  (296)
                                                        ------------ ---------------- --------------- --------------  --------------


                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)


     Guarantors' Combined Statements of Changes in Financial Position:


                                                                                                       Adjustments
     (Unaudited)                                                                       Servicios           and         Combined
     For the three-months period ended March 31, 2005     Icosa       Inmobiliaria       Axtel        Eliminations    Guarantors
     ------------------------------------------------- ------------  --------------- ---------------  -------------- --------------

     Operating activities:
        Net (loss) income                            $       (49)              97           (2,684)          -             (2,636)
        Non-cash items                                        (9)             107             728            -               826
                                                       ------------  --------------- ---------------  -------------- --------------

            Resources (used in) provided by
              operations                                     (58)             204           (1,956)          -             (1,810)

            Net financing from operations                    800                9           2,836            -             3,645
                                                       ------------  --------------- ---------------  -------------- --------------

            Resources provided by operations, net             742             213             880            -             1,835
                                                       ------------  --------------- ---------------  -------------- --------------

     Financing activities:
        Loans payment, net                                   -                (213)         -                -               (213)
                                                       ------------  --------------- ---------------  -------------- --------------

     Resources used in financing activities                  -                (213)         -                -               (213)
                                                       ------------  --------------- ---------------  -------------- --------------

     Investing activities:
        Property, system and equipment, net                  -              -                  (12)          -                (12)
        Other assets                                        (328)           -               (1,421)          -             (1,749)
                                                       ------------  --------------- ---------------  -------------- --------------

            Resources used in investing activities          (328)           -               (1,433)          -             (1,761)
                                                       ------------  --------------- ---------------  -------------- --------------

     Increase (decrease) in cash and equivalents             414            -                 (553)          -               (139)

     Cash and equivalents at the beginning of the
        period                                               593               12           1,420            -             2,025
                                                       ------------  --------------- ---------------  -------------- --------------

     Cash and equivalents at the end of the period   $     1,007               12             867            -             1,886
                                                       ------------  --------------- ---------------  -------------- --------------


                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of March 31, 2005)



                                                                                                       Adjustments
     (Unaudited)                                                                       Servicios           and         Combined
     For the three-months period ended March 31, 2004     Icosa       Inmobiliaria       Axtel        Eliminations    Guarantors
     ------------------------------------------------- ------------  --------------- ---------------  -------------- --------------

     Operating activities:
        Net (loss) income                            $        (58)            292           (530)           -               (296)
        Non-cash items                                         (3)             51             812           -                860
                                                       ------------  --------------- ---------------  -------------- --------------

          Resources (used in) provided by operations          (61)            343             282           -                564

           Financing from operations, net                    145               13             301           -                459
                                                       ------------  --------------- ---------------  -------------- --------------

          Resources provided by operations, net               84              356             583           -              1,023
                                                       ------------  --------------- ---------------  -------------- --------------

     Financing activities:
        Loans payments, net                                -                 (356)          -               -               (356)
                                                       ------------  --------------- ---------------  -------------- --------------

          Resources used in financing activities           -                 (356)          -               -               (356)
                                                       ------------  --------------- ---------------  -------------- --------------

     Investing activities:
        Property, system and equipment, net                  -              -                (12)            -                (12)
        Other assets                                           3           -                -               -                  3
                                                       ------------  --------------- ---------------  -------------- --------------

          Resources used in investing activities               3           -                 (12)           -                 (9)
                                                       ------------  --------------- ---------------  -------------- --------------

     Increase in cash and equivalents                         87            -                 571           -                658

     Cash and equivalents at the beginning of the
        period                                               168               14             300           -                482
                                                       ------------  --------------- ---------------  -------------- --------------

     Cash and equivalents at the end of the period   $       255               14             871           -              1,140
                                                       ------------  --------------- ---------------  -------------- --------------


                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements

        (Thousand pesos of constant purchasing power as of June 30, 2004)


     Guarantors - U.S. GAAP reconciliation of net income and stockholders' equity:

     As discussed at the beginning of this note 14, the following reconciliation to U.S. GAAP does not eliminate the inflation adjustments for Mexican GAAP, since they represent an integral measurement of the effects of the changes in the price levels in the Mexican economy and, as such, are considered a more meaningful presentation than the financial reports based on historic costs for book purposes for Mexico and the United States.

     The main differences between Mexican GAAP and U.S. GAAP and their effect on consolidated net loss for the three month-period ended March 31, 2005 and 2004 and on the stockholders' equity as of March 31, 2005 and December 31, 2004 is presented below, with an explanation of the adjustments.


                                                                                              (Unaudited)
                                                                              ---------------------------------------------
                                                                                   Three-month period ended March 31
                                                                              ---------------------------------------------
                                                                                       2005                    2004
                                                                              ----------------------- -- ------------------

       Net loss reported under Mexican GAAP ..............................  $              (2,636)                   (296)
                                                                              -----------------------    ------------------

       Approximated U.S. GAAP adjustments
       1. Deferred income taxes (A).......................................                   709                       749
       2. Allowance for post retirement benefits (B)......................                   155                       455
                                                                              -----------------------    ------------------
       Total approximate U.S. GAAP adjustments............................                   864                     1,204
                                                                              -----------------------    ------------------
       Approximate net (loss) income under U.S. GAAP......................  $              (1,772)                     908
                                                                              =======================    ==================





                                                                                      (Unaudited)
                                                                                    -----------------
                                                                                      Three-month           Year ended
                                                                                     period ended
                                                                                       March 31            December 31
                                                                                    ----------------- --- ----------------
                                                                                          2005                 2004
                                                                                    ----------------- --- ----------------

       Total stockholders' equity reported under Mexican GAAP................   $           22,999                 25,702
                                                                                    -----------------     ----------------

       Approximate U.S. GAAP adjustments
       1. Deferred income taxes (A)..........................................                (5,172)              (5,880)
       2. Allowance for post retirement benefits (B).........................                (20,959)            (21,114)
                                                                                    -----------------     ----------------
       Total approximate U.S. GAAP adjustments...............................                (26,131)            (26,994)
                                                                                    -----------------     ----------------
       Total approximate stockholders' deficit under U.S. GAAP...............   $             (3,132)             (1,292)
                                                                                    =================     ================

                      AXTEL, S.A. DE C.V. AND SUBSIDIARIES

            Notes to the Condensed Consolidated Financial Statements

       (Thousand pesos of constant purchasing power as of June 30, 2004)


     Guarantors-Notes to the U.S. GAAP reconciliation

     A.   Deferred income taxes

     Deferred income taxes adjustment in the stockholders' equity reconciliation to U.S. GAAP, as of March 31, 2005 and December 31, 2004, represented expenses of $5,172 and $5,880, respectively.

     B.   Other employee benefits Severance

     For the year ended December 31, 2004 and prior under Mexican GAAP (Bulletin D-3), severance payments should be recognized in earnings in the period in which they are paid, unless such payments are used by an entity as a substitution of pension benefits, in which case, they should be considered as a pension plan. Under U.S. GAAP, post-employment benefits for former or inactive employees, excluding retirement benefits, are accounted for under the provisions of SFAS 112, which requires recognition of certain benefits, including severance, over an employee's service life. For the three-month periods ended March 31, 2005 and 2004 the Company recorded an increase in net income of $155 and $455, respectively, and recognized a liability amounting to $20,959 and $21,114 as of March 31, 2005 and December 31, 2004, respectively. As of March 31, 2005 the Company has not recognized this liability under Mexican GAAP.

                                   $75,000,000

                               AXTEL, S.A. DE C.V.


                            11% SENIOR NOTES DUE 2013



                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                  _____________

                                   PROSPECTUS

                                     , 2005

                                 ______________

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Mexican law, when an officer or director of a corporation acts within the scope of his authority, the corporation will answer for any resulting liabilities or expenses.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

List of Exhibits:

   Exhibit Number     Exhibit
   --------------     -------

          3.1 Corporate By-laws (Estatutos Sociales) of Axtel, S.A. de C.V. ("Axtel"), together with an English translation (incorporated herein by reference to Exhibit 3.1 of our Registration Statement on Form F-4, File No. 333-114196).

          4.1 Indenture, dated as of December 16, 2003, among Axtel, the Subsidiary Guarantors named therein and The Bank of New York, as Trustee, governing Axtel's $75,000,000 aggregate principal amount of 11% Senior Notes due 2013 (incorporated herein by reference to Exhibit 4.1 of our Registration Statement on Form F-4, File No. 333-114196).

          4.2 Specimen Global Note representing Axtel's 11% Senior Notes due 2013 (incorporated herein by reference to Exhibit 4.2 of our Registration Statement on Form F-4, File No. 333-114196).

          4.3 Form of Specimen Global Note representing the exchange notes (incorporated herein by reference to Exhibit 4.3 of our Registration Statement on Form F-4, File No. 333-114196).

          **4.4 Registration Rights Agreement, dated as of January 13, 2005 among Axtel, the Subsidiary Guarantors named therein and Credit Suisse First Boston LLC.

          **5.1 Opinion of Cahill Gordon & Reindel LLP as to the validity of the exchange notes under New York law.

          **5.2 Opinion of D&A Morales y Asociados, S.C. as to the validity of the exchange notes under Mexican law.

          9.1 Unanimous Shareholders Agreement, dated as of October 6, 1997, among Bell Canada International (Mexico Telecom) Limited, Telinor Telefonia, S.A. de C.V. ("Telinor"), Worldtel Mexico telecom Ltd. and Axtel (formerly known as Telefonia Inalambrica Del Norte, S.A. de C.V.) (incorporated herein by reference to Exhibit 9.1 of our Registration Statement on Form F-4, File No. 333-114196).

          9.2 Joinder Agreement, dated as of March 20, 2003, among Axtel and Nortel Networks Limited (incorporated herein by reference to Exhibit 9.2 of our Registration Statement on Form F-4, File No. 333-114196).

          10.1 Concession title granted by the Mexican Ministry of Communications and Transportation (the "Ministry") in favor of Axtel, dated June 17, 1996, together with an English translation of such concession title (incorporated herein by reference to Exhibit 10.1 of our Registration

   Exhibit Number     Exhibit
   --------------     -------

               Statement on Form F-4, File No. 333-114196).

          10.2 Amendment, dated December 19, 2002, of concession title granted by the Ministry in favor of Axtel, dated June 17, 1996, together with an English translation of such amendment (incorporated herein by reference to Exhibit 10.2 of our Registration Statement on Form F-4, File No. 333-114196).

          10.3 Concession title granted by the Ministry in favor of Axtel, dated October 7, 1998, together with an English translation of such concession title (incorporated herein by reference to Exhibit
               10.3 of our Registration Statement on Form F-4, File No. 333-114196).

          10.4 Concession title granted by the Ministry in favor of Axtel, dated April 1, 1998, together with an English translation of such concession title (incorporated herein by reference to Exhibit
               10.4 of our Registration Statement on Form F-4, File No. 333-114196).

          10.5 Concession title granted by the Ministry in favor of Axtel, dated June 4, 1998, together with an English translation of such concession title (incorporated herein by reference to Exhibit
               10.5 of our Registration Statement on Form F-4, File No. 333-114196).

          10.6 Engagement Letter, dated as of May 15, 2002, by and among Axtel and The Blackstone Group L.P. (incorporated herein by reference to Exhibit 10.6 of our Registration Statement on Form F-4, File No. 333-114196).

          10.7 Restructuring Agreement, dated as of March 20, 2003 by and among Axtel, Nortel Networks Limited, Nortel Networks de Mexico, S.A. de C.V. and Toronto Dominion (Texas), Inc. (incorporated herein by reference to Exhibit 10.7 of our Registration Statement on Form F-4, File No. 333-114196).

          10.8 Master Agreement for the Provision of Local Interconnection Services, dated as of February 25, 1999, entered into by and between Telefonos de Mexico, S.A. de C.V., Telefonia Inalambrica Del Norte, S.A. de C.V. (predecessor company to Axtel, S.A. de C.V.) (incorporated herein by reference to Exhibit 10.9 of our Registration Statement on Form F-4, File No. 333-114196).

          10.9 Technical Assistance Support Services Agreement for FWA Equipment, dated as of March 20, 2003, among Nortel Networks UK Limited and Axtel (incorporated herein by reference to Exhibit
               10.11 of our Registration Statement on Form F-4, File No. 333-114196).

          10.10 FWA Technology License Agreement, dated as of March 20, 2003, among Nortel Networks Limited and Axtel (incorporated herein by reference to Exhibit 10.12 of our Registration Statement on Form F-4, File No. 333-114196).

          10.11 FWA Special Agreement, dated as of September 30, 2003, among Nortel Networks UK Limited and Axtel (incorporated herein by reference to Exhibit 10.13 of our Registration Statement on Form F-4, File No. 333-114196).

          *10.12 Purchase and License Agreement for FWA Equipment and the
               Technical Assistance Support Services Agreement for FWA Equipment, dated as of December 28, 2004, between Airspan Communications Limited and Axtel (certain portions of this Exhibit 10.12 have been omitted pusuant to a request for confidential treatment).

          *10.13 Amendment No.3 to the Technical Assistance Support Services
               Agreement for FWA Equipment, dated as of December 28, 2004, between Airspan Communications Limited and Axtel

   Exhibit Number     Exhibit
   --------------     -------

               (certain portions of this Exhibit 10.13 have been omitted pusuant to a request for confidential treatment).

          **12.1 Statement regarding computation of ratio of earnings to fixed charges (according to Mexican GAAP).

          **12.2 Statement regarding computation of ratio of earnings to fixed charges (according to U.S. GAAP).

          21.1 List of Subsidiaries of Axtel (incorporated herein by reference to Exhibit 21.1 of our Registration Statement on Form F-4, File No. 333-114196).

          23.1 Consent of Cahill Gordon & Reindel LLP (contained in Exhibit
               5.1).

          23.2 Consent of D&A Morales y Asociados, S.C. (contained in Exhibit 5.2).

          *23.3 Consent of KPMG Cardenas Dosal, S.C., relating to the audited financial statements of Axtel.

          **24.1 Signed copies of the powers of attorney.

          **25.1 Form T-1 Statement of Eligibility and Qualification of The
               Bank of New York with respect to the exchange notes. ** 99.1 Form of Letter of Transmittal.

          **99.2 Form of Notice of Guaranteed Delivery.

          **99.3 Form of Instructions to Registered Holder and/or Book-Entry
               Transfer Facility Participant from Beneficial Owner of Senior Notes due 2013.

          **99.4 Form of Exchange Agent.

*        Filed herewith.

**       Previously filed.

There are no Financial Statement Schedules included with this filing.

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (2) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will governed by the final adjudication of such issue;

          (3) to respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for purposes of responding to such requests. The undertaking in subparagraph
     (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

          (4) to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                        SIGNATURES OF AXTEL, S.A. de C.V.

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized in Monterrey, Mexico on June 28, 2005.

                                 Axtel, S.A. de C.V.


                                 By:   /s/ Patricio Jimenez Barrera
                                       ------------------------------------
                                       Name:     Patricio Jimenez Barrera
                                       Title:    Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-4 has been signed by the following persons in the capacities and on the dates indicated.




SIGNATURE                                TITLE                                  DATE

/s/ *                                    Chairman, Series A Director and        June 28, 2005
------------------------------           Chief Executive Officer
Tomas Milmo Santos

/s/ Patricio Jimenez Barrera             Chief Financial Officer and            June 28, 2005
------------------------------           Principal Accounting Officer
Patricio Jimenez Barrera

------------------------------           Series A Director                      June 28, 2005
Tomas Milmo Zambrano

/s/ *                                    Series A Director                      June 28, 2005
------------------------------
Alberto Santos de Hoyos

------------------------------           Series A Director                      June 28, 2005
Lorenzo Zambrano Trevino

------------------------------           Series A Director                      June 28, 2005
Alberto Garza Santos

/s/ *                                    Series A Director                      June 28, 2005
------------------------------
Hector Medina Aguiar

                                         Series C Director                      June 28, 2005
------------------------------
Everett J. Santos

/s/ *                                    Series C Director                      June 28, 2005
------------------------------
Bertrand Guillot

/s/ *                                    Series C Director                      June 28, 2005
------------------------------
Iain Aitken

/s/ *                                    Series C Director                      June 28, 2005
------------------------------
Lawrence H. Guffey



*  By:  /s/ Patricio Jimenez Barrera
        -------------------------------------
        Name: Patricio Jimenez Barrera
        Title:Attorney-in-Fact

          SIGNATURES OF IMPULSORA E INMOBILIARIA REGIONAL, S.A. de C.V.

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized in Monterrey, Mexico on June 28, 2005.

                            Impulsora e Inmobiliaria Regional, S.A. de C.V.


                            By:   /s/ Patricio Jimenez Barrera
                                  -------------------------------------
                                  Name:     Patricio Jimenez Barrera
                                  Title:    Chief Financial Officer




     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-4 has been signed by the following persons in the capacities and on the dates indicated.


Signature                                           Title                                         Date

/s/ *                                               Chief Executive Officer and Sole Director     June 28, 2005
---------------------------------
Tomas Milmo Santos

/s/ Patricio Jimenez Barrera                        Chief Financial Officer                       June 28, 2005
---------------------------------
Patricio Jimenez Barrera



*                  By:    /s/ Patricio Jimenez Barrera
                          --------------------------------
                          Name: Patricio Jimenez Barrera
                          Title:Attorney-in-Fact

           SIGNATURES OF INSTALACIONES Y CONTRATACIONES, S.A. de C.V.

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized in Monterrey, Mexico on June 28, 2005.

                            Instalaciones y Contrataciones, S.A. de C.V.


                            By:   /s/ Patricio Jimenez Barrera
                                  -------------------------------------
                                  Name:     Patricio Jimenez Barrera
                                  Title:    Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-4 has been signed by the following persons in the capacities and on the dates indicated.


Signature                                           Title                                         Date

/s/ *                                               Chief Executive Officer and Sole Director     June 28, 2005
-----------------------------
Tomas Milmo Santos

/s/ Patricio Jimenez Barrera                        Chief Financial Officer                       June 28, 2005
-----------------------------
Patricio Jimenez Barrera


*                  By:    /s/ Patricio Jimenez Barrera
                          ------------------------------
                          Name: Patricio Jimenez Barrera
                          Title:Attorney-in-Fact



                   SIGNATURES OF SERVICIOS AXTEL, S.A. de C.V.

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized in Monterrey, Mexico on June 28, 2005.

                                 Servicios Axtel, S.A. de C.V.


                                 By:   /s/ Patricio Jimenez Barrera
                                       --------------------------------------
                                       Name:     Patricio Jimenez Barrera
                                       Title:    Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-4 has been signed by the following persons in the capacities and on the dates indicated.


Signature                                           Title                                         Date

/s/ *                                               Chief Executive Officer and Sole Director     June 28, 2005
---------------------------------
Tomas Milmo Santos

/s/ Patricio Jimenez Barrera                        Chief Financial Officer                       June 28, 2005
---------------------------------
Patricio Jimenez Barrera

*                  By:    /s/ Patricio Jimenez Barrera
                          ---------------------------------
                          Name: Patricio Jimenez Barrera
                          Title:Attorney-in-Fact



                     SIGNATURE OF AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Axtel, S.A. de C.V., has signed this Registration Statement on Form F-4 in the City of Newark, State of Delaware on June 28, 2005.

Signature                                Title


/s/ Greg Lavelle                         Authorized Representative in the
------------------------------           United States
Greg Lavelle
Managing Director
Puglisi and Associates

                                  EXHIBIT INDEX

                                   DESCRIPTION

   Exhibit Number      Exhibit
   --------------      -------

          3.1 Corporate By-laws (Estatutos Sociales) of Axtel, S.A. de C.V. ("Axtel"), together with an English translation (incorporated herein by reference to Exhibit 3.1 of our Registration Statement on Form F-4, File No. 333-114196).

          4.1 Indenture, dated as of December 16, 2003, among Axtel, the Subsidiary Guarantors named therein and The Bank of New York, as Trustee, governing Axtel's $75,000,000 aggregate principal amount of 11% Senior Notes due 2013 (incorporated herein by reference to Exhibit 4.1 of our Registration Statement on Form F-4, File No. 333-114196).

          4.2 Specimen Global Note representing Axtel's 11% Senior Notes due 2013 (incorporated herein by reference to Exhibit 4.2 of our Registration Statement on Form F-4, File No. 333-114196).

          4.3 Form of Specimen Global Note representing the exchange notes (incorporated herein by reference to Exhibit 4.3 of our Registration Statement on Form F-4, File No. 333-114196).

          **4.4 Registration Rights Agreement, dated as of January 13, 2005 among Axtel, the Subsidiary Guarantors named therein and Credit Suisse First Boston LLC.

          **5.1 Opinion of Cahill Gordon & Reindel LLP as to the validity of the exchange notes under New York law.

          **5.2 Opinion of D&A Morales y Asociados, S.C. as to the validity of the exchange notes under Mexican law.

          9.1 Unanimous Shareholders Agreement, dated as of October 6, 1997, among Bell Canada International (Mexico Telecom) Limited, Telinor Telefonia, S.A. de C.V. ("Telinor"), Worldtel Mexico telecom Ltd. and Axtel (formerly known as Telefonia Inalambrica Del Norte, S.A. de C.V.) (incorporated herein by reference to Exhibit 9.1 of our Registration Statement on Form F-4, File No. 333-114196).

          9.2 Joinder Agreement, dated as of March 20, 2003, among Axtel and Nortel Networks Limited (incorporated herein by reference to Exhibit 9.2 of our Registration Statement on Form F-4, File No. 333-114196).

          10.1 Concession title granted by the Mexican Ministry of Communications and Transportation (the "Ministry") in favor of Axtel, dated June 17, 1996, together with an English translation of such concession title (incorporated herein by reference to Exhibit 10.1 of our Registration Statement on Form F-4, File No. 333-114196).

          10.2 Amendment, dated December 19, 2002, of concession title granted by the Ministry in favor of Axtel, dated June 17, 1996, together with an English translation of such amendment (incorporated herein by reference to Exhibit 10.2 of our Registration Statement on Form F-4, File No. 333-114196).

          10.3 Concession title granted by the Ministry in favor of Axtel, dated October 7, 1998, together with an English translation of such concession title (incorporated herein by reference to Exhibit
               10.3 of our Registration Statement on Form F-4, File No. 333-114196).

   Exhibit Number      Exhibit
   --------------      -------

          10.4 Concession title granted by the Ministry in favor of Axtel, dated April 1, 1998, together with an English translation of such concession title (incorporated herein by reference to Exhibit
               10.4 of our Registration Statement on Form F-4, File No. 333-114196).

          10.5 Concession title granted by the Ministry in favor of Axtel, dated June 4, 1998, together with an English translation of such concession title (incorporated herein by reference to Exhibit
               10.5 of our Registration Statement on Form F-4, File No. 333-114196).

          10.6 Engagement Letter, dated as of May 15, 2002, by and among Axtel and The Blackstone Group L.P. (incorporated herein by reference to Exhibit 10.6 of our Registration Statement on Form F-4, File No. 333-114196).

          10.7 Restructuring Agreement, dated as of March 20, 2003 by and among Axtel, Nortel Networks Limited, Nortel Networks de Mexico, S.A. de C.V. and Toronto Dominion (Texas), Inc. (incorporated herein by reference to Exhibit 10.7 of our Registration Statement on Form F-4, File No. 333-114196).

          10.8 Master Agreement for the Provision of Local Interconnection Services, dated as of February 25, 1999, entered into by and between Telefonos de Mexico, S.A. de C.V., Telefonia Inalambrica Del Norte, S.A. de C.V. (predecessor company to Axtel, S.A. de C.V.) (incorporated herein by reference to Exhibit 10.9 of our Registration Statement on Form F-4, File No. 333-114196).

          10.9 Technical Assistance Support Services Agreement for FWA Equipment, dated as of March 20, 2003, among Nortel Networks UK Limited and Axtel (incorporated herein by reference to Exhibit
               10.11 of our Registration Statement on Form F-4, File No. 333-114196).

          10.10 FWA Technology License Agreement, dated as of March 20, 2003, among Nortel Networks Limited and Axtel (incorporated herein by reference to Exhibit 10.12 of our Registration Statement on Form F-4, File No. 333-114196).

          10.11 FWA Special Agreement, dated as of September 30, 2003, among Nortel Networks UK Limited and Axtel (incorporated herein by reference to Exhibit 10.13 of our Registration Statement on Form F-4, File No. 333-114196).

          *10.12 Purchase and License Agreement for FWA Equipment and the
               Technical Assistance Support Services Agreement for FWA Equipment, dated as of December 28, 2004, between Airspan Communications Limited and Axtel (certain portions of this Exhibit 10.12 have been omitted pusuant to a request for confidential treatment).

          *10.13 Amendment No.3 to the Technical Assistance Support Services
               Agreement for FWA Equipment, dated as of December 28, 2004, between Airspan Communications Limited and Axtel (certain portions of this Exhibit 10.13 have been omitted pusuant to a request for confidential treatment).

          **12.1 Statement regarding computation of ratio of earnings to fixed charges (according to Mexican GAAP).

          **12.2 Statement regarding computation of ratio of earnings to fixed charges (according to U.S. GAAP).

          21.1 List of Subsidiaries of Axtel (incorporated herein by reference to Exhibit 21.1 of our Registra-

   Exhibit Number      Exhibit
   --------------      -------

               tion Statement on Form F-4, File No. 333-114196).

          23.1 Consent of Cahill Gordon & Reindel LLP (contained in Exhibit
               5.1).

          23.2 Consent of D&A Morales y Asociados, S.C. (contained in Exhibit 5.2).

          *23.3 Consent of KPMG Cardenas Dosal, S.C., relating to the audited financial statements of Axtel.

          **24.1 Signed copies of the powers of attorney.

          **25.1 Form T-1 Statement of Eligibility and Qualification of The
               Bank of New York with respect to the exchange notes.

          **99.1 Form of Letter of Transmittal.

          **99.2 Form of Notice of Guaranteed Delivery.

          **99.3 Form of Instructions to Registered Holder and/or Book-Entry
               Transfer Facility Participant from Beneficial Owner of Senior Notes due 2013.

          **99.4 Form of Exchange Agent.

*        Filed herewith.

**       Previously filed.



                                      -3-